********************************************************************************
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
********************************************************************************

                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2006

PROSPECTUS SUPPLEMENT DATED NOVEMBER __, 2006
(TO PROSPECTUS DATED NOVEMBER 10, 2006)

                           $380,623,000 (APPROXIMATE)
              BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2006-C
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C
      BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2006-C, ISSUING ENTITY
                        BAYVIEW FINANCIAL, L.P., SPONSOR
              BAYVIEW FINANCIAL SECURITIES COMPANY, LLC, DEPOSITOR
                     WELLS FARGO BANK, N.A., MASTER SERVICER

     This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart below:

        CLASS PRINCIPAL
          OR NOTIONAL       INTEREST     PRICE TO   UNDERWRITING   PROCEEDS TO
CLASS     BALANCE (1)       RATE (2)      PUBLIC      DISCOUNT      DEPOSITOR
-----   ---------------   ------------   --------   ------------   -----------
A-IO     $81,461,786(3)   Variable (3)   [_____]%     [_____]%       [_____]%
1-A1     $  68,427,000      [_____]%     [_____]%     [_____]%       [_____]%
1-A2     $  24,900,000      [_____]%     [_____]%     [_____]%       [_____]%
1-A3     $   9,995,000      [_____]%     [_____]%     [_____]%       [_____]%
1-A4     $  12,915,000      [_____]%     [_____]%     [_____]%       [_____]%
1-A5     $  12,915,000      [_____]%     [_____]%     [_____]%       [_____]%
2-A1     $  51,927,000     Adjustable    [_____]%     [_____]%       [_____]%
2-A2     $  19,765,000     Adjustable    [_____]%     [_____]%       [_____]%
2-A3     $  29,102,000     Adjustable    [_____]%     [_____]%       [_____]%
2-A4     $ 100,794,000     Adjustable    [_____]%     [_____]%       [_____]%
M-1      $  19,871,000     Adjustable    [_____]%     [_____]%       [_____]%
M-2      $   5,541,000     Adjustable    [_____]%     [_____]%       [_____]%
M-3      $   9,745,000     Adjustable    [_____]%     [_____]%       [_____]%
M-4      $   4,395,000     Adjustable    [_____]%     [_____]%       [_____]%
B-1      $   3,821,000     Adjustable    [_____]%     [_____]%       [_____]%
B-2      $   3,139,000     Adjustable    [_____]%     [_____]%       [_____]%
B-3      $   3,371,000     Adjustable    [_____]%     [_____]%       [_____]%

----------
(1)  These amounts are approximate, as described in this prospectus supplement.

(2) The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under "Summary of Terms."

(3) Initial notional balance. The class A-IO certificates are interest-only certificates; they will not be entitled to payments of principal. Interest will accrue on each component of the class A-IO certificates at a variable rate as described in this prospectus supplement under "Summary of Terms--The Offered Certificates--Payment Components."

--------------------------------------------------------------------------------
     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-28 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE PROSPECTUS.

     For a list of capitalized terms used in this prospectus supplement, see the index beginning on page S-154 of this prospectus supplement.

     The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

     THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------

     The assets of the trust fund will primarily consist of (1) two pools of first lien, fully amortizing and balloon, fixed and adjustable rate, mortgage loans secured by single-family residential, multifamily, commercial and mixed use properties and (2) an interest rate cap agreement. Principal and interest on the offered certificates will be payable monthly, as described in this prospectus supplement. The first expected distribution date is November 28, 2006. Credit enhancement for the offered certificates includes overcollateralization, excess interest and the application of excess cashflow, subordination, loss allocation and limited cross-collateralization features, as well as a limited reserve fund. Amounts payable under an interest rate cap agreement provided by BNP Paribas will be deposited in the reserve fund and amounts payable under an interest rate swap agreement provided by BNP Paribas will be deposited into the supplemental interest trust account, in each case to be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the offered certificates will be made in book-entry form through the Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System on or about November 17, 2006.

CITIGROUP
                                    JPMORGAN
                                                             MERRILL LYNCH & CO.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT IS INTENDED TO ENHANCE THE GENERAL TERMS OF THE ACCOMPANYING PROSPECTUS. IF THE SPECIFIC TERMS OF THIS PROSPECTUS SUPPLEMENT AND THE GENERAL TERMS OF THE ACCOMPANYING PROSPECTUS VARY, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                   ----------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     Capitalized terms used in this prospectus supplement are defined on the page identified in the Index of Defined Terms, or in the accompanying prospectus.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
The Offered Certificates ...............................................     S-1
Summary of Terms .......................................................     S-3
Recent Developments ....................................................    S-26
Risk Factors ...........................................................    S-28
      Lack of Information Regarding Underwriting Standards; Higher
         Expected Delinquencies in Payment..............................    S-28
      Higher Risk of Loss Due to Delinquencies in Payment ..............    S-29
      Foreclosure Restrictions May Increase Realized Losses ............    S-29
      Greater Risk Involving Certain Property Types ....................    S-29
      Greater Risk Involving Higher Loan-to-Value Ratios ...............    S-30
      Risks Associated with Loans Providing for Interest-Only
         Payments ......................................................    S-30
      Risks Related to Mortgage Loans that Provide for Negative
         Amortization ..................................................    S-31
      Greater Risk Involving Balloon Mortgage Loans ....................    S-32
      Risk of Default on High Balance Mortgage Loans ...................    S-32
      Risks Related to Simultaneous Second Liens and Other Borrower
         Debt ..........................................................    S-33
      Risks Associated with Documentation Defects ......................    S-33
      Delinquencies May Be Higher Due to Servicing Transfers ...........    S-34
      Geographic Concentration of Mortgage Loans .......................    S-35
      Environmental Risks ..............................................    S-36
      Risks Related to Potential Inadequacy of Credit Enhancement and
         Other Support .................................................    S-36
      Unpredictability and Effect of Prepayments .......................    S-41
      Application of the Applicable Available Funds Caps and Timing of
         Interest Rate Adjustments May Reduce Interest Payments.........    S-42
      Special Risks for the Class A-IO Certificates ....................    S-44
      Adverse Effect of Reduction of Rating of Cap Counterparty ........    S-45
      Risks Related to the Interest Rate Swap Agreement ................    S-45
      Effect of Creditworthiness of Swap Counterparty on Ratings of
         Certificates ..................................................    S-46
      Violation of Various Federal, State and Local Laws May Result in
         Losses on the Mortgage Loans ..................................    S-46
      Violation of Predatory Lending Laws/Risks Related to High Cost
         Loans .........................................................    S-47
The Master Servicer and the Servicers ..................................    S-48
   The Master Servicer .................................................    S-48
   Servicers ...........................................................    S-48
Description of the Mortgage Pools ......................................    S-50
   General .............................................................    S-50
   Pool 1 Mortgage Loans ...............................................    S-54
   Pool 2 Mortgage Loans ...............................................    S-55
   Mortgage Rate Adjustment ............................................    S-55
   Conversion Option ...................................................    S-57
   Cooperative Loans ...................................................    S-57
   Interest-Only Loans .................................................    S-57
   Holdback Loans ......................................................    S-58
   Certain Mortgaged Properties Securing Mortgage Loans ................    S-58
   Material Unaffiliated Originators ...................................    S-59
   Underwriting Guidelines .............................................    S-59
   Loan Characteristics ................................................    S-59
   Commercial, Multifamily and Mixed Use Loans .........................    S-59

   Certain Characteristics of the Mortgage Pools .......................    S-64
Static Pool Information ................................................    S-64
Affiliations and Certain Relationships and Related Transactions ........    S-65
Additional Information .................................................    S-65
The Sponsor ............................................................    S-66
The Depositor ..........................................................    S-66
Administration of the Trust Fund .......................................    S-66
   Servicing and Administrative Responsibilities .......................    S-66
   Trust Accounts ......................................................    S-69
   Example of Distributions ............................................    S-70
The Agreements .........................................................    S-72
   General .............................................................    S-72
   Assignment of Mortgage Loans ........................................    S-72
   Representations and Warranties ......................................    S-75
   Servicing ...........................................................    S-76
   Custody of the Mortgage Files .......................................    S-81
   Early Termination of the Trust Fund .................................    S-81
   Optional Substitution of Certain Mortgage Loans .....................    S-82
   Certain Matters under the Pooling and Servicing Agreement ...........    S-82
   Reports to Certificateholders .......................................    S-84
   Incorporation of Certain Information by Reference ...................    S-85
   Voting Rights .......................................................    S-86
   The Trustee .........................................................    S-86
   The Issuing Entity ..................................................    S-87
   Fees and Expenses of the Trust Fund .................................    S-88
Description of the Certificates ........................................    S-90
   General .............................................................    S-90
   Book-Entry Registration .............................................    S-93
   Distributions of Interest ...........................................    S-93
   The Cap Agreement; Basis Risk Shortfalls and Limited Credit
      Support ..........................................................   S-101
   Determination of LIBOR ..............................................   S-105
   Distributions of Principal ..........................................   S-105
   Overcollateralization; Application of Excess Cashflow ...............   S-112
   Supplemental Interest Trust .........................................   S-115
   Allocation of Losses; Reserve Fund Draws ............................   S-119
   Early Termination of the Trust Fund .................................   S-120
Certain Yield and Prepayment Considerations.............................   S-120
   General .............................................................   S-120
   Yield Considerations Related to the Class A-IO Certificates .........   S-125
   Subordinate Certificates ............................................   S-126
   Modeling Assumptions ................................................   S-126
   Weighted Average Life ...............................................   S-137
Material Federal Income Tax Considerations .............................   S-144
   Tax Classification of the Trust Fund ................................   S-144
   Tax Treatment of the Offered Certificates ...........................   S-144
   Taxation of the Notional Principal Contract Components ..............   S-146
   Special Tax Attributes ..............................................   S-147
ERISA Considerations ...................................................   S-148
   ERISA Considerations with respect to the Swap Agreement .............   S-149
Legal Investment Considerations ........................................   S-150
Use of Proceeds ........................................................   S-150
Method of Distribution .................................................   S-150
Legal Matters ..........................................................   S-152
Ratings ................................................................   S-152
Index of Defined Terms .................................................   S-154
Annex A Schedule of Cap Agreement Notional Amounts .....................   S-A-1
Annex B Class A-IO Schedule ............................................   S-B-1
Annex C Certain Characteristics of the Mortgage Loans ..................   S-C-1

                            THE OFFERED CERTIFICATES

     The certificates consist of the classes of certificates listed in the tables below, together with the class X, class P, class R and class RL certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

              CLASS
          PRINCIPAL OR      INITIAL                                                  INITIAL CERTIFICATE RATINGS
            NOTIONAL       INTEREST                                                   --------------------------
CLASS       BALANCE(1)     RATE(2)           PRINCIPAL TYPE         INTEREST TYPE        FITCH   MOODY'S   S&P
-----     ------------     --------     ------------------------   ---------------       -----   -------   ---
A-IO...   $ 81,461,786(3)  Variable(4)    Senior, Interest-Only    Variable Rate          AAA       Aaa    AAA
1-A1...   $ 68,427,000       [___]%(5)     Senior, Sequential         Fixed Rate          AAA       Aaa    AAA
1-A2...   $ 24,900,000       [___]%(5)     Senior, Sequential         Fixed Rate          AAA       Aaa    AAA
1-A3...   $  9,995,000       [___]%(5)     Senior, Sequential         Fixed Rate          AAA       Aaa    AAA
1-A4...   $ 12,915,000       [___]%(5)     Senior, Sequential         Fixed Rate          AAA       Aaa    AAA
1-A5...   $ 12,915,000       [___]%(5)  Senior, Non-accelerating      Fixed Rate          AAA       Aaa    AAA
                                                (NAS)(6)
2-A1...   $ 51,927,000       [___]%(5)     Senior, Sequential      Adjustable Rate        AAA       Aaa    AAA
2-A2...   $ 19,765,000       [___]%(5)     Senior, Sequential      Adjustable Rate        AAA       Aaa    AAA
2-A3...   $ 29,102,000       [___]%(5)     Senior, Sequential      Adjustable Rate        AAA       Aaa    AAA
2-A4...   $100,794,000       [___]%(5)    Senior, Pass-Through     Adjustable Rate        AAA       Aaa    AAA
M-1....   $ 19,871,000       [___]%(5)        Subordinated         Adjustable Rate         AA       Aa2     AA
M-2....   $  5,541,000       [___]%(5)        Subordinated         Adjustable Rate         AA-      Aa3     AA-
M-3....   $  9,745,000       [___]%(5)        Subordinated         Adjustable Rate          A        A2      A
M-4....   $  4,395,000       [___]%(5)        Subordinated         Adjustable Rate          A-       A3      A-
B-1....   $  3,821,000       [___]%(5)        Subordinated         Adjustable Rate        BBB+     Baa1    BBB+
B-2....   $  3,139,000       [___]%(5)        Subordinated         Adjustable Rate        BBB      Baa2    BBB
B-3....   $  3,371,000       [___]%(5)        Subordinated         Adjustable Rate        BBB-     Baa3    BBB-

----------
(1)  These balances are approximate, as described in this prospectus supplement.

(2) The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under "Summary of Terms--The Offered Certificates--Interest Payments--Amounts Available for Interest Payments."

(3) Initial notional balance. The class A-IO certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their component notional balances, as described in this prospectus supplement under "Summary of Terms--The Offered
     Certificates--Payment Components"

(4) With respect to any distribution date up to and including the distribution date in April 2009, the applicable annual rate for each component as set forth under the headings "A-IO(1) Component Interest Rate" and "A-IO(2) Component Interest Rate" on Annex B for that distribution date and thereafter 0.0000%, in each case subject to reduction, as described in this prospectus supplement under "Summary of Terms--Payments on the Offered Certificates--Interest Payments."

(5) Subject to the applicable available funds cap, as described in this prospectus supplement under "Summary of Terms--The Offered
     Certificates--Interest Payments." Interest will accrue on the class principal balance of the pool 2 senior certificates and the subordinate certificates at an adjustable rate based on one-month LIBOR plus a certain spread as described in this prospectus supplement under "Summary of Terms--The Offered Certificates--Interest Payments--Amounts Available for Interest Payments."

(6) The class 1-A5 certificates will not receive principal payments at the same rate as the other pool 1 senior certificates because principal payments generally will not be made on these certificates until November 2009 and thereafter will include the NAS priority amount as described in this prospectus supplement under "Summary of Terms--Payments on the Offered Certificates--Principal Payments."

     The offered certificates will also have the following characteristics:

                                     INTEREST    FINAL SCHEDULED   EXPECTED FINAL
           RECORD   DELAY/ACCRUAL     ACCRUAL      DISTRIBUTION      DISTRIBUTION      MINIMUM      INCREMENTAL         CUSIP
CLASS     DATE(1)     PERIOD(2)     CONVENTION       DATE(3)           DATE(4)      DENOMINATION   DENOMINATION        NUMBER
-----     -------   -------------   ----------   ---------------   --------------   ------------   ------------   ---------------
A-IO...      DD          0 day        30/360         4/28/2009        4/28/2009      $1,000,000         $1        07325D   AA   2
1-A1...      CM         27 day        30/360        11/28/2036          [___]        $  100,000         $1        07325D   AB   0
1-A2...      CM         27 day        30/360        11/28/2036          [___]        $  100,000         $1        07325D   AC   8
1-A3...      CM         27 day        30/360        11/28/2036          [___]        $  100,000         $1        07325D   AD   6
1-A4...      CM         27 day        30/360        11/28/2036          [___]        $  100,000         $1        07325D   AE   4
1-A5...      CM         27 day        30/360        11/28/2036          [___]        $  100,000         $1        07325D   AF   1
2-A1...      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AG   9
2-A2...      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AH   7
2-A3...      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AJ   3
2-A4...      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AK   0
M-1....      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AL   8
M-2....      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AM   6
M-3....      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AN   4
M-4....      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AP   9
B-1....      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AQ   7
B-2....      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AR   5
B-3....      DD          0 day      Actual/360      11/28/2036          [___]        $  100,000         $1        07325D   AS   3

----------
(1) CM = For any distribution date, the last business day of the month immediately preceding the month in which that distribution date occurs. DD = For any distribution date, the close of business on the business day immediately preceding that distribution date.

(2) 27 day = For any distribution date, the interest accrual period for the fixed rate certificates will be the calendar month immediately preceding the month in which the related distribution date occurs. The distribution date is generally the 28th day of each month (or if the 28th day is not a business day, the next business day). 0 day = For any distribution date, the interest accrual period for the adjustable rate certificates will be the period beginning on the immediately preceding distribution date (or November 17, 2006, in the case of the first interest accrual period) and ending on the calendar day before the related distribution date.

(3) Determined by adding thirty years to the first distribution date, except in the case of the class A-IO certificates, which is a 30-month structured interest-only certificate.

(4) The expected final distribution date of the offered certificates (other than the class A-IO certificates) is based upon (a) the prepayment assumption and the modeling assumptions used in this prospectus supplement, each as described under "Certain Yield and Prepayment Considerations--Modeling Assumptions," and (b) the assumption that the option to purchase the mortgage loans and the other property of the trust fund is exercised by the master servicer at the earliest possible distribution date as described below under "Summary of Terms--Early Termination of the Trust Fund." The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASHFLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASHFLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

     WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND (OR IN A MORTGAGE POOL), THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF OCTOBER 1, 2006, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES DETERMINED BY THAT METHOD, UNLESS WE SPECIFY OTHERWISE.

THE PARTIES

SPONSOR

     Bayview Financial, L.P., a Delaware limited partnership, is the sponsor and will sell approximately 49.23% of the mortgage loans to the depositor.

REVOLVING TRUST SELLER

     Bayview Financial Property Trust II, a Delaware statutory trust, will sell approximately 50.77% of the mortgage loans to the depositor.

DEPOSITOR

     Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the mortgage loans to the trustee on behalf of the issuing entity. The depositor's address is 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146, and its telephone number is (305) 854-8880.

ISSUING ENTITY

     Bayview Financial Mortgage Pass-Through Trust 2006-C, a common law trust formed under the laws of the State of New York.

TRUSTEE

     U.S. Bank National Association will act as trustee for the trust fund.

MASTER SERVICER

     Wells Fargo Bank, N.A. will oversee to a limited extent the servicing of the mortgage loans by the servicers, but will not be responsible for overseeing the activities of any subservicer.

SERVICERS

     The servicers of the mortgage loans will include M&T Mortgage Corporation, a New York corporation, Bayview Loan Servicing, LLC, a Delaware limited liability company and various other servicers. Bayview Loan Servicing, LLC and various other mortgage servicing entities will act as subservicers of certain of the mortgage loans.

ORIGINATORS

     The originators of the mortgage loans to be included in the trust fund include the sponsor and three of its affiliates, Interbay Funding, LLC, Silver Hill Financial, LLC and Bayview Financial Small Business Funding, LLC, each a Delaware limited liability company, as well as various banks, savings and loans and other mortgage lending institutions.

CAP COUNTERPARTY

     The trustee, on behalf of the trust fund, will enter into an interest rate cap agreement with BNP Paribas.

SWAP COUNTERPARTY

     The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with BNP Paribas.

CUT-OFF DATE

     October 1, 2006.

CLOSING DATE

     On or about November 17, 2006.

THE OFFERED CERTIFICATES

     The classes of Bayview Financial Mortgage Pass-Through Trust 2006-C Mortgage Pass-Through Certificates, Series 2006-C, issued with the initial approximate characteristics set forth under "The Offered Certificates" in the table on page S-1.

     The offered certificates will be issued in book-entry form. See "Description of the Certificates--General" in this prospectus supplement. The minimum denomination and the incremental denomination of each class of offered certificates are set forth in the table on page S-2.

     The certificates will represent ownership interests in the assets of the trust fund, which will consist primarily of two separate pools of fixed and adjustable rate, first lien, fully amortizing and balloon, residential, multifamily, commercial and mixed use loans, referred to as "pool 1" and "pool 2," and the interest rate cap agreement described in this prospectus supplement. In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the certificateholders.

     Payments of principal and interest on the class 1-A1, 1-A2, 1-A3, 1-A4 and 1-A5 certificates (referred to in this prospectus supplement as the "group 1 certificates") will be based primarily on collections on the pool 1 mortgage loans, and payments of principal and interest on the class 2-A1, 2-A2, 2-A3 and 2-A4 certificates (referred to in this prospectus supplement as the "group 2 certificates," and together with the group 1 certificates, the "class A certificates"), will be based primarily on collections on the pool 2 mortgage loans. Payments of interest on the class A-IO certificates will be based on collections from both mortgage pools as described below under "--Payment Components." Payments of principal and interest on the class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates will be based on collections from both pools of mortgage loans.

     In addition to the offered certificates, the trust fund will issue the class X, P, R and RL certificates described in this prospectus supplement.

     The offered certificates will have an approximate total initial principal balance of $380,623,000. Any difference between the total principal balance of the offered certificates on the date they are issued and the approximate total principal balance of the offered certificates on the date of this prospectus supplement will not exceed 5%. In addition, the relative class principal balances of the senior certificates within group 1 and group 2 may change materially.

PAYMENT COMPONENTS

     Solely for purposes of determining payments of interest on the class A-IO certificates, this class of certificates will consist of two payment components. Each component of the certificates will have a specified notional balance as described in this prospectus supplement.

     The outstanding notional balance of these certificates at any time will equal the sum of the component notional balances of its respective components. Similarly, the total amount of interest accrued on these certificates in any payment period will equal the sum of the amount of interest accrued on the notional balances of its components for the corresponding period.

     The holder of a class A-IO certificate will not have a severable interest in either of its components, but will have an undivided interest in the entire class. Holders of the class A-IO certificates may not transfer the components of the class A-IO certificates separately.

     See "Description of the Certificates--General" in this prospectus supplement.

PAYMENTS ON THE OFFERED CERTIFICATES

     Principal and interest on each class of the certificates will be payable on the 28th day of each month, beginning in November 2006. However, if the 28th day is not a business day, payments will be made on the next business day.

     The rights of holders of the class M-l, M-2, M-3, M-4, B-1, B-2 and B-3 certificates to receive payments of interest and principal will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below. We refer to these certificates as "subordinate" certificates, and we refer to the class A certificates and the class A-IO certificates as "senior" certificates.

     The class P certificates will be entitled to any prepayment premiums paid by borrowers in connection with certain voluntary prepayments of the pool 1 and pool 2 mortgage loans, to the extent such prepayment fees are not payable to the related servicer as additional servicing compensation. These amounts will not be available for payments to holders of offered certificates. The class X certificates will be entitled to excess cashflow remaining from each mortgage pool after required payments are made to the offered certificates, and after certain fees and expenses are paid, as described in this prospectus supplement.

INTEREST PAYMENTS

Amounts Available for Interest Payments

     Interest will accrue on each class of the offered certificates and related components at the applicable annual rate described below on the principal balance or notional balance of that class or component, as the case may be.

     o Class 1-A1: The lesser of (1) [___]% and (2) the pool 1 available funds cap, which is described under "Description of the Certificates--Distributions of Interest" in this prospectus supplement. After the optional call date described under "The Agreements--Early Termination of the Trust Fund" below, the lesser of
          (1) [___]% and (2) the pool 1 available funds cap.

     o Class 1-A2: The lesser of (1) [___]% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) [___]% and
          (2) the pool 1 available funds cap.

     o Class 1-A3: The lesser of (1) [___]% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) [___]% and
          (2) the pool 1 available funds cap.

     o Class 1-A4: The lesser of (1) [___]% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) [___]% and
          (2) the pool 1 available funds cap.

     o Class 1-A5: The lesser of (1) [___]% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) [___]% and
          (2) the pool 1 available funds cap.

     o Class 2-A1: The lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap, which is described under "Description of the Certificates--Distributions of Interest" in this prospectus supplement. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap.

     o Class 2-A2: The lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap.

     o Class 2-A3: The lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap.

     o Class 2-A4: The lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the pool 2 available funds cap.

     o Class A-IO: Interest will accrue on each component of the class A-IO certificates as follows:

          o A-IO(1) Component: (1) With respect to any distribution date up to and including the distribution date in April 2009, the lesser of (a) the applicable rate for that component set forth in Annex B to this prospectus supplement and (b) the A-IO(1) component net funds cap, and (2) with respect to any distribution date thereafter, 0.0000%.

          o A-IO(2) Component: The lesser of (1) (a) with respect to any distribution date up to and including the distribution date in April 2009, the applicable rate for that component set forth in Annex B to this prospectus supplement, and (b) the A-IO(2) component net funds cap, and (2) with respect to any distribution date thereafter, 0.0000%.

     o Class M-1: The lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap, which is described under "Description of the Certificates--Distributions of Interest" in this prospectus supplement. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap.

     o Class M-2: The lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap.

     o Class M-3: The lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap.

     o Class M-4: The lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap.

     o Class B-1: The lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap.

     o Class B-2: The lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap.

     o Class B-3: The lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus [___]% and (2) the subordinate available funds cap.

     The pool 1 available funds cap is a limitation generally based on the amount of interest accrued on the net mortgage rates of the pool 1 mortgage loans during the applicable due period, net of (a) certain payments due to the swap counterparty, to the extent not paid from collections on the pool 2 mortgage loans and (b) the amount of interest accrued on the A-IO(1) component for that distribution date. The pool 2 available funds cap is a limitation generally based on the amount of interest accrued on the net mortgage rates of the pool 2 mortgage loans during the applicable due period, net of (a) certain payments due to the swap counterparty and (b) the amount of interest accrued on the A-IO(2) component for that distribution date. The A-IO(1) component net funds cap is a limitation generally based on interest accrued on the mortgage loans in pool 1, at their net mortgage rates, net of certain amounts owed to the swap counterparty, and the A-IO(2) component net funds cap is a limitation generally based on interest accrued on the mortgage loans in pool 2, at their net weighted average mortgage rates, net of certain amounts owed to the swap counterparty, in each case as described under "Description of the Certificates--Distributions of Interest" in this prospectus supplement. The subordinate available funds cap is a limitation generally based on the amount of interest accrued on the net mortgage rates of all of the mortgage loans during the applicable due period, net of (a) certain payments due to the swap counterparty and (b) the amount of interest accrued on the senior certificates for that distribution date.

     As described in this prospectus supplement, you may receive less interest than you are entitled to if the mortgage loans do not generate enough interest in any particular month to pay interest due.

     See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

Priority of Interest Payments

     The key payment concept for distributions of interest is the "interest remittance amount," which is, generally, for any distribution date and any mortgage pool, the amount of interest collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to interest, but as reduced by the master servicing fee, the applicable servicing fees and certain costs reimbursable to the trustee, the master servicer or the servicers.

     See "Distribution of Interest--Definitions Relating to Interest Distribution Priorities" in this prospectus supplement for a description of the Interest Remittance Amount.

     On each distribution date (or, in the case of amounts for payment to the swap counterparty, the business day prior to each distribution date), the interest remittance amount for each mortgage pool will be paid, for each mortgage pool, in the following order of priority:

          (a) to the supplemental interest trust account, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to be paid first, from pool 2 interest collections and second, from pool 1 interest collections, to the extent not paid from pool 2 interest collections;

          (b) to the custodian, the allocable portion of the custodian fee, and to the trustee, the allocable portion of the trustee fee;

          (c) to the A-IO(1) payment component (in the case of payments of the interest remittance amount related to pool 1 only) or the A-IO(2) payment component (in the case of payments of the interest remittance amount related to pool 2 only), current interest due and any interest unpaid from previous months for that component and that distribution date;

          (d) proportionately, to the senior certificates relating to that mortgage pool, current interest due and any interest unpaid from previous months for each class for that distribution date;

          (e) proportionately, to the senior certificates of the other mortgage pool, to the extent unpaid, current interest due and any interest unpaid from previous months for each class for that distribution date;

          (f) to each of class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, in that order, current interest due and any interest unpaid from previous months for each class for that distribution date; and

          (g) any remaining amount of aggregate interest remittance amount will be applied as part of monthly excess cashflow for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

     See "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this prospectus supplement for a complete description of the priority of payments of interest.

The Interest Rate Cap Agreement

     The trustee will enter into an interest rate cap agreement with BNP Paribas, as cap counterparty, for the benefit of the offered certificates and referred to in this prospectus supplement as the "interest rate cap agreement."

     Under the interest rate cap agreement, the cap counterparty will be required to make monthly payments to the trust fund from November 2006 through October 2016 if one-month LIBOR moves above certain specified rates. Proceeds from the interest rate cap agreement will be deposited in the reserve fund and will provide temporary, limited protection against upward movements in one-month LIBOR, diminish the amount of basis risk shortfalls experienced by the class A, M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, and provide limited credit support during the period it is in effect.

     See "Description of the Certificates--The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support" in this prospectus supplement.

The Interest Rate Swap Agreement

     The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with BNP Paribas, as swap counterparty, for the benefit of the offered certificates and referred to in this prospectus supplement as the "interest rate swap agreement" or the "swap agreement."

     Under the interest rate swap agreement, one business day prior to each distribution date, beginning in November 2006 and ending in October 2010, the supplemental interest trust will be obligated to make fixed payments at a rate of 5.105% annually, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a notional amount and adjusted to a monthly basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, certain amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

     Any net amounts received under the interest rate swap agreement will be deposited into the supplemental interest trust account and will generally be paid on each distribution date as described below under "--Priority of Supplemental Interest Trust Account Payments."

     See "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement.

PRINCIPAL PAYMENTS

Amounts Available for Principal Payments

     The amount of principal payable on each class of certificates that is entitled to principal payments will be determined primarily by (1) funds received on the related mortgage loans that are available to make payments on each class of certificates, (2) priorities and formulas that allocate portions of principal payments received on the mortgage loans between both mortgage pools and among the different classes of certificates, (3) the application of excess interest from each mortgage pool to pay principal on each class of certificates that is entitled to principal payments, calculated as described in this prospectus supplement, and (4) the amount of principal received on the mortgage loans that is released to the class X certificates, calculated as described in this prospectus supplement.

     Funds received on the mortgage loans may consist of expected scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers, including:

     o whether a distribution date occurs before, or on or after the "step-down date," which is the latest to occur of (1) the distribution date in November 2009, (2) the first distribution date on which the total principal balance of mortgage loans in the trust fund is equal to or less than 50% of the cut-off date balance and (3) the first distribution date on which the ratio of (a) the total principal balance (after payments of principal on that date) of the classes of certificates entitled to payments of principal plus any overcollateralization amount and any amounts on deposit in the reserve fund to (b) the total principal balance of the mortgage loans in the trust fund equals or exceeds the percentage specified in this prospectus supplement;

     o whether a "cumulative loss trigger event" has occurred, and cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement;

     o whether a "delinquency event" has occurred, and the delinquency performance of the mortgage loans over any 90-day period is worse than certain levels set forth in this prospectus supplement; and

     o whether a "subordination trigger event" has occurred with respect to any class of certificates entitled to payments of principal, so that the ratio of (a) the total principal balance (after payments of principal on that date) of the classes of subordinate certificates that are lower in priority of payment than that class, plus any overcollateralization amount and any amounts on deposit in the reserve fund to (b) the total principal balance of the mortgage loans in the trust fund is less than the percentage specified in this prospectus supplement.

     The class A-IO certificates are interest-only certificates and will not be entitled to payments of principal.

          In addition, the class 1-A5 certificates are "non-accelerated senior" certificates and will generally receive no payments of principal for the first three years after the closing date; thereafter, the class 1-A5 certificates will be entitled to receive principal generally in an increasing amount for the next four years, thus accelerating the payment of these certificates while slowing the payment of principal to the other group 1 certificates.

     See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

     See "Certain Yield and Prepayment Considerations" in this prospectus supplement and in the accompanying prospectus for a discussion of factors that could affect when the principal of a class of certificates will be paid in full.

Priority of Principal Payments

     The key payment concept for payments of principal is the "principal distribution amount," which is, generally, for any distribution date and any mortgage pool, the amount of principal collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) that are allocated to principal, but as reduced by certain costs reimbursable to the trustee, the master servicer or the servicers.

     See "Description of the Certificates--Distributions of Principal" in this prospectus supplement for a description of the Principal Distribution Amount.

     On each distribution date (or, in the case of amounts for payment to the swap counterparty, the business day prior to each distribution date), the principal distribution amount for each mortgage pool will be paid, for each mortgage pool, in the following order of priority:

     A. For each distribution date occurring (x) before the stepdown date or (y) when a trigger event is in effect, the principal distribution amount for each mortgage pool will be paid in the following order of priority:

          (a) to the supplemental interest trust account, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to the extent not previously paid from interest collections as described under "--Priority of Interest Payments" above, to be paid first, from pool 2 principal collections and second, from pool 1 principal collections, to the extent not paid from pool 2 principal collections;

          (b) to the senior certificates relating to that mortgage pool that are entitled to payments of principal, in the priorities as set forth under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement, until the related senior certificates have been paid to zero;

          (c) to the extent unpaid pursuant to priority (b) above, to the senior certificates relating to the other mortgage pool, in the priorities as set forth under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement, until the related senior certificates have been paid to zero;

          (d) to each class of class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, in that order, until each such class has been paid to zero; and

          (e) any remaining amount of aggregate principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

     B. For each distribution date occurring (x) after the stepdown date and (y) when a trigger event is not in effect, the principal distribution amount for each mortgage pool will be paid in the following order of priority:

          (a) to the supplemental interest trust account, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to the extent not previously paid from interest collections as described under "--Priority of Interest Payments" above, to be paid first, from pool 2 principal collections and second, from pool 1 principal collections, to the extent not paid from pool 2 principal collections;

          (b) to the offered certificates, in the priorities as set forth under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement, until the related offered certificates have been paid to meet certain overcollateralization targets; and

          (c) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

     See "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement for a complete description of the priority of payments of principal and a description of the terms relating to payments of principal, respectively.

LIMITED RECOURSE

     The only sources of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and the supplemental interest trust. The trust fund will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise, limited amounts on deposit in a reserve fund and payments received under an interest rate cap agreement as described under "--Enhancement of Likelihood of Payment on the Certificates--The Interest Rate Cap Agreement" below. No other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

     In order to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, the payment structure includes overcollateralization, excess interest and the application of excess cashflow, subordination, loss allocation and limited cross-collateralization features, as well as a limited reserve fund. The certificates will not be insured by any financial guaranty insurance policy. In addition, amounts payable under an interest rate cap agreement and an interest rate swap agreement will be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

     The class B-3 certificates are more likely to experience losses than the class B-2, B-1, M-4, M-3, M-2, M-1 certificates and the senior certificates. The class B-2 certificates are more likely to experience losses than the class B-1, M-4, M-3, M-2, M-1 certificates and the senior certificates. The class B-1 certificates are more likely to experience losses than the class M-4, M-3, M-2, M-1 certificates and the senior certificates. The class M-4 certificates are more likely to experience losses than the class M-3, M-2 and M-1 certificates and the senior certificates. The class M-3 certificates are more likely to experience losses than the class M-2 and M-1 certificates and the senior certificates. The class M-2 certificates are more likely to experience losses than the class M-1 certificates and the senior certificates, and the class M-1 certificates are more likely to experience losses than the senior certificates.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support," "Description of the Certificates--Overcollateralization; Application of Excess Cashflow" and "--Supplemental Interest Trust" in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

Overcollateralization

     On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal balance of the certificates by approximately $1,514,577 or approximately 0.40%. This condition is referred to as "overcollateralization."

     To the extent described in this prospectus supplement, interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund will be used to reduce the principal balances of the offered certificates in order to reduce the total principal balance of the offered certificates, until the total principal balance of the mortgage loans exceeds the total outstanding principal balance of the offered certificates by the amount required by the rating agencies. We cannot assure you that sufficient excess interest will be generated to achieve and maintain overcollateralization.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Overcollateralization; Application of Excess

Cashflow" in this prospectus supplement and "Credit
Enhancement--Overcollateralization" in the accompanying prospectus.

Excess Interest

     The mortgage loans included in the trust fund will accrue interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and certain fees and expenses of the trust fund. This "excess interest" received from the mortgage loans each month, together with any available amounts received under the interest rate cap agreement and the interest rate swap agreement and not otherwise allocated, will be available to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization, in the case of excess interest, or maintain overcollateralization, in the case of amounts received under the interest rate cap agreement and the interest rate swap agreement, at required levels.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Overcollateralization; Application of Excess Cashflow" in this prospectus supplement.

Application of Excess Cashflow

     The amount of any excess interest, together with (a) any excess amounts of overcollateralization not needed to achieve or maintain the required level of overcollateralization as specified by the rating agencies and (b) certain amounts of the principal distribution amount not paid to the certificates on or after the stepdown date and on any distribution date on which a trigger event is not in effect, will be applied as "excess cashflow," together with payments (if any) received under the interest rate cap agreement, the interest rate swap agreement, the proceeds of the sale of any excess cap amount and amounts (if any) on deposit in the reserve fund, in order to pay principal on the offered certificates, to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

     Any excess cashflow and other amounts described above, other than payments received under the interest rate swap agreement, will be paid on each distribution date in the following order of priority:

          first, to the extent of excess interest for that date, as principal to the offered certificates entitled to principal payments, generally in accordance with the priorities summarized under "--Payments on the Offered Certificates--Principal Payments--Priority of Principal Payments" above;

          second, to the extent of any amounts received in respect of the interest rate cap agreement or as proceeds from the sale of any excess cap amount for that date, from the reserve fund, to the offered certificates generally in order of priority of payment of interest summarized under "--Payments on the Offered Certificates--Interest Payments--Priority of Interest Payments" above, the amount of any interest unpaid from previous months;

          third, to the extent of any remaining amounts received in respect of the interest rate cap agreement or as proceeds from the sale of any excess cap amount for that date, from the reserve fund, to the offered certificates generally in accordance with the priorities summarized under "--Payments on the Offered Certificates--Principal Payments--Priority of Principal

     Payments" above, the amount of any loss amount described above;

          fourth, to the extent of any remaining amounts received in respect of the interest rate cap agreement or as proceeds from the sale of any excess cap amount for that date, from the reserve fund, and together with any remaining excess interest, to the offered certificates (other than the class A-IO certificates), generally in order of priority of payment of interest summarized under "--Payments on the Offered Certificates--Interest Payments--Priority of Interest Payments" above, any basis risk shortfalls and unpaid basis risk shortfalls on those classes;

          fifth, to the extent of any remaining amounts received in respect of the interest rate cap agreement or as proceeds from the sale of any excess cap amount for that date, from the reserve fund, and together with any remaining excess interest, to each class of class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, in that order, the amount of any "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates;

          sixth, any fee payable in connection with the purchase of a substitute interest rate cap agreement, if any, for that distribution date;

          seventh, to the supplemental interest trust account, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty);

          eighth, if the total principal balance of mortgage loans having a remaining term to maturity as of the cut-off date greater than 30 years exceeds the overcollateralization amount for that distribution date, first, pro rata, any remaining amounts (other than payments, if any, received under the interest rate cap agreement) to the class A certificates, then sequentially to the class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, in that order, the lesser of (x) any such remaining amounts and (y) the amount necessary to increase the overcollateralization amount for such distribution date so that the total principal balance of mortgage loans having a remaining term to maturity as of the cut-off date greater than 30 years no longer exceeds the overcollateralization amount for that distribution date, in each case, until the class principal balance of each such class has been reduced to zero; and

          ninth, any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and see also "Description of the Certificates--Overcollateralization; Application of Excess Cashflow" in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

Subordination of Payments

     Payments of interest and principal (as applicable) will be made to holders of each class of offered certificates entitled to interest and principal payments (as applicable) before payments are made to the holders of the class X, R and RL certificates. In addition, senior certificates will have a payment priority as a group over other certificates. The class M-1 certificates will have a payment priority over the class M-2, M-3, M-4, B-1, B-2 and B-3 certificates; the class M-2 certificates will have a payment priority over the class M-3, M-4, B-1, B-2 and B-3 certificates; the class M-3 certificates will have a payment priority over the class M-4, B-1, B-2 and B-3 certificates; the class M-4 certificates will have a payment priority over the class B-1, B-2 and B-3 certificates; the class B-1 certificates will have a payment priority over the class B-2 and B-3 certificates; and the class B-2 certificates will have a payment priority over the class B-3 certificates. Each class of offered certificates will have a payment priority over the class X, R and RL certificates.

     See "Description of the Certificates--Overcollateralization; Application of Excess Cashflow" in this prospectus supplement and "Credit
Enhancement--Subordinate Securities" in the accompanying prospectus.

Limited Cross-Collateralization

     Under certain limited circumstances, payments on the mortgage loans in one pool may be paid to the holders of the senior certificates corresponding to the other pool.

     If the senior certificates relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be paid in respect of principal to the remaining senior certificates of the other pool, if any, before being paid to the subordinate certificates.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support," "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" in this prospectus supplement.

Allocation of Losses; Reserve Fund

     As described in this prospectus supplement, limited amounts on deposit in a reserve fund, including amounts paid under the interest rate cap agreement, will be used to pay (in addition to other amounts described in this prospectus supplement) the amount of losses on the mortgage loans. The amount of losses on the mortgage loans to the extent that these losses exceed excess interest, any overcollateralization and amounts in the reserve fund, as described in this prospectus supplement, will be applied to reduce the principal balance of the subordinate class of offered certificates still outstanding that has the lowest payment priority, until the principal balance thereof has been reduced to zero. Losses will first be allocated in reduction of the principal balance of the class B-3 certificates until it is reduced to zero; then in reduction of the principal balance of the class B-2 certificates until it is reduced to zero; then in reduction of the principal balance of the class B-1 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-4 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-3 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-2 certificates until it is reduced to zero; and then finally in reduction of the principal balance of the class M-1 certificates until such amount has been reduced to zero. Losses will not be applied to reduce the principal balance of the class A certificates. If a loss has been allocated to reduce the principal balance of your subordinate certificate, it is possible, although it is unlikely, that you will later receive a payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

     See "Description of the Certificates--Credit Enhancement--Allocation of Losses; Reserve Fund Draws" in this prospectus supplement.

The Interest Rate Cap Agreement

     The interest rate cap agreement is primarily intended to provide temporary, limited protection against upward movements in one-month LIBOR and diminish the amount of basis risk shortfalls experienced by the class A, M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates during the period it is in effect. It will also provide limited credit support during that period.

     See "--The Offered Certificates--Interest Payments--The Interest Rate Cap Agreement" and "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support--The Interest Rate Cap Agreement" in this prospectus supplement.

The Interest Rate Swap Agreement

     The interest rate swap agreement is primarily intended to provide temporary, limited protection against upward movements in one-month LIBOR and diminish the amount of basis risk shortfalls experienced by the class A, M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates during the period it is in effect. It will also provide limited credit support during that period.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support--The Interest Rate Swap Agreement," "Description of the Certificates--Supplemental Interest Trust--The Interest Rate Swap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust" in this prospectus supplement.

PRIORITY OF RESERVE FUND PAYMENTS

     On each distribution date, payments from the reserve fund will be made pursuant to the priorities described above under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow."

PRIORITY OF SUPPLEMENTAL INTEREST TRUST ACCOUNT PAYMENTS

     Any net amounts received under the interest rate swap agreement will be deposited into the supplemental interest trust account and will generally be paid on each distribution date (or, in the case of amounts for payment to the swap counterparty, the business day prior to each distribution date) in the following order of priority:

     first, to the swap counterparty, any net swap payment owed to the swap counterparty, and then any unpaid swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty);

     second, to the offered certificates, generally in order of priority of payment of interest summarized under "--Payments on the Offered
Certificates--Interest Payments--Priority of Interest Payments" above, any interest unpaid from previous months;

     third, to the offered certificates, generally in accordance with the priorities summarized under "--Payments on the Offered Certificates--Principal Payments--Priority of Principal Payments" above, any loss amount as described under "Description of the Certificates--Allocation of Losses; Reserve Fund Draws" in this prospectus supplement;

     fourth, to the offered certificates (other than the class A-IO certificates), generally in order of priority of payment of interest summarized under "--Payments of the Certificates--Interest Payments--Priority of Interest Payments" above, any basis risk shortfalls and unpaid basis risk shortfalls on those classes;

     fifth, to each class of class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 certificates, in that order, as "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates;

     sixth, for the purchase of any replacement interest rate swap agreement (if necessary);

     seventh, to the reserve fund, for application to the extent required as described in this prospectus supplement;

     eighth, to the swap counterparty, any unpaid swap termination payment due to a default on the part of the swap counterparty; and

     ninth, to the Class X Certificates.

     See "Description of the Certificates--Supplemental Interest Trust--Interest Rate Swap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust" in this prospectus supplement.

FEES AND EXPENSES

     Before payments are made on the certificates, each servicer will be paid from interest advanced or collected on the related mortgage loans, prior to deposit into the collection account, a monthly fee, calculated as, for mortgage loans initially serviced by M&T Mortgage Corporation, a rate not in excess of approximately 1.000% annually, and for mortgage loans serviced by the remaining servicers, as provided in the related servicing agreement, a rate not in excess of approximately 1.630% annually, in each case, on the principal balance of each mortgage loan serviced by that servicer. As of the cut-off date, the weighted average servicing fee rate is approximately 0.489% annually. Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

     Before payments are made on the certificates, the master servicer will be paid from interest advanced or collected on the mortgage loans, prior to deposit into the certificate distribution account, a monthly fee for each mortgage loan calculated as 0.0150% annually on the total principal balance of the mortgage loans, and as additional compensation, the master servicer will retain investment income on funds in the collection account.

     As compensation for its services, the trustee will be paid a monthly fee calculated as 0.0050% annually on the total principal balance of the mortgage loans.

     As compensation for its services, the custodian will be paid a monthly fee calculated as 0.0025% annually on the total principal balance of the mortgage loans.

     Amounts due to the cap counterparty in consideration for the cap counterparty's entering into the interest rate cap agreement will be paid by the sponsor on or prior to the closing date and will not be payable from the assets of the trust fund.

     Expenses of the servicers, the master servicer and the trustee that are permitted to be reimbursed under the servicing agreements and the pooling and servicing agreement will be paid prior to any payments to certificateholders.

     See "The Agreements--Fees and Expenses of the Trust Fund" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-2. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

THE MORTGAGE LOANS

     On the closing date, the assets of the trust fund will consist primarily of two pools of mortgage loans with a total principal balance as of October 1, 2006, of approximately $382,137,577. The mortgage loans will be secured by first priority mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages. Approximately 94.68% of the mortgage loans in pool 1 are fixed rate mortgage loans with a mortgage rate greater than 5.80%, and approximately 5.32% of the mortgage loans in pool 1 have mortgage rates that adjust in accordance with an index, with an adjustable rate term greater than 60 months from the cut-off date, as described in this prospectus supplement. Approximately 7.85% of the mortgage loans in pool 2 are fixed rate mortgage loans with a mortgage rate of 5.80% or less, and approximately 92.15% of the mortgage loans in pool 2 have mortgage rates that adjust in accordance with an index, with an adjustable rate term of 60 months or less from the cut-off date, as described in this prospectus supplement.

     The mortgage loans will include fixed and adjustable rate, first lien, fully amortizing and balloon loans secured by single-family residential, multifamily, commercial and mixed-use properties. Some of the mortgage loans provide for payments of interest but not principal for a period of years.

     The mortgage loans are generally believed to have been originated in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

                         AGGREGATE MORTGAGE POOL SUMMARY

                                                                               WEIGHTED         TOTAL
                                                           RANGE OR TOTAL       AVERAGE      PERCENTAGE
                                                         -------------------   --------      ----------
Number of Mortgage Loans .............................          3,018                --       100.00%
Number of Fixed Rate Mortgage Loans ..................          1,613                --        41.75%
Number of Adjustable Rate Mortgage Loans .............          1,405                --        58.25%
Total Principal Balance ..............................      $382,137,577             --           --
Principal Balances ...................................   $300 to $3,850,000    $126,619           --
Mortgage Rates .......................................    2.000% to 16.500%       8.101%          --
Original Terms to Maturity (in months) ...............        23 to 481             330           --
Stated Remaining Terms to Maturity (in months) .......        2 to 473              296           --
Number of Interest-Only Mortgage Loans ...............           323                 --        24.18%
Original Interest-Only Periods of the Interest-Only
   Mortgage Loans (in months) ........................        1 to 360               71(2)        --
Remaining Interest-Only Terms of the Interest-Only
   Mortgage Loans (in months) ........................        2 to 348               60(2)        --
Geographic Concentration in Excess of 10.00% of the
  total Scheduled Principal Balance:
     o California ....................................           310                 --        22.06%
     o Florida .......................................           358                 --        14.07%
Maximum Single Zip Code Concentration ................           --                  --         1.01%
Credit Scores ........................................       500 to 832             672(3)        --
Number of Mortgage Loans with Prepayment Penalties
   at Origination ....................................           721                 --        40.64%
Gross Margins(1) .....................................   (0.750)% to 12.000%      4.233%          --
Maximum Mortgage Rates(1) ............................    3.163% to 23.135%      14.024%(4)       --
Minimum Mortgage Rates(1) ............................    0.500% to 14.990%       6.125%(4)       --
Months to Next Mortgage Rate Adjustment(1) ...........        1 to 113               20           --
Initial Caps(1) ......................................    0.750% to 10.750%       2.218%(4)       --
Periodic Caps(1) .....................................    0.750% to 6.000%        1.548%(4)       --
Number of Negative Amortization Mortgage Loans .......           50                  --         4.53%

----------
(1)  The weighted average is based only on the adjustable rate mortgage loans.

(2)  The weighted average is based only on the interest-only mortgage loans.

(3) The weighted average is based only on the mortgage loans having credit scores.

(4) The weighted average is based only on the adjustable rate mortgage loans having maximum mortgage rates, minimum mortgage rates, initial caps and periodic caps, as applicable.

                          POOL 1 MORTGAGE POOL SUMMARY

                                                                              WEIGHTED        TOTAL
                                                           RANGE OR TOTAL      AVERAGE     PERCENTAGE
                                                         ------------------   --------     ----------
Number of Mortgage Loans .............................          1,499              --        39.05%
Number of Fixed Rate Mortgage Loans ..................          1,479              --        94.68%
Number of Adjustable Rate Mortgage Loans .............           20                --         5.32%
Total Principal Balance ..............................       $149,221,929          --           --
Principal Balances ...................................   $300 to $1,618,937   $99,548           --
Mortgage Rates .......................................    5.375% to 16.500%     8.109%          --
Original Terms to Maturity (in months) ...............        23 to 481           306           --
Stated Remaining Terms to Maturity (in months) .......        2 to 473            285           --
Number of Interest-Only Mortgage Loans ...............           104               --        14.78%
Original Interest-Only Periods of the Interest-Only
   Mortgage Loans (in months) ........................        5 to 264             81(2)        --
Remaining Interest-Only Terms of the Interest-Only
   Mortgage Loans (in months) ........................        2 to 117             69(2)        --
Geographic Concentration in Excess of 10.00% of the
  Pool 1 Scheduled Principal Balance:
     o Texas .........................................           514               --        21.05%
     o Florida .......................................           155               --        13.85%
     o California ....................................           82                --        12.18%
Maximum Single Zip Code Concentration ................           --                --         2.52%
Credit Scores ........................................       500 to 828           666(3)        --
Number of Mortgage Loans with Prepayment Penalties
   at Origination ....................................           216               --        17.45%
Gross Margins(1) .....................................    0.000% to 6.250%      2.838%          --
Maximum Mortgage Rates(1) ............................   10.375% to 19.875%    12.920%(4)       --
Minimum Mortgage Rates(1) ............................    1.875% to 13.875%     3.978%(4)       --
Months to Next Mortgage Rate Adjustment(1) ...........        61 to 113            84           --
Initial Caps(1) ......................................    1.000% to 6.000%      3.637%(4)       --
Periodic Caps(1) .....................................    1.000% to 2.000%      1.854%(4)       --
Number of Negative Amortization Mortgage Loans .......            0                --         0.00%

----------
(1) The weighted average is based only on the adjustable rate mortgage loans in pool 1.

(2) The weighted average is based only on the interest-only mortgage loans in pool 1.

(3) The weighted average is based only on the mortgage loans in pool 1 having credit scores.

(4) The weighted average is based only on the adjustable rate mortgage loans in pool 1 having maximum mortgage rates, minimum mortgage rates, initial caps and periodic caps, as applicable.

                          POOL 2 MORTGAGE POOL SUMMARY

                                                                                WEIGHTED         TOTAL
                                                           RANGE OR TOTAL        AVERAGE      PERCENTAGE
                                                         --------------------   --------      ----------
Number of Mortgage Loans .............................           1,519                --        60.95%
Number of Fixed Rate Mortgage Loans ..................            134                 --         7.85%
Number of Adjustable Rate Mortgage Loans .............           1,385                --        92.15%
Total Principal Balance ..............................       $232,915,648             --           --
Principal Balances ...................................   $1,079 to $3,850,000   $153,335           --
Mortgage Rates .......................................     2.000% to 15.500%       8.097%          --
Original Terms to Maturity (in months) ...............         24 to 480             345           --
Stated Remaining Terms to Maturity (in months) .......         9 to 472              303           --
Number of Interest-Only Mortgage Loans ...............            219                 --        30.20%
Original Interest-Only Periods of the Interest-Only
   Mortgage Loans (in months) ........................         1 to 360               67(2)        --
Remaining Interest-Only Terms of the Interest-Only
   Mortgage Loans (in months) ........................         4 to 348               58(2)        --
Geographic Concentration in Excess of 10.00% of the
   Pool 2 Scheduled Principal Balance:
      o California ...................................            228                 --        28.40%
      o Florida ......................................            203                 --        14.21%
      o New York .....................................            327                 --        11.33%
Maximum Single Zip Code Concentration ................            --                  --         1.65%
Credit Scores ........................................        502 to 832             675(3)        --
Number of Mortgage Loans with Prepayment Penalties
   at Origination ....................................            505                 --        55.50%
Gross Margins(1) .....................................    (0.750)% to 12.000%      4.284%          --
Maximum Mortgage Rates(1) ............................     3.163% to 23.135%      14.067%(4)       --
Minimum Mortgage Rates(1) ............................     0.500% to 14.990%       6.202%(4)       --
Months to Next Mortgage Rate Adjustment(1) ...........          1 to 60               17           --
Initial Caps(1) ......................................     0.750% to 10.750%       2.165%(4)       --
Periodic Caps(1) .....................................     0.750% to 6.000%        1.535%(4)       --
Number of Negative Amortization Mortgage Loans .......            50                  --        7.430%

----------
(1) The weighted average is based only on the adjustable rate mortgage loans in pool 2.

(2) The weighted average is based only on the interest-only mortgage loans in pool 2.

(3) The weighted average is based only on the mortgage loans in pool 2 having credit scores.

(4) The weighted average is based only on the adjustable rate mortgage loans in pool 2 having maximum mortgage rates, minimum mortgage rates, initial caps and periodic caps, as applicable.

     See "Description of the Mortgage Pools" in this prospectus supplement and "The Trusts and the Trust Assets--Mortgage Loans" in the accompanying prospectus for a general description of the mortgage loans expected to be included in the trust fund.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

     Bayview Financial, L.P. will make certain representations and warranties concerning the mortgage loans to the depositor under a mortgage loan purchase agreement (or, in the case of the re-sold mortgage loans conveyed to the depositor by Bayview Financial Property Trust II as described in this prospectus supplement under "The Agreements--Assignment of Mortgage Loans--The Re-Sold Mortgage Loans," will assume liability under a diligence agreement entered into with the depositor for breach of certain representations and warranties) and, in turn, these representations and warranties will be assigned by the depositor to the trustee for the benefit of certificateholders under the pooling and servicing agreement. In addition, Bayview Financial, L.P. will represent that none of the mortgage loans in the trust fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

     Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, Bayview Financial, L.P. will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

     In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years after the closing date and (b) a mortgage loan that is materially similar to the defective mortgage loan must be available for substitution.

     Bayview Financial, L.P. will also have the option, but not the obligation, to substitute a qualified substitute mortgage loan for any mortgage loan for which the related borrower fails to make the first monthly payment of principal and interest due after the Closing Date.

     See "The Agreements--Representations and Warranties" and "--Optional Substitution of Certain Mortgage Loans" in this prospectus supplement and "The Trusts and the Trust Assets--Assignment of Primary Assets--Representations and Warranties" in the accompanying prospectus.

MORTGAGE LOAN SERVICING

     The servicers will service the mortgage loans in the trust fund pursuant to servicing agreements generally in the form described in this prospectus supplement and the accompanying prospectus.

     The servicers are required to make advances in respect of scheduled payments on the mortgage loans, net of the applicable servicing fee, in certain circumstances described under "The Agreements--Advances" in this prospectus supplement. If a servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.

     The sponsor will on or prior to the closing date transfer its ownership in the servicing rights with respect to substantially all of the mortgage loans serviced by Bayview Loan Servicing LLC and M&T Mortgage Corporation to M&T Mortgage Corporation. Any further transfer of servicing to one or more successor servicers is subject to the conditions set forth in the pooling and servicing agreement and the servicing agreements, as described in this prospectus supplement.

     See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements" in the accompanying prospectus.

EARLY TERMINATION OF THE TRUST FUND

     As provided in the pooling and servicing agreement, on any distribution date after the total principal balance of the mortgage loans (determined in the aggregate rather than by pool) declines to less than 10% of their initial total principal balance, 100% of the holders of the class X certificates will have the option to direct the master servicer to purchase all the mortgage loans and the other assets of the trust fund, in which case the holders of the class X certificates will have the obligation to purchase the mortgage loans and all other property of the trust fund from the master servicer. If the holders of the class X certificates do not direct the master servicer to purchase the assets of the trust fund, the master servicer will have the option of purchasing the mortgage loans and other assets of the trust fund on its own behalf.

     If the mortgage loans and other assets of the trust fund are purchased, certificateholders will be paid accrued interest and principal (if applicable) equal to the outstanding principal balance of those certificates.

     See "The Agreements--Early Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

FINANCING

     Certain of the underwriters or their affiliates have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the offered certificates will be used to repay this financing.

TAX STATUS

     The trustee will elect to treat all or a portion of the trust fund as one or more REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC, coupled, in the case of the offered certificates other than the class A-IO certificates, with certain contractual rights and obligations. Each of the class R and RL certificates will be designated as a "residual interest" in one or more REMICs.

     The class A-IO certificates will be, and certain other classes of offered certificates may be, issued with original issue discount for federal income tax purposes.

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

     Generally, the class A certificates and the class A-IO certificates may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, provided that the acquisition and holding of such certificates are eligible for the exemptive relief available under a statutory or class exemption described in this prospectus supplement under "ERISA Considerations." The subordinate certificates may be purchased by benefit plan investors that are certain insurance company general accounts. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of certificates is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any offered certificates.

     See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     Other legal restrictions apply to the ability of some types of investors to purchase the certificates. Prospective investors should consider these restrictions.

     See "Legal Investment Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS OF THE CERTIFICATES

     It is a condition of the issuance of the offered certificates that they receive ratings from Fitch Ratings, Moody's Investors Service and Standard & Poor's Ratings Services not lower than the ratings set forth in the table on page S-1.

     See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings and "Risk Factors--Ratings on the Securities are Dependant on Assumptions by the Rating Agencies" in the accompanying prospectus.

                               RECENT DEVELOPMENTS

          On July 14, 2006, BFLP received a letter from the Securities and Exchange Commission (the "Commission") indicating that the staff of the Commission had commenced an inquiry with respect to BFLP and requesting documents and information relating to BFLP's securitization business. The letter included requests for information and documents showing any alteration of data with respect to loans acquired, owned, serviced or securitized by BFLP, including but not limited to any information reflecting such changes in BFLP's "Capital Markets" database, as well any documents, materials or information related to any reported act of fraud.

          BFLP has responded to the request for voluntary production of documents, and intends to continue to fully cooperate with the Commission staff.

          The inquiry being conducted by the Commission staff is informal. While management of BFLP believes that the inquiry relates to the instances of alteration of loan data described below, the Commission staff has not identified the specific reason for its inquiry. There can be no assurance as to the scope or duration of the inquiry, whether it relates only to the matters described below, or what the result of the inquiry may be, or as to whether a formal investigation will be commenced by the Commission at some date in the future.

          In March of 2006, during the internal controls review that BFLP conducted in connection with the annual audit of its financial statements, the senior executives of the company became aware that a highly placed employee of BFLP had, over a period of years, altered credit-related data with respect to a portion of acquired mortgage loans for which he was the salesperson, which had the effect of increasing his sales commissions. This individual was a senior salesperson, a managing director and a limited partner of BFLP, and was also the head of BFLP's residential mortgage loan acquisition business. Following the company's initial internal investigation, this individual's employment was terminated for cause.

          This unauthorized alteration of loan-level information involved almost exclusively residential mortgage loans. The data alteration primarily involved falsely increasing borrower credit scores, but also included in some cases changes to property type or occupancy codes and, in fewer cases, other variables. Although some of the information changes occurred on BFLP's internal Capital Markets database after the affected loans had been securitized, a portion of the changes occurred prior to securitization. BFLP believes that the extent of the data alterations was not material from the perspective of any particular securitized pool or the related securityholders. Each outstanding residential mortgage loan securitization was examined using multiple methodologies, and where it was determined that the interests of the related securityholders in affected mortgage loans had been materially and adversely affected, loans were repurchased or new loans were substituted for the affected loans on a deal-by-deal basis in accordance with the provisions of the operative documents.

          BFLP has reduced the number of persons with access to critical systems and steps have been taken to improve internal controls. BFLP retained independent auditors and consultants to undertake reviews of the company's loan data, systems and internal controls, and has taken additional corrective measures based upon the results of these reviews.

          Management of BFLP does not anticipate that these matters will have any material adverse effect, financial or otherwise, on the business and operations of the company or its affiliates.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

LACK OF INFORMATION REGARDING
   UNDERWRITING STANDARDS;
   HIGHER EXPECTED
   DELINQUENCIES IN PAYMENT...   The substantial majority of the mortgage loans
                                 expected to be included in the trust fund were acquired by the sponsor from various unaffiliated savings institutions, finance companies and other sellers. Although neither the sponsor nor the depositor has, in many cases, information available regarding the underwriting standards that were applied in originating these mortgage loans, it is likely that these mortgage loans were originated in accordance with standards less strict than those of Fannie Mae and Freddie Mac. In particular, approximately 7.93% of the mortgage loans were originated by the sellers of the related mortgaged properties; these sellers may not have applied any recognized underwriting standards. As a result, it is expected that the mortgage loans in the trust fund will experience rates of delinquency and default that are higher than those experienced by mortgage loans that were underwritten in accordance with higher standards.

                                 Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans that were originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the mortgage loans. These risks are magnified with respect to the interest-only mortgage loans and the balloon loans. See "Risk Factors--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" in the accompanying prospectus for a discussion of risks related to economic conditions generally and the mortgage loans.

                                 See "Description of the Mortgage Pools" in this prospectus supplement for a description of the characteristics of the mortgage loans expected to be included in the trust fund.

HIGHER RISK OF LOSS DUE TO
   DELINQUENCIES IN PAYMENT...   Approximately 6.87% and 9.55% of the mortgage
                                 loans to be included in pool 1 and pool 2, respectively, were between 30 and 59 days delinquent in payment as of the cut-off date.
                                 As a result, the trust fund may experience higher losses than if all of the mortgage loans were current in payment.

FORECLOSURE RESTRICTIONS MAY
   INCREASE REALIZED LOSSES...   The applicable servicer generally will be
                                 prohibited from foreclosing on those mortgage loans that are 60 or more days delinquent in payment as of the closing date. In the case of those mortgage loans subject to this foreclosure restriction, realized losses may be greater and the proceeds received from a foreclosure sale may be less than would be the case if those mortgage loans were not subject to a foreclosure restriction.

                                 See "The Agreements--Servicing--Foreclosure
                                 Restrictions" for further discussion of
                                 mortgage loans subject to foreclosure
                                 restrictions.

GREATER RISK INVOLVING CERTAIN
   PROPERTY TYPES.............   Approximately 0.50% and 2.82% of the mortgage
                                 loans in pool 1 and pool 2, respectively, are secured by liens on multifamily properties or mixed residential/commercial properties and approximately 0.77% and 4.50% of the mortgage loans in pool 1 and pool 2, respectively, are secured by liens on fee simple and/or leasehold interests in various types of commercial property. Approximately 30.38% and 25.86% of the mortgage loans in pool 1 and pool 2, respectively, are secured by second homes or by other properties, including unimproved land, held by borrowers for investment.

                                 Mortgage loans secured by multifamily property, mixed use property or commercial property may incur higher losses as a result of delinquency, foreclosure or repossession than mortgage loans secured by single-family residential property. If borrowers experience financial difficulties, they may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by a primary residence of a borrower. If credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

                                 Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.

                                 See "The Trusts and the Trust Assets--Mortgage Loans--Commercial, Multifamily and Mixed Use Mortgage Loans" and "Certain Legal Aspects of Loans and Contracts--Commercial, Multifamily and Mixed Use Loans" in the accompanying prospectus.

GREATER RISK INVOLVING HIGHER
   LOAN-TO-VALUE RATIOS.......   Mortgage loans with higher loan-to-value ratios
                                 may present a greater risk of loss. In
                                 particular, approximately 46.18% and 15.02% of the mortgage loans in pool 1 and pool 2, respectively, are known to have had loan-to-value ratios at origination or modification in excess of 80%.

                                 Additionally, some of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan. We cannot assure you that the value of these mortgaged properties will not continue to decline. Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.

                                 See "Insurance--Primary Mortgage Insurance
                                 Policies" in the accompanying prospectus for a description of factors affecting this risk.

RISKS ASSOCIATED WITH LOANS
   PROVIDING FOR INTEREST-ONLY
   PAYMENTS...................   Approximately 14.78% and 30.20% of the mortgage
                                 loans to be included in pool 1 and pool 2, respectively, provide for monthly payments of interest, but not principal, for a period of 5 months to 22 years following origination, in the case of pool 1, and 1 month to 30 years following origination, in the case of pool 2. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to pay interest and to amortize the principal balance over the remaining term and to pay interest at the applicable mortgage rate.

                                 The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

                                 See "Risk Factors--Risks Associated with Loans Providing for Interest-Only Payments" and "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" in the accompanying prospectus for a discussion of risks related to the interest-only mortgage loans and economic conditions.

RISKS RELATED TO MORTGAGE
   LOANS THAT PROVIDE FOR
   NEGATIVE AMORTIZATION......   Approximately 7.43% of the mortgage loans to be
                                 included in pool 2 are known to provide for so-called "negative amortization." Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

                                 As interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of the negative amortization mortgage loans will increase over time, thereby increasing the monthly payments to be paid by the borrowers when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

                                 See "Risk Factors--Changes in U.S. Economic
                                 Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" in the accompanying prospectus.

                                 In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be paid as interest to the certificates.

GREATER RISK INVOLVING BALLOON
   MORTGAGE LOANS.............   Approximately 11.89% and 2.46% of the mortgage
                                 loans to be included in pool 1 and pool 2, respectively, are balloon mortgage loans. These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower's ability to either timely refinance the balloon mortgage loan or timely sell the mortgaged property. Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

                                 For additional information regarding balloon mortgage loans, see "Description of the Mortgage Pools" and "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Risk Factors--Risks Related to Certain Features of Balloon Loans" and "The Trusts and the Trust Assets--Mortgage Loans--Balloon Loans" in the accompanying prospectus.

RISK OF DEFAULT ON HIGH
   BALANCE MORTGAGE LOANS.....   The principal balances of approximately 4
                                 mortgage loans in pool 1, representing
                                 approximately 3.39% of the cut-off date pool balance of pool 1, exceeded $1,000,000 and the principal balances of approximately one mortgage loan in pool 1, representing approximately 0.67% of the cut-off date pool balance of pool 1, were between $750,000 and $1,000,000, as of the cut-off date.

                                 The principal balances of approximately 7 mortgage loans in pool 2, representing approximately 6.08% of the cut-off date pool balance of pool 2, exceeded

                                 $1,000,000, and the principal balances of approximately 14 mortgage loans in pool 2, representing approximately 5.29% of the cut-off date pool balance of pool 2, were between $750,000 and $1,000,000, as of the cut-off date.

                                 Defaults and losses on these mortgage loans may have a disproportionate effect on certificateholders.

RISKS RELATED TO SIMULTANEOUS
   SECOND LIENS AND OTHER
   BORROWER DEBT..............   Approximately 14.19% and 15.98% of the mortgage
                                 loans to be included in pool 1 and pool 2, respectively, are known to be secured by mortgaged properties that are subject to a second lien created at the time of origination of the first lien mortgage loan that is included in the trust fund, or in connection with secondary mortgage financing obtained by the borrowers following origination of the first lien mortgage loan.

                                 Investors should consider that borrowers who have less equity in their homes may be more likely to default and may be more likely to submit to foreclosure proceedings.

                                 See "Risk Factors--Risks Related to
                                 Simultaneous Second Liens and Other Borrower
                                 Debt" in the accompanying prospectus.

RISKS ASSOCIATED WITH
   DOCUMENTATION DEFECTS......   Certain of the loan files being transferred to
                                 the trustee may have one or more of the
                                 following document defects:

                                      o    the loan file contains neither the
                                           original nor a copy of the mortgage
                                           note;

                                      o    the mortgage note is missing the
                                           proper intervening endorsements;

                                      o    the loan file is missing intervening
                                           assignments;

                                      o    the loan file is missing a copy of
                                           certain assumptions, modifications or
                                           waivers;

                                      o    the loan file is missing a copy of
                                           the title insurance policy; and

                                      o    in the case of cooperative loans, the
                                           loan file does not contain a copy of
                                           a recognition agreement or security
                                           agreement.

                                 Failure to obtain all intervening assignments with respect to a mortgage loan could result in delays in foreclosure and liquidation in the event of a default.

                                 The sponsor will be obligated to repurchase any mortgage loan if any effort to enforce the related mortgage loan or the related mortgage, deed of trust or other security instrument is materially impaired by the documentation defect. However, no mortgage loan with respect to which a copy of the original mortgage is missing will be required to be repurchased unless and until the mortgage loan is to be foreclosed upon and the mortgage is unenforceable because the original mortgage cannot be obtained from the public recording office.

                                 For a significant number of the mortgage loans, copies of the title insurance policies have not been, or will not be, obtained. The sponsor will be obligated to repurchase any mortgage loan (other than a cooperative loan) if the trustee's interest in such mortgage loan is materially and adversely affected by the missing policy.

                                 If the sponsor does not fulfill its obligation to repurchase defective mortgage loans, holders of offered certificates may incur losses.

DELINQUENCIES MAY BE HIGHER
   DUE TO SERVICING
   TRANSFERS..................   Because the sponsor generally acquires mortgage
                                 loans on a servicing released basis, it is necessary to arrange for the transfer of the mortgage loan servicing to the servicers. The sponsor has engaged the servicers to service the mortgage loans as well as other mortgage loans acquired by the sponsor. Servicing with respect to a substantial portion of the mortgage loans was transferred to the servicers within the three months preceding the cut-off date or is in the process of being transferred.
                                 In addition, the sponsor will on or prior to the closing date transfer its ownership of the servicing rights with respect to mortgage loans serviced by Bayview Loan Servicing, LLC and by M&T Mortgage Corporation, representing approximately 54.95% and 50.07% of the mortgage loans to be included in pool 1 and pool 2, respectively, as of the cut-off date, to M&T Mortgage Corporation. Bayview Loan
                                 Servicing, LLC has been engaged by M&T Mortgage
                                 Corporation to subservice certain of the mortgage loans.

                                 Servicing transfers involve notifying borrowers to remit payments to the new servicer, transferring physical possession of the servicing files and records to the new servicer and entering mortgage loan and borrower data on the management information systems of the new servicer, and these transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Industry experience indicates that mortgage loan delinquencies and defaults are likely to temporarily increase during the transition to a new servicer and immediately following the servicing transfer. The recent transfer of servicing of a substantial portion of the mortgage loans to the servicers, as well as the transfer of servicing to M&T Mortgage Corporation, is expected to increase the rate of delinquencies on these mortgage loans at least until all of the related borrowers are informed of the transfer, the applicable servicer has received all of the related loan files and records and all relevant data has been entered on the servicer's management information systems.

                                 We cannot give you any assurance as to the severity or duration of any increase in the rate of delinquencies or defaults due to transfers of servicing.

                                 See "The Master Servicer and the
                                 Servicers--Servicers" in this prospectus supplement and "Risk Factors--Delinquencies May Be Higher Due to Servicing Transfers" and "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements" in the accompanying prospectus.

GEOGRAPHIC CONCENTRATION OF
   MORTGAGE LOANS.............   Approximately 21.05%, 13.85% and 12.18% of the
                                 mortgage loans to be included in pool 1 on the closing date are secured by mortgaged properties located in the states of Texas, Florida and California, respectively. In addition, approximately 28.40%, 14.21% and
                                 11.33% of the mortgage loans to be included in pool 2 on the closing date are secured by mortgaged properties located in the states of California, Florida and New York, respectively.
                                 The rate of delinquencies, defaults and
                                 losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because adverse economic conditions and natural disasters in these states will have a disproportionate impact on the mortgage loans in general. For example, mortgaged properties in California may be more susceptible to certain types of hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters.

                                 See "Certain Yield and Prepayment
                                 Considerations" in this prospectus supplement and "Risk Factors--Geographic Concentration of Mortgage Loans" in the accompanying prospectus. For additional information regarding the geographic distribution of the mortgage loans expected to be included in the trust fund, see the applicable table under "Description of the Mortgage Pools" in Annex C to this prospectus supplement. For a discussion of the risks related to economic conditions generally and the mortgage loans, see "Risk Factors--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" in the accompanying prospectus.

ENVIRONMENTAL RISKS...........   Certain of the commercial, multifamily and
                                 mixed-use loans will be covered by a limited environmental insurance policy, as described under "Description of the Mortgage
                                 Pools--Commercial, Multifamily and Mixed Use
                                 Loans."

                                 See "Risk Factors--Environmental Risks" in the accompanying prospectus.

RISKS RELATED TO POTENTIAL
   INADEQUACY OF CREDIT
   ENHANCEMENT AND OTHER
   SUPPORT....................   The certificates are not insured by any
                                 financial guaranty insurance policy. The credit enhancement features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

                                 EXCESS INTEREST AND OVERCOLLATERALIZATION. In order to increase the overcollateralization to the level required by the rating agencies, it will be necessary that the mortgage loans in each pool generate more interest than is needed to pay interest on the related certificates and that pool's allocable portion of fees and expenses of the trust fund. We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in each pool is higher than the weighted average of the interest rates on the certificates. We cannot assure you, however, that the mortgage loans, together with amounts available from the interest rate cap agreement and the interest rate swap agreement, will generate enough excess interest to achieve and maintain overcollateralization, in the case of the mortgage loans, or maintain overcollateralization, in the case of the interest rate cap agreement and the interest rate swap agreement, at the level required by the rating agencies. The following factors will affect the amount of excess interest that the loans will generate:

                                 Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial payment, will be generating less interest. The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

                                 Defaults. The rate of defaults on the loans may turn out to be higher than expected. Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest. Defaults on a disproportionately high number of loans having relatively high interest rates would have a greater negative effect on future excess interest.

                                 Level of LIBOR. Substantially all of the mortgage loans have either fixed interest rates or interest rates that adjust based on an index that differs from the one-month LIBOR index used to determine the interest rates on the group 2 certificates and the subordinate certificates. As a result of an increase in one-month LIBOR, the interest rates on these certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on the certificates. The interest rate cap agreement and the interest rate swap agreement described in this prospectus supplement are intended to mitigate this risk.

                                 See "Description of the
                                 Certificates--Overcollateralization;
                                 Application of Excess Cashflow" in this
                                 prospectus supplement and "Credit
                                 Enhancement--Overcollateralization" in the accompanying prospectus.

                                 SUBORDINATION. Subordination in right of payment of the subordinate certificates provides a form of credit enhancement for the senior certificates and for each class of subordinate certificates having a higher priority of payment. However, if this subordination is insufficient to absorb losses in excess of excess interest, any overcollateralization that is created and any amounts in the reserve fund available to pay losses, then holders of subordinate certificates, particularly the class B certificates, may never receive all of their principal payments.

                                 You should consider the following:

                                      o    if you buy a class B-3 certificate
                                           and losses on the mortgage loans
                                           exceed excess interest, any
                                           overcollateralization that has been
                                           created and any amounts in the
                                           reserve fund available to pay losses,
                                           the principal balance of your
                                           certificate will be reduced
                                           proportionately with the principal
                                           balances of the other class B-3
                                           certificates by the amount of that
                                           excess;

                                      o    if you buy a class B-2 certificate
                                           and losses on the mortgage loans
                                           exceed excess interest, any
                                           overcollateralization that has been
                                           created and any amounts in the
                                           reserve fund available to pay losses,
                                           plus the class principal balance of
                                           the class B-3 certificates, the
                                           principal balance of your certificate
                                           will be reduced proportionately with
                                           the principal balances of the other
                                           class B-2 certificates by the amount
                                           of that excess;

                                      o    if you buy a class B-1 certificate
                                           and losses on the mortgage loans
                                           exceed excess interest, any
                                           overcollateralization that has been
                                           created and
                                           any amounts in the reserve fund
                                           available to pay losses, plus the
                                           class principal balance of the class
                                           B-3 and B-2 certificates, the
                                           principal balance of your certificate
                                           will be reduced proportionately with
                                           the principal balances of the other
                                           class B-1 certificates by the amount
                                           of that excess;

                                      o    if you buy a class M-4 certificate
                                           and losses on the mortgage loans
                                           exceed excess interest, any
                                           overcollateralization that has been
                                           created and any amounts in the
                                           reserve fund available to pay losses,
                                           plus the total class principal
                                           balance of the class B-3, B-2 and B-1
                                           certificates, the principal balance
                                           of your certificate will be reduced
                                           proportionately with the principal
                                           balances of the other class M-4
                                           certificates by the amount of that
                                           excess;

                                      o    if you buy a class M-3 certificate
                                           and losses on the mortgage loans
                                           exceed excess interest, any
                                           overcollateralization that has been
                                           created and any amounts in the
                                           reserve fund available to pay losses,
                                           plus the total class principal
                                           balance of the class B-3, B-2, B-1
                                           and M-4 certificates, the principal
                                           balance of your certificate will be
                                           reduced proportionately with the
                                           principal balances of the other class
                                           M-3 certificates by the amount of
                                           that excess;

                                      o    if you buy a class M-2 certificate
                                           and losses on the mortgage loans
                                           exceed excess interest, any
                                           overcollateralization that has been
                                           created and any amounts in the
                                           reserve fund available to pay losses,
                                           plus the total class principal
                                           balance of the class B-3, B-2, B-1,
                                           M-4 and M-3 certificates, the
                                           principal balance of your certificate
                                           will be reduced proportionately with
                                           the principal balances of the other
                                           class M-2 certificates by the amount
                                           of that excess; and

                                      o    if you buy a class M-1 certificate
                                           and losses on the mortgage loans
                                           exceed excess interest, any
                                           overcollateralization that has been
                                           created and any amounts in the
                                           reserve fund available to pay losses,
                                           plus the total class principal
                                           balance of the class B-3, B-2, B-1,
                                           M-4, M-3 and M-2
                                           certificates, the principal balance
                                           of your certificate will be reduced
                                           proportionately with the principal
                                           balances of the other class M-1
                                           certificates by the amount of that
                                           excess.

                                 Losses on the mortgage loans will not reduce the principal balances of the senior certificates.

                                 If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the fees and expenses of the trust fund, then excess interest will be used to pay certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that excess interest will be generated in an amount sufficient to make these payments.

                                 See "Description of the
                                 Certificates--Overcollateralization;
                                 Application of Excess Cashflow" and
                                 "--Allocation of Losses; Reserve Fund Draws" in this prospectus supplement and "Credit Enhancement--Subordinate Securities" in the accompanying prospectus.

                                 LIMITED CROSS-COLLATERALIZATION. If you buy a class A certificate, payments on your certificate will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of certificates. However, your certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from each pool. That means that even if the rate of losses on mortgage loans in the pool that relates to your class of certificates is low, losses in the unrelated pool may reduce the loss protection for your certificates.

                                 THE INTEREST RATE CAP AGREEMENT. Any amounts received under the interest rate cap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization, repay losses and increase the amount on deposit in the reserve fund. However, no amounts will be payable under the interest rate cap agreement unless one-month LIBOR moves above certain levels as described under "Description of the Certificates--The Cap Agreement;

                                 Basis Risk Shortfalls and Limited Credit
                                 Support--The Cap Agreement" in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate cap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

                                 See "Description of the Certificates--The Cap Agreement; Basis Risk

                                 Shortfalls and Limited Credit Support--The Cap Agreement" in this prospectus supplement.

                                 THE INTEREST RATE SWAP AGREEMENT. Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization, repay losses and increase the amount on deposit in the reserve fund. In general, however, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty with respect to a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.105% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

                                 See "Description of the
                                 Certificates--Supplemental Interest Trust--The
                                 Interest Rate Swap Agreement" in this
                                 prospectus supplement.

UNPREDICTABILITY AND EFFECT OF
   PREPAYMENTS................   Borrowers may prepay their mortgage loans in
                                 whole or in part at any time. A prepayment of a mortgage loan will usually result in a payment of principal on the certificates.

                                      o    If you purchase your certificates at
                                           a discount and principal is repaid
                                           slower than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                      o    If you purchase your certificates at
                                           a premium and principal is repaid
                                           faster than you anticipate,
                                           then your yield may be lower than you
                                           anticipate.

                                 Approximately 17.45% and 55.50% of the mortgage loans to be included in pool 1 and pool 2, respectively, impose a penalty for prepayments during periods that generally range from 10 months to 30 years after origination, in the case of pool 1, and 6 months to 30 years after origination, in the case of pool 2, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.

                                 The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans generally. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by the originators, including the sponsor and its affiliates, the servicers or the master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as "option ARMs," may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products. The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average lives and yields of the certificates. See "Risk Factors--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" in the accompanying prospectus for a discussion of risks related to economic conditions generally and the mortgage loans.

                                 See "Certain Yield and Prepayment
                                 Considerations" in this prospectus supplement and "Certain Yield and Prepayment Considerations--Maturity and Prepayment" in the accompanying prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

APPLICATION OF THE APPLICABLE
   AVAILABLE FUNDS CAPS AND
   TIMING OF INTEREST RATE
   ADJUSTMENTS MAY REDUCE
   INTEREST PAYMENTS..........   Each class of the group 1 certificates will
                                 accrue interest based on a fixed rate. Each class of the group 2 certificates and subordinate certificates will accrue interest at an interest rate that adjusts monthly based on the one-month LIBOR index plus a specified margin. However, the interest rates on the offered certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans in pool 1, in the case of the group 1 certificates; the mortgage loans in pool 2, in the case of the group 2 certificates; or the mortgage loans in both pools, in the case of the class A-IO certificates and the subordinate certificates, in each case, net of certain allocable fees and expenses of the trust fund, any net swap payments owed to the swap counterparty, in the case of the group 1 and group 2 certificates, interest accrued on the applicable class A-IO component and, in the case of the subordinate certificates, net of the amount of interest accrued on the components of the class A-IO certificates.

                                 The applicable available funds cap may be applied to the group 1 certificates or the subordinate certificates on any distribution date because, for example, mortgage loans in pool 1 with relatively higher interest rates may prepay at a more rapid rate than loans having relatively lower rates.

                                 The applicable available funds cap may be applied to the group 2 certificates or the subordinate certificates on any distribution date because, for example:

                                      o    the indices applicable to
                                           substantially all of the adjustable
                                           rate mortgage loans differ from, and
                                           adjust at different intervals than,
                                           one month LIBOR, and in some cases do
                                           not adjust for a period of one year;

                                      o    the interest rates on the fixed rate
                                           mortgage loans in pool 2 will not
                                           adjust and the adjustable rate loans
                                           may prepay at a more rapid rate than
                                           the fixed rate loans; and

                                      o    mortgage loans in pool 2 with
                                           relatively higher interest rates may
                                           prepay at a more rapid rate than
                                           loans having relatively lower rates.

                                 Amounts received in respect of the interest rate cap agreement and the interest rate swap agreement, if any, will be available to fund any resulting shortfalls. However, because amounts payable under the cap agreement and the swap agreement are limited as described in this prospectus supplement, and because the cap agreement and the swap agreement expire after ten years and four years, respectively, these amounts may be insufficient to pay shortfalls caused by application of the available funds caps. The calculation and application of the available funds caps are described in this prospectus supplement under "Description of the Certificates--Distributions of Interest." The terms of the interest rate cap agreement are described in this prospectus supplement under "Description of the Certificates--The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support." The interest rates on adjustable rate mortgage loans will adjust periodically based on any of a variety of indices and the interest rates on the LIBOR certificates will adjust monthly based on LIBOR as described in this prospectus supplement under "Description of the
                                 Certificates--Determination of LIBOR." In particular, because the interest rates on the LIBOR certificates adjust monthly while the interest rates on the adjustable rate mortgage loans may adjust as frequently as monthly or as infrequently as every year (and in some cases, only after the expiration of the related initial fixed rate period), in a rising interest rate environment the interest accrued on the LIBOR certificates may be greater than interest accrued on the mortgage loans net of other amounts having a higher priority of payment. In addition, because the interest rates for adjustable rate mortgage loans are based on the related index plus the related gross margin, these interest rates could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the adjustable rate mortgage loans.

SPECIAL RISKS FOR THE CLASS
   A-IO CERTIFICATES..........   Interest will accrue on the components of the
                                 class A-IO certificates on their respective declining scheduled notional balances described in this prospectus supplement. After the distribution date in April 2009, the notional balance of each component of the class A-IO certificates will be zero and, therefore, current interest will no longer be payable on the class A-IO certificates. In the event that the mortgage loans prepay at a rapid rate resulting in their prepayment in full while the class A-IO certificates remain outstanding, investors in the class A-IO certificates could fail to recover their initial investments.

ADVERSE EFFECT OF REDUCTION OF
   RATING OF CAP
   COUNTERPARTY...............   The counterparty under the interest rate cap
                                 agreement or any credit support provider will be, as of the closing date, rated at or above the minimum credit rating described in this prospectus supplement under "Description of the Certificates--The Cap Agreement; Basis Risk
                                 Shortfalls and Limited Credit Support--The Cap
                                 Agreement." The ratings on the offered
                                 certificates are dependent in part on the ratings of the counterparty (or any credit support provider). If the ratings of the counterparty (or any credit support provider) are qualified, reduced or withdrawn, the ratings of the offered certificates may be qualified, reduced or withdrawn. If that happens, the value and marketability of your certificates will be adversely affected.

                                 See "The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support--The Cap Agreement" and "--The Cap Counterparty" in this prospectus supplement.

RISKS RELATED TO THE INTEREST
   RATE SWAP AGREEMENT .......   Any net swap payment payable to the swap
                                 counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the notional amount on which payments due under the interest rate swap agreement is calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

                                 In the event that the trust fund, after
                                 application of all interest and principal received on the mortgage loans, cannot make the required net swap payment to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of an early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

                                 See "Description of the
                                 Certificates--Distributions of Interest,"
                                 "--Distributions of Principal" and
                                 "--Supplemental Interest Trust" in this
                                 prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
   SWAP COUNTERPARTY ON
   RATINGS OF CERTIFICATES....   As of the date of this prospectus supplement,
                                 the swap counterparty under the interest rate swap agreement currently has the ratings described under "Description of the
                                 Certificates--Supplemental Interest Trust--The
                                 Swap Counterparty." The ratings of the
                                 certificates are dependent in part upon the credit ratings of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the interest rate swap agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

                                 See "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Swap Agreement" in this prospectus supplement.

VIOLATION OF VARIOUS FEDERAL,
   STATE AND LOCAL LAWS MAY
   RESULT IN LOSSES ON THE
   MORTGAGE LOANS.............   Violation of certain federal, state or local
                                 laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

                                 See "Risk Factors--Violation of Various
                                 Federal, State and Local Laws May Result in
                                 Losses on the Mortgage Loans" in the
                                 accompanying prospectus.

VIOLATION OF PREDATORY LENDING
   LAWS/RISKS RELATED TO HIGH
   COST LOANS.................   Various federal, state and local laws have been
                                 enacted that are designed to discourage
                                 predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trustee on behalf of the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the sponsor does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

                                 See "Risk Factors--Violation of Predatory
                                 Lending Laws/Risks Related to High Cost Loans" in the accompanying prospectus.

                      THE MASTER SERVICER AND THE SERVICERS

     The information set forth in this section under "--The Master Servicer" has been provided by Wells Fargo Bank, N.A. ("Wells Fargo Bank"), as Master Servicer (in such capacity, the "Master Servicer"), and the information set forth under "--Servicers" has been provided by the applicable Servicers, to the extent applicable to them.

THE MASTER SERVICER

     Wells Fargo Bank will act as Master Servicer under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Sponsor and its affiliates may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's master servicing offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

     The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

SERVICERS

     General. The Servicers will service the Mortgage Loans, directly or through subservicers under the supervision of the Master Servicer, to the extent provided in the Pooling and Servicing Agreement and consistent with the applicable Servicing Agreements. The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the limited extent described under "The Agreements--Servicing--Advances" herein, and will not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted Mortgage Loans, workouts, discounted payoffs, foreclosure, and disposition of Mortgaged Properties to which title has been taken on behalf of the Trust Fund by foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property"). However, if the Master Servicer becomes aware that a Servicer is not fulfilling its obligations under the Servicing Agreement with respect to these matters, the Master Servicer will be obligated to terminate the Servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable Servicing Agreement. Following termination of a Servicer and prior to the appointment of a successor servicer, the Master Servicer will assume the obligation to make Advances.

     Approximately 3.97% and 82.19% of the Mortgage Loans will initially be physically serviced by M&T Mortgage Corporation ("M&T Mortgage") and Bayview Loan Servicing, LLC ("BLS"), respectively. The remainder of the Mortgage Loans will initially be serviced by various mortgage servicing institutions (together with M&T Mortgage and BLS, the "Servicers"), none of which will service more than 10% of the Mortgage Loans. Certain of the Mortgage Loans that BLS is obligated to service will be directly serviced by third party servicers, which BLS will treat for purposes of its obligations under its Servicing Agreement as subservicers. In some cases, these subservicers will have the right to transfer the servicing to other subservicers.

     Servicing of commercial mortgage loans involves consideration of factors generally not characteristic of residential mortgage loans, as well as servicing functions and techniques that differ from those generally employed in servicing residential mortgage loans. As described in this prospectus supplement and the accompanying prospectus dated November 10, 2006 (the "Prospectus"), for example, commercial loans may be secured by additional collateral of various types, such as personal property, life insurance, securities, a letter of credit or a personal guarantee of the principals of a borrower that is organized as a corporation or limited liability company. Payments on a commercial loan may depend upon payment of rent by tenants of the mortgaged property, and the servicer may be required to collect those rental payments directly. Real estate securing commercial loans is more frequently subject to eminent domain or condemnation proceedings than residential real estate. Disposition of foreclosed real estate may require special expertise in a particular type of business in order to maximize sale proceeds, and the servicer or an agent for the servicer may operate the foreclosed business for a period of time prior to sale.

     For a description of the material servicing terms of the Pooling and Servicing Agreement and the Servicing Agreements, including a description of when and how a servicer may waive or modify the terms of a mortgage loan (for example, in order to prevent default or to mitigate a loss), the material terms of the collection of funds and the related servicing account, Advances and termination provisions regarding servicers, see "The Agreements--Servicing" in this prospectus supplement and "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements" in the Prospectus.

     M&T Mortgage Corporation. M&T Mortgage will act as a Servicer under the related Servicing Agreement. M&T Mortgage is a New York corporation and wholly owned subsidiary of Manufacturers and Traders Trust Company. Its principal offices are located at One Fountain Plaza, Buffalo, New York 14203. M&T Mortgage is approved by Ginnie Mae, Freddie Mac and Fannie Mae as a seller-servicer and its processing offices are approved by FHA as branch offices. M&T Mortgage has been servicing mortgage loans since 1993, and as of November 1, 2006, services residential and commercial mortgage loans in the Sponsor's portfolio and in 30 securitization trusts of the Sponsor.

     As of June 30, 2006, M&T Mortgage was the servicer of a portfolio of approximately 173,096 mortgage loans totaling approximately $18.5 billion. As of June 30, 2006, M&T Mortgage serviced approximately 160,104 residential mortgage loans totaling approximately $15.2 billion, a decrease of approximately 1.93 percent from 2005, and approximately 12,992 commercial mortgage loans totaling approximately $3.2 billion, an increase of approximately 52.4 percent over 2005.

     As of December 31, 2005, M&T Mortgage serviced a portfolio of approximately 170,000 loans totaling approximately $17.2 billion. M&T Mortgage's servicing portfolio is composed of 40.1% loans serviced for Fannie Mae, Freddie Mac or Ginnie Mae, 25% loans serviced for non-agency securitizations, 18.4% owned portfolio, 12% loans serviced for the State of New York Mortgage Agency and 4.5% non-securitized loans.

     M&T Mortgage has approximately 180 mortgage servicing employees located in two offices in Buffalo, New York. M&T Mortgage utilizes subservicers, including Bayview Loan Servicing, LLC, with respect to many of the mortgage loans for which it is the contractual servicer. In addition, with respect to mortgage loans that it directly services, M&T Mortgage employs various service providers to perform such functions as (but not limited to) monitoring maintenance of hazard insurance and flood insurance, and tax service. If a borrower fails to provide M&T Mortgage with updated proof of insurance or if M&T receives a cancellation notice from the insurance company, M&T Mortgage sends an expiration letter to the customer advising that they need to obtain coverage and provide proof of insurance. If proof of insurance is not received, a binder letter is sent (binding force placed coverage), and if further efforts to contact the borrower are unsuccessful, insurance is purchased and the loan payments are increased to cover this cost. If the borrower ultimately provides proof of insurance coverage, the force-placed policy is cancelled and appropriate amounts refunded.

     Custodial responsibilities for documents related to mortgage loans serviced by M&T Mortgage are generally performed by an independent custodian.

     Bayview Loan Servicing. BLS will act as a Servicer under the related Servicing Agreement. For more information regarding BLS, see "Origination, Acquisition and Servicing of Loans--Servicing--Bayview Loan Servicing" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOLS

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the Mortgage Loans (or the specified Mortgage Pool) as of October 1, 2006 (the "Cut-off Date"). With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

GENERAL

     The assets of the Trust Fund will consist of two pools ("Pool 1" and "Pool 2," respectively, and each, a "Mortgage Pool") including, in the aggregate, approximately 3,018 mortgage loans (the "Mortgage Loans"), secured by first liens on (1) single family residential real properties, (2) two- to four-family residential real properties, (3) condominium units, together with such units' appurtenant interests in common elements (the Mortgage Loans secured thereby, "Condominium Loans"), (4) planned unit developments, (5) multifamily residential rental properties consisting of five or more dwelling units (the Mortgage Loans secured thereby, "Multifamily Loans"), (6) mixed residential/commercial properties (the Mortgage Loans secured thereby, "Mixed Use Loans"), (7) other types of commercial properties, or leasehold interests therein ("Commercial Loans"), (8) assignments by borrowers of security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units (the Mortgage Loans secured thereby, "Cooperative Loans"), (9) unimproved land and
(10) other property types (each of the foregoing, a "Mortgaged Property"), with a total principal balance of the Mortgage Loans as of the Cut-off Date, of approximately $382,137,577. As described herein under "Description of the Certificates--General," the Mortgage Loans have been segregated into Pool 1 and Pool 2 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Pool has the approximate characteristics described in Annex C to this prospectus supplement.

     Approximately 49.23% of the Mortgage Loans will be acquired directly from the Sponsor by Bayview Financial Securities Company, LLC (the "Depositor") pursuant to a purchase agreement (the "Mortgage Loan Purchase Agreement") on the date of initial issuance of the Certificates (the "Closing Date"). The remainder of the Mortgage Loans will be acquired by the Depositor on the Closing Date directly from Bayview Financial Property Trust II ("BFPT II"), which will have acquired those Mortgage Loans from Bayview Financial Revolving Asset Trust 2003-G, Bayview Financial Revolving Asset Trust 2004-B, Bayview Financial Revolving Asset Trust 2005-A and Bayview Financial Revolving Asset Trust 2005-E (each referred to herein as a "Revolving Trust"). The Mortgage Loans purchased by the Depositor from BFPT II are referred to herein as "Re-Sold Mortgage Loans"). The Re-Sold Mortgage Loans were sold by the Sponsor to BFPT II and by BFPT II to the Revolving Trusts in prior securitization transactions.

     The Mortgage Loans were initially acquired by the Sponsor from various unaffiliated sellers, and in the case of certain of the Commercial Loans, from affiliates of BFLP. The Mortgage Loans are generally secured by senior liens on fee simple interests (or, in the case of certain of the Commercial Loans, leasehold interests) in real property of various types as described herein, or, to the extent described herein, on shares of stock in a cooperative corporation and related rights. In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form in Annex C to this prospectus supplement, including certain historical delinquency information with respect to each Mortgage Pool. Although information as to the Commercial, Multifamily and Mixed Use Loans is presented separately for ease of analysis, these Mortgage Loans are not segregated in a separate Mortgage Pool. The Mortgage Loans are segregated into the two Mortgage Pools described herein, and collections and other recoveries in respect of all related Mortgage Loans will be available for distribution of interest and principal, as applicable, on all related classes of Certificates.

     The Sponsor will make, or will have made, certain limited representations and warranties regarding the Mortgage Loans (including the Re-Sold Mortgage Loans, as described herein). The Sponsor will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs if the breach materially and adversely affects the interests of any holder of Certificates (a "Certificateholder") in any of these Mortgage Loans. There can be no assurance that the Sponsor will have sufficient resources or liquidity in the future to effect repurchases of Mortgage Loans due to breaches of representations and warranties. See "The Agreements--Assignment of Mortgage Loans" herein and "The Trusts and the Trust Assets--Assignment of Primary Assets--Representations and Warranties" and "The Agreements--Assignment of Primary Assets--Mortgage Loans" in the Prospectus.

     The Sponsor will have the option, but not the obligation, to substitute a Qualified Substitute Mortgage Loan for any Mortgage Loan as to which the related borrower fails to make the first scheduled payment of principal and interest (each, a "Monthly Payment") due after the Closing Date (a "Removable Mortgage Loan"), as described herein, provided that the substitution occurs within 90 days after the Closing Date.

     In addition, with respect to approximately 7.88% of the Mortgage Loans, with a total principal balance as of the Cut-off Date of approximately $30,111,331, the Sponsor may substitute a Qualified Substitute Mortgage Loan for any such Mortgage Loan within 60 days after the Closing Date if BLS, as Servicer, is unable to obtain agreement from the related subservicer to provide certain customary certifications and reports. If the Sponsor is unable to substitute a Qualified Substitute Mortgage Loan for any such Mortgage Loan, the Sponsor may repurchase the Mortgage Loan from the Trust Fund within 60 days after the Closing Date for a price generally equal to 100% of the unpaid principal balance thereof at the date of repurchase, together with accrued and unpaid interest at the applicable Mortgage Rate to the date of repurchase, the amount of any unreimbursed Advances and servicing advances made by the Master Servicer or Servicer, as applicable, in respect of the Mortgage Loan and the amount of any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state, or local predatory or abusive lending law in connection with the origination of the Mortgage Loan.

     Approximately 22.87% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by any primary mortgage insurance policy or lender paid mortgage insurance policy. Approximately 1.05% of the Mortgage Loans have an Original Loan-to-Value Ratio in excess of 100% and are not insured by any primary mortgage insurance policy or lender paid mortgage insurance policy.

     Approximately 40.64% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal. Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from 6 months to 30 years from the date of origination of the Mortgage Loan. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related mortgage note (each, a

"Mortgage Note"). Any prepayment premiums with respect to the Mortgage Loans will be distributed to the Class P Certificates or will be paid to the Servicers as additional servicing compensation, and will not be available to make payments on the other classes of Certificates.

     Approximately 14.78% of the Mortgage Loans in Pool 1 and 30.20% of the Mortgage Loans in Pool 2 provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period ranging from one month to 30 years, in the case of Pool 1 and Pool 2, in each case following the origination of the related Mortgage Loan. Following the applicable interest-only period, the Monthly Payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

     "Balloon Mortgage Loans" are Mortgage Loans having original terms to maturity that are shorter than their amortization schedules, in each case leaving a substantial portion of the original principal balance due and payable on the respective scheduled maturity date (a "Balloon Payment"). The Balloon Mortgage Loans are generally expected to have amortization schedules that range from 10 to 30 years and scheduled maturity dates that range from 2 to 20 years from the due date of the first Monthly Payment. The majority of the Balloon Mortgage Loans have original terms to maturity of three years or more. The existence of a Balloon Payment generally will require the related borrower to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available loan rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and credit profile of the borrower, applicable tax laws and prevailing general economic conditions. None of the Sponsor, the Depositor, the Master Servicer, the Servicers, the Sponsor or the Trustee is obligated to refinance any Balloon Mortgage Loan. Because of the credit histories of the borrowers, there is no assurance that a borrower will be able to refinance a Balloon Mortgage Loan. Certain of the Balloon Mortgage Loans, representing approximately 2.47% of the Cut-off Date Aggregate Pool Balance, provide for the payment of interest only prior to the Balloon Payment date. See "Risk Factors--Greater Risk Involving Balloon Mortgage Loans" herein. Approximately 6.14% of the Mortgage Loans are Balloon Mortgage Loans.

     The "Original Loan-to-Value Ratio" for a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available. The Original Loan-to-Value Ratio for a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification. The "Current Loan-to-Value Ratio" for a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the Cut-off Date to, with respect to approximately 81.84% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately 18.16% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination. The Sponsor utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

     Scheduled payments on the Mortgage Loans are generally due monthly, but may be due at different intervals. In the case of approximately 0.08% of the Mortgage Loans, payments are due bi-weekly, quarterly, semi-annually or annually. If a Mortgage Loan provides for payments at two-week intervals, the Monthly Payment for each such Mortgage Loan will be deemed to include all bi-weekly payments due during the related Due Period.

     Approximately 4.53% of the Mortgage Loans provide for negative amortization. As provided in the applicable Mortgage Note, interest accrued and not required to be paid currently will be added to the principal balance of the related Mortgage Loan.

     The "Net Mortgage Rate" for each Mortgage Loan will equal the mortgage rate thereon (each, a "Mortgage Rate"), as reduced by the Aggregate Fee Rate. The "Aggregate Fee Rate" for each Mortgage Loan is the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate, the Custodian Fee Rate and the rate of any lender-paid primary mortgage insurance (if any). The Mortgage Rates reflected in this prospectus supplement are reduced by the rate of any related Retained Interest, as described herein.

     As of the Cut-off Date, approximately 6.87% and 9.55% of the Mortgage Loans to be included in Pool 1 and Pool 2, respectively, were 30 to 59 days delinquent in their Monthly Payments under the terms of their related Mortgage Note. As of the Cut-off Date, none of the Mortgage Loans were 60 days or more delinquent in payment. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on October 1 by October 31, that mortgage loan would be considered to be 30 days delinquent.

POOL 1 MORTGAGE LOANS

     The "Pool 1 Mortgage Loans" consist of (i) approximately 1,479 fixed rate Mortgage Loans (the "Pool 1 Fixed Rate Mortgage Loans"), each having a Mortgage Rate greater than 5.80% per annum with a total principal balance as of the Cut-off Date of approximately $141,288,459 and (ii) approximately 20 adjustable rate Mortgage Loans (the "Pool 1 Adjustable Rate Mortgage Loans"), each having a Mortgage Rate that adjusts in accordance with an index, with an adjustable rate term greater than 60 months from the Cut-off Date, with a total principal balance as of the Cut-off Date of approximately $7,933,471. The Pool 1 Mortgage Loans had individual principal balances at origination of at least approximately $6,995 but not more than approximately $1,620,000, with an average principal balance at origination of approximately $109,958. Approximately 20.52% of the Pool 1 Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years. The Pool 1 Mortgage Loans have a weighted average remaining term to calculated maturity of approximately 285 months as of the Cut-off Date. Approximately 11.89% of the Pool 1 Mortgage Loans are Balloon Mortgage Loans. Approximately 5.13% of the Pool 1 Mortgage Loans have been modified. None of the Pool 1 Mortgage Loans are loans from the United States Department of Housing and Urban Development to finance the rehabilitation of the related Mortgaged Properties.

POOL 2 MORTGAGE LOANS

     The "Pool 2 Mortgage Loans" consist of (i) approximately 1,385 adjustable rate Mortgage Loans (the "Pool 2 Adjustable Rate Mortgage Loans" and, together with the Pool 1 Adjustable Rate Mortgage Loans, the "Adjustable Rate Mortgage Loans"), each having a Mortgage Rate that adjusts in accordance with an index, with an adjustable rate term less than or equal to 60 months from the Cut-off Date, with a total principal balance as of the Cut-off Date of approximately $214,643,362 and (ii) approximately 134 fixed rate Mortgage Loans (the "Pool 2 Fixed Rate Mortgage Loans" and, together with the Pool 1 Fixed Rate Mortgage Loans, the "Fixed Rate Mortgage Loans"), each having a Mortgage Rate less than or equal to 5.80% per annum, with a total principal balance as of the Cut-off Date of approximately $18,272,286. The Pool 2 Mortgage Loans had individual principal balances at origination of at least $16,000 but not more than $3,850,000, with an average principal balance at origination of approximately $172,956. Approximately 4.81% of the Pool 2 Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years. The Pool 2 Mortgage Loans have a weighted average remaining term to calculated maturity of approximately 303 months as of the Cut-off Date. Approximately 2.46% of the Pool 2 Mortgage Loans are Balloon Mortgage Loans. Approximately 2.00% of the Pool 2 Mortgage Loans have been modified. Approximately 0.01% of the Pool 2 Mortgage Loans are loans from the United States Department of Housing and Urban Development to finance the rehabilitation of the related Mortgaged Properties.

MORTGAGE RATE ADJUSTMENT

     The Adjustable Rate Mortgage Loans have Mortgage Rates that adjust periodically on the basis of an index (an "Index") specified in the related Mortgage Note plus, generally, a fixed percentage (the "Gross Margin"). Approximately 414 of the Adjustable Rate Mortgage Loans (and approximately 5 and 409 of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), representing approximately 46.50% of the Adjustable Rate Mortgage Loans (and approximately 30.94% and 47.08% of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), have Mortgage Rates that generally adjust semi-annually in accordance with an Index equal to the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks ("Six-Month LIBOR"), as published in The Wall Street Journal.

     Approximately 334 of the Adjustable Rate Mortgage Loans (and approximately 3 and 331 of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), representing approximately 13.68% of the Adjustable Rate Mortgage Loans (and approximately 10.41% of the Pool 1 Adjustable Rate Mortgage Loans and 13.80% of the Pool 2 Adjustable Rate Mortgage Loans, respectively), have Mortgage Rates that adjust in accordance with an Index equal to the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release H.15(519) (the "Release") and as most recently available as of the date 30 days prior to the Adjustment Date ("One-Year CMT").

     Approximately 229 of the Adjustable Rate Mortgage Loans (and approximately 4 and 225 of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage

Loans, respectively), representing approximately 18.40% of the Adjustable Rate Mortgage Loans (and approximately 12.98% and 18.61% of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), have Mortgage Rates that adjust generally in accordance with an Index equal to the bank prime rate as published in The Wall Street Journal (the "Prime Rate"). The remainder of the Adjustable Rate Mortgage Loans have Mortgage Rates that adjust in accordance with various other indices identified in the tables entitled "Indices of the Adjustable Rate Mortgage Loans" in Annex C to this prospectus supplement. The Mortgage Rates on the Adjustable Rate Mortgage Loans adjust at various intervals ranging from monthly to once every five years. See the table entitled "Frequency of Mortgage Rate Adjustment of the Adjustable Rate Mortgage Loans as of the Cut-off Date" in Annex C to this prospectus supplement.

     The amount of the Monthly Payment on each Adjustable Rate Mortgage Loan will, except in the case of Mortgage Loans that permit negative amortization, be adjusted on the day of the calendar month in which the Monthly Payment is due (each, a "Due Date") of the month following the month in which the applicable adjustment date (each such date, an "Adjustment Date") occurs to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and (except in the case of Interest-Only Loans during the interest-only period) to fully amortize the outstanding principal balance of each Adjustable Rate Mortgage Loan over its remaining term to stated maturity. The Adjustable Rate Mortgage Loans will have various adjustment dates, Gross Margins and limitations on Mortgage Rate adjustments, as described below. Adjustable Rate Mortgage Loans whose next Adjustment Date is more than five years after the Cut-off Date are referred to herein as "Long ARM Mortgage Loans."

     The Mortgage Rate on the substantial majority of the Adjustable Rate Mortgage Loans may not increase or decrease on any Adjustment Date by more than a specified percentage per annum (the "Periodic Cap").

     The Mortgage Rate on an Adjustable Rate Mortgage Loan may not be less than the minimum Mortgage Rate (the "Minimum Mortgage Rate") or exceed the maximum Mortgage Rate (the "Maximum Mortgage Rate") specified for that Mortgage Loan, if any, in the related Mortgage Note. The Minimum Mortgage Rate for each Adjustable Rate Mortgage Loan will be equal to the Gross Margin, in the case of approximately 50.08% of the Adjustable Rate Mortgage Loans. The Minimum Mortgage Rate on the Adjustable Rate Mortgage Loans will range from 0.500% to 14.990%, with a weighted average Minimum Mortgage Rate (for those Mortgage Loans having Minimum Mortgage Rates) as of the Cut-off Date of approximately 6.125%. The Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans will range from 3.163% to 23.135% with a weighted average Maximum Mortgage Rate (for those Mortgage Loans having Maximum Mortgage Rates) as of the Cut-off Date of approximately 14.024%. The Mortgage Rates of Adjustable Rate Mortgage Loans without Maximum Mortgage Rates will be limited by usury or other applicable law. The Gross Margins for the Adjustable Rate Mortgage Loans range from 0.250% to 12.000%, with a weighted average Gross Margin as of the Cut-off Date of approximately 4.233%.

     The initial Mortgage Rate in effect on an Adjustable Rate Mortgage Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the related Index and Gross Margin. Therefore, unless the related Index declines after origination of an Adjustable Rate Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan, subject to the Periodic Cap. The repayment of the Adjustable Rate Mortgage Loans will be dependent on the ability of the borrowers to make larger monthly payments following adjustments of the related Mortgage Rates. Adjustable Rate Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different adjustment dates (and the Mortgage Rates therefore may reflect different related Index values), Gross Margins, Minimum Mortgage Rates and Maximum Mortgage Rates.

CONVERSION OPTION

     The Mortgage Rates with respect to approximately 0.96% of the Adjustable Rate Mortgage Loans having a total Principal Balance of approximately $3,686,569 may be converted, at the option of the related borrowers, to fixed interest rates. If any borrower exercises its right to convert to a fixed rate, the Mortgage Loan will remain in Pool 2 as a Fixed Rate Mortgage Loan.

COOPERATIVE LOANS

     Approximately 0.50% of the Mortgage Loans are Cooperative Loans, the majority of which were originated in the States of Florida, Massachusetts and New York. These Mortgage Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is secured by a lien on the shares and an assignment of the lease or occupancy agreement. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement. Certain of the Cooperative Loans have not been recognized by the related cooperative housing corporation.

     For information on certain risks related to Cooperative Loans, see "Certain Legal Aspects of Loans and Contracts--Cooperatives" and "--Realizing Upon Cooperative Security" in the Prospectus.

INTEREST-ONLY LOANS

     Approximately 24.18% of the Mortgage Loans ("Interest-Only Loans") provide for Monthly Payments of interest at the related Mortgage Rate, but not principal, for periods ranging from one month to 30 years following origination. Following the interest-only period, the Monthly Payment on each of these Mortgage Loans will be increased to an amount sufficient to fully amortize the principal balance over the remaining term and pay interest at the related Mortgage Rate. See "Risk Factors--Risks Associated with Loans Providing for Interest-Only Payments" in this prospectus supplement.

HOLDBACK LOANS

     It is expected that approximately 0.01% of the Mortgage Loans will be "Holdback Loans" with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable Servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related Mortgaged Properties have been completed (such amounts, "Holdback Amounts"). If the Mortgage Note provides that Holdback Amounts are to be applied in respect of principal or if the Servicer determines that the conditions for disbursement of a Holdback Amount have not been satisfied within the time period specified in the related loan documents, the applicable amount will be paid to the Trust Fund and treated as a prepayment of the related Mortgage Loan.

CERTAIN MORTGAGED PROPERTIES SECURING MORTGAGE LOANS

     Approximately 28.25% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties (including commercial, multifamily and mixed-use properties) or second homes, including unimproved land. Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.

     Certain of the Mortgage Loans (a total of 289 Mortgage Loans, representing approximately 5.27% of the Cut-off Date Aggregate Pool Balance) are cross-defaulted, but not cross-collateralized, with each other. 55 borrowers are the obligors under 2 Mortgage Loans each, representing approximately 2.38% of the Cut-off Date Aggregate Pool Balance; 14 borrowers are the obligors under 3 Mortgage Loans each, representing approximately 0.79% of the Cut-off Date Aggregate Pool Balance; 6 borrowers are the obligors under 4 Mortgage Loans each, representing approximately 0.29% of the Cut-off Date Aggregate Pool Balance; 3 borrowers are the obligors under 5 Mortgage Loans each, representing approximately 0.27% of the Cut-off Date Aggregate Pool Balance; 2 borrowers are the obligors under 6 Mortgage Loans each, representing approximately 0.14% of the Cut-off Date Aggregate Pool Balance; 3 borrowers are the obligors under 7 Mortgage Loans each, representing approximately 0.39% of the Cut-off Date Aggregate Pool Balance; 2 borrowers are the obligors under 8 Mortgage Loans each, representing approximately 0.23% of the Cut-off Date Aggregate Pool Balance; one borrower is the obligor under 9 Mortgage Loans, representing approximately 0.13% of the Cut-off Date Aggregate Pool Balance; one borrower is the obligor under 12 Mortgage Loans, representing approximately 0.05% of the Cut-off Date Aggregate Pool Balance and 2 borrowers are the obligors under 14 Mortgage Loans each, representing approximately 0.61% of the Cut-off Date Aggregate Pool Balance.

MATERIAL UNAFFILIATED ORIGINATORS

     None of the various banks, savings and loans and other mortgage lending institutions that originated the Mortgage Loans to be included in the Trust Fund and that are unaffiliated with the Sponsor originated 10% or more of the Mortgage Loans.

UNDERWRITING GUIDELINES

     The underwriting criteria pursuant to which the Mortgage Loans, other than those originated by Interbay Funding, LLC, a Delaware limited liability company ("Interbay"), Silver Hill Financial, LLC, a Delaware limited liability company ("Silver Hill") or Bayview Financial Small Business Funding, LLC, a Delaware limited liability company ("BFSBF") are generally not available. Neither the Sponsor nor the Depositor makes any representation as to what underwriting standards or procedures were utilized. It is likely that the Mortgage Loans were originated pursuant to standards that were less stringent, perhaps significantly so, than those of Fannie Mae and Freddie Mac. The underwriting guidelines generally applied by Interbay, Silver Hill and BFSBF in originating commercial mortgage loans are described below under "--Commercial, Multifamily and Mixed Use Loans--Underwriting Guidelines."

LOAN CHARACTERISTICS

     Set forth in Annex C to this prospectus supplement is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (or such other date as is specified).

COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

     General. Approximately 43 Mortgage Loans, with a total principal balance as of the Cut-off Date of approximately $11,614,759 (representing approximately 3.04% of the Mortgage Loans), are Commercial Loans. Approximately 5.47% of the Commercial Loans were 30 days or more delinquent in payment as of the Cut-off Date.

     Approximately 22 Mortgage Loans, with a total principal balance as of the Cut-off Date of approximately $7,311,239 (representing approximately 1.91% of the Mortgage Loans) are Multifamily Loans or Mixed Use Loans. Approximately 3.09% of the Multifamily Loans or Mixed Use Loans were 30 days or more delinquent in payment as of the Cut-off Date.

     Set forth in Annex C to this prospectus supplement is a description of certain characteristics of the Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated).

     See "The Trusts and the Trust Assets--Mortgage Loans--Commercial, Multifamily and Mixed Use Mortgage Loans" in the Prospectus.

     Reserve Accounts. Certain of the Commercial, Multifamily and Mixed Use Loans require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including credit enhancement, repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable Servicer or an agent. The loan documents generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     These amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in the related reserve account may generally be applied to pay amounts owed on the Mortgage Loan.

     Underwriting Guidelines. The following generally summarizes certain aspects of the underwriting process employed by Interbay, Silver Hill and BFSBF in the origination of mortgage loans secured by commercial, multifamily or mixed use properties, as such procedures are in effect on the date of this prospectus supplement. This summary is not a complete description of the underwriting guidelines or process, and some of the Mortgage Loans that were originated by Interbay, Silver Hill or BFSBF were originated pursuant to underwriting guidelines that differ in certain respects from the guidelines described below. In originating loans, Interbay, Silver Hill and BFSBF consider factors other than those described below; in addition, exceptions to the guidelines described below are made from time to time, and it should be assumed that certain of the Mortgage Loans were originated on the basis of such exceptions. Examples of such exceptions include a debt service coverage ratio lower than the specified standard for a particular loan and property type, which may be permitted with the approval of a manager; and business ownership or comparable experience in the type of business that secures the loan of less than the specified standard for a particular loan type, which may be permitted if the property is leased to a tenant having occupied the property for the specified period or in light of other compensating factors.

     Prospective investors should be aware that approximately 32.33% of the Mortgage Loans that are Commercial Loans, Multifamily Loans or Mixed Use Loans were acquired from other lenders and, therefore, it is unlikely that the underwriting procedures used in connection with the origination of those Mortgage Loans conform to the description set forth herein. In certain cases Commercial Loans, Multifamily Loans or Mixed Use Loans were originated through correspondent lenders applying the applicable underwriting guidelines. Any Commercial Loans, Multifamily Loans or Mixed Use Loans originated under Silver Hill's underwriting guidelines in Arizona or California may have been originated by BFLP and any Commercial Loans, Multifamily Loans or Mixed Use Loans originated under BFSBF's underwriting guidelines in California may have been originated by BFLP.

     Interbay, Silver Hill and BFSBF originate loans secured by commercial, multifamily and mixed use commercial real estate. Interbay does not generally originate loans secured by church or religious properties, hospitals, agricultural properties, gas stations or adult entertainment facilities. Silver Hill does not generally originate loans secured by bars, nightclubs, gas stations, churches or unimproved land. The summary that follows generally describes Interbay's underwriting process. Interbay's commercial loan program is "Stated Income--Stated Asset."

BFSBF originates loans pursuant to guidelines that are similar to Interbay's underwriting guidelines. Silver Hill's underwriting guidelines differ from Interbay's guidelines mainly in that Silver Hill requires additional documentation for borrower credit. Silver Hill applies stricter underwriting guidelines with respect to loans that have relatively high original principal balances.

     The collateral for multifamily, mixed use and commercial loans consists of first liens on the related property, in the case of loans originated by Interbay, Silver Hill and BFSBF. Each of Interbay, Silver Hill and BFSBF does not prohibit subordinate financing to be placed on the properties that secure the loans that they originate. In addition, Silver Hill and Interbay originate second lien mortgage loans and may solicit borrowers to take on additional leverage through such second lien loans at the time of origination of the first lien Mortgage Loans that will be included in the Trust Fund. Substantially all of the loans also are secured by personal guarantees from the primary principals of the related businesses when the primary borrower is a legal entity rather than an individual.

     Interbay, Silver Hill and BSBF require a current real estate appraisal on all assets that will be securing the loan. Appraisals provided on behalf of the borrower that are more than 180 days old from the date of submission may be acceptable, depending on the quality and thoroughness of the report as well as the reasonableness of the valuation conclusion. If a new appraisal is required, one will be ordered from an appraiser on Interbay, Silver Hill or BSBF's preferred list or from an appraiser selected by Interbay, Silver Hill or BSBF. The type of report required will be based on the nature and complexity of the property type.

     Generally, the borrower should have a minimum period of two years of business ownership or comparable experience in the type of business that secures the loan. The underwriter may waive this requirement in the presence of compensating factors or when the property is leased to a tenant that has occupied the property for the required two-year period.

     A current credit report is required for each individual borrower or guarantor. A business credit report may be required to confirm the existence of the business entity and its financial condition, as the underwriter deems necessary. Generally, the primary borrower for pricing purposes is the individual with the highest earnings and/or ownership interest. Credit grade will be used to determine eligibility, pricing and maximum LTV. Generally, the middle score of the primary borrower will be used to determine the credit grade for the transaction, but if only two credit scores are available, the lower score is used. Interbay and Silver Hill may adjust the maximum LTV and/or pricing for a borrower whose credit score does not appear to accurately represent the borrower's creditworthiness.

     The borrower must provide a current rent roll, if applicable, for the subject property. All rent rolls must be certified by the borrower and must include, if applicable, the tenant name, the lease term, the leaseable area and unit type, the lease rate per square foot or per unit and expense arrangements. For larger loans underwritten by Silver Hill, the borrower also may also be required to provide copies of all leases for tenants with more than 25% of the property's gross rents and/or building occupancy, and historical operating statements must be submitted for review for at least two years and year-to-date.

     Upon receipt of all the necessary real estate information, Interbay examines and analyzes the collateral to determine its value. Interbay's approach to real estate valuation differs slightly from that of a traditional lender in that Interbay considers the content of the data within an appraisal on an individual basis, as well as the reasonableness of the valuation conclusion. In addition, Interbay also considers the asset's liquidity at the estimate of valuation provided. Certain property types that are not actively traded in the market, those that require a special type of purchaser, have limited investor interest or are located in economically depressed sub-markets generally require longer marketing periods in the event of a sale. Property types that fall into this category may include, but are not limited to, restaurants, nightclubs and special purpose buildings.

     Among the factors considered by Interbay and BFSBF in originating loans is the Debt Service Coverage Ratio ("DSCR"), which is calculated as the ratio of one year's Net Operating Income ("NOI") of the Mortgaged Property over one year's principal and interest loan obligations. NOI for a particular property is calculated under one of two scenarios: (i) actual and (ii) stabilized.

     Actual NOI is used in the DSCR calculation when the property is non-owner occupied and the existing tenant rents for the property are at market levels. Above market rent will be reduced to an amount to reflect fair market rent. Below market rent is included in the DSCR calculation if the lease term is longer than one year.

     If an owner occupies any portion of the property or if the existing tenant rents are not at market levels, a stabilized NOI is used in the DSCR calculation. To determine stabilized NOI, market rent is used (1) for all owner occupied portions of the building, (2) in place of any above market rent, (3) in place of any below market rent if it can be reasonably expected that the existing below market rent can be increased to an amount to reflect fair market rent within one year (below market rent is included in the DSCR calculation if the lease term is longer than one year) and (4) for vacant space.

     Approximately 97.38% of the Commercial Loans, Multifamily Loans and Mixed Use Loans have been underwritten using appraisals containing only a "sales comparison" approach to value. The remaining 2.62% of the Commercial Loans, Multifamily Loans and Mixed Use Loans have been underwritten with appraisals that contained (a) both an "income approach" and a "sales comparison approach" to valuing the Mortgaged Property or (b) just an "income approach" to valuing the Mortgaged Property.

     In the case of Interbay and Silver Hill, when valuing a Mortgaged Property using an "income approach," an annual NOI figure is derived and a market capitalization rate is used to calculate the value. The annual NOI is then also used to calculate an annual DSCR by dividing the annual NOI by the annual principal and interest payments payable on the loan during the one-year period following the appraisal.

     When valuing a Mortgaged Property using only an appraisal containing a "sales comparison" approach to value, the value assigned to a given Mortgaged Property is directly related to the sales of other "like kind" properties in the same general geographic vicinity. This approach to value does not incorporate a use or calculation of NOI. Therefore, for Mortgaged

Properties where only a sales comparison approach to value is obtained, NOI is not calculated by a third-party appraiser.

     In order to calculate a DSCR for loans where only a sales comparison approach to value is obtained, the Depositor has estimated a capitalization rate based on the use of the Mortgaged Property to arrive at an "estimated NOI." This estimated NOI is then used to calculate DSCR in the same manner that an actual NOI would be used.

     The capitalization rates that the Depositor assumes are outlined below for each property type. These percentages come from Moody's CMBS cap rate matrix for commercial properties of mid-level quality.

PROPERTY TYPE       CAP RATE
-----------------   --------
Multifamily           9.00%
Mobile Home Park      9.00%
Self Storage          9.50%
Industrial            9.50%
Office               10.00%
Mixed Use            10.00%
Retail               10.50%
Auto Sales           10.50%
Warehouse            10.50%
Hotel                11.50%
Motel                11.50%
Bed and Breakfast    11.50%
Nursing Home         13.00%
Other                13.00%

     Among the factors considered by Silver Hill in originating loans is a borrower's Debt-to-Income ratio ("DTI"), which is calculated as (i) the sum of the borrower's (or, if applicable, the guarantor's) monthly debt obligations (including any mortgages) and the expected monthly principal and interest payment on the subject Mortgaged Property, divided by (ii) the sum of the borrower's (or, if applicable, the guarantor's) monthly income and the net operating income of any rental properties (including the subject Mortgaged Property). In some cases, Silver Hill uses a modified DSCR calculation instead of the DTI ratio. If a modified DSCR calculation is used, Silver Hill generally considers an actual DSCR and a stressed DSCR (that does not include 50 % of the rental income from the Mortgaged Property's largest tenant in calculating NOI).

     Interbay, Silver Hill and BFSBF will not generally originate a loan in excess of certain loan amount thresholds or of a property type presenting a high probability of environmental risk unless there is either a clean "Phase I" environmental report (as prescribed by CERCLA) or an environmental insurance policy. In circumstances where the loan amount is below certain loan amount thresholds or where the property type is deemed to present minimal environmental risk, Interbay, Silver Hill and BFSBF will generally only require a clean "Veracheck" or "Environmental Data Resources" report.

     Generally, the property securing a mortgage loan must be continuously insured with an acceptable property insurance policy meeting the applicable originator's requirements and minimum coverage limits. Liability insurance is generally required if available. In the case of originations in areas designated by the Federal Emergency Management Agency as flood zones, borrowers are also required to maintain flood insurance. Wind and hurricane insurance also may be required.

     The first priority perfected lien status of any mortgage, deed of trust, deed to secure debt, or similar security instrument encumbering the mortgaged property to be granted to the applicable originator in connection with the mortgage loan must be insured by an acceptable title insurance policy.

     Environmental Insurance. The Trustee will be the beneficiary, for the benefit of the Certificateholders, of insurance policies (the "Environmental Policies") providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain Commercial, Multifamily and Mixed Use Loans. The Environmental Policies cover most commercial loans originated by BFLP or its affiliates; loans acquired from other sources are not covered. Subject to various exceptions and exclusions (including asbestos and lead paint), the Environmental Policies generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOLS

     The description in this prospectus supplement of the Mortgage Loans is based upon Pool 1 and Pool 2 as constituted at the close of business on the Cut-off Date, generally as adjusted for scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Certificates, it is expected that the Principal Balances of certain of the Mortgage Loans in each Mortgage Pool will be adjusted, Mortgage Loans will be removed from each Mortgage Pool and a limited number of other mortgage loans will be included in each Mortgage Pool. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of Pool 1 and Pool 2 as they will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities, the proportion of fixed and adjustable rate Mortgage Loans, and certain other characteristics of the Mortgage Loans, may vary.

                             STATIC POOL INFORMATION

     Static pool information with respect to the Sponsor's prior securitized pools formed during the period from May 2001 to April 2006, presented by pool, is available online at www.bfstaticpools.com. Access to this web address is unrestricted and free of charge.

     Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage pools for which performance information is shown included substantially larger concentrations of commercial mortgage loans than the Mortgage Pools. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund. See "Static Pool Information" in the Prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As more fully described under "The Sponsor" and "The Depositor" below, the Depositor is a wholly owned subsidiary of the Sponsor. In addition, one of the Servicers, BLS, and three of the originators, Interbay, Silver Hill and BFSBF, are affiliates of the Sponsor and the Depositor. See "The Master Servicer and the Servicers--Servicers--Bayview Loan Servicing" and "Description of the Mortgage Pools--Underwriting Guidelines" in this prospectus supplement.

     As is more fully described in this prospectus supplement, certain of the Underwriters or their affiliates have provided financing for certain of the Mortgage Loans. See "Method of Distribution" herein.

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon the Mortgage Pools as constituted at the close of business on the Cut-off Date, as adjusted for scheduled payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Commission within fifteen days after the issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will, based solely upon information received from or on behalf of the Master Servicer, provide monthly statements to Certificateholders containing the information described under "The Agreements--Reports to Certificateholders" in this prospectus supplement. The Trustee will make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website. The Trustee's website will initially be located at www.usbank.com/abs and assistance in using the website can be obtained by calling the Trustee's bondholder services group at (800) 934-6802. Parties that are unable to access the above distribution information are entitled to have a paper copy mailed to them via first class by notifying the Trustee at U.S. Bank National Association, One Federal Street, EX-MA-FED, Boston, Massachusetts 02110, Attention: Trustee, Bayview 2006-C. The Trustee will have the right to change the way such reports are distributed in order to make such reports more convenient and/or more accessible, and the Trustee will provide notification regarding any such changes. See "Additional Information" in the Prospectus.

     In addition, periodic and annual reports regarding the Issuing Entity will be filed with the Commission as described under "Reports to Securityholders and to the SEC" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in the Prospectus. These reports will be made available on a website maintained by Wells Fargo Bank located at www.ctslink.com.

                                   THE SPONSOR

     BFLP, a Delaware limited partnership whose principal executive offices are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146, will be the Sponsor. See "Bayview Financial, L.P.--The Sponsor" in the Prospectus for more information regarding BFLP.

                                  THE DEPOSITOR

     Bayview Financial Securities Company, LLC, a Delaware limited liability company whose principal executive offices are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146, will be the Depositor. Its telephone number is (305) 341-5632. See "The Depositor" and "Additional Information" in the Prospectus for more information regarding the Depositor.

                        ADMINISTRATION OF THE TRUST FUND

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer and the Trustee will have the following responsibilities with respect to the Trust Fund:

PARTY:                                          RESPONSIBILITIES:
------                                          -----------------
SERVICERS                        Performing the servicing functions with respect
                                 to the Mortgage Loans and the Mortgaged
                                 Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:

                                 o    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the related
                                      Custodial Account, and delivering all
                                      amounts on deposit in the Custodial
                                      Accounts to the Master Servicer for
                                      deposit in the Collection Account on the Servicer Remittance Date;

                                 o collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                 o making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than balloon payments);

PARTY:                                          RESPONSIBILITIES:
------                                          -----------------
                                 o    paying customary costs and expenses
                                      incurred in the performance by the
                                      Servicer of its servicing obligations,
                                      including, but not limited to, the cost of
                                      (a) the preservation, restoration and
                                      protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                 o    providing monthly loan-level reports to
                                      the Master Servicer;

                                 o    maintaining certain insurance policies
                                      relating to the Mortgage Loans; and

                                 o    initiating foreclosure proceedings.

                                 See "The Agreements--Servicing" in this
                                 prospectus supplement.

MASTER SERVICER                  Performing the master servicing functions in
                                 accordance with the provisions of the Pooling and Servicing Agreement and the Servicing
                                 Agreements, including but not limited to:

                                 o monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement; provided, however, that the Master Servicer will not be responsible for the supervision of the activities of the Servicers related to resolution of defaulted Mortgage Loans, including collections, modifications, foreclosure and disposition of REO Property.

                                 o collecting monthly remittances from each Servicer for deposit in the Collection Account on the related Servicer Remittance Date and delivering amounts on deposit in the Collection Account to the Trustee on the Master Servicer Remittance Date, net of any amounts payable or reimbursable to the Master Servicer;

                                 o gathering the monthly loan-level reports delivered by each Servicer and preparing and delivering to the Trustee monthly reports containing the information necessary for the Trustee to provide monthly statements to Certificateholders;

                                 o    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Trust Fund;

                                 o preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates;

                                 o terminating the rights and obligations of any Servicer, if in the Master Servicer's judgment it determines that such Servicer should be terminated in accordance with the related Servicing Agreement, giving notice thereof to the Depositor and the Trustee and taking such other action as it deems appropriate;

PARTY:                                          RESPONSIBILITIES:
------                                          -----------------
                                 o    upon the termination of a Servicer,
                                      appointing a successor servicer or
                                      servicing the related Mortgage Loans
                                      (itself or through an affiliate), as
                                      provided in the Pooling and Servicing
                                      Agreement; and

                                 o    upon the failure of a Servicer to make
                                      Advances with respect to a Mortgage Loan, making those Advances, to the extent provided in the Pooling and Servicing Agreement.

                                 See "The Agreements--Servicing" in this
                                 prospectus supplement.

TRUSTEE Performing the trust administration functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

                                 o holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in safekeeping for the benefit of the Certificateholders;

                                 o    receiving monthly remittances from the
                                      Master Servicer for deposit in the
                                      Certificate Distribution Account and,
                                      based solely on information provided by
                                      the Master Servicer, distributing all
                                      amounts on deposit in the Certificate
                                      Distribution Account to the
                                      Certificateholders and the Supplemental
                                      Interest Trust Account, in accordance with the priorities described under "Descriptions of the
                                      Certificates--Distributions of Interest,"
                                      "--Distributions of Principal" and
                                      "--Overcollateralization; Application of
                                      Excess Cashflow" on each Distribution
                                      Date;

                                 o receiving any payments received from the Cap Counterparty and depositing such payments into the Reserve Fund;

                                 o depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;

                                 o    distributing amounts on deposit in the
                                      Supplemental Interest Trust Account to the
                                      Certificateholders and the Swap
                                      Counterparty, based solely on the
                                      information contained in the investor
                                      reports, in accordance with the priorities described under "Description of the Certificates--Supplemental Interest
                                      Trust--Application of Deposits and
                                      Payments Received by the Supplemental
                                      Interest Trust" on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

                                 o    distributing to Certificateholders the
                                      monthly distribution date statement based on information received from the Master Servicer and the Cap Counterparty;

PARTY:                                          RESPONSIBILITIES:
------                                          -----------------
                                 o    distributing annual investor reports
                                      summarizing aggregate distributions to
                                      Certificateholders necessary to enable
                                      Certificateholders to prepare their tax
                                      returns;

                                 o after an Event of Default has occurred of which a responsible officer of the Trustee has actual knowledge, giving written notice thereof to the Depositor, the Master Servicer, the Rating Agencies and each Certificateholder; and

                                 o after an Event of Default has occurred of which a responsible officer of the Trustee has actual knowledge, until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.

                                 See "The Agreements--Reports to
                                 Certificateholders" and "--Custody of the
                                 Mortgage Files" below.

TRUST ACCOUNTS

     All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Cap Counterparty, be deposited in the Custodial Accounts, the Collection Account, the Certificate Distribution Account and the Reserve Fund (each as defined herein and together, the "Trust Accounts"), which are accounts established in the name of the Trustee (and, in the case of the Reserve Fund, in the name of the Trustee on behalf of the Supplemental Interest Trust). Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account as described below. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

TRUST ACCOUNT:    RESPONSIBLE PARTY:   APPLICATION OF ANY INVESTMENT EARNINGS:
--------------    ------------------   ---------------------------------------
CUSTODIAL
   ACCOUNTS       Servicers            Any investment earnings will be paid
                                       as compensation to the related
                                       Servicer and will not be available for
                                       distribution to Certificateholders.

COLLECTION
   ACCOUNT        Master Servicer      Any investment earnings will be paid
                                       as compensation to the Master
                                       Servicer, and will not be available
                                       for distributions to
                                       Certificateholders.

CERTIFICATE
   DISTRIBUTION   Trustee              Any investment earnings will be paid
   ACCOUNT                             to the Depositor and will not be
                                       available for distribution to
                                       Certificateholders.

TRUST ACCOUNT:      RESPONSIBLE PARTY:   APPLICATION OF ANY INVESTMENT EARNINGS:
-----------------   ------------------   ---------------------------------------
SUPPLEMENTAL        Trustee              Any investment earnings will remain in
   INTEREST TRUST                        the Supplemental Interest Trust Account
   ACCOUNT                               and will be paid to the Swap
                                         Counterparty and the Certificateholders
                                         as described under "Description of the
                                         Certificates--Supplemental Interest
                                         Trust--Application of Deposits and
                                         Payments Received by the Supplemental
                                         Interest Trust."

RESERVE FUND        Trustee              Any investment earnings will remain in
                                         the Reserve Fund and be available for
                                         distribution to Certificateholders as
                                         described under "Description of the
                                         Certificates--Overcollateralization;
                                         Application of Excess Cashflow."

     If funds deposited in the Custodial Accounts, the Collection Account, the Certificate Distribution Account or the Supplemental Interest Trust Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by the party giving direction as to the investment of funds held in such account out of its own funds, without any right of reimbursement therefor; if funds deposited in the Reserve Fund are invested by the responsible party identified in the table above, the risk of loss will be controlled by limiting any such investment of funds to investments in certain obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States, or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in December 2006:

November 2 through
   December 1.....   Due Period:         Payments due during the related Due
                                         Period (November 2 through December 1)
                                         from borrowers will be deposited in
                                         each Servicer's Custodial Account as
                                         received and will include scheduled
                                         principal payments due during the
                                         related Due Period and interest accrued
                                         on the ending scheduled balance from
                                         the prior Due Period.

November 1 through
   November 30....   Prepayment Period   Partial principal prepayments received
                     for partial and     by the related Servicer and principal
                     full prepayments    prepayments in full received by any
                                         Servicer during the related
                     received from       Prepayment Period (November 1 through
                     borrowers:          November 30) will be deposited into
                                         such Servicer's Custodial Account for
                                         remittance to the Master Servicer on
                                         the Servicer Remittance Date.

December 18.......   Servicer            The related Servicers will remit
                     Remittance Date:    collections and recoveries in respect
                                         of the Mortgage Loans to the Master
                                         Servicer for deposit into the
                                         Collection Account on or prior to the
                                         18th day of each month, or if the 18th
                                         day is not a Business Day, on the next
                                         preceding Business Day (or in some
                                         cases, on the next succeeding Business
                                         Day), as specified in the related
                                         Servicing Agreement (such date, the
                                         "Servicer Remittance Date").

December 27.......   Master Servicer     One Business Day before the
                     Remittance Date:    Distribution Date (such date, the
                                         "Master Servicer Remittance Date"), the
                                         Master Servicer will remit to the
                                         Trustee amounts on deposit in the
                                         Collection Account for deposit into the
                                         Certificate Distribution Account,
                                         including any Advances made by the
                                         Servicers or the Master Servicer for
                                         that Distribution Date, net of any
                                         amounts payable or reimbursable to the
                                         Master Servicer.

November 30 or       Record Date:        With respect to the Group 1
   December 27....                       Certificates, distributions will be
                                         made to Certificateholders of record
                                         for all such classes as of the close of
                                         business on the last Business Day of
                                         the calendar month immediately
                                         preceding the month in which the
                                         related Distribution Date occurs; with
                                         respect to the LIBOR Certificates and
                                         the Class A-IO Certificates,
                                         distributions will be made to
                                         Certificateholders of record for all
                                         such classes as of the close of
                                         business on the Business Day
                                         immediately preceding the related
                                         Distribution Date.

December 27.......   Any payment         One Business Day before the
                     received  from      Distribution Date, the Cap Counterparty
                     the Cap             will pay to the Trustee for deposit
                     Counterparty        into the Reserve Fund any payments
                     under the Cap       required to be paid by the Cap
                     Agreement:          Counterparty under the Cap Agreement.

December 27.......   Any payment         One Business Day before the related
                     received from or    Distribution Date, the Swap
                     payable to the      Counterparty will pay to the Trustee
                                         for deposit into the Supplemental
                                         Interest Trust

                     Swap Counterparty   Account any Net Swap Payments or Swap
                     under the Swap      Termination Payments required to be
                     Agreement:          paid by the Swap Counterparty under the
                                         Swap Agreement, or the Trustee will pay
                                         to the Swap Counterparty any Net Swap
                                         Payments or Swap Termination Payments
                                         required to be paid by the Trustee
                                         under the Swap Agreement, as
                                         applicable.

December 28.......   Distribution        On the 28th day of each month (or if
                     Date:               the 28th day is not a Business Day, the
                                         next Business Day), the Trustee will
                                         make distributions to
                                         Certificateholders from amounts on
                                         deposit in the Certificate Distribution
                                         Account, the Supplemental Interest
                                         Trust Account and the Reserve Fund.

Succeeding months follow the same pattern.

                                 THE AGREEMENTS

GENERAL

     The following summary describes certain terms of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Mortgage Loan Diligence Agreement and the Servicing Agreements (collectively, the "Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements. The following summary supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of the Agreements under the heading "The Agreements" in the Prospectus.

     The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of October 1, 2006, among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as certificate registrar and paying agent.

ASSIGNMENT OF MORTGAGE LOANS

     General. The Depositor will purchase (1) certain of the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement and (2) the remaining Mortgage Loans from BFPT II as described below, and will sell the Mortgage Loans to the Trustee on behalf of the Trust Fund, for the benefit of Certificateholders, together with (generally) all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including any principal and interest due on or before the Cut-off Date.

     A portion of the interest payment on each Mortgage Loan so identified in the Pooling and Servicing Agreement will not be conveyed to, or included in, the Trust Fund and is referred to in this prospectus supplement as "Retained Interest." In each case, the amount of Retained Interest will be calculated on the basis of a fixed per annum rate (the "Retained Interest Rate") ranging from 0.215% to 5.365%. Approximately 3.685% of the Mortgage Loans are subject to Retained Interest. The Mortgage Rates reflected in this prospectus supplement are reduced by the rate of the related Retained Interest (if any).

     The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Loan and the Original Loan-to-Value Ratio at origination or modification.

     It is expected that the Mortgages or assignments of Mortgage with respect to certain of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Except as described above and under "Risk Factors--Risks Associated with Documentation Defects," the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note endorsed to the order of the Trustee or in blank, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Pooling and Servicing Agreement will require that the Depositor record assignments of the Mortgages to the Trustee in the appropriate public office for real property records in any state as to which the Depositor does not provide to the Trustee an opinion of counsel to the effect that recordation is not necessary to perfect the security interest of the Trustee in the Mortgaged Properties in such state. With respect to any Multifamily Loans and Mixed Use Loans, the Depositor will also deliver or cause to be delivered to the Trustee the assignment of leases, rents and profits (if separate from the Mortgage) and an executed re-assignment of assignment of leases, rents and profits.

     The Depositor will deliver or cause to be delivered to the Trustee with respect to each Cooperative Loan, to the extent in its possession, the related original cooperative note endorsed to the order of the Trustee, the related security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Sponsor will file in the appropriate office a financing statement evidencing the Trustee's security interest in the collateral for each Cooperative Loan.

     The Trustee will hold these documents in trust for the benefit of the Certificateholders and will, within the period specified in the Pooling and Servicing Agreement, review the documents. If any document in a loan file is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Sponsor. The Sponsor will be obligated to either substitute another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan") for the affected Mortgage Loan (subject to the limitations provided in the Pooling and Servicing Agreement) or to repurchase any Mortgage Loan if any effort to enforce the related Mortgage Loan or Mortgage is materially impaired by such documentation defect. Any such Mortgage Loan with respect to which the original Mortgage or original Mortgage Note is missing will not be required to be repurchased unless and until such Mortgage Loan is to be foreclosed upon and the related Mortgage is unenforceable because the original Mortgage is not obtainable from the public recording office. Any repurchase effected by the Sponsor will be at a price equal to the Principal Balance of the related Mortgage Loan as of the date of purchase, together with accrued and unpaid interest at the applicable Mortgage Rate to the date of such repurchase, plus the amount of any unreimbursed Advances and servicing advances made by the related Servicer or the Master Servicer in respect of the Mortgage Loan. The Trustee is obligated to enforce the repurchase obligation of the Sponsor, to the extent described herein under "The Agreements--Representations and Warranties." This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a loan document.

     Each transfer of the Mortgage Loans from the Sponsor to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, respectively. However, in the event of insolvency of either the Sponsor or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Sponsor or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Sponsor, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The Trustee's security interest will be perfected by delivery of the mortgage notes to the Trustee.

     See "The Trusts and the Trust Assets--Assignment of Primary Assets" and "The Agreements--Assignment of Primary Assets--Mortgage Loans" in the Prospectus.

     The Re-Sold Mortgage Loans. Each Revolving Trust will have assigned to BFPT II, and BFPT II will assign to the Depositor, its rights under the warranties made by the Sponsor in connection with the initial sale of these Mortgage Loans by the Sponsor. In addition, in connection with its purchase of the Re-Sold Mortgage Loans from BFPT II, the Depositor and BFLP entered into a "Mortgage Loan Diligence Agreement" pursuant to which BFLP undertook to perform, for a fee, such diligence procedures as were appropriate in BFLP's reasonable judgment in order to ensure the accuracy of certain representations and warranties and the delivery of proper documentation with respect to the Re-Sold Mortgage Loans. In its capacity as agent under the Mortgage Loan Diligence Agreement, BFLP has undertaken liability for breaches of the representations and warranties listed below (among others) and for defective documentation as if it were the seller of the Re-Sold Mortgage Loans to the Depositor. For convenience of reference we refer elsewhere in this prospectus supplement to the obligations of the Sponsor to repurchase or substitute for Mortgage Loans due to breaches of representations and warranties or defective documentation, although BFLP's obligation may be in its capacity as Sponsor or as agent under the Mortgage Loan Diligence Agreement.

REPRESENTATIONS AND WARRANTIES

     The Sponsor will make as of the Closing Date (or in the case of certain representations and warranties with respect to the Re-Sold Mortgage Loans, will have made previously), certain limited representations and warranties in respect of the Mortgage Loans and will be obligated to repurchase (or, within the period provided in the Pooling and Servicing Agreement, to substitute a Qualified Substitute Mortgage Loan for) any Mortgage Loan as to which there exists an uncured breach of certain of its representations and warranties, which breach materially and adversely affects the value of, or interest of the Certificateholders in, the Mortgage Loan. For a general description of these representations and warranties see "The Trusts and the Trust Assets--Assignment of Primary Assets--Representations and Warranties" in the Prospectus.

     The Sponsor may also repurchase a Mortgage Loan as to which there exists an uncured breach of certain representations and warranties made by the party from which the Sponsor acquired the Mortgage Loan.

     There can be no assurance as to the ability of the Sponsor to fulfill its obligation to repurchase, or substitute for, defective Mortgage Loans.

     The purchase price of any Mortgage Loan will be generally equal to 100% of the unpaid principal balance thereof at the date of repurchase, together with accrued and unpaid interest at the applicable Mortgage Rate to the date of repurchase, the amount of any unreimbursed Advances and servicing advances made by the Master Servicer or a Servicer, as applicable, in respect of the Mortgage Loan and the amount of any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state, or local predatory or abusive lending law in connection with the origination of the Mortgage Loan. See "Risk Factors--Limited Obligations" and "--Assignment of Mortgage Loans" herein.

     With respect to any Mortgage Loan required to be purchased by the Sponsor as provided above, rather than repurchase the Mortgage Loan, the Sponsor may, at its sole option, remove the Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place a Qualified Substitute Mortgage Loan, provided that the substitution occurs within two years following the Closing Date.

     Any Qualified Substitute Mortgage Loan will, on the date of substitution:

     o have an outstanding Principal Balance, after application of all Monthly Payments due during or prior to the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs;

     o have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan;

     o in the case of any Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan;

     o in the case of any Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan;

     o in the case of any Adjustable Rate Mortgage Loan, have a gross margin not less than (and not more than one percentage point in excess of) the gross margin of the Deleted Mortgage Loan;

     o in the case of any Adjustable Rate Mortgage Loan, have a next adjustment date not more than two months later than the next adjustment date on the Deleted Mortgage Loan;

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

     o    have the same Due Date as the Due Date of the Deleted Mortgage Loan;

     o have a loan-to-value ratio as of the date of substitution equal to or lower than the loan-to-value ratio of the Deleted Mortgage Loan as of that date;

     o    not be more than 29 days delinquent in payment; and

     o conform to each representation and warranty set forth in the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan.

SERVICING

     The Mortgage Loans will be serviced by the Servicers under the supervision of the Master Servicer to the extent provided in the Pooling and Servicing Agreement and consistent with the applicable servicing agreements (each, a "Servicing Agreement"). Bayview Financial, L.P. ("BFLP," or the "Sponsor") has transferred its ownership of the servicing rights with respect to the Mortgage Loans serviced by BLS and by M&T Mortgage to M&T Mortgage. Any further transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the Pooling and Servicing Agreement and the Servicing Agreements, as applicable. BLS has been engaged by M&T Mortgage to subservice Mortgage Loans of relatively lower credit quality.

     The Servicers will have primary responsibility for servicing the Mortgage Loans. Each of the Trustee and the Master Servicer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of the Sponsor thereunder. See "Origination, Acquisition and Servicing of Loans--Servicing" in the Prospectus.

     Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing

Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Pooling and Servicing Agreement.

     The Master Servicer will not be ultimately responsible for the performance of the servicing activities by any Servicer, except as described under "--Advances" below. In addition, the Master Servicer will not be responsible for the supervision of the activities of the Servicers related to resolution of defaulted Mortgage Loans, including collections, modifications, foreclosure and disposition of REO Property. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer will be obligated to terminate that Servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the Servicing Agreement.

     A Servicer generally may not transfer the servicing to a successor servicer without the consent of the Trustee and the Master Servicer. The Pooling and Servicing Agreement requires that, in the case of transfers to a successor servicer other than a Servicer identified in this prospectus supplement, each Rating Agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

     Waiver or Modification of Mortgage Loan Terms. A Servicer will be prohibited from making any material modification to a Mortgage Loan unless the Mortgage Loan is in default or default is reasonably foreseeable. A Servicer will be permitted, subject to the provisions of the Servicing Agreement, to modify the terms of a Mortgage Loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable Mortgage Rate, Monthly Payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the Mortgage Loan with the latest maturity date as of the Closing Date), or forgiveness of defaulted payments.

     A Servicer will have the discretion to waive prepayment premiums as provided in the related Servicing Agreement.

     A Servicer will, to the extent provided in the related Servicing Agreement, have the discretion to sell defaulted loans as an alternative to foreclosure.

     As described under "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Foreclosure and Other Disposition" in the Prospectus, REO Properties may be purchased by an affiliate of the Depositor.

     For a general description of certain provisions of the Pooling and Servicing Agreement and the Servicing Agreements, see "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements" in the Prospectus.

     Foreclosure Restrictions. Any Mortgage Loans that are 60 or more days delinquent in payment as of the Closing Date will have certain restrictions placed on their foreclosure under the terms of the Pooling and Servicing Agreement in order to comply with the REMIC provisions of the Code (as defined herein). These restrictions will be lifted with respect to any such delinquent Mortgage Loan if such Mortgage Loan becomes current in payment for three consecutive monthly payments. In the event that one of the Mortgage Loans subject to these restrictions goes into foreclosure, if acquiring title to the Mortgaged Property underlying the Mortgage Loan would cause the adjusted basis of such Mortgaged Property, together with all other ineligible assets owned by the related REMIC, to exceed 0.75% of the adjusted bases of the assets in the related REMIC, the applicable Servicer will not be permitted to acquire title to that Mortgaged Property on behalf of that REMIC. Instead, the applicable Servicer will have to liquidate the Mortgage Loan for cash. In addition, if the applicable Servicer were to determine that following a distribution on any Distribution Date the adjusted bases of REO properties acquired by the Trustee in respect of foreclosure-restricted Mortgage Loans, along with any other ineligible assets owned by the related REMIC, were to exceed 1.0% of the adjusted bases of the assets of the related REMIC, then prior to that Distribution Date the Servicer would be required to dispose of enough of such REO properties, along with any other ineligible assets owned by the related REMIC, such that the adjusted bases of such REO properties, along with any other ineligible assets owned by the related REMIC, would not exceed 1.0% of the adjusted bases of the assets of the related REMIC. In either event, the applicable Servicer would be permitted to acquire, for its own account and not on behalf of the Trustee, a mortgaged property relating to a foreclosure-restricted Mortgage Loan at the related foreclosure sale for an amount not less than the greater of (i) the highest bid by any other person at the foreclosure sale and (ii) the estimated fair market value of that Mortgaged Property, as determined by the applicable Servicer in good faith. As a result, losses on the Mortgage Loans may be greater than if the applicable Servicer were permitted to obtain title on behalf of the Trustee.

     Custodial Accounts and Collection Account. As is generally described in the Prospectus under "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Collections and Remittances," each Servicing Agreement will require that the applicable Servicer remit to the Master Servicer on a monthly basis collections and other recoveries in respect of the Mortgage Loans that are on deposit in the related Custodial Account, as reduced by the Servicing Fees for the related period and by the amount of any prior Advances and expenses reimbursable to the Servicer. These amounts will be deposited in a separate account established and maintained by the Master Servicer (the "Collection Account"). The Master Servicer will deposit in a separate account established and maintained by the Trustee (the "Certificate Distribution Account") on the date specified in the Pooling and Servicing Agreement amounts required to be distributed to Certificateholders and certain other amounts described herein.

     Payments under the Cap Agreement will be deposited directly into the Certificate Distribution Account.

     Prepayment Interest Shortfalls. When a borrower prepays a Mortgage Loan between Due Dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. If, on any Distribution Date, as a result of principal prepayments in full on the Mortgage Loans during the applicable Prepayment Period, the amount of interest due on these Mortgage Loans is less than a full month's interest on these Mortgage Loans, the applicable Servicer will be required to remit the amount of the insufficiency. With respect to certain of the Mortgage Loans, the amount of the insufficiency remitted by the applicable Servicer will be limited to the Servicer's Servicing Fee or in certain cases a portion of the Servicer's Servicing Fee, each as provided in the applicable Servicing

Agreement. Generally, neither the Servicers nor the Master Servicer will be obligated to remit the amount of any insufficiency due to a prepayment in part.

     Advances. The information in the following three paragraphs applies generally to the servicing of Mortgage Loans other than Full Recourse Mortgage Loans. References in this prospectus supplement to "Advances" do not include amounts advanced by a Servicer in respect of a Full Recourse Mortgage Loan.

     Prior to each Distribution Date, each Servicer will be required to make advances (out of its own funds or funds held in its Custodial Account for future distribution or withdrawal) with respect to any Monthly Payments (net of the related Servicing Fees) that were due on the Mortgage Loans it services during the immediately preceding Due Period and delinquent at the close of business on the related determination date (each, an "Advance"); provided, however, that with respect to delinquent Balloon Payments a Servicer's obligation to make an Advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Mortgage Loan.

     These Advances will be required to be made only to the extent they are deemed by a Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cashflow to the Certificateholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to Debt Service Reductions or the application of the Servicemembers Civil Relief Act, as amended, or similar state or local legislation or regulations (the "Relief Act"). If a Servicer fails to make an Advance as required under the applicable Servicing Agreement, the Master Servicer, if it becomes successor Servicer, will be obligated to make any such Advance, subject to the Master Servicer's determination of recoverability and otherwise in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Servicers and Master Servicer on a first priority basis from late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the Servicers or the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Servicers out of any funds in the Custodial Account prior to remittance to the Master Servicer and reimbursed to the Master Servicer out of any funds in the Collection Account prior to distribution on the Certificates. No party that makes an Advance is entitled to interest on those Advances.

     Servicing Compensation and Payment of Expenses. The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") for each Mortgage Loan calculated as 0.015% per annum (the "Master Servicing Fee Rate") on the total Principal Balance of the Mortgage Loans (the "Aggregate Pool Balance") and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

     A monthly fee (a "Servicing Fee") will be paid for each Mortgage Loan, calculated as, for Mortgage Loans initially serviced by M&T Mortgage, not in excess of approximately 1.000% per annum; and for Mortgage Loans serviced by BLS and the other Servicers, as provided in the related Servicing Agreement, not in excess of approximately 1.630% per annum (each, a "Servicing Fee Rate"), on the outstanding principal balance (or scheduled principal balance, as specified in the applicable Servicing Agreement) of each Mortgage Loan serviced by that Servicer. As of the Cut-off Date the weighted average Servicing Fee Rate is approximately 0.489% per annum.

     Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a "Custodial Account") pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

     The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

     Evidence as to Compliance. Each Servicing Agreement will provide that on or before a specified date in March of each year, beginning in March 2007, the related Servicer will provide to the Depositor, the Trustee and the Master Servicer a report on an assessment of compliance with servicing criteria for asset-backed securities (as specified in Item 1122(d) of Regulation AB), together with a copy of an attestation report from a registered public accounting firm, prepared in accordance with the standards for compliance for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, regarding such party's assessment of compliance (such reports, collectively, an "Assessment of Compliance"). The Pooling and Servicing Agreement will provide that on or before a specified date in March of each year, beginning in March 2007, (1) the Master Servicer will provide to the Depositor and the Trustee an Assessment of Compliance and (2) the Trustee will provide to the Depositor and the Master Servicer an Assessment of Compliance. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Depositor, the Trustee and the Master Servicer an Assessment of Compliance.

     The servicing criteria to be assessed in such Assessments of Compliance include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration, in each case as specified in Item 1122(d) of Regulation AB (collectively, the "AB Servicing Criteria"). Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

     Each Servicing Agreement (and the Pooling and Servicing Agreement, with respect to the Master Servicer) will also provide for delivery to the Depositor, the Trustee and the Master Servicer on or before a specified date in March of each year, beginning in March 2007, a separate annual statement of compliance (as specified in Item 1123 of Regulation AB) (a "Statement of Compliance") from each Servicer (and, for any year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, from the Master Servicer) to the effect that, to the best knowledge of the signing officer, the Servicer (or Master Servicer, if applicable) has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This Statement of Compliance may be provided as a single form making the required statements as to more than one Servicing Agreement.

     Copies of the Assessments of Compliance and Statements of Compliance may be obtained by Certificateholders without charge upon written request to the Trustee at the address of the Trustee set forth above under "Additional Information." These items will also be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

     Amendment of the Servicing Agreements. Each Servicing Agreement may generally be amended by written agreement between the Servicer and the Trustee, as acknowledged by the Master Servicer, without notice to or consent of the Certificateholders.

CUSTODY OF THE MORTGAGE FILES

     The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under "--Assignment of Mortgage Loans" above. The Trustee will hold these documents in trust for the benefit of the Certificateholders. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the Trustee. The Trustee will not receive a separate fee for performance of its custodial duties.

EARLY TERMINATION OF THE TRUST FUND

     As provided in the Pooling and Servicing Agreement, on or after the "Optional Call Date," which will be the first Distribution Date on which the Aggregate Pool Balance as of the beginning of the related Due Period is less than 10% of the Cut-off Date Aggregate Pool Balance, 100% of the holders of the Class X Certificates will have the right to direct the Master Servicer to purchase the Mortgage Loans and other assets in the Trust Fund, in which case the holders of the Class X Certificates will have the obligation to purchase such Mortgage Loans and other assets from the Master Servicer. Any such purchase of Mortgage Loans and other assets must be made at a price equal to the sum of
(a) the greater of (1) the sum of the unpaid principal balance of each Mortgage Loan as of the date of repurchase and (2) the fair market value of each Mortgage Loan without regard to accrued interest, (b) accrued and unpaid interest on the Mortgage Loans at the Mortgage Rate to, but not including, the Due Date in the Due Period relating to the Distribution Date on which such repurchase price is distributed, (c) any unreimbursed servicing advances with respect to the Mortgage Loans, (d) the fair market value of all other property of the Trust Fund, (e) the Class A-IO Termination Amount and (f) any Swap Termination Payment owed to the Swap Counterparty as a result of the optional purchase of the Mortgage Loans that remain outstanding. If the holders of the Class X Certificates do not direct the Master Servicer to purchase the Mortgage Loans and other assets in the Trust Fund, the Master Servicer will have the option of purchasing the Mortgage Loans and other assets in the Trust Fund on its own behalf.

     Distributions on the Certificates in respect of any such optional purchase will be made in accordance with the priorities of distribution described herein. The proceeds of any such distribution may not be sufficient to distribute the full amount due to each class of Certificates.

     Upon presentation and surrender of the Certificates in connection with an optional purchase of the Mortgage Loans, the holders of the Offered Certificates will receive, to the extent of available amounts, an amount generally equal to
(1) in the case of the Class A-IO Certificates, an amount (the "Class A-IO Termination Amount") equal to the sum of (i) Current Interest thereon for such Distribution Date, (ii) the present value of the remaining scheduled distributions on the Class A-IO Certificates, using a discount rate of [___]% per annum and (iii) any previously unpaid accrued interest and (2) in the case of the Class A Certificates and the Subordinate Certificates, the Class Principal Balance of that class plus one month's interest thereon at the then-applicable Interest Rate, plus any previously unpaid accrued interest. Available amounts relating to interest collections from a Mortgage Pool will be distributed to the related Offered Certificates in accordance with the priorities set forth under "Description of the Certificates--Distributions of Interest" for the payment of accrued and unpaid interest thereon. Available amounts relating to principal collections from a Mortgage Pool will be distributed to the related Offered Certificates in accordance with the priorities set forth under "Description of the Certificates--Distributions of Principal," or as otherwise specified in the Pooling and Servicing Agreement, until the Class Principal Balance of each such class has been reduced to zero.

OPTIONAL SUBSTITUTION OF CERTAIN MORTGAGE LOANS

     The Sponsor will have the option, but not the obligation, to substitute a Qualified Substitute Mortgage Loan for a Removable Mortgage Loan within 90 days after the Closing Date. The Sponsor's option will be exercisable on the date that the Mortgage Loan becomes 30 days delinquent and until the above-referenced 90 day period expires, in accordance with the procedures for substitution described under "--Representations and Warranties" above. Even if the related borrower subsequently makes a late Monthly Payment, the Sponsor will retain its right to exercise the option described above.

CERTAIN MATTERS UNDER THE POOLING AND SERVICING AGREEMENT

     Certain Matters Regarding the Trustee. For a description of the duties and obligations of the Trustee, the Trustee's rights to receive indemnification and reimbursement of its expenses from the Trust Fund, the circumstances under which the Trustee may be removed or may resign and other matters under the Pooling and Servicing Agreement, see "The Agreements--The Trustee" in the Prospectus.

     Events of Default under the Pooling and Servicing Agreement. An "Event of Default" under the Pooling and Servicing Agreement will generally consist of:

     o any failure by the Master Servicer to deposit to the Collection Account all Mortgage Loan collections received by the Master Servicer from the Servicers within two Business Days following the Business Day on which such amounts are deposited by the Master Servicer to its general account;

     o any failure by the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of the Certificateholders by the related Master Servicer Remittance Date;

     o any failure by the Master Servicer to deliver a report required by the Pooling and Servicing Agreement that continues unremedied for a period of three Business Days after the giving of written notice of such failure by the Depositor or the Trustee (except if such failure is for cause or inability beyond the Master Servicer's control, as evidenced by an officer's certificate of the Master Servicer to such effect);

     o any failure by the Master Servicer to observe or perform any other term, covenant or agreement in the Pooling and Servicing Agreement or any failure to comply with the accepted master servicing practices, as set forth in the Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure by the Depositor, the Trustee or the Certificateholders evidencing 10% of the voting rights; and

     o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Master Servicing Fee Rate, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement.

     During the continuance of an Event of Default under the Pooling and Servicing Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 51% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the Trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the Trustee by taking such action. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed conflicts with any rule of law or with the Pooling and Servicing Agreement.

     No Certificateholder, solely by virtue of that holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 51% of the voting rights have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, have not given the Trustee any direction inconsistent with such request, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Pooling and Servicing Agreement has neglected or refused to institute such a proceeding.

     Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without notice to or consent of the Certificateholders:

          (1) to cure any ambiguity;

          (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

          (3) to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

          (4) to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Balance (or percentage interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Balance (or percentage interest) of each class of Certificates affected by the amendment.

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will make available to each Certificateholder, in the manner described under "Additional Information" above, on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the information generally described under "The Agreements--Reports to Securityholders" in the Prospectus (on the basis of the aggregate Mortgage Loan level information obtained from the Master Servicer).

     In addition, following a calendar year during which the Certificates were outstanding, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1),
(2) and (3) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information will also include the amount of OID (as defined herein) accrued on each class of Certificates. The Master Servicer will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

     As described under "Additional Information" above, the Trustee will make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's internet website. The Trustee will provide a paper copy of the monthly statement to any requesting Certificateholder. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

     Additionally, periodic and annual reports will be filed with the Commission as described above under "Additional Information" and below under "--Incorporation of Certain Information by Reference" in this prospectus supplement and under "Incorporation of Certain Information by Reference" in the prospectus. These reports, together with the Depositor's registration statement filed with the Commission (Registration No. 333-122059), may be inspected and copied at the public reference facilities maintained by the Commission or viewed electronically via the Commission's website, in each case as described above under "Additional Information." In addition, these reports will be available on the website of the party identified in this prospectus supplement under the heading "Additional Information." See "Additional Information" in the prospectus and in this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     All documents filed by or on behalf of the Trust Fund with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Offered Certificates will be incorporated by reference in the Prospectus and this prospectus supplement and will be deemed to be a part of the Prospectus and this prospectus supplement from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of the Prospectus and this prospectus supplement to the extent that a statement contained in the Prospectus or this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus and this prospectus supplement. These documents include the following:

     o    current reports on Form 8-K;

     o    periodic distribution reports on Form 10-D;

     o annual reports on Form 10-K (including reports on assessment of compliance, attestation reports and statements of compliance as described under "The Agreements--The Pooling and Servicing Agreements and the Servicing Agreements--Evidence as to Compliance"); and

     o    amendments to any of the reports listed above.

     See "Incorporation of Certain Information by Reference" in the Prospectus.

VOTING RIGHTS

     90% of all voting rights under the Pooling and Servicing Agreement will be allocated among all holders of the Offered Certificates (other than the Class A-IO Certificates), in proportion to their then outstanding Class Principal Balances; 4% of all voting rights will be allocated to the holders of the Class X Certificates; and 6% of all voting rights will be allocated to the holder of the Residual Certificates. The Class A-IO and Class P Certificates will have no voting rights.

THE TRUSTEE

     U.S. Bank National Association ("U.S. Bank") will act as Trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

     U.S. Bank has provided corporate trust services since 1924. As of September 29, 2006, U.S. Bank was acting as trustee with respect to over 59,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

     On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

     The trustee will make each monthly statement available to the Certificateholders via the trustee's internet website at www.usbank.com/abs. Holders with questions may direct them to the trustee's bondholder services group at (800) 934-6802.

     As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar and payment agent on 333 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $89,160,300,000.00. These figures do not include the transactions successored from Wachovia or SunTrust. Such information should be available by fourth quarter 2006.

     As Trustee, U.S. Bank will also act as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement. U.S. Bank will hold the Mortgage Loan files in one of its custodial vaults, which are located in U.S. Bank Document Custody Services, 7861 Bayberry Road, Jacksonville, Florida 32256. The Mortgage Loan files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds, including the Mortgage Loan files held on behalf of the Trust Fund. As of September 5, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years. See "The Agreements--Custody of the Mortgage Loan Files" in this prospectus supplement.

     The Trustee will perform the functions described under "--Certain Matters under the Pooling and Servicing Agreement" above. As compensation for its services as trustee, the Trustee will be paid a monthly fee (the "Trustee Fee") equal to 0.0050% per annum (the "Trustee Fee Rate") multiplied by the Aggregate Pool Balance as of the beginning of the related Due Period, and will be entitled to reimbursement for expenses and certain other amounts prior to distribution of any amounts to Certificateholders in accordance with the Pooling and Servicing Agreement.

     As compensation for its services as custodian, the Trustee will be paid a monthly fee (the "Custodian Fee") equal to 0.0025% per annum (the "Custodian Fee Rate") multiplied by the Aggregate Pool Balance as of the beginning of the related Due Period.

     For a description of certain reports made available by the Trustee see "--Reports to Certificateholders" and "Additional Information" above.

THE ISSUING ENTITY

     On the Closing Date, and until the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement, Bayview Financial Mortgage Pass-Through Trust 2006-C (the "Issuing Entity") will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the Trust Fund.

     On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Reserve Fund on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Pooling and Servicing Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

     On the Closing Date, the Supplemental Interest Trust will be created under the Pooling and Servicing Agreement by the Depositor, and its assets will consist of the Swap Agreement and such assets as from time to time are deposited in the Supplemental Interest Trust Account.

The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. See "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement.

     The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer and the Servicers will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement and the Servicing Agreements as set forth in this prospectus supplement.

     The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under "--Certain Matters under the Pooling and Servicing Agreement--Amendment of the Pooling and Servicing Agreement."

     If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

FEES AND EXPENSES OF THE TRUST FUND

     In consideration of their duties on behalf of the Trust Fund, the Servicers, the Master Servicer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

                   FREQUENCY                                                                    HOW AND WHEN
FEE PAYABLE TO:   OF PAYMENT:                       AMOUNT OF FEE:                            FEE IS PAYABLE:
---------------   -----------   -----------------------------------------------------   --------------------------
SERVICERS           Monthly     A monthly fee paid to each Servicer, from amounts       Withdrawn from the related
                                that would otherwise be distributed to                  Custodial Account in
                                Certificateholders in respect of interest, calculated   respect of each Mortgage
                                on the outstanding principal balance of each Mortgage   Loan serviced by that
                                Loan, at a rate of 0.500% per annum, in the case of     Servicer, before
                                approximately 89.15% of the Mortgage Loans and at       distribution of any
                                various rates (up to a maximum rate of 1.630% per       amounts to
                                annum, with a weighted average servicing fee rate of    Certificateholders.
                                0.399% per annum), in the case of the remaining
                                Mortgage Loans (resulting in weighted average
                                servicing fee rate of 0.489% per annum with respect
                                to all Mortgage Loans), plus all investment earnings
                                on amounts on deposit in the related Custodial
                                Account.

                   FREQUENCY                                                                  HOW AND WHEN
FEE PAYABLE TO:   OF PAYMENT:                       AMOUNT OF FEE:                           FEE IS PAYABLE:
---------------   -----------   -----------------------------------------------------   ------------------------

MASTER              Monthly     A monthly fee paid to the Master Servicer, from         Retained by the Master
SERVICER                        amounts that would otherwise be distributed to          Servicer.
                                Certificateholders in respect of interest, calculated
                                at a rate of 0.0150% per annum on the outstanding
                                principal balance of the Mortgage Loans, plus all
                                investment earnings on amounts on deposit in the
                                Collection Account.

TRUSTEE             Monthly     A monthly fee paid to the Trustee for its services as   Retained by the Trustee.
                                trustee, from amounts that would otherwise be
                                distributed to Certificateholders in respect of
                                interest, calculated at a rate of 0.0050% per annum
                                on the outstanding principal balance of the Mortgage
                                Loans.

                    Monthly     A monthly fee paid to the Trustee for its services as   Retained by the Trustee.
                                custodian, from amounts that would otherwise be
                                distributed to Certificateholders in respect of
                                interest, calculated at a rate of 0.0025% per annum
                                on the outstanding principal balance of the Mortgage
                                Loans.

     The Servicing Fees set forth in the table above may not be increased without amendment of the related Servicing Agreement as described under "--Servicing--Amendment of the Servicing Agreements" above. None of the other fees set forth in the table above may be changed without amendment of the Pooling and Servicing Agreement as described under "The Agreements--Certain Matters under the Pooling and Servicing Agreement--Amendment of the Pooling and Servicing Agreement" above.

     Fees to the Cap Provider in consideration for the Cap Provider's entering into the Cap Agreement will be paid by the Sponsor on or prior to the Closing Date and will not be payable from the assets of the Trust Fund.

     Expenses of the Servicers, the Master Servicer and the Trustee will be reimbursed before distributions are made on the Certificates. Expenses of the Trustee will be reimbursed up to $100,000 annually before distributions of interest and principal are made on the Certificates, as described under "--Expenses and Indemnities of the Trustee" above; any additional unpaid expenses above $100,000 in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all distributions of Current Interest and Carryforward Interest on the Offered Certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Bayview Financial Mortgage Pass-Through Trust 2006-C Mortgage Pass-Through Certificates, Series 2006-C (the "Certificates") will consist of the following classes:

     o the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (the "Class A Certificates");

     o the Class A-IO Certificates (together with the Class A Certificates, the "Senior Certificates");

     o the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates (the "Subordinate Certificates");

     o    the Class X and Class P Certificates; and

     o    the Class R and Class RL Certificates (the "Residual Certificates").

     Solely for purposes of determining distributions of interest and principal on the Class A Certificates, the Class A Certificates have been divided into the following payment groups (each a "Certificate Group"):

     The Group 1 Certificates: The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates are referred to herein as the "Group 1 Certificates." Distributions of interest and principal on the Group 1 Certificates will relate to, and generally will be limited to, collections from the Pool 1 Mortgage Loans. However, holders of each class of Group 1 Certificates will receive the benefit of Excess Interest generated by each Mortgage Pool and, to a limited extent, certain distributions of principal and interest generated by Pool 2, as described under "--Distributions of Interest."

     The Group 2 Certificates: The Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates are referred to herein as the "Group 2 Certificates." Distributions of interest and principal on the Group 2 Certificates will relate to, and generally will be limited to, collections from the Pool 2 Mortgage Loans. However, holders of each class of Group 2 Certificates will receive the benefit of Excess Interest generated by each Mortgage Pool and, to a limited extent, certain distributions of principal and interest generated by Pool 1, as described under "--Distributions of Interest."

     The Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates are sometimes referred to herein collectively as the "LIBOR Certificates." The Class A Certificates, the Class A-IO Certificates and the Subordinate Certificates are sometimes referred to herein collectively as the "Offered Certificates." Only the Offered Certificates are offered hereby.

     The Class A-IO Certificates: Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each Mortgage Pool, the Class A-IO Certificates will consist of two components, the "A-IO(1) Component" relating to Pool 1, and the "A-IO(2) Component" relating to Pool 2. The "Class Notional Balance" of the Class A-IO Certificates as of any Distribution Date will equal the sum of the "A-IO(1) Component Notional Balance" and the "A-IO(2) Component Notional Balance," in each case as set forth on Annex B hereto for such date.

     The holders of the Class A-IO Certificates will not have severable ownership interests in the A-IO(1) Component or the A-IO(2) Component, but rather will have undivided interests in the entire class. The components of the Class A-IO Certificates are interest-only components and do not represent an entitlement to distributions of principal.

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will evidence undivided beneficial ownership interests in the Trust Fund. The "Trust Fund" will generally consist of:

     o the Mortgage Loans, together with the related security interest in collateral pledged to secure the Mortgage Loans;

     o amounts deposited in the Collection Account and the Certificate Distribution Account;

     o property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

     o    any applicable insurance policies and all proceeds thereof;

     o the Cap Agreement and proceeds from the sale of any Excess Cap Amount, as described herein;

     o    the Reserve Fund described herein; and

     o    all proceeds of any of the foregoing.

In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the assets of which will be the Swap Agreement described under "--Supplemental Interest Trust--The Interest Rate Swap Agreement" in this prospectus supplement, and all proceeds thereof.

     The Trustee will elect to treat all or a portion of the assets of the Trust Fund as one or more real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. Each class of Offered Certificates will represent ownership of a "regular interest" in a REMIC and the Class R and Class RL Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the "residual interests" in the REMICs.

     Each class of Offered Certificates (other than the Class A-IO Certificates) will (except as described below) be issued in the approximate initial class principal balance specified on the cover page hereof (each a "Class Principal Balance"). The Class A-IO Certificates will be issued without a principal balance, and interest will accrue on the components of the Class A-IO Certificates on their respective component notional balances, as described below. The total of the initial Class Principal Balances and the Class Notional Balance of the Offered Certificates may vary by plus or minus five percent from those set forth herein. In addition, the relative Class Principal Balances of the Senior Certificates within Group 1 or Group 2 may change materially. Except as may be provided in the Pooling and Servicing Agreement for purposes of determining amounts distributable on REMIC interests, the Class X, Class P, Class R and Class RL Certificates will not have Class Principal Balances.

     The Class Principal Balance of any class of Offered Certificates as of any Distribution Date will be its respective initial Class Principal Balance as reduced by all amounts previously distributed on such class in respect of principal prior to such Distribution Date as reduced, in the case of the Subordinate Certificates, by any Applied Loss Amount; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Class Principal Balance of any class of Subordinate Certificates then outstanding to which an Applied Loss Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) any Deferred Principal Amount for such class immediately prior to such Distribution Date and (ii) the total amount of any Subsequent Recovery distributed on such date to Certificateholders, after application (for this purpose) to more senior classes of Subordinate Certificates.

     Distributions on the Offered Certificates will be made on the 28th day of each month (or, if the 28th day is not a Business Day, the next succeeding Business Day), commencing in November 2006 (each, a "Distribution Date"), to Certificateholders of record on the immediately preceding Record Date. The "Record Date" for each class of Offered Certificates and each Distribution Date will be (1) in the case of the Group 1 Certificates, the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and (2) in the case of the LIBOR Certificates and the Class A-IO Certificates, the close of business on the Business Day immediately preceding such Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Massachusetts, Minnesota or Maryland (or, as to the Servicers, such other states as are specified in the applicable Servicing Agreements) are closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder's address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial principal balance of not less than $5,000,000 or a percentage interest equal to or greater than 25%, by wire transfer in immediately available funds; provided that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.

     The minimum denominations and the incremental denominations of the Offered Certificates are set forth in the table on page S-2.

BOOK-ENTRY REGISTRATION

     General. Each class of Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants in the United States or, through Clearstream Banking Luxembourg ("Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear") in Europe and through their participating organizations (each participant or participating organization, a "Participant").

     Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.

     For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax
Considerations--Taxation of Securities Treated as Debt Instruments" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the Prospectus.

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates and the related components will equal the sum of Current Interest for that class or component and any Carryforward Interest for that class or component, to the extent of the Interest Remittance Amount for that Distribution Date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; interest will accrue on each component of the Class A-IO Certificates and on the Group 1 Certificates on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each Distribution Date, the "Accrual Period" applicable to
(1) the Group 1 Certificates, will be the calendar month immediately preceding such Distribution Date and (2) the Class A-IO Certificates (and each component thereof) and the LIBOR Certificates, will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

     Distributions of interest on the Class A-IO Certificates will be made only up to and including the Distribution Date in April 2009.

     The "Interest Rate" for each class of Offered Certificates will be the applicable per annum rate set forth or described in the "Summary of Terms" herein or below.

     On each Distribution Date, the Interest Rate applicable to each class of Offered Certificates will be subject to reduction by application of the Pool 1 Available Funds Cap, the Pool 2 Available Funds Cap or the Subordinate Available Funds Cap, as applicable, which is the maximum rate of interest for any such class of Offered Certificates for any Distribution Date. The A-IO(1) Component Interest Rate and the A-IO(2) Component Interest Rate are also subject to reduction as described herein.

     The Class A-IO Components: On each Distribution Date on or prior to the Distribution Date in April 2009, the components of the Class A-IO Certificates will accrue interest on their respective component notional balances for that Distribution Date. Thereafter, the Class A-IO Certificates will not accrue interest and will not be entitled to any distributions of interest. The initial Class Notional Balance of the Class A-IO Certificates will be equal to approximately $81,461,786.

     With respect to each Distribution Date on or prior to the Distribution Date in April 2009, the A-IO(1) Component will accrue interest at a per annum rate (the "A-IO(1) Component Interest Rate") equal to the lesser of (1) the applicable per annum rate set forth on Annex B hereto for that Distribution Date and (2) the A-IO(1) Component Net Funds Cap, and the A-IO(2) Component will accrue interest at a per annum rate (the "A-IO(2) Component Interest Rate") equal to the lesser of (1) the applicable per annum rate set forth on Annex B hereto for that Distribution Date and (2) the A-IO(2) Component Net Funds Cap. Thereafter, the components of the Class A-IO Certificates will not accrue interest and will not be entitled to any distributions of interest.

     o The "A-IO(1) Component Net Funds Cap," expressed as a percentage, will equal, for any Distribution Date and the Class A-IO(1) Component, a per annum rate equal to a fraction, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for such date and (y) 12, and the denominator of which is the A-IO(1) Component Notional Balance for that Distribution Date.

     o The "Optimal Interest Remittance Amount" will equal, for each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (B) the Pool Balance for Pool 1 as of the first day of the related Due Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date), minus any Net Swap Payment and Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty, to the extent not paid from collections on the Pool 2 Mortgage Loans.

     o The "A-IO(2) Component Net Funds Cap," expressed as a percentage, will equal, for any Distribution Date and the Class A-IO(2) Component, a per annum rate equal to (a) the Pool 2 Net WAC minus (b)(1) a fraction, the numerator of which is the product of (x) the sum of any Net Swap Payment and Swap Termination Payment

          (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty for such date and (y) 12, and the denominator of which is the Pool Balance for Pool 2 for that Distribution Date.

     o The "Pool 2 Net WAC" will equal, for any Distribution Date, the weighted average (by Principal Balance) of the Net Mortgage Rates of the Pool 2 Mortgage Loans.

     Definitions Relating to Interest Distribution Priorities.

     o The "Pool 1 Available Funds Cap," expressed as a percentage, will equal, for any Distribution Date and the Group 1 Certificates, (A) (1)
          (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (provided that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event) to the extent not paid from collections on the Pool 2 Mortgage Loans and (y) the total of interest accrued for the related Accrual Period on the A-IO(1) Component for such Distribution Date, multiplied by (2) the Senior Available Funds Cap Percentage, divided by (3) the total Class Principal Balance of the Group 1 Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

     o The "Pool 2 Available Funds Cap," expressed as a percentage, will equal, for any Distribution Date and the Group 2 Certificates, (A) (1)
          (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (provided that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event) and (y) the total of interest accrued for the related Accrual Period on the A-IO(2) Component for such Distribution Date, multiplied by (2) the Senior Available Funds Cap Percentage, divided by (3) the total Class Principal Balance of the Group 2 Certificates immediately prior to that Distribution Date, multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360, and the denominator of which is the actual number of days in the related Accrual Period.

     o The "Senior Available Funds Cap Percentage" will equal, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the total Class Principal Balance of the Group 1 Certificates and the Group 2 Certificates and the denominator of which is the total Class Principal Balance of the Offered Certificates, in each case immediately prior to that Distribution Date.

     o The "Subordinate Available Funds Cap," expressed as a percentage, will equal, for any Distribution Date and each class of Subordinate Certificates, (A) (1) (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment or Swap Termination Payment owed to the Swap

          Counterparty (provided that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event) and (y) the total of interest accrued for the related Accrual Period on the Senior Certificates (excluding any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls), divided by (2) the total Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates immediately prior to that Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

     Application of the Pool 1 Available Funds Cap may affect any or all of the Group 1 Certificates on any Distribution Date, application of the Pool 2 Available Funds Cap may affect any or all of the Group 2 Certificates on any Distribution Date, and application of the Subordinate Available Funds Cap may affect any or all of the Subordinate Certificates on any Distribution Date. The outstanding Subordinate Certificates having the lowest priority of distribution of interest are the most likely to be affected by the Subordinate Available Funds Cap at any time. Any resulting Basis Risk Shortfall will be distributable from Excess Interest and from amounts received in respect of the Swap Agreement, the Cap Agreement or as proceeds from the sale of any Excess Cap Amount on any applicable Distribution Date as described herein, and, to the limited extent described herein, from the Reserve Fund.

     o "Current Interest" for each class of Offered Certificates (other than the Class A-IO Certificates) and any component of the Class A-IO Certificates will equal, for any Distribution Date, the total amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Balance of that class or the Component Notional Balance of that component. "Current Interest" with respect to the Class A-IO Certificates and any Distribution Date will equal the total Current Interest on the components of that class for that Distribution Date.

     o "Carryforward Interest" for each class of Offered Certificates (other than the Class A-IO Certificates) and any component of the Class A-IO Certificates will equal, for any Distribution Date, the amount, if any, by which (1) the sum of (x) Current Interest for that class (or component thereof) for the immediately preceding Distribution Date and
          (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (2) the amount distributed in respect of interest on that class (or component) on that immediately preceding Distribution Date. "Carryforward Interest" with respect to the Class A-IO Certificates and any Distribution Date will equal the total Carryforward Interest on the components of that class.

     o The "Due Period" for any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs (or, in certain cases, the calendar month immediately preceding the month in which that Distribution Date occurs).

     o The "Interest Remittance Amount" for each Mortgage Pool and any Distribution Date will equal, in general, to the extent provided in the Pooling and Servicing Agreement and the Servicing Agreements, (a) the sum of (1) all interest collected (other than

          Payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, less (x) the Master Servicing Fee, the applicable Servicing Fee and the rate of any lender-paid primary mortgage insurance (if any) on the Mortgage Loans in such Mortgage Pool and (y) unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool and the applicable Pool Percentage of other amounts due to the Master Servicer, the Servicers or the Trustee (other than the Trustee Fee and the Custodian Fee) in each case, to the extent allocable to interest, (2) all Compensating Interest paid by the applicable Servicer with respect to the related Prepayment Period and the Mortgage Loans in such Mortgage Pool, (3) the portion of the purchase price allocable to interest (less unreimbursed Advances, to the extent allocable to interest, and the other amounts due the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period due to a breach of a representation or a warranty or a document defect, (4) the portion of any Substitution Amount allocable to interest and paid during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, (5) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to interest, less unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to interest, and the applicable Pool Percentage of other amounts due to the Master Servicer, the Servicers or the Trustee and (6) certain other amounts as provided in the Pooling and Servicing Agreement, as reduced by (b) the applicable Pool Percentage of any other expenses reimbursable to the Trustee. Prepayment premiums and yield maintenance payments paid by borrowers will not be included in the Interest Remittance Amount and will not be available to pay interest on the Offered Certificates or be included in Excess Interest.

     o "Insurance Proceeds" means, generally, proceeds of any title, hazard or other insurance policy covering any Mortgage Loan, other than (1) proceeds to be applied to the restoration or repair of the related Mortgaged Property, (2) proceeds released to the related borrower in accordance with the Pooling and Servicing Agreement, and (3) proceeds released to the related Servicer or to the Master Servicer to reimburse such party for any Advances or servicing advances made in respect of the related Mortgage Loan pursuant to the related Servicing Agreement or the Pooling and Servicing Agreement, as applicable.

     o "Liquidation Expenses" means, generally, expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan.

     o "Liquidation Proceeds" means, generally, amounts (including any Insurance Proceeds) received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise, or amounts received in connection with any condemnation or partial release of a Mortgaged Property, other than amounts required to be paid to the borrower pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

     o "Net Liquidation Proceeds" means Liquidation Proceeds reduced by Liquidation Expenses.

     o A "Payahead" is generally any scheduled payment intended by the related borrower to be applied in a Due Period subsequent to the Due Period in which the payment was received.

     o The "Pool Percentage" for either Mortgage Pool as of each Distribution Date will be a fraction, expressed a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for that Distribution Date and the denominator of which is the Aggregate Pool Balance for that Distribution Date.

     o The "Pool Balance" for either Mortgage Pool as of any date of determination will be equal to the aggregate of the Principal Balances of the Mortgage Loans in such Mortgage Pool as of that date.

     o The "Prepayment Period" for any Distribution Date is the immediately preceding calendar month (or, in certain cases, such other period as is specified in the applicable Servicing Agreement).

     o The "Principal Balance" of any Mortgage Loan for any date of determination is, generally, equal to the outstanding principal balance thereof as of the Cut-off Date, reduced by all scheduled principal payments due on or before the Cut-off Date, whether or not received, minus the sum of (1) all principal collected or advanced in respect of Monthly Payments due after the Cut-off Date through the immediately preceding Due Period and (2) all principal prepayments received, and the principal portion of all Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries collected with respect to principal, through the immediately preceding Prepayment Period.

     o A "Subsequent Recovery" means any amount recovered by the related Servicer with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed advances or expenses of the Servicer), after liquidation or disposition of such Mortgage Loan, with respect to which a Realized Loss has been incurred.

     o The "Substitution Amount" will be generally equal to the amount, if any, by which the Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon at the applicable Mortgage Rate through the end of the Due Period during which such substitution occurs and the amount of any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of the Mortgage Loan.

     Interest Distribution Priorities. The Interest Remittance Amount for each Mortgage Pool will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution
Date) concurrently as follows:

     A. The Interest Remittance Amount for Pool 1 will be distributed in the following order of priority:

          (1) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates), to the extent not paid from the Interest Remittance Amount for Pool 2 in accordance with clause B.(1) below;

          (2) to the Trustee, the Pool 1 allocable portion (based on the applicable Pool Percentage) of the Trustee Fee and the Pool 1 allocable portion (based on the applicable Pool Percentage) of the Custodian Fee;

          (3) to the A-IO(1) Component, Current Interest and any Carryforward Interest for that component;

          (4) concurrently, pro rata, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, Current Interest and any Carryforward Interest for each such class;

          (5) concurrently, pro rata, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, Current Interest and any Carryforward Interest for each such class;

          (6) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for that class;

          (7) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for that class;

          (8) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for that class;

          (9) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for that class;

          (10) to the Class B-1 Certificates, Current Interest and any Carryforward Interest for that class;

          (11) to the Class B-2 Certificates, Current Interest and any Carryforward Interest for that class;

          (12) to the Class B-3 Certificates, Current Interest and any Carryforward Interest for that class;

          (13) to the Trustee, the Pool 1 allocable portion (based on the applicable Pool Percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

          (14) for application as part of Excess Cashflow for such Distribution Date, as described under "--Overcollateralization; Application of Excess Cashflow" below, any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (1) through (13) above (such amount, "Pool 1 Excess Interest" for such Distribution Date).

     B. The Interest Remittance Amount for Pool 2 will be distributed in the following order of priority:

          (1) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

          (2) to the Trustee, the Pool 2 allocable portion (based on the applicable Pool Percentage) of the Trustee Fee and the Pool 2 allocable portion (based on the applicable Pool Percentage) of the Custodian Fee;

          (3) to the A-IO(2) Component, Current Interest and any Carryforward Interest for that component;

          (4) concurrently, pro rata, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, Current Interest and any Carryforward Interest for each such class;

          (5) concurrently, pro rata, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, Current Interest and any Carryforward Interest for each such class;

          (6) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for that class;

          (7) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for that class;

          (8) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for that class;

          (9) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for that class;

          (10) to the Class B-1 Certificates, Current Interest and any Carryforward Interest for that class;

          (11) to the Class B-2 Certificates, Current Interest and any Carryforward Interest for that class;

          (12) to the Class B-3 Certificates, Current Interest and any Carryforward Interest for that class;

          (13) to the Trustee, the Pool 2 allocable portion (based on the applicable Pool Percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

          (14) for application as part of Excess Cashflow for such Distribution Date, as described under "--Overcollateralization; Application of Excess Cashflow" below, any Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (1) through (13) above (such amount, "Pool 2 Excess Interest," and together with Pool 1 Excess Interest, "Excess Interest" for such Distribution Date).

     When a principal prepayment is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part will generally be applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a prepayment in full, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of one month's interest on the Certificates (a "Prepayment Interest Shortfall") could result. With respect to prepayments in full of Mortgage Loans, as of the Closing Date the Servicers will be obligated to fund any resulting Prepayment Interest Shortfall for any Prepayment Period as described under "The Agreements--Servicing--Prepayment Interest Shortfalls" herein. The Servicers generally are not obligated to fund prepayment interest shortfalls resulting from prepayments in part with respect to any of the Mortgage Loans. See "The Agreements--Servicing--Prepayment Interest Shortfalls" herein. Any such payment by a Servicer is referred to herein as "Compensating Interest" and is limited, in certain cases, as further described herein. Any prepayment interest shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

     The Class X Certificates will be entitled on each Distribution Date to certain amounts from each Mortgage Pool, as provided in the Pooling and Servicing Agreement. The Class P Certificates will be entitled on each Distribution Date to all prepayment premiums and yield maintenance payments from each Mortgage Pool actually collected by the Servicers during the related Prepayment Period, to the extent such prepayment fees are not payable to the related Servicer as additional servicing compensation.

THE CAP AGREEMENT; BASIS RISK SHORTFALLS AND LIMITED CREDIT SUPPORT

     The Cap Agreement. On the Closing Date the Trustee will enter into an interest rate cap agreement (the "Cap Agreement") with BNP Paribas (together with any successor, the "Cap Counterparty") whereby the Cap Counterparty will agree to make certain payments to the Trust Fund prior to each Distribution Date. The Cap Agreement will be documented on standard forms provided by the International Swaps and Derivatives Association, Inc. ("ISDA"). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

     Under the Cap Agreement, the Cap Counterparty will agree to pay prior to each Distribution Date, beginning in November 2006, interest on a calculated notional amount at an annual rate equal to the excess, if any, of LIBOR (subject, beginning in November 2009, to a maximum rate of 12.32% per annum) over the specified rate for that Distribution Date (the "Strike Rate") on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period. The Strike Rate will be, for each Distribution Date through the Distribution Date in October 2009, 5.32% per annum; for each subsequent Distribution Date through the Distribution Date in October 2014, 7.32% per annum; and for each subsequent Distribution Date until the Cap Agreement terminates, 9.32% per annum. The Cap Agreement will terminate by its course after the Distribution Date in October 2016. The amount upon which payments under the Cap Agreement will be based for each Distribution Date will be approximately $62,946,402 as of the Closing Date and will decline on each Distribution Date to an amount equal to the lesser of (1) the total Class Principal Balance of the Offered Certificates and (2) the amount set forth on Annex A hereto for such Distribution Date.

     In addition, the Cap Agreement will be terminable by the Trustee or the Cap Counterparty following the occurrence of certain specified events of default, including failure of the Cap Counterparty to make required payments, and certain standard events under the ISDA master agreement.

     To the extent that at any time the notional balance of the Cap Agreement exceeds the sum of 18% of the aggregate Principal Balance of the Pool 1 Mortgage Loans, the aggregate Principal Balance of the Fixed Rate Mortgage Loans with a Mortgage Rate less than 5.80% and the aggregate Principal Balance of the Adjustable Rate Mortgage Loans with an adjustable rate term greater than 48 months and less than 60 months, in each case as of the first day of the related Due Period, the amount payable under the Cap Agreement in respect of that excess (the "Excess Cap Amount") may remain property of the Trust Fund and be distributed to the Certificates or may be sold for the benefit of the Trust Fund by BFLP in its capacity as manager. The proceeds of the sale of any Excess Cap Amount will be distributed to holders of the Certificates.

     As of the Closing Date, the Cap Counterparty (or any credit support provider under the Cap Agreement) will be rated at or above the Minimum Credit Rating (as defined herein). However, there can be no assurance that such rating will be maintained. If the rating of the Cap Counterparty (or any credit support provider) is qualified, reduced or withdrawn, the ratings of the Offered Certificates may be reduced.

     The "Minimum Credit Rating" means ratings by Fitch (if rated by Fitch or, if not rated by Fitch, equivalent ratings by another rating agency) of the Cap Counterparty's senior unsecured short-term debt obligations of at least "F1" and senior unsecured long-term debt obligations of at least "A+," a rating by Moody's of the Cap Counterparty's senior unsecured long-term debt obligations of at least "A1" and ratings by S&P of the Cap Counterparty's senior unsecured short-term debt obligations of at least "A-1" and senior unsecured long-term debt obligations of at least "A+." Subject to the terms of the Cap Agreement, if the rating of the Cap Counterparty drops below the Minimum Credit Rating, the Cap Counterparty will be required to transfer, at its expense, all of its rights and obligations under the Cap Agreement to a counterparty that satisfies such minimum credit rating. In the event that the Cap Counterparty is unable to effectuate such a transfer within the time specified in the Cap Agreement, it will be required to provide collateral to secure its obligations as provided under the terms of the Cap Agreement.

     As of the Closing Date, the aggregate significance percentage with respect to the Cap Counterparty will be less than 10%.

     The Cap Counterparty. BNP Group (of which BNP Paribas is the parent company) is a European leader in banking and financial services. It has around 140 000 employees, 110 000 of whom are based in Europe. BNP Group occupies leading positions in three significant fields of activity: Corporate and Investment Banking, Asset Management & Services and Retail Banking. It is present in 85 countries and has a strong presence in all the key financial centres. Present throughout Europe, in all its business lines, France and Italy are its two domestic markets in retail banking. BNP Paribas enjoys a significant and growing presence in the United States and leading positions in Asia and in emerging markets.

     At June 30, 2006, BNP Group had consolidated assets of (euro)1,428.5 billion (compared to (euro)1,258.1 billion at December 31, 2005), consolidated loans and receivables due from customers of (euro)377.1 billion (compared to (euro)301.2 billion at December 31, 2005), consolidated items due to customers of (euro)295.8 billion (compared to (euro)247.5 billion at December 31, 2005) and shareholders' equity (Group share including income for 2005) of (euro)45.6 billion (compared to (euro)40.7 billion at December 31, 2005). Pre-tax net income for the first half-year ended June 30, 2006 was (euro)5.8 billion (compared to (euro)4.5 billion for the first half-year ended June 30, 2005). Net income for the first half-year ended June 30, 2006 was (euro)3.9 billion (compared to (euro)3.2 billion for the first half-year ended June 30, 2005).

     BNP Group currently has long-term senior debt ratings of "Aa2" with stable outlook from Moody's, "AA" with stable outlook from Standard & Poor's and "AA" with stable outlook from Fitch Ratings. Moody's has also assigned BNP Paribas a Bank Financial Strength rating of "B+" and Fitch Ratings has assigned BNP Paribas an individual rating of "A/B".

     The information concerning BNP Paribas and the BNP Group contained herein is furnished solely to provide limited introductory information regarding BNP Paribas and the BNP Group and does not purport to be comprehensive.

     The delivery of the information contained in this section shall not create any implication that there has been no change in the affairs of the BNP Paribas or the Group since the date hereof, or that the information contained or referred to in this section is correct as of any time subsequent to its date.

     Basis Risk Shortfalls. With respect to each Distribution Date and any class of Offered Certificates (other than the Class A-IO Certificates), to the extent that the amount calculated under clause (1) of the applicable Interest Rate formula described under "Summary of Terms--Interest Payments" for that class exceeds the Pool 1 Available Funds Cap, in the case of the

Group 1 Certificates, the Pool 2 Available Funds Cap, in the case of the Group 2 Certificates, or the Subordinate Available Funds Cap, in the case of the Subordinate Certificates (such excess, a "Basis Risk Shortfall"), that class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Available Funds Cap) before the holders of the Class X, Class R and Class RL Certificates are entitled to any distributions. The affected class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Excess Cashflow for the related Distribution Date, treated as paid from and to the extent that funds are on deposit in a reserve fund (the "Reserve Fund"). See "--Overcollateralization; Application of Excess Cashflow" below. The source of funds on deposit in the Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor, (2) Excess Cashflow that would otherwise be distributed to the Class X Certificateholders,
(3) any amounts received under the Cap Agreement or as proceeds from the sale of any Excess Cap Amount for the related Distribution Date and (4) certain amounts received under the Swap Agreement for the related Distribution Date. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of Offered Certificates (other than the Class A-IO Certificates) in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable maximum Interest Rate exceeds (y) the amount payable at the applicable Available Funds Cap.

     o The "Unpaid Basis Risk Shortfall" for any class of Offered Certificates (other than the Class A-IO Certificates) for any Distribution Date will equal the total of all Basis Risk Shortfalls for that class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Available Funds Cap.

     The amount of Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, received under the Cap Agreement or otherwise deposited into the Reserve Fund, or amounts, if any, received under the Swap Agreement. The "Basis Risk Payment" for any Distribution Date will be the sum of (1) any Basis Risk Shortfall, (2) any Unpaid Basis Risk Shortfall, and (3) the amount of any Reserve Fund Requirement for that Distribution Date, less any amounts previously received by the Trust Fund pursuant to the Cap Agreement or received as proceeds from the sale of any Excess Cap Amount, or previously received by the Supplemental Interest Trust pursuant to the Swap Agreement. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Excess Cashflow otherwise distributable to the Class X Certificates.

     Limited Credit Support. To the extent described under "--Allocation of Losses; Reserve Fund Draws" below, amounts remaining on deposit in the Reserve Fund will be applied to cover Realized Losses on the Mortgage Loans. The amount of Excess Cashflow distributable to the Class X Certificates on any Distribution Date will be reduced by the amount of any such draw on the Reserve Fund.

DETERMINATION OF LIBOR

     LIBOR for each Accrual Period other than the first such period will be determined by the Master Servicer on the second LIBOR Business Day immediately prior to the commencement of such Accrual Period (each, a "LIBOR Rate Adjustment Date").

     On each LIBOR Rate Adjustment Date, "LIBOR" will equal the rate for one-month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on that LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the total Class Principal Balance of the LIBOR Certificates then outstanding. The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City selected by the Master Servicer, as of 11:00 a.m., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (1) a Saturday or a Sunday or (2) a day on which banking institutions in the city of London, England or in the city of New York, New York are required or authorized by law to be closed.

     The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the Interest Rates applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     LIBOR for the first Accrual Period will be determined two Business Days prior to the Closing Date.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Senior Certificates (other than the Class A-IO Certificates) will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount for the unrelated Mortgage Pool, from Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Overcollateralization; Application of Excess Cashflow" below. Distributions of principal on the Subordinate Certificates will be made from the aggregate of the Principal Distribution Amount for both Mortgage Pools. The Class A-IO Certificates will not be entitled to receive any distributions of principal.

     o The "Principal Distribution Amount" for each Mortgage Pool for any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for that Distribution Date minus the Overcollateralization Release Amount attributable to such Mortgage Pool (determined on the basis of the Principal Remittance Amount for such Mortgage Pool), if any, for that Distribution Date.

     o The "Group 1 Senior Principal Distribution Percentage" will equal, for any Distribution Date and the Group 1 Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 1 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

     o The "Group 2 Senior Principal Distribution Percentage" will equal, for any Distribution Date and the Group 2 Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 2 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

     o The "Principal Remittance Amount" for each Mortgage Pool for any Distribution Date will be equal, in general, to the sum of (1) all principal collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, (2) all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period, (4) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool allocable to principal paid during the related Prepayment Period, (5) all Net Liquidation Proceeds, including Subsequent Recoveries, and any other recoveries collected and remittances made during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal and (6) any Holdback Amount applied in reduction of the principal balance of a Holdback Loan during the applicable Prepayment Period, as reduced in each case, as provided in the Pooling and Servicing Agreement, by unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal, and the applicable Pool Percentage of other amounts due to the Master Servicer, the Servicers or the Trustee and not reimbursed from amounts allocable to interest on the related Mortgage Loans for that Distribution Date.

     o The "Overcollateralization Amount" for any Distribution Date will be equal to the amount, if any, by which (1) the Aggregate Pool Balance for that Distribution Date exceeds (2) the total Class Principal Balance of the Offered Certificates, after giving effect to distributions on that Distribution Date.

     o The "Overcollateralization Release Amount" for any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amounts for both Mortgage Pools for that Distribution Date and (y) the amount, if any, by which (1) the

          Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amounts for both Mortgage Pools for that Distribution Date is applied on that date in reduction of the Class Principal Balances of the Offered Certificates, exceeds (2) the Targeted Overcollateralization Amount for that Distribution Date.

     o The "Targeted Overcollateralization Amount" for any Distribution Date will be equal to (x) prior to the Stepdown Date, the product of 1.65% and the Aggregate Pool Balance as of the Cut-off Date (the "Cut-off Date Aggregate Pool Balance"), (y) on and after the Stepdown Date if a Trigger Event is not in effect, the greater of (1) the product of 3.30% and the Cut-off Date Aggregate Pool Balance and (2) the product of 0.50% and the Aggregate Pool Balance for that Distribution Date, and (z) on and after the Stepdown Date if a Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

     o The "Stepdown Date" is the latest to occur of (1) the Distribution Date in November 2009, (2) the first Distribution Date on which the Aggregate Pool Balance is equal to or less than 50% of the Cut-off Date Aggregate Pool Balance and (3) the Enhancement Percentage for each class of Offered Certificates (other than the Class A-IO Certificates) equals or exceeds the applicable percentage set forth below:

                       CLASS               PERCENTAGE
                       -----------------   ----------
                       1-A1, 1-A2, 1-A3,
                       1-A4, 1-A5, 2-A1,
                       2-A2, 2-A3, 2-A4      29.41%
                       M-1                   19.01%
                       M-2                   16.11%
                       M-3                   11.01%
                       M-4                    8.71%
                       B-1                    6.71%
                       B-2                    5.06%
                       B-3                    3.30%

     o A "Trigger Event" will be in effect for any Distribution Date if a Delinquency Event, a Cumulative Loss Trigger Event or a Subordination Trigger Event has occurred with respect to that Distribution Date.

     o A "Delinquency Event" will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 11.00%.

     o The "Rolling Three Month Delinquency Rate" for any Distribution Date will be an amount equal to the average of the 60-Day Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

     o The "60-Day Delinquency Rate" for any Due Period will be the fraction, expressed as a percentage, (a) the numerator of which is the total outstanding principal balance of all Mortgage Loans 60 days or more delinquent, all Mortgage Loans in foreclosure and all Mortgage Loans relating to REO Property as of the close of business on the last day of that Due Period and (b) the denominator of which is the Aggregate Pool Balance on the last day of that Due Period.

     o A "Cumulative Loss Trigger Event" will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (1) the total amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (2) the Cut-off Date Aggregate Pool Balance, exceeds the applicable percentages set forth below for that Distribution Date:

                     DISTRIBUTION DATE                          LOSS PERCENTAGE
          --------------------------------------   ---------------------------------------------
          November 2009 through October 2010....   1.70% for the first month, plus an additional
                                                   1/12 of 1.05% for each month thereafter
          November 2010 through October 2011....   2.75% for the first month, plus an additional
                                                   1/12 of 0.36% for each month thereafter
          November 2011 through October 2012....   3.11% for the first month, plus an additional
                                                   1/12 of 0.14% for each month thereafter
          November 2012 and thereafter..........   3.25%

     o A "Subordination Trigger Event" will have occurred with respect to any Distribution Date if the Enhancement Percentage for any class of Offered Certificates (other than the Class A-IO Certificates) becomes less than the applicable percentage set forth below:

                             CLASS         PERCENTAGE
                       -----------------   ----------
                       1-A1, 1-A2, 1-A3,
                       1-A4, 1-A5, 2-A1,
                       2-A2, 2-A3, 2-A4      29.41%
                       M-1                   19.01%
                       M-2                   16.11%
                       M-3                   11.01%
                       M-4                    8.71%
                       B-1                    6.71%
                       B-2                    5.06%
                       B-3                    3.30%

     o The "Enhancement Percentage" for each class of Offered Certificates (other than the Class A-IO Certificates) for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of (1) the total Class Principal Balance of the Subordinate Certificates that are lower in priority of distribution than that class after giving effect to application of the Principal Distribution Amount for each Mortgage Pool for such Distribution Date,
          (2) the Overcollateralization Amount (which will generally not be less than zero and will be calculated on the basis of the assumption that the Principal Distribution Amounts have been distributed on that Distribution Date and no Trigger Event has occurred), and (3) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on that date, and the denominator of which is the Aggregate Pool Balance for that Distribution Date.

     o The "Class 1-A5 Priority Amount" for any Distribution Date will be equal to the product of (a) the applicable Class 1-A5 Lockout Percentage, (b) a fraction, the numerator of which is equal to the Class Principal Balance of the Class 1-A5 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the Class Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date and (c) any amounts to be distributed to the Group 1 Certificates on such Distribution Date pursuant to clauses A.(1)(b), A.(2)(c) and/or clause B.(c) under "--Principal Distribution Priorities" below and clause (1)(b) or
          (2)(b) under the heading "--Overcollateralization; Application of Excess Cashflow" below.

     o The "Class 1-A5 Lockout Percentage" for any Distribution Date will be equal to the following applicable percentages with respect to such Distribution Date:

                                                       CLASS 1-A5
                    DISTRIBUTION DATE              LOCKOUT PERCENTAGE
          --------------------------------------   ------------------
          November 2006 through October 2009....            0%
          November 2009 through October 2011....           45%
          November 2011 through October 2012....           80%
          November 2012 through October 2013....          100%
          November 2013 and thereafter..........          300%

     Principal Distribution Priorities. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Principal Distribution Amount for each Mortgage Pool will be distributed as follows:

     A. for each Distribution Date occurring (x) before the Stepdown Date or (y) on or after the Stepdown Date and for which a Trigger Event is in effect, concurrently, as follows:

          (1) for Pool 1: Until the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

               (a) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above or from the Principal Distribution Amount for Pool 2 in accordance with clause A.(2)(a) below);

               (b) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, in the following order of priority:

                    (i) to the Class 1-A5 Certificates, the Class 1-A5 Priority
               Amount for such Distribution Date, in reduction of their Class Principal

                    Balance, until the Class Principal Balance of that class has been reduced to zero; and

                    (ii) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4
               and Class 1-A5 Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero;

               (c) to the Group 2 Certificates, in accordance with the Related Senior Priority for Group 2, until the Class Principal Balance of each Class of Group 2 Certificates has been reduced to zero;

               (d) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; and

               (e) for application as part of Excess Cashflow for that Distribution Date, as described under "--Overcollateralization; Application of Excess Cashflow" below, any Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (a) through (d) above.

          (2) for Pool 2: Until the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

               (a) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above);

               (b) to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, concurrently, as follows:

                    (i) 50% to the Class 2-A1, Class 2-A2 and Class 2-A3
               Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; and

                    (ii) 50% to the Class 2-A4 Certificates, in reduction of
               their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

               (c) to the Group 1 Certificates, in accordance with the Related Senior Priority for Group 1, until the Class Principal Balance of each Class of Group 1 Certificates has been reduced to zero;

               (d) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; and

               (e) for application as part of Excess Cashflow for that Distribution Date, as described under "--Overcollateralization; Application of Excess Cashflow" below, any Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (a) through (d) above.

     The priority of distributions on the Group 1 Certificates with respect to collections from Pool 1 described in clauses A.(1)(b)(i) and (ii) and the Group 2 Certificates with respect to collections from Pool 2 described in clause A.(2)(b) is referred to in this prospectus supplement as the "Related Senior Priority" for each such group of Senior Certificates.

     B. for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, as follows:

               (a) for Pool 2, for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above;

               (b) for Pool 1, for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Distribution Priorities" above or from clause B.(a) above;

               (c) concurrently, to the Group 1 Certificates, as a group, the Group 2 Certificates, as a group, and the Subordinate Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; provided, that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority; and

               (d) for application as part of Excess Cashflow for that Distribution Date, as described under "--Overcollateralization; Application of Excess Cashflow" below, any Principal Distribution Amount for either Mortgage Pool remaining after application pursuant to clauses B.(a) through (c) above.

OVERCOLLATERALIZATION; APPLICATION OF EXCESS CASHFLOW

     As of the Closing Date, the Overcollateralization Amount is anticipated to be approximately $1,514,577. With respect to any Distribution Date, interest received on the Mortgage Loans during the related Due Period is generally expected (although it may not at any particular time) to exceed interest payable on the Certificates and fees and expenses of the Trust Fund, thus generating certain excess interest collections which, in the absence of delinquencies or losses, will not be necessary to fund interest distributions on the Certificates and fees and expenses of the Trust Fund. To the extent described below, Excess Interest will be applied on each Distribution Date in reduction of the Class Principal Balances of the Certificates. This application of interest collections as distributions of principal will cause the total principal balance of the Certificates to amortize more rapidly than the Aggregate Pool Balance, creating overcollateralization. However, Realized Losses will reduce overcollateralization.

     As described herein, after the Targeted Overcollateralization Amount has been reached, a portion of the Principal Remittance Amount will not be applied in reduction of the principal balances of the Offered Certificates, but will instead be applied as described below.

     On each Distribution Date, the sum (without duplication) of (1) Excess Interest, (2) the Overcollateralization Release Amount and (3) any amounts remaining after distribution of the Principal Distribution Amounts for both Mortgage Pools, as described under "--Distributions of Principal" above on that Distribution Date will be the "Excess Cashflow" for that Distribution Date, which will be distributed, together with payments (if any) received under the Cap Agreement, the proceeds of the sale of any Excess Cap Amount and amounts (if any) on deposit in the Reserve Fund, in the following order of priority:

          (1) to the extent of Excess Interest for that Distribution Date, for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, until (after giving effect to distributions of principal for that Distribution Date as described under "--Distributions of Principal" above) the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, in the following order of priority:

               (a) concurrently, to the Group 1 Certificates, as a group, and the Group 2 Certificates, as a group, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; provided, that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority;

               (b) to the Class M-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

               (c) to the Class M-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

               (d) to the Class M-3 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

               (e) to the Class M-4 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

               (f) to the Class B-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero; and

               (g) to the Class B-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero; and

               (h) to the Class B-3 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

          (2) to the extent of Excess Interest for that Distribution Date, for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until (after giving effect to distributions of principal for that Distribution Date as described under "--Distributions of Principal" above) the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, in the following order of priority:

               concurrently, to the Group 1 Certificates, as a group, the Group 2 Certificates, as a group, and the Subordinate Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; provided, that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority;

          (3) to the extent of any amounts received in respect of the Cap Agreement or as proceeds from the sale of any Excess Cap Amount for that Distribution Date, from the Reserve Fund, to the Offered Certificates in order of priority of distribution of interest, any unpaid Carryforward Interest for each such class for that Distribution Date;

          (4) to the extent of any remaining amounts received in respect of the Cap Agreement or as proceeds from the sale of any Excess Cap Amount for that Distribution Date, from the Reserve Fund, to the Offered Certificates in reduction of their Class Principal Balances in the order of priority specified in clause (1) or (2), as applicable, above, any Loss Amount for that Distribution Date;

          (5) to the extent of any remaining amounts received in respect of the Cap Agreement or as proceeds from the sale of any Excess Cap Amount for that Distribution Date, from the Reserve Fund, and together with any remaining Excess Interest for that Distribution Date, to the Offered Certificates (other than the Class A-IO Certificates) in order of priority of distribution of interest, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for that class for that Distribution Date;

          (6) to the extent of any remaining amounts received in respect of the Cap Agreement or as proceeds from the sale of any Excess Cap Amount for that Distribution Date, from the Reserve Fund, and together with any remaining Excess Interest for that Distribution Date, to the Subordinate Certificates, in order of seniority, any Deferred Principal Amount for that class for that Distribution Date;

          (7) as provided in the Pooling and Servicing Agreement, any fee payable in connection with the purchase of a substitute Cap Agreement, if any, for that Distribution Date;

          (8) to the Supplemental Interest Trust Account, any Swap Termination Payment due to a Swap Counterparty Trigger Event;

          (9) to the Supplemental Interest Trust Account, for distribution pursuant to priority (11) under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below;

          (10) if a Long Maturity Trigger Event is in effect, first, pro rata, any remaining amounts (other than payments, if any received under the Cap Agreement) to the Class A Certificates, then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, in that order, the lesser of (x) any remaining amounts (other than payments, if any received under the Cap Agreement) and (y) the amount necessary to increase the Overcollateralization Amount for such distribution date so that a Long Maturity Trigger Event is no longer in effect, in each case, until their respective Class Principal Balances have been reduced to zero; and

          (11) to the Residual Certificates, any remaining amount.

     o The "Deferred Principal Amount" for each class of Subordinate Certificates and each Distribution Date will be equal to the amount by which (1) the total of Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (2) the sum of (a) the total of amounts previously distributed in reimbursement thereof and (b) the amount by which the Class Principal Balance of such Class has been increased due to any Subsequent Recovery.

     o The "Reserve Fund Requirement" for any Distribution Date, will be an amount equal to the greater of (1) zero and (2) the Targeted Overcollateralization Amount for that Distribution Date minus the Overcollateralization Amount for that Distribution Date.

     o A "Long Maturity Trigger Event" will be in effect if on the 241st Distribution Date or any Distribution Date thereafter, the aggregate Principal Balance of the Mortgage Loans which have a Cut-Off Date remaining term to maturity greater than 30 years exceeds the Overcollateralization Amount for such Distribution Date (after giving effect to principal distributions on such Distribution Date other than principal distributions resulting from this event).

SUPPLEMENTAL INTEREST TRUST

     The Interest Rate Swap Agreement. A separate trust created under the Pooling and Servicing Agreement (the "Supplemental Interest Trust") will hold an interest rate swap agreement (which may be documented as one or more agreements) documented pursuant to an ISDA Master Agreement (Multicurrency--Cross Border) (the "ISDA Master Agreement"), together with a schedule and a confirmation (collectively, the "Swap Agreement") between the Trustee, on behalf of the Supplemental Interest Trust, and BNP Paribas (the "Cap Counterparty" and, together with any successor, the "Swap Counterparty").

     Under the Swap Agreement, one Business Day prior to each Distribution Date commencing in November 2006, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount of interest equal to the product of (a) 5.105% per annum and (b) $63,500,000 (the "Swap Notional Amount"), calculated on the basis of a 360-day year consisting of twelve 30-day months (other than for the first period, which is calculated on the basis of the time from the Closing Date to the Distribution Date in November
2006), and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount of interest equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement) and
(y) the Swap Notional Amount, calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period. A net swap payment will be required to be made for the related Distribution Date (each such net swap payment, a "Net Swap Payment") either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

     The Swap Agreement will terminate immediately following the Distribution Date in October 2010 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination (each as defined below).

     The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

     The Trustee will establish a trust account on behalf of the Supplemental Interest Trust (the "Supplemental Interest Trust Account"), into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Interest Rate Swap Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Interest Rate Swap Amount pursuant to the priority of payments set forth under "--Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

     As of the Closing Date, the Swap Counterparty (or any credit support provider under the Swap Agreement) will be rated at or above the Minimum Credit Rating. However, there can be no assurance that such rating will be maintained. If the rating of the Swap Counterparty (or any credit support provider) is qualified, reduced or withdrawn, the ratings of the Offered Certificates may be reduced.

     As of the Cut-off Date, the aggregate significance percentage with respect to the Swap Counterparty will be less than 10%.

     The Swap Counterparty. BNP Paribas is the Swap Counterparty. For a description of BNP Paribas, see "--The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support--The Cap Counterparty" above.

     The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

     "Events of Default" under the Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

     o    "Failure to Pay,"

     o    "Bankruptcy," and

     o "Merger without Assumption" (but only with respect to the Swap Counterparty),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

     "Termination Events" under the Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

     o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

     o "Tax Event" (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

     o "Tax Event Upon Merger" (which generally relates to the Swap Counterparty's receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as provided in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Swap Agreement) relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Pooling and Servicing Agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises its option to purchase the Mortgage Loans. With respect to the Swap

Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in the Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

     Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the Business Day prior to the related Distribution Date, and on the Business Day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

     A "Swap Counterparty Trigger Event" will have occurred upon the occurrence of any of the following events: (i) a Swap Default with respect to which the Swap Counterparty is a "Defaulting Party" (as defined in the Swap Agreement),
(ii) a Termination Event with respect to which the Swap Counterparty is the sole "Affected Party" (as defined in the Swap Agreement) or (iii) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.

     If the Swap Counterparty's applicable short-term or long-term credit rating by any Rating Agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Trustee and the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

     The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, the Offered Certificates will not be downgraded, all as provided in the Swap Agreement.

     Application of Deposits and Payments Received by the Supplemental Interest Trust. The sum of any Net Swap Payment and any Swap Termination Payment either
(i) deposited in the Supplemental Interest Trust Account as described under "--Distributions of Interest--Interest Distribution Priorities" and "--Distributions of Principal--Principal Distribution Priorities" above or (ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement as described under "--Interest Rate Swap Agreement" above for any Distribution Date will constitute the "Interest Rate Swap Amount" for such Distribution Date, and, together with any amounts deposited into the Supplemental Interest Trust Account pursuant to priority (8) and priority (9) under "--Overcollateralization; Application of Excess Cashflow" above, will, on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Supplemental Interest Trust Account, after making all distributions under "--Overcollateralization; Application of Monthly Excess Cashflow" above, in the following order of priority:

          (1) to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date;

          (2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

          (3) to the Offered Certificates in order of priority of distribution of interest, any unpaid Carryforward Interest for each such class for that Distribution Date;

          (4) to the Offered Certificates in reduction of their Class Principal Balances in the order of priority specified in clause (1) or (2) under "--Overcollateralization; Application of Excess Cashflow" above, as applicable, any Loss Amount for that Distribution Date, to the extent unpaid;

          (5) to the Class A Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, in order of priority of distribution of interest, to the extent unpaid;

          (6) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially and in that order, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, to the extent unpaid;

          (7) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially and in that order, any Deferred Principal Amount for each such class and such Distribution Date to the extent unpaid;

          (8) if applicable, for application to the purchase of a replacement interest rate swap agreement;

          (9) to the Reserve Fund, any amounts necessary to achieve the Reserve Fund Requirement;

          (10) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

          (11) to the Class X Certificates, any amount deposited into the Supplemental Interest Trust Account as described under
     "--Overcollateralization; Application of Monthly Excess Cashflow" above and any remaining Interest Rate Swap Amount.

ALLOCATION OF LOSSES; RESERVE FUND DRAWS

     If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

     Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in inverse order of seniority before reducing amounts distributable in respect of the Class A Certificates.

     On each Distribution Date, an amount equal to the lesser of (1) the total of Realized Losses incurred during the related Prepayment Period and (2) funds remaining on deposit in the Reserve Fund after application pursuant to clause
(3) under "--Overcollateralization; Application of Excess Cashflow" above (such amount, the "Loss Amount" for that Distribution Date) will be withdrawn from the Reserve Fund and distributed to Certificateholders in the order of priority specified in clause (4) under "--Overcollateralization; Application of Excess Cashflow" above.

     To the extent that the Mortgage Loans experience losses in excess of amounts available for withdrawal from the Reserve Fund, these losses may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Excess Interest to make certain distributions of principal on the Offered Certificates entitled to receive distributions of principal.

     If on any Distribution Date, after giving effect to all losses incurred with respect to Mortgage Loans during the related Prepayment Period and all distributions on the Certificates on that Distribution Date, (1) the total Class Principal Balance of the Offered Certificates exceeds (2) the Aggregate Pool Balance (such excess, an "Applied Loss Amount"), the Class Principal Balances of the Subordinate Certificates will be reduced to the extent of that excess in inverse order of seniority, as follows:

          first, the Class B-3 Certificates, until their Class Principal Balance has been reduced to zero;

          second, the Class B-2 Certificates, until their Class Principal Balance has been reduced to zero;

          third, the Class B-1 Certificates, until their Class Principal Balance has been reduced to zero;

          fourth, the Class M-4 Certificates, until their Class Principal Balance has been reduced to zero;

          fifth, the Class M-3 Certificates, until their Class Principal Balance has been reduced to zero;

          sixth, the Class M-2 Certificates, until their Class Principal Balance has been reduced to zero; and

          seventh, the Class M-1 Certificates, until their Class Principal Balance has been reduced to zero.

     The Class Principal Balances of the Class A Certificates will not be reduced by allocation of Applied Loss Amounts.

     Holders of Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts except to the extent of available Excess Cashflow as described under "--Overcollateralization; Application of Excess Cashflow" above.

EARLY TERMINATION OF THE TRUST FUND

     On the Optional Call Date, the holders of the Class X Certificates or the Master Servicer will, as provided in the Pooling and Servicing Agreement, have the option to purchase all remaining Mortgage Loans and other property in the Trust Fund. If the assets of the Trust Fund are purchased as described above, the Certificates will be paid the amounts to which they are entitled as provided in the Pooling and Servicing Agreement to the extent of available funds after payment of certain expenses, and the Trust Fund will be terminated. If the assets of the Trust Fund are not purchased on the Optional Call Date, the Interest Rates of the Offered Certificates (other than the Class A-IO Certificates) will be increased as described herein.

     See "The Agreements--Early Termination of the Trust Fund" in this prospectus supplement for a more detailed description of these early termination provisions.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity (or early termination) and the total amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, by the amount and timing of borrower defaults resulting in Realized Losses and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans. Yields on the Group 1 Certificates and the Group 2 Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the unrelated Mortgage

Pool. Yields on the Class A-IO Certificates and the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in both Mortgage Pools.

     The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee, the repurchase of certain Mortgage Loans as described under "Description of the Mortgage Pools--General" or the exercise by the Master Servicer of its option to purchase Mortgage Loans, as described under "The Agreements--Early Termination of the Trust Fund" herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal distributions on the Offered Certificates.

     Certain of the Mortgage Loans are subject to prepayment premiums as described under "Description of the Mortgage Pools--General" in this prospectus supplement. These prepayment premiums, to the extent not waived by the applicable Servicer, may have the effect of reducing the amount or the likelihood of prepayment of such loans during such intervals. Subject to any such prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.

     The Servicers will generally be required to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, except under certain circumstances as described under "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Due on Sale Clauses; Assumptions" in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related borrowers in connection with the sales of the Mortgaged Properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other mortgage loans.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of Offered Certificates of principal that would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Sponsor and its affiliates. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans or the rates, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Adjustable Rate Mortgage Loans with initial Mortgage Rates lower than the sum of the applicable Index and Gross Margin could also increase as the Mortgage Rates on those Mortgage Loans increase to the sum of the applicable Index and Gross Margin, even where the level of the Index remains constant or declines.

     As described under "Description of the Certificates--Distributions of Principal" herein, the Class 1-A5 Certificates will generally receive no payments of principal for three years after the Closing Date, and thereafter the Class 1-A5 Certificates will receive principal generally in an increasing amount for the next four years, thus accelerating the distributions on such Certificates while slowing the distribution of principal to the other Group 1 Certificates. Investors in the Group 1 Certificates should consider the effect of the Class 1-A5 Priority Amount on their Certificates.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. The Sponsor will have represented and warranted that each Mortgaged Property is free of material damage as of the Closing Date. In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Certificateholders, the Sponsor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Sponsor will have no such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal distributions on the Offered Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Adjustable Rate Mortgage Loans, as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans. It is likely that the borrower under each Adjustable Rate Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the Mortgage Rate increases. Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans. As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories. In addition, because of certain of the borrowers' relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage

Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and losses is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Certain of the Cooperative Loans are unrecognized by the related cooperative housing corporation due to violation of restrictions on the right of purchasers to obtain mortgage financing. In the event of a default by the borrower, the cooperative housing corporation may actively oppose the efforts of the Trust Fund to realize upon the cooperative shares and the related collateral, and the Trust Fund may realize no value on such Mortgage Loans. In addition, prepayments will occur if a cooperative housing corporation declares the borrower in default under the lease or occupancy agreement because of the unrecognized financing and terminates the lease or occupancy agreement.

     Certain characteristics of the Mortgage Loans that may influence the likelihood that Realized Losses will be incurred are described herein under "Risk Factors" and "Description of the Mortgage Pools."

     To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of the Subordinate Certificates will bear all risk of losses resulting from default by borrowers until the Class Principal Balances of the Subordinate Certificates have been reduced to zero. Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

     The yields to investors on the Offered Certificates, particularly the Subordinate Certificates, may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act.

     The yields on the Offered Certificates will depend on, among other things, the price paid by the holders of such Certificates and the applicable Interest Rates. The extent to which the yield of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity (or early termination) will be lower than that anticipated at the time of purchase. Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield will be lower than that anticipated at the time of purchase.

     The payment of Balloon Payments may result in lower yields on the Offered Certificates than would be the case if all the Mortgage Loans were fully amortizing. Balloon Mortgage Loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay the Balloon Payment upon maturity. A borrower's ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property. See "Risk Factors--Greater Risk Involving Balloon Mortgage Loans" in this prospectus supplement.

     The yields of the Offered Certificates will be affected by the application of Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans and the total Principal Balance and characteristics of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be increased, or whether overcollateralization will be created and maintained at the levels described herein.

     The Interest Rates on the LIBOR Certificates are primarily affected by changes in LIBOR. Adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans are based on the applicable Indices. Accordingly, the yield to investors in any class of LIBOR Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Pool 2 Available Funds Cap or the Subordinate Available Funds Cap, as applicable, to reduce the Interest Rate applicable to one or more classes of LIBOR Certificates. Although the Mortgage Rate with respect to each Adjustable Rate Mortgage Loan will adjust to reflect changes in its Index, the Mortgage Rate is subject to any applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate. Furthermore, because the Interest Rates on the LIBOR Certificates are subject to adjustment, the Interest Rates will generally decrease if the Indices applicable to the Adjustable Rate Mortgage Loans decline on any subsequent adjustment dates. Because there can be no assurance that the levels of the Indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any Index.

     The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Offered Certificates, because the amount of the Monthly Payment may be limited (subject in some cases to periodic adjustment), which may have the effect of reducing the Interest Remittance Amount or the amount of Excess Interest for any particular Distribution Date. The negative amortization feature could result in periodic increases in the Principal Balances of the related Mortgage Loans. These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

     The Interest Rates on the Offered Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high Mortgage Rates, to the extent that these prepayments result in application of the applicable Available Funds Cap. In addition, the interest rate applicable to each component of the Class A-IO Certificates is subject to limitation as described under "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

     Amounts payable under the Cap Agreement will decline over time, as described herein, reducing amounts available to pay Basis Risk Shortfalls on the Offered Certificates. In addition, to the extent that LIBOR exceeds 12.32% on or after the Distribution Date occurring in November 2009, no payments will be made under the Cap Agreement in respect of that excess. There can be no assurance that Excess Interest or amounts payable under the Cap Agreement will be available in sufficient amounts to pay Basis Risk Shortfalls. The ratings of the Offered Certificates do not address the likelihood of payment of Basis Risk Shortfalls.

     The yields on the Offered Certificates may be adversely affected by Net Swap Payments and Swap Termination Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty will reduce amounts available for distribution to Certificateholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Swap Notional Amount may exceed the Aggregate Pool Balance, thereby increasing the relative proportion of interest (and possibly principal) collections on the Mortgage Loans that must be applied to make any Net Swap Payment to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

YIELD CONSIDERATIONS RELATED TO THE CLASS A-IO CERTIFICATES

     The Class A-IO Certificates will receive distributions of interest on the first 30 Distribution Dates and will not receive any distributions thereafter. If the property of the Trust Fund is sold on or after the Optional Call Date as described under "The Agreements--Early Termination of the Trust Fund," and such action results in the retirement of the Certificates prior to the Distribution Date in April 2009, then the holders of the Class A-IO Certificates will be entitled to receive the Class A-IO Termination Amount but will not receive all 30 distributions of interest to which they otherwise would have been entitled. See "The Agreements--Early Termination of the Trust Fund" in this prospectus supplement.

     The following table was prepared on the basis of the Modeling Assumptions and the additional assumptions that (i) the assumed purchase price (expressed as a percentage of the Class Notional Balance) for the Class A-IO Certificates is as set forth below, (ii) Current Interest for the Class A-IO Certificates is calculated as described herein and (iii) the Mortgage Loans and other property of the Trust Fund are purchased on the Optional Call Date, in the case of the "Yield to Optional Call."

                Pre-Tax Yield (%)* of the Class A-IO Certificates
                    Assumed Purchase Price Percentage: [___]%

                                         Percentage of CPR
                               -------------------------------------
                                 0%     21%     40%     60%     75%
                               -----   -----   -----   -----   -----
     Yield to Maturity*        [___]%  [___]%  [___]%  [___]%  [___]%

     Yield to Optional Call*   [___]%  [___]%  [___]%  [___]%  [___]%

----------
*    Corporate bond equivalent basis

SUBORDINATE CERTIFICATES

     The yield on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates having lower distribution priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by excess interest, overcollateralization, by the Reserve Fund or by any class of Subordinate Certificates having a lower priority of distribution. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if that class does not ultimately bear the loss.

MODELING ASSUMPTIONS

     For purposes of preparing the tables on pages S-127 through S-136 below, the following assumptions (the "Modeling Assumptions") have been made: (1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing November 1, 2006; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) no Mortgage Rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (4) the closing date is November 17, 2006; (5) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (6) there are no purchases of or substitutions for the Mortgage Loans; (7) all Mortgage Loans provide for payment of principal and/or interest on a monthly basis; (8) no early termination of the Trust Fund is effected (except in the case of "Weighted Average Life (in years) with Early Termination"); (9) cash distributions are received by the Certificateholders on the 28th day of each month, commencing in November 2006; (10) the minimum monthly payment is received on each Mortgage Loan that provides for the deferred payment of interest or negative amortization; (11) the principal and interest payment for each Mortgage Loan that provides for the deferred payment of interest or negative amortization was determined by using the current balance, current gross interest rate and remaining term to maturity; (12) scheduled payments on the assumed mortgage loans are due monthly; (13) no Swap Termination Payment occurs; (14) there is no initial deposit of $1,000 into the Supplemental Interest Trust Account; (15) the value of each Index remains constant at the per annum rates indicated below:

INDEX           RATE (%)
-------------   --------
6 Month CMT      5.132%
1 Year CMT       4.998%
1 Month LIBOR    5.320%
6 Month LIBOR    5.388%
1 Year MTA       4.757%
COFI             4.277%
Prime Rate       8.250%

and (16) the Mortgage Pool consists of assumed mortgage loans having the following characteristics:

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                                           REMAINING                    REMAINING
                                                              NET        AMORTIZATION    REMAINING    INTEREST-ONLY
                                  PRINCIPAL     MORTGAGE     MORTGAGE        TERM           TERM           TERM       LOAN AGE
LOAN NUMBER      RATE TYPE       BALANCE ($)    RATE (%)   RATE (%)(1)     (MONTHS)     (MONTHS)(2)    (MONTHS)(3)    (MONTHS)
-----------   ---------------   -------------   --------   -----------   ------------   -----------   -------------   --------
     1        Fixed Rate            77,112.90    9.25000      8.72750         355           355             NA            5
     2        Fixed Rate            57,520.82    7.75000      7.22750          61            61             NA           116
     3        Fixed Rate           232,006.73    8.00000      7.47750         206           206             NA           34
     4        Fixed Rate            57,952.97    9.50000      8.97750         348           352              4            8
     5        Fixed Rate           200,000.00   13.90000     13.37750          NA            10             10           13
     6        Fixed Rate           241,033.93    8.90000      8.37750         336           352             16            8
     7        Fixed Rate           529,981.57    6.00000      5.47750          NA            19             19           16
     8        Adjustable Rate      400,000.00    6.50000      5.97750         300           349             49           11
     9        Adjustable Rate      660,000.00    7.50000      6.97750         300           355             55            5
     10       Fixed Rate           731,625.60    7.14080      6.61830         187           241             54            6
     11       Fixed Rate           840,223.92    6.49752      5.97502         300           346             46           14
     12       Adjustable Rate    1,950,871.03    6.19222      5.66972         276           348             72           12
     13       Adjustable Rate      276,000.00    6.87500      6.35250         240           353            113            7
     14       Adjustable Rate    1,970,729.30    7.35057      6.82807         240           347            107           13
     15       Fixed Rate         4,069,290.71    6.71333      6.19083         239           349            110           10
     16       Fixed Rate            51,492.05   10.00000      9.47750          NA            15             15           249
     17       Adjustable Rate    1,052,297.04    6.87500      6.35250         351           351             NA            9
     18       Fixed Rate         3,056,201.66    7.07022      6.54772         293            58             NA           23
     19       Fixed Rate         5,704,540.06    7.16757      6.69851         103           103             NA           71
     20       Fixed Rate           634,250.01   10.67511     10.17452         124           124             NA           139
     21       Fixed Rate         2,012,787.14    7.29485      6.77875         211           211             NA           46
     22       Fixed Rate           326,608.63   10.15091      9.62401         235           235             NA           64
     23       Fixed Rate         2,267,255.59    6.66735      6.14485         305           305             NA           41
     24       Fixed Rate           195,666.74   10.23827      9.71577         288           288             NA           72
     25       Fixed Rate        34,335,497.25    7.22931      6.70681         349           349             NA           11
     26       Fixed Rate         4,547,915.95   10.77029     10.24779         353           353             NA            7
     27       Fixed Rate         4,966,599.38    6.25263      5.96264         468           468             NA           12
     28       Fixed Rate            53,545.27   12.00000     11.47750         430           430             NA           43
     29       Fixed Rate         1,339,680.32    6.89019      6.36769          NA            11             11           13
     30       Fixed Rate            24,637.76   15.90000     15.37750          84            84             NA           60
     31       Fixed Rate           695,800.00    7.46048      6.93798          NA            23             23           13
     32       Fixed Rate           105,905.21    8.58632      8.06382          NA            24             24           13
     33       Fixed Rate           157,000.00    8.00000      7.47750          NA            41             41            7
     31       Adjustable Rate      298,641.12    7.00000      6.47750          NA            38             38           22
     35       Fixed Rate           772,062.15    8.09583      7.57333          NA            39             39           21
     36       Fixed Rate            92,500.00    7.00000      6.47750          NA            77             77            7
     37       Adjustable Rate    1,030,037.60   11.88627     11.36377         320           320             NA            5
     38       Fixed Rate         2,922,066.84    7.50690      6.98440         310            49             NA           11
     39       Fixed Rate         2,267,524.80    7.73243      7.20993         121           121             NA           26
     40       Fixed Rate         1,200,370.49   11.31993     10.77285         135           135             NA           37
     41       Fixed Rate         1,310,012.05    7.63736      7.11486         215           215             NA           37
     42       Fixed Rate           198,849.07   10.73636     10.21386         258           258             NA           81
     43       Fixed Rate           264,291.09    7.42354      6.90104         313           313             NA           47
     44       Fixed Rate           198,970.84   12.17998     11.63892         291           291             NA           65
     45       Fixed Rate           142,823.66    8.97422      8.45172         348           348             NA           12

                                                                                        RATE       MONTHS TO
                                                                INITIAL              ADJUSTMENT    NEXT RATE
                              GROSS      MAXIMUM      RATE     PERIODIC   PERIODIC    FREQUENCY   ADJUSTMENT
LOAN NUMBER      INDEX     MARGIN (%)   RATE (%)   FLOOR (%)    CAP (%)    CAP (%)    (MONTHS)       DATE
-----------   ----------   ----------   --------   ---------   --------   --------   ----------   ----------
     1            NA           NA          NA          NA         NA         NA          NA           NA
     2            NA           NA          NA          NA         NA         NA          NA           NA
     3            NA           NA          NA          NA         NA         NA          NA           NA
     4            NA           NA          NA          NA         NA         NA          NA           NA
     5            NA           NA          NA          NA         NA         NA          NA           NA
     6            NA           NA          NA          NA         NA         NA          NA           NA
     7            NA           NA          NA          NA         NA         NA          NA           NA
     8         1 YR CMT       3.000      11.500      3.000       5.000      2.000        12           61
     9        6 MO LIBOR      5.000      13.500      5.000       6.000      2.000         6           61
     10           NA           NA          NA          NA         NA         NA          NA           NA
     11           NA           NA          NA          NA         NA         NA          NA           NA
     12       6 MO LIBOR      2.494      11.192      2.494       3.538      2.000        12           72
     13        1 YR CMT       3.000      11.875      3.000       5.000      2.000        12           65
     14       6 MO LIBOR      2.357      12.351      2.467       2.636      1.697        10           99
     15           NA           NA          NA          NA         NA         NA          NA           NA
     16           NA           NA          NA          NA         NA         NA          NA           NA
     17       6 MO LIBOR      2.250      12.875      2.250       6.000      2.000         6           111
     18           NA           NA          NA          NA         NA         NA          NA           NA
     19           NA           NA          NA          NA         NA         NA          NA           NA
     20           NA           NA          NA          NA         NA         NA          NA           NA
     21           NA           NA          NA          NA         NA         NA          NA           NA
     22           NA           NA          NA          NA         NA         NA          NA           NA
     23           NA           NA          NA          NA         NA         NA          NA           NA
     24           NA           NA          NA          NA         NA         NA          NA           NA
     25           NA           NA          NA          NA         NA         NA          NA           NA
     26           NA           NA          NA          NA         NA         NA          NA           NA
     27           NA           NA          NA          NA         NA         NA          NA           NA
     28           NA           NA          NA          NA         NA         NA          NA           NA
     29           NA           NA          NA          NA         NA         NA          NA           NA
     30           NA           NA          NA          NA         NA         NA          NA           NA
     31           NA           NA          NA          NA         NA         NA          NA           NA
     32           NA           NA          NA          NA         NA         NA          NA           NA
     33           NA           NA          NA          NA         NA         NA          NA           NA
     31       6 MO LIBOR       NA          NA          NA        1.000       NA          12           98
     35           NA           NA          NA          NA         NA         NA          NA           NA
     36           NA           NA          NA          NA         NA         NA          NA           NA
     37          PRIME        4.401      17.818      11.818      1.855      1.500         6           79
     38           NA           NA          NA          NA         NA         NA          NA           NA
     39           NA           NA          NA          NA         NA         NA          NA           NA
     40           NA           NA          NA          NA         NA         NA          NA           NA
     41           NA           NA          NA          NA         NA         NA          NA           NA
     42           NA           NA          NA          NA         NA         NA          NA           NA
     43           NA           NA          NA          NA         NA         NA          NA           NA
     44           NA           NA          NA          NA         NA         NA          NA           NA
     45           NA           NA          NA          NA         NA         NA          NA           NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

                                                                           REMAINING                    REMAINING
                                                               NET       AMORTIZATION    REMAINING    INTEREST-ONLY
                                  PRINCIPAL     MORTGAGE     MORTGAGE        TERM           TERM          TERM        LOAN AGE
LOAN NUMBER      RATE TYPE       BALANCE ($)    RATE (%)   RATE (%)(1)     (MONTHS)     (MONTHS)(2)    (MONTHS)(3)    (MONTHS)
-----------   ---------------   -------------   --------   -----------   ------------   -----------   -------------   --------
     46       Fixed Rate           247,780.66   10.00000      9.47750         345           345             NA           15
     47       Fixed Rate           272,214.19    7.60401      7.24756         210           210             NA           150
     48       Fixed Rate           389,223.62    7.52113      7.02565         299           299             NA           61
     49       Fixed Rate         1,490,828.59    7.26426      6.70900         348           348             NA           12
     50       Fixed Rate           149,667.06    8.90000      8.37750         352           352             NA            8
     51       Fixed Rate           139,899.00    6.00000      5.47750          NA            28             28            8
     52       Fixed Rate            68,092.96   10.00000      9.47750         279           279             NA           201
     53       Fixed Rate            36,500.69    8.90000      8.37750         324           352             28            8
     54       Fixed Rate         2,174,473.99    8.47610      7.95360          NA            54             54            6
     55       Fixed Rate           779,626.43    6.53237      6.00987         300           350             50           10
     56       Fixed Rate           142,300.00    9.99000      9.46750         300           353             53            7
     57       Fixed Rate           162,400.00    7.60000      7.07750         396           473             77            7
     58       Fixed Rate           132,044.58    8.75000      8.22750          NA           111            111            7
     59       Adjustable Rate      149,600.00    8.25000      7.72750         240           350            110           10
     60       Adjustable Rate      145,294.68    6.37500      5.85250         240           348            108           12
     61       Fixed Rate         1,037,486.41   10.32148      9.79898          NA           111            111            9
     62       Fixed Rate            62,838.05    8.50000      7.97750         120           208             88           32
     63       Fixed Rate         1,035,912.90    7.43468      6.91218         240           350            110           10
     64       Fixed Rate         3,432,739.11    8.19347      7.67803         287            61             NA           28
     65       Fixed Rate         3,810,894.76    7.36165      6.87341         119           119             NA           54
     66       Fixed Rate         2,349,086.55   10.58850     10.06197         138           138             NA           80
     67       Fixed Rate         2,893,688.38    7.98313      7.49549         237           237             NA           66
     68       Fixed Rate         1,833,468.86   10.91619     10.39664         232           232             NA           69
     69       Fixed Rate         2,344,441.56    7.42128      6.88700         302           302             NA           51
     70       Fixed Rate           714,982.22   11.29926     10.78409         299           299             NA           55
     71       Fixed Rate        20,830,977.89    7.71381      7.19032         349           349             NA           11
     72       Fixed Rate        17,084,071.15   11.00068     10.48032         353           353             NA            7
     73       Fixed Rate           707,927.47    7.22939      6.70689         443           443             NA           25
     74       Fixed Rate            83,288.32   10.50000      9.97750         362           362             NA           10

                                                                                        RATE       MONTHS TO
                                                                INITIAL              ADJUSTMENT   NEXT RATE
                              GROSS      MAXIMUM      RATE     PERIODIC   PERIODIC    FREQUENCY   ADJUSTMENT
LOAN NUMBER      INDEX     MARGIN (%)   RATE (%)   FLOOR (%)    CAP (%)    CAP (%)    (MONTHS)       DATE
-----------   ----------   ----------   --------   ---------   --------   --------   ----------   ----------
     46           NA           NA          NA          NA         NA         NA          NA           NA
     47           NA           NA          NA          NA         NA         NA          NA           NA
     48           NA           NA          NA          NA         NA         NA          NA           NA
     49           NA           NA          NA          NA         NA         NA          NA           NA
     50           NA           NA          NA          NA         NA         NA          NA           NA
     51           NA           NA          NA          NA         NA         NA          NA           NA
     52           NA           NA          NA          NA         NA         NA          NA           NA
     53           NA           NA          NA          NA         NA         NA          NA           NA
     54           NA           NA          NA          NA         NA         NA          NA           NA
     55           NA           NA          NA          NA         NA         NA          NA           NA
     56           NA           NA          NA          NA         NA         NA          NA           NA
     57           NA           NA          NA          NA         NA         NA          NA           NA
     58           NA           NA          NA          NA         NA         NA          NA           NA
     59        1 YR CMT       3.000      13.250      3.000       5.000      2.000        12           62
     60       6 MO LIBOR      2.250      12.375      2.250       1.000      2.000         6           72
     61           NA           NA          NA          NA         NA         NA          NA           NA
     62           NA           NA          NA          NA         NA         NA          NA           NA
     63           NA           NA          NA          NA         NA         NA          NA           NA
     64           NA           NA          NA          NA         NA         NA          NA           NA
     65           NA           NA          NA          NA         NA         NA          NA           NA
     66           NA           NA          NA          NA         NA         NA          NA           NA
     67           NA           NA          NA          NA         NA         NA          NA           NA
     68           NA           NA          NA          NA         NA         NA          NA           NA
     69           NA           NA          NA          NA         NA         NA          NA           NA
     70           NA           NA          NA          NA         NA         NA          NA           NA
     71           NA           NA          NA          NA         NA         NA          NA           NA
     72           NA           NA          NA          NA         NA         NA          NA           NA
     73           NA           NA          NA          NA         NA         NA          NA           NA
     74           NA           NA          NA          NA         NA         NA          NA           NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

             ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2, PART A


                                                               NET         REMAINING
                                  PRINCIPAL     MORTGAGE    MORTGAGE      AMORTIZATION
LOAN NUMBER      RATE TYPE       BALANCE ($)    RATE (%)   RATE (%)(1)   TERM (MONTHS)
-----------   ---------------   -------------   --------   -----------   -------------
     1        Adjustable Rate      147,017.76   10.36446     9.84196          355
     2        Adjustable Rate      549,999.50    8.25000     7.72750           25
     3        Adjustable Rate      309,038.76    7.50000     6.97750          327
     4        Adjustable Rate      445,500.00   10.50000     9.97750          336
     5        Adjustable Rate    5,619,266.83    9.15497     8.63247          336
     6        Adjustable Rate       47,801.52    5.25000     4.79750          135
     7        Adjustable Rate       64,370.40    6.87500     6.42250          129
     8        Adjustable Rate       34,100.85    6.87500     6.42250          112
     9        Adjustable Rate    1,076,000.00    7.86245     7.33995          324
     10       Adjustable Rate       67,500.00    5.37500     4.85250          324
     11       Adjustable Rate       30,462.22    5.62500     5.17250           87
     12       Fixed Rate             6,746.06    5.00000     4.47750           23
     13       Adjustable Rate      156,000.00    5.00000     4.47750          300
     14       Adjustable Rate   12,617,284.20    7.73535     7.21285          300
     15       Adjustable Rate      362,090.00    7.02343     6.50093          300
     16       Adjustable Rate    1,940,854.36    6.01346     5.49096          300
     17       Adjustable Rate      880,000.00    7.00000     6.47750          240
     18       Adjustable Rate      409,156.43    6.26195     5.73945          240
     19       Adjustable Rate    3,894,986.86    6.51072     5.98822          240
     20       Adjustable Rate    6,325,649.62    7.03865     6.51615          240
     21       Adjustable Rate    2,792,313.00    6.71948     6.19698          206
     22       Fixed Rate         1,239,914.68    5.23089     4.70839          240
     23       Adjustable Rate       67,768.70    8.62500     8.17250          202
     24       Adjustable Rate       19,226.86    7.75000     6.09750           74
     25       Adjustable Rate      376,653.25    7.50000     6.97750          349
     26       Adjustable Rate      347,814.29    7.86300     7.34050          347
     27       Adjustable Rate      152,369.04    8.00000     7.47750          348
     28       Adjustable Rate      267,169.82    7.62500     7.10250          347
     29       Adjustable Rate      603,827.54    7.50000     6.97750          346
     30       Adjustable Rate      412,921.26    8.12500     7.60250          347
     31       Adjustable Rate      483,117.95    8.00000     7.47750          347
     32       Adjustable Rate      262,908.04    9.95000     9.42750          346
     33       Adjustable Rate      670,990.92    8.00000     7.47750          347
     34       Adjustable Rate      319,566.26    8.00000     7.47750          347
     35       Adjustable Rate      318,350.80    8.00000     7.47750          347
     36       Adjustable Rate      332,181.57    7.00000     6.47750          346
     37       Adjustable Rate      411,268.63    6.50000     5.97750          349
     38       Adjustable Rate      265,836.69    7.62500     7.10250          349
     39       Adjustable Rate      437,421.19    8.12500     7.60250          349
     40       Adjustable Rate      657,618.58    8.00000     7.47750          349
     41       Adjustable Rate      437,641.22    8.00000     7.47750          347
     42       Adjustable Rate      660,424.25    7.37500     6.85250          351
     43       Adjustable Rate      745,047.16    7.75000     7.22750          353
     44       Adjustable Rate      357,827.44    7.62500     7.10250          348
     45       Adjustable Rate      530,942.11    8.06300     7.54050          351

                                   REMAINING
                                 INTEREST-ONLY
                 REMAINING            TERM       LOAN AGE
LOAN NUMBER   TERM (MONTHS)(2)     (MONTHS)(3)   (MONTHS)      INDEX
-----------   ----------------   -------------   --------   -----------
     1              355                NA            4       6 MO LIBOR
     2               32                7             5       6 MO LIBOR
     3              327                NA           33       1 YR CMT
     4              354                18            6       1 YR CMT
     5              353                17            7       6 MO LIBOR
     6              135                NA          225       6 MO LIBOR
     7              129                NA          231       1 YR CMT
     8              112                NA          248       1 YR CMT
     9              350                26           10       6 MO LIBOR
     10             336                12           24       6 MO LIBOR
     11              87                NA          273       6 MO LIBOR
     12              23                NA          337          NA
     13             331                31           29       1 YR CMT
     14             353                53            7       6 MO LIBOR
     15             352                52            8       6 MO LIBOR
     16             344                44           16       6 MO LIBOR
     17             351               111            9       1 YR CMT
     18             351               111            9       1 YR CMT
     19             348               108           12       6 MO LIBOR
     20             351               111            9       6 MO LIBOR
     21             303                97           23       6 MO LIBOR
     22             349               109           11          NA
     23             202                NA          158      1 MO LIBOR
     24              74                NA          286       1 YR CMT
     25             349                NA           11          MTA
     26             347                NA           13          MTA
     27             348                NA           12          MTA
     28             347                NA           13          MTA
     29             346                NA           14       1 YR CMT
     30             347                NA           13          MTA
     31             347                NA           13          MTA
     32             346                NA           14          MTA
     33             347                NA           13          MTA
     34             347                NA           13      1 MO LIBOR
     35             347                NA           13          MTA
     36             346                NA           14          MTA
     37             349                NA           11          MTA
     38             349                NA           11       1 YR CMT
     39             349                NA           11          MTA
     40             349                NA           11          MTA
     41             347                NA           13          MTA
     42             351                NA            9          MTA
     43             353                NA            7          MTA
     44             348                NA           12          MTA
     45             351                NA            9          MTA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.


                                                               NET         REMAINING
                                  PRINCIPAL     MORTGAGE    MORTGAGE      AMORTIZATION
LOAN NUMBER      RATE TYPE       BALANCE ($)    RATE (%)   RATE (%)(1)   TERM (MONTHS)
-----------   ---------------   -------------   --------   -----------   -------------
     46       Adjustable Rate      266,818.45    8.00000      7.47750         353
     47       Adjustable Rate      215,609.81    8.87500      8.35250         348
     48       Adjustable Rate      207,515.40    8.00000      7.47750         343
     49       Adjustable Rate      197,196.52    8.12500      7.60250         350
     50       Adjustable Rate      719,821.46    7.25000      6.72750         469
     51       Adjustable Rate      348,590.12    8.00000      7.47750         351
     52       Adjustable Rate      541,949.25    7.50000      6.97750         347
     53       Adjustable Rate      528,250.39    3.16300      2.64050         349
     54       Adjustable Rate      158,293.91    8.87500      8.35250         472
     55       Adjustable Rate      130,128.12    8.06300      7.54050         351
     56       Adjustable Rate      242,510.34    8.00000      7.47750         352
     57       Adjustable Rate      348,640.58    7.87500      7.35250         353
     58       Adjustable Rate      146,404.78    7.87500      7.35250         350
     59       Adjustable Rate      317,630.96    7.87500      7.35250         348
     60       Adjustable Rate      400,786.83    7.62500      7.10250         350
     61       Adjustable Rate      254,075.32    8.37500      7.85250         352
     62       Adjustable Rate      278,844.96    8.12500      7.60250         351
     63       Adjustable Rate      415,496.77    7.93800      7.41550         352
     64       Adjustable Rate      431,366.99    8.00000      7.47750         352
     65       Adjustable Rate    1,332,070.84    7.72425      7.20175         470
     66       Adjustable Rate   14,812,612.51    5.91902      5.43315         156
     67       Adjustable Rate      734,147.31    7.26343      6.74093         335
     68       Adjustable Rate   16,353,497.99    7.50316      7.01394         220
     69       Adjustable Rate    9,413,687.04    8.20209      7.67959         350
     70       Adjustable Rate      741,862.98    7.36164      6.83914         351
     71       Adjustable Rate      117,674.39    7.25000      6.72750         469
     72       Adjustable Rate    3,398,273.96    8.25544      7.73662         306
     73       Adjustable Rate    4,065,943.27    6.19773      5.73426         176
     74       Adjustable Rate    5,835,916.57    8.56814      8.04564         324
     75       Fixed Rate         1,509,611.92    4.95331      4.45556         328
     76       Fixed Rate         2,553,770.68    4.98404      4.52100         134
     77       Fixed Rate           734,690.68    4.81279      4.36284         226
     78       Fixed Rate           457,733.20    4.98361      4.46111         319
     79       Fixed Rate         4,969,678.88    5.51585      4.99335         346
     80       Fixed Rate         1,567,000.19    5.37306      5.06936         466
     81       Adjustable Rate      325,000.00   11.50000     10.97750         336
     82       Fixed Rate           440,000.00    5.00000      4.47750          NA
     83       Adjustable Rate       54,002.89   10.00000      9.47750         334
     84       Adjustable Rate    2,396,420.19    8.48832      7.96582         353
     85       Adjustable Rate    1,252,286.72    8.46732      7.94482         354
     86       Adjustable Rate    1,495,118.58    9.12500      8.60250         354
     87       Adjustable Rate   16,382,804.60   11.41381     10.89326         272
     88       Adjustable Rate    3,558,184.89   11.89241     11.36991         228
     89       Fixed Rate           108,831.74    5.17607      4.65357         340
     90       Fixed Rate           263,749.38    4.69104      4.23750          64

                                   REMAINING
                                 INTEREST-ONLY
                 REMAINING            TERM       LOAN AGE
LOAN NUMBER   TERM (MONTHS)(2)    (MONTHS)(3)    (MONTHS)      INDEX
-----------   ----------------   -------------   --------   -----------
     46             353                NA            7          MTA
     47             348                NA           12          MTA
     48             343                NA           17      1 MO LIBOR
     49             350                NA           10          MTA
     50             469                NA           11          MTA
     51             351                NA            9          MTA
     52             347                NA           13       1 YR CMT
     53             349                NA           11          MTA
     54             472                NA            8      1 MO LIBOR
     55             351                NA            9          MTA
     56             352                NA            8          MTA
     57             353                NA            7          MTA
     58             350                NA           10          MTA
     59             348                NA           12          MTA
     60             350                NA           10          MTA
     61             352                NA            8          MTA
     62             351                NA            9          MTA
     63             352                NA            8          MTA
     64             352                NA            8          MTA
     65             350                NA           10       6 MO LIBOR
     66             156                NA          196       1 YR CMT
     67             335                NA           18       1 YR CMT
     68             220                NA          130       1 YR CMT
     69             350                NA           10       6 MO LIBOR
     70             351                NA            9       6 MO LIBOR
     71             469                NA           11       6 MO LIBOR
     72             306                NA           54       6 MO LIBOR
     73             176                NA          206       6 MO LIBOR
     74             324                NA           25         PRIME
     75              48                NA           25          NA
     76             134                NA           27          NA
     77             226                NA           48          NA
     78             319                NA           33          NA
     79             346                NA           14          NA
     80             466                NA           14          NA
     81             355                19            5       6 MO LIBOR
     82              10                10           14          NA
     83             334                NA           26       1 YR CMT
     84             353                NA            7       6 MO LIBOR
     85             354                NA            6       6 MO LIBOR
     86             354                NA            6       6 MO LIBOR
     87             272                NA            6         PRIME
     88             228                NA            5         PRIME
     89              48                NA           20          NA
     90              64                NA          110          NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

                                                               NET         REMAINING
                                  PRINCIPAL     MORTGAGE     MORTGAGE     AMORTIZATION
LOAN NUMBER      RATE TYPE       BALANCE ($)    RATE (%)   RATE (%)(1)   TERM (MONTHS)
-----------   ---------------   -------------   --------   -----------   -------------
     91       Fixed Rate           204,366.48    5.06236       4.61280         212
     92       Adjustable Rate      331,971.66    5.75000       5.22750         300
     93       Adjustable Rate      250,790.00    6.75000       6.22750         240
     94       Adjustable Rate      313,434.00    7.50897       6.98647         240
     95       Adjustable Rate      181,923.60    5.87500       5.35250         347
     96       Adjustable Rate      642,411.38    6.60163       6.09137         252
     97       Adjustable Rate      518,378.80    6.69696       6.17446         348
     98       Adjustable Rate      360,891.53    9.31345       8.79095         352
     99       Adjustable Rate       67,104.13    6.62500       6.10250         304
    100       Adjustable Rate      179,400.00   11.49000      10.96750         336
    101       Adjustable Rate    8,908,869.84   10.13796       9.61546         336
    102       Adjustable Rate      971,500.00   10.60985      10.08735         336
    103       Adjustable Rate      106,061.31    6.87500       6.42250         131
    104       Adjustable Rate      483,500.90    7.36957       6.84707         324
    105       Adjustable Rate      148,000.00    7.05000       6.52750         324
    106       Adjustable Rate      248,799.97    6.37500       5.85250         300
    107       Adjustable Rate    9,282,467.89    8.40168       7.87918         300
    108       Adjustable Rate    1,112,430.10   11.60734      11.08484         300
    109       Adjustable Rate    2,440,757.44    7.89573       7.37323         300
    110       Adjustable Rate    1,747,847.94    9.79525       9.27275         301
    111       Adjustable Rate      512,352.25    6.87500       6.35250         240
    112       Adjustable Rate      907,411.89    5.63502       5.11252         240
    113       Adjustable Rate    1,758,654.49    6.93171       6.40921         240
    114       Adjustable Rate      647,846.45    5.97685       5.45435         240
    115       Adjustable Rate       22,097.76    7.25000       6.47750          96
    116       Adjustable Rate      166,487.95    5.87500       5.35250         135
    117       Adjustable Rate      467,925.44    7.37500       6.85250         346
    118       Adjustable Rate       30,271.81    8.37500       7.85250         136
    119       Adjustable Rate      359,085.46    7.78200       7.25950         353
    120       Adjustable Rate      284,936.67    7.62500       7.10250         351
    121       Adjustable Rate      286,563.95    6.66300       6.14050         349
    122       Adjustable Rate      401,977.24    8.00000       7.47750         350
    123       Adjustable Rate      123,495.96   10.99000      10.46750          NA
    124       Adjustable Rate    1,248,726.97    8.32967       7.80717         471
    125       Adjustable Rate    1,188,918.92    5.81544       5.33042         191
    126       Adjustable Rate      389,100.73    7.49423       6.97173         353
    127       Adjustable Rate    4,858,151.93    7.39828       6.92485         202
    128       Adjustable Rate      153,507.75    7.12500       6.60250         375
    129       Adjustable Rate   16,213,724.86    9.78782       9.26532         353
    130       Adjustable Rate      587,844.69    7.37500       6.85250         351
    131       Adjustable Rate    6,677,979.88    8.55009       8.03325         314
    132       Adjustable Rate      352,290.84    8.04283       7.52033         466
    133       Adjustable Rate    1,093,517.32    5.91935       5.44005         176
    134       Adjustable Rate   12,286,229.14    9.42659       8.90409         353
    135       Fixed Rate           419,991.88    5.12730       4.60480         302

                                   REMAINING
                                 INTEREST-ONLY
                 REMAINING            TERM       LOAN AGE
LOAN NUMBER   TERM (MONTHS)(2)    (MONTHS)(3)    (MONTHS)     INDEX
-----------   ----------------   -------------   --------   ----------
     91              212               NA           55         NA
     92              349               49           11      6 MO LIBOR
     93              351              111            9      6 MO LIBOR
     94              350              110           10      6 MO LIBOR
     95              347               NA           13      1 YR CMT
     96              252               NA          106      1 YR CMT
     97              348               NA           12      6 MO LIBOR
     98              352               NA            8      6 MO LIBOR
     99              304               NA           56      1 YR CMT
    100              352               16            8      1 YR CMT
    101              352               16            8      6 MO LIBOR
    102              345                9           15      6 MO LIBOR
    103              131               NA          229      1 YR CMT
    104              348               24           12      6 MO LIBOR
    105              346               22           14      6 MO LIBOR
    106              346               46           14      1 YR CMT
    107              351               51            9      6 MO LIBOR
    108              357               57            3      6 MO LIBOR
    109              348               48           12      6 MO LIBOR
    110              352               51            9        PRIME
    111              336               96           24      1 YR CMT
    112              345              105           15      6 MO LIBOR
    113              351              111            9      6 MO LIBOR
    114              347              107           13      6 MO LIBOR
    115               96               NA          264      6 MO CMT
    116              135               NA          225       COFI
    117              346               NA           14         MTA
    118              136               NA          224      6 MO CMT
    119              353               NA            7         MTA
    120              351               NA            9         MTA
    121              349               NA           11         MTA
    122              350               NA           10      1 YR CMT
    123              348              348           12      6 MO LIBOR
    124              351               NA            9      6 MO LIBOR
    125              191               NA          161      1 YR CMT
    126              353               NA            7      1 YR CMT
    127              202               NA          149      1 YR CMT
    128              375               NA          105      1 YR CMT
    129              353               NA            7      6 MO LIBOR
    130              351               NA            9      6 MO LIBOR
    131              314               NA           46      6 MO LIBOR
    132              466               NA           11      6 MO LIBOR
    133              176               NA          200      6 MO LIBOR
    134              353               NA            7        PRIME
    135              105               NA            9         NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

                                                                                                 REMAINING
                                                     NET        REMAINING                      INTEREST-ONLY
                           PRINCIPAL   MORTGAGE    MORTGAGE    AMORTIZATION      REMAINING         TERM       LOAN AGE
LOAN NUMBER   RATE TYPE   BALANCE ($)  RATE (%)  RATE (%)(1)  TERM (MONTHS)  TERM (MONTHS)(2)   (MONTHS)(3)   (MONTHS)  INDEX
-----------  ----------  ------------  --------  -----------  -------------  ----------------  -------------  --------  -----
    136      Fixed Rate    702,806.34   4.91225    4.42061         138             138               NA           49      NA
    137      Fixed Rate    439,453.72   3.75936    3.47089         245             245               NA          115      NA
    138      Fixed Rate    281,018.65   5.10140    4.57890         309             309               NA           17      NA
    139      Fixed Rate  2,372,921.10   5.06640    4.54390         345             345               NA           15      NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

             ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2, PART B

                                                                                  RATE
                                         RATE       INITIAL                    ADJUSTMENT
              GROSS MARGIN    MAXIMUM    FLOOR   PERIODIC CAP   PERIODIC CAP    FREQUENCY
LOAN NUMBER        (%)       RATE (%)     (%)         (%)            (%)        (MONTHS)
-----------   ------------   --------   ------   ------------   ------------   ----------
      1           4.750       16.189    12.493       2.129          1.000           6
      2           5.000       14.250     5.000       2.000          2.000           6
      3           2.250       12.750     6.000       2.000          2.000          12
      4           7.000       16.500     7.000       3.000          2.000          12
      5           6.359       15.421     6.609       2.650          1.622           6
      6           2.250       12.950     2.250       1.000          1.000           6
      7           2.250       13.375     3.375       2.000          2.000          36
      8           2.500       15.000     2.500       2.000          2.000          12
      9           4.280       14.375     4.280       2.257          1.872          10
     10           2.750       11.375     2.750       2.000          2.000          12
     11              NA           NA        NA       1.000             NA          36
     12              NA           NA        NA          NA             NA          NA
     13           2.750       10.000     2.750       5.000          2.000          12
     14           5.272       13.754     6.217       3.474          1.617           6
     15           2.250       12.023     2.250       2.854          1.659          10
     16           3.904       11.920     4.459       2.207          1.180           6
     17           2.750       13.000     2.750       2.000          2.000          12
     18           2.790       11.262     2.790       5.000          2.000          12
     19           3.049       12.036     4.289       3.071          1.614           6
     20           3.252       12.817     3.994       3.102          1.473           7
     21           2.243       11.031     2.243       1.425          1.785           7
     22              NA           NA        NA          NA             NA          NA
     23           3.250       12.250     5.000       2.000          2.000           1
     24           3.275       18.625     3.275       1.000             NA          12
     25           2.950        9.950     2.950       1.000             NA           1
     26           3.300        9.950     3.300       1.000             NA           1
     27           3.450        9.950     3.450       1.000             NA           1
     28           3.075        9.950     3.075       1.000             NA           1
     29           2.950        9.950     2.950       1.000             NA           1
     30           3.450        9.950     3.450       1.000             NA           1
     31           3.450        9.950     3.450       1.000             NA           1
     32           2.775        9.950     2.775       1.000             NA           1
     33           3.450        9.950     3.450       1.000             NA           1
     34           3.450        9.950     3.450       1.000             NA           1
     35           3.450        9.950     3.450       1.000             NA           1
     36           2.400        9.950     2.400       1.000             NA           1
     37           2.650        9.950     2.650       1.000             NA           1
     38           2.950        9.950     2.950       1.000             NA           1
     39           3.450       11.950     3.450       1.000             NA           1
     40           3.450        9.950     3.450       1.000             NA           1
     41           3.425        9.950     3.425       1.000             NA           1
     42           2.900        9.950     2.900       1.000             NA           1
     43           3.200        9.950     3.200       1.000             NA           1
     44           2.950        9.950     2.950       1.000             NA           1
     45           3.500        9.950     3.500       1.000             NA           1

                                            PAYMENT
               MONTHS TO     MONTHS TO    ADJUSTMENT
               NEXT RATE   NEXT PAYMENT    FREQUENCY     NEGATIVE       NEGATIVE
              ADJUSTMENT    ADJUSTMENT     (MONTHS)    AMORTIZATION   AMORTIZATION    MONTHS TO
LOAN NUMBER      DATE        DATE (4)         (4)        LIMIT (%)     PAYMENT CAP   RECAST (5)
-----------   ----------   ------------   ----------   ------------   ------------   ----------
      1           45            NA            NA              NA             NA          NA
      2            7            NA            NA              NA             NA          NA
      3           11            NA            NA              NA             NA          NA
      4           18            NA            NA              NA             NA          NA
      5           18            NA            NA              NA             NA          NA
      6            3            NA            NA              NA             NA          NA
      7           30            NA            NA              NA             NA          NA
      8            4            NA            NA              NA             NA          NA
      9           28            NA            NA              NA             NA          NA
     10           12            NA            NA              NA             NA          NA
     11           15            NA            NA              NA             NA          NA
     12           NA            NA            NA              NA             NA          NA
     13           31            NA            NA              NA             NA          NA
     14           25            NA            NA              NA             NA          NA
     15           52            NA            NA              NA             NA          NA
     16            8            NA            NA              NA             NA          NA
     17           27            NA            NA              NA             NA          NA
     18           51            NA            NA              NA             NA          NA
     19           33            NA            NA              NA             NA          NA
     20           52            NA            NA              NA             NA          NA
     21            6            NA            NA              NA             NA          NA
     22           NA            NA            NA              NA             NA          NA
     23            1            11            12           1.250          7.500          60
     24            3            16            60           3.576          7.500          60
     25            1             2            12           1.130          7.500          60
     26            1            12            12           1.067          7.500          60
     27            1             1            12           1.117          7.500          60
     28            1            12            12           1.125          7.500          60
     29            1            11            12           1.118          7.500          60
     30            1            12            12           1.114          7.500          60
     31            1            12            12           1.114          7.500          60
     32            1            12            12           1.113          7.500          60
     33            1            12            12           1.114          7.500          60
     34            1            12            12           1.116          7.500          60
     35            1            12            12           1.116          7.500          60
     36            1            11            12           1.125          7.500          60
     37            1             2            12           1.126          7.500          60
     38            1             2            12           1.125          7.500          60
     39            1             2            12           1.124          7.500          60
     40            1             2            12           1.120          7.500          60
     41            1            12            12           1.086          7.500          60
     42            1             4            12           1.132          7.500          60
     43            1             6            12           1.139          7.500          60
     44            1             1            12           1.125          7.500          60
     45            1             4            12           1.126          7.500          60

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.


                                                                                     RATE
                                                       INITIAL                    ADJUSTMENT
              GROSS MARGIN    MAXIMUM      RATE     PERIODIC CAP   PERIODIC CAP    FREQUENCY
LOAN NUMBER       (%)        RATE (%)   FLOOR (%)        (%)            (%)        (MONTHS)
-----------   ------------   --------   ---------   ------------   ------------   ----------
     46           3.450        9.950       3.450        1.000             NA           1
     47           4.325        9.950       4.325        1.000             NA           1
     48           2.675        9.950       2.675        1.000             NA           1
     49           3.450        9.950       3.450        1.000             NA           1
     50           2.650        9.950       2.650        1.000             NA           1
     51           3.450        9.950       3.450        1.000             NA           1
     52           2.950        9.950       2.950        1.000             NA           1
     53           3.450        3.450       3.450        1.000             NA           1
     54           3.500       12.000       3.500        1.000             NA           1
     55           3.500        9.950       3.500        1.000             NA           1
     56           3.300        9.950       3.300        1.000             NA           1
     57           3.325       10.950       3.325        1.000             NA           1
     58           3.325       10.450       3.325        1.000             NA           1
     59           3.325       10.950       3.325        1.000             NA           1
     60           2.950        9.950       2.950        1.000             NA           1
     61           3.325       11.450       3.325        1.000             NA           1
     62           3.500       12.000       3.500        1.000             NA           1
     63           3.375       10.950       3.375        1.000             NA           1
     64           3.450        9.950       3.450        1.000             NA           1
     65           5.089       14.224       7.724        1.000          1.000           6
     66           2.161       12.785       4.181        1.627          1.630          33
     67           2.828       12.578       3.771        4.387          2.022          14
     68           2.819       13.199       4.491        1.836          1.846          15
     69           5.335       14.145       6.097        2.634          1.388           7
     70           3.011       12.997       4.604        5.148          2.488           8
     71           7.000       13.250       7.250        3.000          1.000           6
     72           5.517       14.006       6.642        2.110          1.354           7
     73           2.279       13.108       3.015        1.071          1.074           8
     74           1.614       16.763       5.228        1.032          1.337          15
     75              NA           NA          NA           NA             NA          NA
     76              NA           NA          NA           NA             NA          NA
     77              NA           NA          NA           NA             NA          NA
     78              NA           NA          NA           NA             NA          NA
     79              NA           NA          NA           NA             NA          NA
     80              NA           NA          NA           NA             NA          NA
     81           5.000       17.500       5.000        2.000          2.000           6
     82              NA           NA          NA           NA             NA          NA
     83           4.950       12.750       6.750        2.000          2.000          12
     84           6.500       14.488       8.488        2.857          1.500           6
     85           6.500       14.467       8.467        3.000          1.500           6
     86           4.250       15.125       9.125        2.000          2.000           6
     87           5.810       17.607      11.346        1.799          1.485           9
     88           5.527       17.892      11.892        1.969          1.131           7
     89              NA           NA          NA           NA             NA          NA
     90              NA           NA          NA           NA             NA          NA

                                            PAYMENT
               MONTHS TO     MONTHS TO    ADJUSTMENT
               NEXT RATE   NEXT PAYMENT    FREQUENCY     NEGATIVE       NEGATIVE
              ADJUSTMENT    ADJUSTMENT     (MONTHS)    AMORTIZATION   AMORTIZATION    MONTHS TO
LOAN NUMBER      DATE        DATE (4)         (4)        LIMIT (%)     PAYMENT CAP   RECAST (5)
-----------   ----------   ------------   ----------   ------------   ------------   ----------
     46            1             6            12           1.138          7.500          60
     47            1             1            12           1.128          7.500          60
     48            1             8            12           1.143          7.500          60
     49            1             3            12           1.128          7.500          60
     50            1             2            12           1.118          7.500          60
     51            1             4            12           1.128          7.500          60
     52            1            12            12           1.120          7.500          60
     53            1             2            12           1.132          7.500          60
     54            1            53            12           1.084          7.500          60
     55            1            52            12           1.099          7.500          60
     56            1             5            12           1.078          7.500          60
     57            1             6            12           1.089          7.500          60
     58            1             3            12           1.076          7.500          60
     59            1             1            12           1.087          7.500          60
     60            1             3            12           1.098          7.500          60
     61            1             5            12           1.098          7.500          60
     62            1            52            12           1.083          7.500          60
     63            1             5            12           1.092          7.500          60
     64            1             5            12           1.128          7.500          60
     65           14            NA            NA              NA             NA          NA
     66           20            NA            NA              NA             NA          NA
     67           52            NA            NA              NA             NA          NA
     68            7            NA            NA              NA             NA          NA
     69           24            NA            NA              NA             NA          NA
     70           51            NA            NA              NA             NA          NA
     71           27            NA            NA              NA             NA          NA
     72            7            NA            NA              NA             NA          NA
     73            5            NA            NA              NA             NA          NA
     74            8            NA            NA              NA             NA          NA
     75           NA            NA            NA              NA             NA          NA
     76           NA            NA            NA              NA             NA          NA
     77           NA            NA            NA              NA             NA          NA
     78           NA            NA            NA              NA             NA          NA
     79           NA            NA            NA              NA             NA          NA
     80           NA            NA            NA              NA             NA          NA
     81           25            NA            NA              NA             NA          NA
     82           NA            NA            NA              NA             NA          NA
     83           10            NA            NA              NA             NA          NA
     84           17            NA            NA              NA             NA          NA
     85           54            NA            NA              NA             NA          NA
     86           18            NA            NA              NA             NA          NA
     87           12            NA            NA              NA             NA          NA
     88           55            NA            NA              NA             NA          NA
     89           NA            NA            NA              NA             NA          NA
     90           NA            NA            NA              NA             NA          NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.


                                                                 RATE
          GROSS               RATE     INITIAL                ADJUSTMENT
 LOAN    MARGIN    MAXIMUM    FLOOR   PERIODIC    PERIODIC     FREQUENCY
NUMBER     (%)    RATE (%)     (%)     CAP (%)     CAP (%)     (MONTHS)
------   ------   --------   ------   --------   ----------   ----------
   91        NA        NA        NA        NA          NA         NA
   92     2.250    10.750     2.250     5.000       2.000         12
   93     2.750    11.750     2.750     1.000       1.000          6
   94     2.000    12.000     4.978     1.000          NA          6
   95     3.000    11.875     3.000     2.000       2.000         12
   96     3.064    13.104     3.119     1.690       1.690         12
   97     2.250    11.697     2.250     4.453       1.453          9
   98     5.454    14.961     6.567     1.151       1.151          6
   99     2.250    14.000     6.000     2.000       2.000         12
  100     7.000    17.490     7.000     2.000       2.000         12
  101     6.566    17.005     7.063     2.521       1.321          6
  102     7.421    17.341     7.421     2.810       1.190          6
  103     2.250    13.375     3.375     2.000       2.000         36
  104     4.407    13.370     7.370     2.489       1.000          6
  105     5.990    14.050     7.050     2.000       2.000          6
  106     2.750    12.375     2.750     2.000       2.000         12
  107     5.518    14.403     7.675     2.638       1.317          6
  108     5.000    17.607     5.000     2.000       2.000          6
  109     6.107    13.977     6.643     2.092       1.187          6
  110     4.273    16.611     4.529     4.633       1.217         10
  111     2.750    12.875     2.750     6.000       2.000         12
  112     3.583    11.505     3.241     4.790       1.510          6
  113     2.633    12.852     4.239     4.601       2.000          6
  114     2.500    11.977     2.500     1.000       1.000          6
  115     2.750    17.500     2.750     1.000          NA          6
  116     2.250    12.900     2.250     1.000          NA          6
  117     2.775     9.950     2.775     1.000          NA          1
  118     3.505    14.625     3.505     1.000          NA          6
  119     3.350     9.950     3.350     1.000          NA          1
  120     3.019     9.950     3.019     1.000          NA          1
  121     3.500     6.663     3.500     1.000          NA          1
  122     3.450     9.950     3.450     1.000          NA          1
  123     5.990        NA    10.990     1.000          NA         12
  124     6.431    14.674     8.330     1.348       1.000          6
  125     2.140    12.566     3.170     2.584       1.631         28
  126     2.925    12.796     4.131     4.095       2.000         12
  127     3.021    13.410     3.271     2.335       1.932         12
  128     2.750    10.500     2.750     2.000       2.000         12
  129     6.205    16.148     7.638     2.253       1.614          6
  130     2.250    13.375     2.250     6.000       2.000          6
  131     6.102    14.367     7.354     1.989       1.161          6
  132     5.533    14.586     8.043     2.543       1.543          6
  133     2.278    12.889     2.712     1.021       1.023         10
  134     2.471    18.204     9.600     1.357          NA         12
  135        NA        NA        NA        NA          NA         NA

                        MONTHS       PAYMENT
          MONTHS TO     TO NEXT    ADJUSTMENT
          NEXT RATE     PAYMENT     FREQUENCY     NEGATIVE       NEGATIVE     MONTHS TO
 LOAN    ADJUSTMENT   ADJUSTMENT    (MONTHS)    AMORTIZATION   AMORTIZATION     RECAST
NUMBER      DATE       DATE (4)        (4)        LIMIT (%)     PAYMENT CAP      (5)
------   ----------   ----------   ----------   ------------   ------------   ---------
   91        NA           NA           NA              NA             NA          NA
   92        49           NA           NA              NA             NA          NA
   93        51           NA           NA              NA             NA          NA
   94         2           NA           NA              NA             NA          NA
   95        23           NA           NA              NA             NA          NA
   96         4           NA           NA              NA             NA          NA
   97        35           NA           NA              NA             NA          NA
   98         2           NA           NA              NA             NA          NA
   99         4           NA           NA              NA             NA          NA
  100        16           NA           NA              NA             NA          NA
  101        16           NA           NA              NA             NA          NA
  102         7           NA           NA              NA             NA          NA
  103        30           NA           NA              NA             NA          NA
  104        15           NA           NA              NA             NA          NA
  105        10           NA           NA              NA             NA          NA
  106        46           NA           NA              NA             NA          NA
  107        20           NA           NA              NA             NA          NA
  108        57           NA           NA              NA             NA          NA
  109        10           NA           NA              NA             NA          NA
  110        18           NA           NA              NA             NA          NA
  111        36           NA           NA              NA             NA          NA
  112        24           NA           NA              NA             NA          NA
  113        51           NA           NA              NA             NA          NA
  114        11           NA           NA              NA             NA          NA
  115         6           37           60           3.131          7.500          60
  116         4            4           12           2.215          7.500          60
  117         1           11           12           1.121          7.500          60
  118         4            5           36           2.114          7.500          60
  119         1            6           12           1.078          7.500          60
  120         2            4           12           1.130          7.500          60
  121         1            2           12           1.124          7.500          60
  122         1            3           12           1.121          7.500          60
  123        12           NA           NA              NA             NA          NA
  124        18           NA           NA              NA             NA          NA
  125        27           NA           NA              NA             NA          NA
  126        53           NA           NA              NA             NA          NA
  127         7           NA           NA              NA             NA          NA
  128         3           NA           NA              NA             NA          NA
  129        19           NA           NA              NA             NA          NA
  130        51           NA           NA              NA             NA          NA
  131         8           NA           NA              NA             NA          NA
  132        10           NA           NA              NA             NA          NA
  133         8           NA           NA              NA             NA          NA
  134         7           NA           NA              NA             NA          NA
  135        NA           NA           NA              NA             NA          NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.


                                                              RATE
          GROSS    MAXIMUM    RATE    INITIAL              ADJUSTMENT
 LOAN    MARGIN      RATE    FLOOR   PERIODIC   PERIODIC    FREQUENCY
NUMBER     (%)       (%)      (%)     CAP (%)    CAP (%)    (MONTHS)
------   ------    -------   -----   --------   --------   ----------
  136      NA        NA        NA       NA         NA          NA
  137      NA        NA        NA       NA         NA          NA
  138      NA        NA        NA       NA         NA          NA
  139      NA        NA        NA       NA         NA          NA

                       MONTHS TO     PAYMENT
          MONTHS TO      NEXT      ADJUSTMENT
          NEXT RATE     PAYMENT     FREQUENCY     NEGATIVE       NEGATIVE
 LOAN    ADJUSTMENT   ADJUSTMENT    (MONTHS)    AMORTIZATION   AMORTIZATION    MONTHS TO
NUMBER      DATE       DATE (4)        (4)        LIMIT (%)     PAYMENT CAP   RECAST (5)
------   ----------   ----------   ----------   ------------   ------------   ----------
  136        NA           NA           NA            NA             NA            NA
  137        NA           NA           NA            NA             NA            NA
  138        NA           NA           NA            NA             NA            NA
  139        NA           NA           NA            NA             NA            NA

----------
(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2) The weighted remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and
     (ii) the Cut-off Date.

(3) The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5) Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The models used herein are the "Constant Prepayment Rate" or "CPR" assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans, and the "Prepayment Assumption," which represents an assumed annualized rate of prepayment of 21% CPR. An assumption that CPR or the Prepayment Assumption is equal to any particular percentage is an assumption that such percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

     Neither CPR nor the Prepayment Assumption purports to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The percentages of the Prepayment Assumption in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

     The performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate, that the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Principal Balances of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives.

     The weighted average life of a class of Offered Certificates is determined by (1) multiplying the amount of each net reduction of Class Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the aggregate of the net distributions described in (1) above.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES
      OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS 1-A1                             CLASS 1-A2
                             ------------------------------------   ------------------------------------
DISTRIBUTION DATE             0%   50%   75%   100%   125%   150%    0%   50%   75%   100%   125%   150%
--------------------------   ---   ---   ---   ----   ----   ----   ---   ---   ---   ----   ----   ----
Initial Percentage........   100   100   100    100    100   100    100   100   100    100    100    100
October 2007..............
October 2008..............
October 2009..............
October 2010..............
October 2011..............
October 2012..............
October 2013..............
October 2014..............
October 2015..............
October 2016..............
October 2017..............
October 2018..............
October 2019..............
October 2020..............
October 2021..............
October 2022..............
October 2023..............
October 2024..............
October 2025..............
October 2026..............
October 2027..............
October 2028..............
October 2029..............
October 2030..............
October 2031..............
October 2032..............
October 2033..............
October 2034..............
October 2035..............
October 2036..............    0     0     0     0       0     0      0     0     0     0      0      0
Weighted Average Life
   (in years)
   Without Early
      Termination.........
   With Early
      Termination (10%
      Optional Call)(1)...

----------
*    Indicates a value between 0.0% and 0.5%.

(1) Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES
      OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS 1-A3                             CLASS 1-A4
                             ------------------------------------   ------------------------------------
DISTRIBUTION DATE             0%   50%   75%   100%   125%   150%    0%   50%   75%   100%   125%   150%
--------------------------   ---   ---   ---   ----   ----   ----   ---   ---   ---   ----   ----   ----
Initial Percentage........   100   100   100   100    100     100   100   100   100    100   100    100
October 2007..............
October 2008..............
October 2009..............
October 2010..............
October 2011..............
October 2012..............
October 2013..............
October 2014..............
October 2015..............
October 2016..............
October 2017..............
October 2018..............
October 2019..............
October 2020..............
October 2021..............
October 2022..............
October 2023..............
October 2024..............
October 2025..............
October 2026..............
October 2027..............
October 2028..............
October 2029..............
October 2030..............
October 2031..............
October 2032..............
October 2033..............
October 2034..............
October 2035..............
October 2036..............    0     0     0     0      0       0     0     0     0      0     0      0
Weighted Average Life
   (in years)
   Without Early
      Termination.........
   With Early
      Termination (10%
      Optional Call)(1)...

----------
*    Indicates a value between 0.0% and 0.5%.

(1) Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES
      OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 1-A5                             CLASS 2-A1
                          ------------------------------------   ------------------------------------
DISTRIBUTION DATE          0%   50%   75%   100%   125%   150%    0%   50%   75%   100%   125%   150%
-----------------------   ---   ---   ---   ----   ----   ----   ---   ---   ---   ----   ----   ----
Initial Percentage ....   100   100   100    100    100    100   100   100   100    100    100    100
October 2007 ..........
October 2008 ..........
October 2009 ..........
October 2010 ..........
October 2011 ..........
October 2012 ..........
October 2013 ..........
October 2014 ..........
October 2015 ..........
October 2016 ..........
October 2017 ..........
October 2018 ..........
October 2019 ..........
October 2020 ..........
October 2021 ..........
October 2022 ..........
October 2023 ..........
October 2024 ..........
October 2025 ..........
October 2026 ..........
October 2027 ..........
October 2028 ..........
October 2029 ..........
October 2030 ..........
October 2031 ..........
October 2032 ..........
October 2033 ..........
October 2034 ..........
October 2035 ..........
October 2036 ..........     0     0     0      0      0      0     0     0     0      0      0      0
Weighted Average Life
   (in years)
   Without Early
   Termination ........
   With Early
   Termination (10%
   Optional Call)(1) ..

----------
*    Indicates a value between 0.0% and 0.5%.

(1) Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES
      OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 2-A2                             CLASS 2-A3
                          ------------------------------------   ------------------------------------
DISTRIBUTION DATE          0%   50%   75%   100%   125%   150%    0%   50%   75%   100%   125%   150%
-----------------------   ---   ---   ---   ----   ----   ----   ---   ---   ---   ----   ----   ----
Initial Percentage ....   100   100   100    100    100    100   100   100   100    100    100    100
October 2007 ..........
October 2008 ..........
October 2009 ..........
October 2010 ..........
October 2011 ..........
October 2012 ..........
October 2013 ..........
October 2014 ..........
October 2015 ..........
October 2016 ..........
October 2017 ..........
October 2018 ..........
October 2019 ..........
October 2020 ..........
October 2021 ..........
October 2022 ..........
October 2023 ..........
October 2024 ..........
October 2025 ..........
October 2026 ..........
October 2027 ..........
October 2028 ..........
October 2029 ..........
October 2030 ..........
October 2031 ..........
October 2032 ..........
October 2033 ..........
October 2034 ..........
October 2035 ..........
October 2036 ..........     0     0     0      0      0      0     0     0     0      0      0      0
Weighted Average Life
   (in years)
   Without Early
   Termination ........
   With Early
   Termination (10%
   Optional Call)(1) ..

----------
*    Indicates a value between 0.0% and 0.5%

(1) Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES
      OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 2-A4                 CLASS M-1, M-2, M-3, M-4, B-1, B-2 AND B-3
                          ------------------------------------   --------------------------------------------
DISTRIBUTION DATE          0%   50%   75%   100%   125%   150%    0%     50%     75%     100%     125%   150%
-----------------------   ---   ---   ---   ----   ----   ----   ---     ---     ---     ----     ----   ----
Initial Percentage ....   100   100   100    100    100    100   100     100     100      100      100    100
October 2007 ..........
October 2008 ..........
October 2009 ..........
October 2010 ..........
October 2011 ..........
October 2012 ..........
October 2013 ..........
October 2014 ..........
October 2015 ..........
October 2016 ..........
October 2017 ..........
October 2018 ..........
October 2019 ..........
October 2020 ..........
October 2021 ..........
October 2022 ..........
October 2023 ..........
October 2024 ..........
October 2025 ..........
October 2026 ..........
October 2027 ..........
October 2028 ..........
October 2029 ..........
October 2030 ..........
October 2031 ..........
October 2032 ..........
October 2033 ..........
October 2034 ..........
October 2035 ..........
October 2036 ..........     0     0     0      0      0      0      0     0     0      0      0      0
Weighted Average Life
   (in years)
   Without Early
   Termination ........
   With Early
   Termination (10%
   Optional Call)(1) ..

----------
*    Indicates a value between 0.0% and 0.5%

(1) Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST FUND

     The Pooling and Servicing Agreement provides that the assets of the Trust Fund (exclusive of the Reserve Fund, the Cap Agreement, the Swap Agreement and the Supplemental Interest Trust) will be designated as one or more REMICs. See "Material Federal Income Tax Considerations--Types of Securities--REMIC Securities Generally" in the Prospectus. The Pooling and Servicing Agreement will designate each of the Class R and Class RL Certificates as representing ownership of the residual interests in one or more REMICs. Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the Depositor ("Tax Counsel"), will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each REMIC created by and designated in the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the Class R and Class RL Certificates will represent ownership of the residual interests in one or more REMICs. In addition, Tax Counsel will deliver an opinion to the effect that each of the Reserve Fund and the Supplemental Interest Trust is an "outside reserve fund" that is beneficially owned by the beneficial owners of the Class X Certificates.

TAX TREATMENT OF THE OFFERED CERTIFICATES

     For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (1) as holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (2) as having entered into a limited recourse notional principal contract (the "Notional Principal Contract"). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that any Swap Termination Payment will be treated as being payable only from Excess Cashflow and the maximum interest of such REMIC regular interest will equal the weighted average Net Mortgage Rate of all Mortgage Loans (adjusted, except in the case of the Class A-IO Certificates, to account for payments to the Class A-IO Certificates). Any amount paid on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been paid on such certificate from the Supplemental Interest Trust pursuant to the Notional Principal Contract. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Notional Principal Contract.

     Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations--Types of Securities--REMIC Securities Generally" in the Prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Notional Principal Contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under "--Taxation of the Notional Principal Contract Components" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Principal Certificate.

     Allocations. A beneficial owner of an Offered Certificate must allocate its purchase price for the Certificate between its components--the REMIC regular interest component and the Notional Principal Contract component. For information reporting purposes, it will be assumed that the Notional Principal Contract components have nominal value. Each Notional Principal Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Notional Principal Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Notional Principal Contract components.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Notional Principal Contract component. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition" in the Prospectus and "--Taxation of the Notional Principal Contract Components" below.

     It is possible that a beneficial owner of an Offered Certificate could be treated as having received a premium to enter into the related Notional Principal Contract. In such a case, the beneficial owner would be treated as having paid the premium as additional consideration for the REMIC regular interest corresponding to such certificate. The beneficial owner would be required to include the premium in income over the life of such Principal Certificate, taking into account the declining balance of the related REMIC regular interest. As stated above, however, the Notional Principal Contracts will be treated as having nominal value for tax information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert that a premium was received by a beneficial owner of an Offered Certificate. The remainder of this discussion assumes that no such premium will be received by a beneficial owner of an Offered Certificate in connection with its acquisition (or will be paid by a beneficial owner of an Offered Certificate in connection with its disposition).

     Original Issue Discount. The REMIC regular interest component of the Class A-IO Certificate will be, and the REMIC regular interest component of any other Offered Certificate may be, issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium with respect to the regular interest component of an Offered Certificate will be a rate equal to 21% CPR. See "Certain Yield and Prepayment Considerations" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

     Class A-IO Termination Event. Each beneficial owner of a Class A-IO Certificate also will be treated as having entered into a contract for the transfer of its Certificate in connection with the optional purchase of the Mortgage Loans and other property of the Trust Fund as described under "The Agreements--Early Termination of the Trust Fund" above. Pursuant to that contract, each beneficial owner of a Class A-IO Certificate will have agreed to transfer the Certificate to the purchaser of the Mortgage Loans and other property of the Trust Fund for a price equal to the Class A-IO Termination Amount and that transfer will be treated as a sale of the Certificate to that purchaser. See "Material Federal Income Tax Consideration--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition" in the Prospectus. As a result, no Class A-IO Termination Amount will be treated as having been paid by any REMIC formed pursuant to the Pooling and Servicing Agreement, and no Class A-IO Termination Amount will be treated as an amount paid on a REMIC regular interest. Each beneficial owner of a Class A-IO Certificate will agree by their acquisition of a Class A-IO Certificate to treat the Class A-IO Termination Amount in this manner. For information reporting purposes, it will be assumed that each such contract has no more than a nominal value as of the issuance of the Class A-IO Certificates. Each contract is difficult to value, and the IRS could assert that the value of the contracts is greater than the value assumed for information reporting purposes. If the IRS were to succeed with that assertion, a beneficial owner may be treated as having paid a lesser amount for the REMIC regular interest represented by a Class A-IO Certificate, resulting in a greater amount of OID with respect to that REMIC regular interest. Prospective investors are encouraged to consult their own tax advisors regarding the tax consequences of the Class A-IO Termination Amount.

TAXATION OF THE NOTIONAL PRINCIPAL CONTRACT COMPONENTS

     The portion of the overall purchase price of an Offered Certificate attributable to the Notional Principal Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal balance of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Notional Principal Contract component of an Offered Certificate.

     Any payments to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Notional Principal Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Notional Principal Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Notional Principal

Contract, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Notional Principal Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Notional Principal Contract should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Notional Principal Contract component is limited under Sections 67 and 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Notional Principal Contract component in computing the beneficial owner's alternative minimum tax liability.

     Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract would be subject to the limitations described above.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Notional Principal Contract component. Assuming that the Offered Certificate is held as a "capital asset" within the meaning of
Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract component should be capital gain or loss.

SPECIAL TAX ATTRIBUTES

     The REMIC regular interest components of the Offered Certificates (exclusive of the right to receive the Class A-IO Termination Amount in the case of the Class A-IO Certificates) will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest components of the Offered Certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See "Material Federal Income Tax Considerations--Special Tax Attributes--REMIC Securities" in the Prospectus. The Notional Principal Contract components of the Offered Certificates and the right to receive the Class A-IO Termination Amount will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates may not be a suitable investment for a REMIC.

                              ERISA CONSIDERATIONS

     Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans (as defined below) under the individual exemption issued to Citigroup Global Markets Inc. (Prohibited Transaction Exemption ("PTE") 90-88 as amended and restated by PTE 2002-41) (the "Exemption"), which Offered Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

     The Class A and Class A-IO Certificates (the "ERISA Eligible Certificates") are eligible for relief under the Exemption, and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), or by a person investing on behalf of or with plan assets of such a Plan. Such exemptive relief should apply to the acquisition and holding by such Plans of the Class A and Class A-IO Certificates and the operation and management of the Trust Fund and its assets (exclusive of the right to receive payments from the Supplemental Interest Trust Account).

     A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of ERISA Eligible Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the Prospectus for a description of the requirements for relief under the Exemption.

     Because the loan-to-value-ratios of some of the Mortgage Loans exceed 100% and the Subordinate Certificates are subordinate to other classes of certificates with respect to the right to receive distributions in the event of defaults or delinquencies on the Trust Fund assets, they do not qualify as ERISA Eligible Certificates under the Exemption. In addition, the rating of an ERISA Eligible Certificate may change. If the rating of a class of an ERISA Eligible Certificate declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). Consequently, transfers of any Subordinate Certificates or any ERISA Eligible Certificates whose rating is below "AA-" or "Aa3" upon its acquisition (the "ERISA-Restricted Offered Certificates") will not be registered by the Trustee unless the Trustee receives:

     o a representation from the transferee of the ERISA-Restricted Offered Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

     o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

     o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any Servicer, the Sponsor or the Depositor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     Each transferee of an interest in an ERISA-Restricted Offered Certificate in book-entry form will be deemed to have made one of the representations set forth above.

     See "ERISA Considerations" in the Prospectus.

ERISA CONSIDERATIONS WITH RESPECT TO THE SWAP AGREEMENT

     The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an ERISA Eligible Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for administrative or statutory relief. Administrative relief is available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the ERISA Eligible Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan's assets used to acquire the ERISA Eligible Certificates or an affiliate of such fiduciary or
(ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an ERISA Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the ERISA Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any ERISA Eligible Certificate whose rating has fallen to below "AA-" or "Aa3" could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

     If any ERISA Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Master Servicer and any servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding. In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without an opinion of counsel, the attempted transfer or acquisition will be void and of no effect.

     See "ERISA Considerations" in the Prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Offered Certificates.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

     See "Legal Investment Considerations" in the Prospectus.

                                 USE OF PROCEEDS

     The net proceeds received from the sale of the Offered Certificates will be applied by the Depositor toward the purchase of the Mortgage Loans and the repayment of any related financing.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &

Smith Incorporated (collectively, the "Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal balance (or notional balance) of each class of Offered Certificates listed below (the "Underwritten Certificates") as set forth opposite its name below.

                                                 MERRILL LYNCH,
          CITIGROUP GLOBAL     J.P. MORGAN      PIERCE, FENNER &
 CLASS      MARKETS INC.     SECURITIES INC.   SMITH INCORPORATED
-------   ----------------   ---------------   ------------------
A-IO...
1-A1...
1-A2...
1-A3...
1-A4...
1-A5...
2-A1...
2-A2...
2-A3...
2-A4...
M-1....
M-2....
M-3....
M-4....
B-1....
B-2....
B-3....

----------
(1)  Indicates the initial notional balance.

     The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Certificates to the public at the respective offering prices set forth on the front cover of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of [___]% per each class of Underwritten Certificates. The Underwriters may allow and such dealers may re-allow a concession not in excess of [___]% per each class of Underwritten Certificates to certain other dealers. After the initial public offering, the public offering prices and concessions may be changed.

     Until the distribution of the Underwritten Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Those transactions consist of bids or purchased for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Sponsor and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or provide Certificateholders with sufficient liquidity of investment.

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $2,200,000.

     From time to time certain of the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. Certain of the Underwriters or their affiliates have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Underwritten Certificates will be used to repay this financing.

     The Class X Certificates will initially be issued to Bayview Financial Acquisition Trust II, a Delaware statutory trust ("BFAT II"). BFLP intends to transfer the Class R Certificates to a third party on the Closing Date; if a transferee has not been identified by the Closing Date, the Class R Certificates will be issued to BFLP. The Class RL Certificates will be issued to BFLP.

     BFAT II is an affiliate of the Depositor, the Sponsor, BLS, Interbay, Silver Hill and BFSBF.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by Sidley Austin LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive the applicable ratings from Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P" and, together with Fitch and Moody's, the "Rating Agencies") indicated under "Initial Certificate Ratings" in the table on page S-1.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans. A rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. In addition, the ratings do not address the likelihood that any Basis Risk Shortfall or Deferred Principal Amount will be paid to Certificateholders from Excess Interest.

     A rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments, or that holders of Class A-IO Certificates may fail to recoup their initial investments.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

     No arrangement will be made for ongoing monitoring of the ratings on the Offered Certificates.

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                PAGE
------------                                                               -----
60-Day Delinquency Rate.................................................   S-107
AB Servicing Criteria...................................................    S-80
Accrual Period..........................................................    S-93
Additional Termination Events...........................................   S-116
Adjustable Rate Mortgage Loans..........................................    S-55
Adjustment Date.........................................................    S-56
Advance.................................................................    S-79
Advances................................................................    S-79
Affected Party..........................................................   S-117
Aggregate Fee Rate......................................................    S-54
Aggregate Pool Balance..................................................    S-79
Agreements..............................................................    S-72
A-IO(1) Component.......................................................    S-91
A-IO(1) Component Interest Rate.........................................    S-94
A-IO(1) Component Net Funds Cap.........................................    S-94
A-IO(1) Component Notional Balance......................................    S-91
A-IO(2) Component.......................................................    S-91
A-IO(2) Component Interest Rate.........................................    S-94
A-IO(2) Component Net Funds Cap.........................................    S-94
A-IO(2) Component Notional Balance......................................    S-91
Applied Loss Amount.....................................................   S-119
Assessment of Compliance................................................    S-80
Balloon Mortgage Loans..................................................    S-53
Balloon Payment.........................................................    S-53
Basis Risk Payment......................................................   S-104
Basis Risk Shortfall....................................................   S-104
BFAT II.................................................................   S-152
BFLP....................................................................    S-76
BFPT II.................................................................    S-51
BFSBF...................................................................    S-59
BLS.....................................................................    S-49
Book-Entry Certificates.................................................    S-93
Business Day............................................................    S-92
Cap Agreement...........................................................   S-101
Cap Counterparty........................................................   S-101
Carryforward Interest...................................................    S-96
Cede....................................................................    S-93
Certificate Distribution Account........................................    S-78
Certificate Group.......................................................    S-90
Certificateholder.......................................................    S-52
Certificates............................................................    S-90
Class 1-A5 Lockout Percentage...........................................   S-109
Class 1-A5 Priority Amount..............................................   S-109
Class A Certificates....................................................    S-90
Class A-IO Termination Amount...........................................    S-82
Class Notional Balance..................................................    S-91
Class Principal Balance.................................................    S-92
Clearstream.............................................................    S-93
Closing Date............................................................    S-51
Code....................................................................   S-144
Collection Account......................................................    S-78
Commercial Loans........................................................    S-51
Compensating Interest...................................................   S-101
Condominium Loans.......................................................    S-51
Constant Prepayment Rate................................................   S-137
Cooperative Loans.......................................................    S-51
Cooperatives............................................................    S-51
CPR.....................................................................   S-137
Cumulative Loss Trigger Event...........................................   S-108
Current Interest........................................................    S-96
Current Loan-to-Value Ratio.............................................    S-53
Custodial Account.......................................................    S-80
Custodian Fee...........................................................    S-87
Custodian Fee Rate......................................................    S-87
Cut-off Date............................................................    S-50
Cut-off Date Aggregate Pool Balance.....................................   S-107
Defaulting Party........................................................   S-117
Deferred Principal Amount...............................................   S-114
Deleted Mortgage Loan...................................................    S-75
Delinquency Event.......................................................   S-107
Depositor...............................................................    S-51
Distribution Date.......................................................    S-92
DSCR....................................................................    S-62
DTC.....................................................................    S-93
Due Date................................................................    S-56
Due Period..............................................................    S-96
Early Termination Date..................................................   S-116

Enhancement Percentage..................................................   S-108
Environmental Policies..................................................    S-64
ERISA...................................................................   S-148
ERISA Eligible Certificates.............................................   S-148
ERISA-Restricted Offered Certificates...................................   S-148
Euroclear...............................................................    S-93
Event of Default........................................................    S-82
Excess Cap Amount.......................................................   S-102
Excess Cashflow.........................................................   S-112
Excess Interest.........................................................   S-101
Exemption...............................................................   S-148
Fitch...................................................................   S-152
Fixed Rate Mortgage Loans...............................................    S-55
Gross Margin............................................................    S-55
Group 1 Certificates....................................................    S-90
Group 1 Senior Principal Distribution Percentage........................   S-106
Group 2 Certificates....................................................    S-90
Group 2 Senior Principal Distribution Percentage........................   S-106
Index...................................................................    S-55
Insurance Proceeds......................................................    S-97
Interbay................................................................    S-59
Interest Rate...........................................................    S-94
Interest Rate Swap Amount...............................................   S-118
Interest Remittance Amount..............................................    S-96
Interest-Only Loans.....................................................    S-57
IRS.....................................................................   S-145
ISDA....................................................................   S-101
ISDA Master Agreement...................................................   S-115
Issuing Entity..........................................................    S-87
JPMorgan................................................................   S-115
LIBOR...................................................................   S-105
LIBOR Business Day......................................................   S-105
LIBOR Certificates......................................................    S-90
LIBOR Rate Adjustment Date..............................................   S-105
Liquidated Mortgage Loan................................................   S-119
Liquidation Expenses....................................................    S-97
Liquidation Proceeds....................................................    S-97
Long ARM Mortgage Loans.................................................    S-56
Long Maturity Trigger Event.............................................   S-114
Loss Amount.............................................................   S-119
M&T Mortgage............................................................    S-49
Master Servicer.........................................................    S-48
Master Servicer Remittance Date.........................................    S-71
Master Servicing Fee....................................................    S-79
Master Servicing Fee Rate...............................................    S-79
Maximum Mortgage Rate...................................................    S-56
Minimum Credit Rating...................................................   S-102
Minimum Mortgage Rate...................................................    S-56
Mixed Use Loans.........................................................    S-51
Modeling Assumptions....................................................   S-126
Monthly Payment.........................................................    S-52
Moody's.................................................................   S-152
Mortgage Loan Diligence Agreement.......................................    S-74
Mortgage Loan Purchase Agreement........................................    S-51
Mortgage Loans..........................................................    S-50
Mortgage Note...........................................................    S-53
Mortgage Pool...........................................................    S-50
Mortgage Rate...........................................................    S-54
Mortgaged Property......................................................    S-51
Multifamily Loans.......................................................    S-51
Net Liquidation Proceeds................................................    S-98
Net Mortgage Rate.......................................................    S-54
Net Prepayment Interest Shortfalls......................................   S-101
NOI.....................................................................    S-62
Notional Principal Contract.............................................   S-144
Offered Certificates....................................................    S-91
One-Year CMT............................................................    S-55
Optimal Interest Remittance Amount......................................    S-94
Original Loan-to-Value Ratio............................................    S-53
Overcollateralization Amount............................................   S-106
Overcollateralization Release Amount....................................   S-106
Participant.............................................................    S-93
Payahead................................................................    S-98
Periodic Cap............................................................    S-56
Plan....................................................................   S-148
Pool 1..................................................................    S-50
Pool 1 Adjustable Rate Mortgage Loans...................................    S-54
Pool 1 Available Funds Cap..............................................    S-95
Pool 1 Excess Interest..................................................   S-100
Pool 1 Fixed Rate Mortgage Loans........................................    S-54
Pool 1 Mortgage Loans...................................................    S-54
Pool 2..................................................................    S-50
Pool 2 Adjustable Rate Mortgage Loans...................................    S-55
Pool 2 Available Funds Cap..............................................    S-95
Pool 2 Excess Interest..................................................   S-101

Pool 2 Fixed Rate Mortgage Loans........................................    S-55
Pool 2 Mortgage Loans...................................................    S-55
Pool 2 Net WAC..........................................................    S-95
Pool Balance............................................................    S-98
Pool Percentage.........................................................    S-98
Pooling and Servicing Agreement.........................................    S-72
Prepayment Assumption...................................................   S-137
Prepayment Interest Shortfall...........................................   S-101
Prepayment Period.......................................................    S-98
Prime Rate..............................................................    S-56
Principal Balance.......................................................    S-98
Principal Distribution Amount...........................................   S-106
Principal Remittance Amount.............................................   S-106
Prospectus..............................................................    S-49
PTE.....................................................................   S-148
PTE 95-60...............................................................   S-149
Qualified Substitute Mortgage Loan......................................    S-74
Rating Agencies.........................................................   S-152
Realized Loss...........................................................   S-119
Record Date.............................................................    S-92
Reference Bank Rate.....................................................   S-105
Related Senior Priority.................................................   S-111
Release.................................................................    S-55
Relief Act..............................................................    S-79
REMIC...................................................................    S-91
Removable Mortgage Loan.................................................    S-52
REO Property............................................................    S-48
Reserve Fund............................................................   S-104
Reserve Fund Requirement................................................   S-114
Residual Certificates...................................................    S-90
Re-Sold Mortgage Loans..................................................    S-51
Retained Interest.......................................................    S-73
Retained Interest Rate..................................................    S-73
Revolving Trust.........................................................    S-51
Rolling Three Month Delinquency Rate....................................   S-107
S&P.....................................................................   S-152
Securities Act..........................................................   S-148
Senior Available Funds Cap Percentage...................................    S-95
Senior Certificates.....................................................    S-90
Servicer Remittance Date................................................    S-71
Servicers...............................................................    S-49
Servicing Agreement.....................................................    S-76
Servicing Fee...........................................................    S-80
Servicing Fee Rate......................................................    S-80
Silver Hill.............................................................    S-59
Six-Month LIBOR.........................................................    S-55
Sponsor.................................................................    S-76
Statement of Compliance.................................................    S-80
Stepdown Date...........................................................   S-107
Strike Rate.............................................................   S-102
Subordinate Available Funds Cap.........................................    S-95
Subordinate Certificates................................................    S-90
Subordination Trigger Event.............................................   S-108
Subsequent Recovery.....................................................    S-98
Substitution Amount.....................................................    S-98
Supplemental Interest Trust.............................................   S-115
Supplemental Interest Trust Account.....................................   S-115
Swap Agreement..........................................................   S-115
Swap Counterparty.......................................................   S-115
Swap Counterparty Trigger Event.........................................   S-117
Swap Default............................................................   S-116
Swap Early Termination..................................................   S-117
Swap Notional Amount....................................................   S-115
Swap Termination Payment................................................   S-117
Targeted Overcollateralization Amount...................................   S-107
Tax Counsel.............................................................   S-144
Telerate Screen Page 3750...............................................   S-105
Termination Events......................................................   S-116
Trigger Event...........................................................   S-107
Trust Accounts..........................................................    S-69
Trust Fund..............................................................    S-91
Trustee Fee.............................................................    S-87
Trustee Fee Rate........................................................    S-87
Underwriters............................................................   S-151
Underwriting Agreement..................................................   S-150
Underwritten Certificates...............................................   S-151
Unpaid Basis Risk Shortfall.............................................   S-104
Wells Fargo Bank........................................................    S-48

THE FOLLOWING ANNEXES ARE EXPLICITLY INCORPORATED INTO, AND CONSTITUTE A PART OF, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DATED NOVEMBER 10, 2006.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX A

                   SCHEDULE OF CAP AGREEMENT NOTIONAL AMOUNTS

DISTRIBUTION DATE OCCURRING IN   NOTIONAL AMOUNT ($)
------------------------------   -------------------
        November 2006                62,946,402.48
        December 2006                61,913,981.82
         January 2007                60,898,494.50
        February 2007                59,899,662.78
          March 2007                 58,917,213.47
          April 2007                 57,950,877.90
           May 2007                  57,000,391.75
          June 2007                  56,065,495.08
          July 2007                  55,145,932.20
         August 2007                 54,241,451.61
        September 2007               53,351,805.93
         October 2007                52,476,751.84
        November 2007                51,616,050.03
        December 2007                50,769,465.09
         January 2008                49,936,765.49
        February 2008                49,117,723.48
          March 2008                 48,312,115.05
          April 2008                 47,519,719.87
           May 2008                  46,740,321.24
          June 2008                  45,973,705.97
          July 2008                  45,219,664.41
         August 2008                 44,477,990.32
        September 2008               43,748,480.86
         October 2008                43,030,936.51
        November 2008                42,325,161.03
        December 2008                41,630,961.38
         January 2009                40,948,147.70
        February 2009                40,276,533.25
          March 2009                 39,615,934.34
          April 2009                 38,966,170.30
           May 2009                  38,327,063.41
          June 2009                  37,698,438.89
          July 2009                  37,080,124.81
         August 2009                 36,471,952.06
        September 2009               35,873,754.31
         October 2009                35,285,367.94
        November 2009                34,706,632.04
        December 2009                34,137,388.33
         January 2010                33,577,481.12
        February 2010                33,026,757.27
          March 2010                 32,485,066.16
          April 2010                 31,952,259.64
           May 2010                  31,428,192.00
          June 2010                  30,912,719.89


                                      S-A-1

DISTRIBUTION DATE OCCURRING IN   NOTIONAL AMOUNT ($)
------------------------------   -------------------
          July 2010                  30,405,702.35
         August 2010                 29,907,000.69
        September 2010               29,416,478.53
         October 2010                28,934,001.71
        November 2010                28,459,438.27
        December 2010                27,992,658.43
         January 2011                27,533,534.51
        February 2011                27,081,940.96
          March 2011                 26,637,754.25
          April 2011                 26,200,852.91
           May 2011                  25,771,117.44
          June 2011                  25,348,430.31
          July 2011                  24,932,675.92
         August 2011                 24,523,740.57
        September 2011               24,121,512.39
         October 2011                23,725,881.40
        November 2011                23,336,739.39
        December 2011                22,953,979.91
         January 2012                22,577,498.30
        February 2012                22,207,191.59
          March 2012                 21,842,958.49
          April 2012                 21,484,699.38
           May 2012                  21,132,316.30
          June 2012                  20,785,712.86
          July 2012                  20,444,794.26
         August 2012                 20,109,467.26
        September 2012               19,779,640.16
         October 2012                19,455,222.75
        November 2012                19,136,126.30
        December 2012                18,822,263.53
         January 2013                18,513,548.61
        February 2013                18,209,897.10
          March 2013                 17,911,225.96
          April 2013                 17,617,453.50
           May 2013                  17,328,499.37
          June 2013                  17,044,284.54
          July 2013                  16,764,731.29
         August 2013                 16,489,763.16
        September 2013               16,219,304.93
         October 2013                15,953,282.66
        November 2013                15,691,623.56
        December 2013                15,434,256.09
         January 2014                15,181,109.86
        February 2014                14,932,115.62
          March 2014                 14,687,205.29
          April 2014                 14,446,311.87
           May 2014                  14,209,369.48
          June 2014                  13,976,313.32
          July 2014                  13,747,079.66


                                      S-A-2

DISTRIBUTION DATE OCCURRING IN   NOTIONAL AMOUNT ($)
------------------------------   -------------------
         August 2014                 13,521,605.79
        September 2014               13,299,830.05
         October 2014                13,081,691.78
        November 2014                12,867,131.32
        December 2014                12,656,090.00
         January 2015                12,448,510.08
        February 2015                12,244,334.81
          March 2015                 12,043,508.33
          April 2015                 11,845,975.73
           May 2015                  11,651,682.97
          June 2015                  11,460,576.93
          July 2015                  11,272,605.32
         August 2015                 11,087,716.75
        September 2015               10,905,860.64
         October 2015                10,726,987.26
        November 2015                10,551,047.68
        December 2015                10,377,993.80
         January 2016                10,207,778.27
        February 2016                10,040,354.54
          March 2016                  9,875,676.83
          April 2016                  9,713,700.10
           May 2016                   9,554,380.04
          June 2016                   9,397,673.08
          July 2016                   9,243,536.36
         August 2016                  9,091,927.73
        September 2016                8,942,805.72
         October 2016                 8,796,129.55
 November 2016 and thereafter              N/A*

----------
*    Not applicable.


                                      S-A-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                               CLASS A-IO SCHEDULE

                                             A-IO(1) COMPONENT
                                           NOTIONAL BALANCE: THE                        A-IO(2) COMPONENT
                             A-IO(1)      LESSER OF (I) THE POOL      A-IO(2)         NOTIONAL BALANCE: THE
                            COMPONENT     BALANCE FOR POOL 1 AND     COMPONENT        LESSER OF (I) THE POOL
   DISTRIBUTION DATE      INTEREST RATE     (II) THE FOLLOWING     INTEREST RATE   BALANCE FOR POOL 2 AND (II)
     OCCURRING IN:             (%):             AMOUNTS ($):            (%):        THE FOLLOWING AMOUNTS ($):
-----------------------   -------------   ----------------------   -------------   ---------------------------
November 2006                 1.887            12,248,201.63           3.500              69,213,585.04
December 2006                 2.067            11,629,581.32           3.500              65,717,812.32
January 2007                  2.143            11,042,190.46           3.500              62,398,514.61
February 2007                 1.850            10,484,339.66           3.500              57,981,145.43
March 2007                    2.314             9,954,609.05           3.500              57,517,681.08
April 2007                    1.322             9,451,581.43           3.500              52,030,113.17
May 2007                      1.552             8,973,790.46           3.500              47,375,155.52
June 2007                     1.477             8,519,771.89           3.500              44,924,533.74
July 2007                     1.152             8,088,655.58           3.500              43,408,330.73
August 2007                   1.439             7,679,278.87           3.500              41,094,976.47
September 2007                1.541             7,290,528.42           3.500              39,013,179.45
October 2007                  1.450             6,921,368.48           3.500              37,387,086.84
November 2007                 2.815             6,570,821.80           3.938              37,131,176.22
December 2007                 2.084             6,195,067.11           3.938              35,250,291.93
January 2008                  1.120             5,755,381.26           3.938              33,464,287.91
February 2008                 2.914             5,346,841.21           3.938              31,768,178.92
March 2008                    1.890             4,967,244.43           3.938              30,962,748.74
April 2008                    3.211             4,614,543.91           3.938              28,628,636.18
May 2008                      3.150             4,286,837.24           3.938              27,176,640.61
June 2008                     2.300             3,982,356.30           3.938              25,798,023.69
July 2008                     3.950             3,699,457.90           3.938              25,294,054.49
August 2008                   4.714             3,436,614.93           3.938              23,246,157.93
September 2008                4.817             3,192,408.15           3.938              22,065,917.48
October 2008                  4.922             2,965,518.58           3.938              20,945,378.20
November 2008                 4.540             2,754,720.47           3.938              19,881,589.07
December 2008                 5.139             2,558,874.69           3.938              18,871,452.89
January 2009                  5.176             2,376,922.61           3.938              17,654,614.74
February 2009                 5.175             2,207,880.42           3.938              16,395,380.12
March 2009                    5.544             2,050,833.88           3.938              16,260,141.06
April 2009                    5.172             1,904,933.38           3.938              14,137,576.49
May 2009 and thereafter       0.000                     0.00           0.000                       0.00


                                     S-B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from either Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by total Principal Balance of the applicable Mortgage Loans (or the related Mortgage Pool) as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Mortgage Loans in a Mortgage Pool are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.


                                     S-C-1

                                    ALL LOANS

         ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE      AVERAGE       AVERAGE
             ORIGINAL            MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
      PRINCIPAL BALANCES ($)       LOANS        BALANCE         BALANCE      RATE      SCORE**      BALANCE         LTV
------------------------------   --------   ---------------   ----------   --------   --------   -------------   --------
    6,995.00 -    49,999.99          612    $ 16,756,677.35       4.38%      8.834%      655     $   27,380.19    69.77%
   50,000.00 -    99,999.99        1,073      65,382,796.95      17.11       8.445       665         60,934.57    73.94
  100,000.00 -   149,999.99          446      46,125,118.76      12.07       7.943       667        103,419.55    67.06
  150,000.00 -   199,999.99          257      39,567,481.70      10.35       8.091       656        153,959.07    66.85
  200,000.00 -   249,999.99          185      34,322,520.40       8.98       7.587       680        185,527.14    65.41
  250,000.00 -   299,999.99          123      29,090,464.79       7.61       7.830       668        236,507.84    69.16
  300,000.00 -   349,999.99           99      29,003,640.92       7.59       8.172       664        292,966.07    67.73
  350,000.00 -   399,999.99           61      21,779,968.95       5.70       7.928       670        357,048.67    71.69
  400,000.00 -   449,999.99           40      15,910,206.67       4.16       8.010       686        397,755.17    72.56
  450,000.00 -   499,999.99           30      13,325,902.84       3.49       7.267       677        444,196.76    75.26
  500,000.00 -   549,999.99           22      11,361,147.37       2.97       7.424       699        516,415.79    73.26
  550,000.00 -   599,999.99           13       7,438,943.60       1.95       8.122       684        572,226.43    71.75
  600,000.00 -   649,999.99            8       4,982,161.71       1.30       7.876       668        622,770.21    71.81
  650,000.00 -   699,999.99           12       7,905,671.16       2.07       6.705       705        658,805.93    78.02
  700,000.00 -   749,999.99            6       4,306,404.59       1.13       9.139       667        717,734.10    62.68
  750,000.00 -   799,999.99            7       4,538,627.11       1.19       8.636       672        648,375.30    57.55
  800,000.00 -   849,999.99            2       1,613,163.10       0.42       8.569       645        806,581.55    49.36
  850,000.00 -   899,999.99            2       1,768,978.85       0.46       7.817       721        884,489.43    77.31
  900,000.00 -   949,999.99            1         919,948.55       0.24      10.500       620        919,948.55    55.75
  950,000.00 -   999,999.99            2       1,954,569.63       0.51      11.431       678        977,284.82    64.61
1,000,000.00 - 1,049,999.99            5       5,023,824.61       1.31       8.387       695      1,004,764.92    58.61
1,050,000.00 - 1,099,999.99            1       1,052,297.04       0.28       6.875       738      1,052,297.04    69.46
1,100,000.00 - 1,149,999.99            1       1,110,332.06       0.29       7.375       691      1,110,332.06    69.40
1,250,000.00 - 1,299,999.99            2       2,049,667.97       0.54       7.669       621      1,024,833.99    58.37
1,450,000.00 - 1,499,999.99            1       1,447,879.03       0.38       9.375       NA       1,447,879.03    48.26
1,500,000.00 - 1,549,999.99            1       1,495,118.58       0.39       9.125       698      1,495,118.58    47.62
1,600,000.00 - 1,649,999.99            2       1,717,683.03       0.45      11.276       667        858,841.52    94.54
1,650,000.00 - 1,699,999.99            1       1,688,880.00       0.44      10.990       737      1,688,880.00    54.48
2,000,000.00 - 3,850,000.00            3       8,497,500.00       2.22       8.632       725      2,832,500.00    56.28
                                   -----    ---------------     ------      ------       ---     -------------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $  126,619.48    69.05%
                                   =====    ===============     ======      ======       ===     =============    =====

----------
* This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Aggregate Pool Balance.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Original Balance of the Mortgage Loans is approximately $141,666.


                                     S-C-2

   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE      AVERAGE       AVERAGE
      PRINCIPAL BALANCE          MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
    AS OF CUT-OFF DATE ($)         LOANS        BALANCE         BALANCE      RATE      SCORE**      BALANCE         LTV
------------------------------   --------   ---------------   ----------   --------   --------   -------------   --------
      299.54 -    49,999.99          939    $ 28,059,999.74       7.34%      8.155%      679     $   29,882.85     57.09%
   50,000.00 -    99,999.99          972      69,347,943.60      18.15       8.298       672         71,345.62     70.48
  100,000.00 -   149,999.99          360      44,271,968.84      11.59       7.934       666        122,977.69     67.32
  150,000.00 -   199,999.99          222      38,194,293.92       9.99       8.039       659        172,046.37     67.69
  200,000.00 -   249,999.99          134      29,547,777.64       7.73       7.950       663        220,505.80     73.45
  250,000.00 -   299,999.99          106      28,969,635.12       7.58       8.037       660        273,298.44     70.47
  300,000.00 -   349,999.99           80      25,917,876.06       6.78       8.042       662        323,973.45     72.42
  350,000.00 -   399,999.99           55      20,326,621.94       5.32       8.072       672        369,574.94     72.28
  400,000.00 -   449,999.99           35      14,837,332.08       3.88       8.127       678        423,923.77     76.04
  450,000.00 -   499,999.99           30      14,245,721.01       3.73       7.298       678        474,857.37     76.09
  500,000.00 -   549,999.99           18       9,434,064.94       2.47       7.484       689        524,114.72     71.49
  550,000.00 -   599,999.99           12       6,974,863.50       1.83       8.344       687        581,238.63     73.80
  600,000.00 -   649,999.99           11       6,960,275.10       1.82       7.082       680        632,752.28     77.34
  650,000.00 -   699,999.99           12       8,095,803.71       2.12       8.037       693        674,650.31     69.51
  700,000.00 -   749,999.99            6       4,424,030.13       1.16       8.059       674        737,338.36     68.10
  750,000.00 -   799,999.99            4       3,062,942.03       0.80       8.041       694        765,735.51     52.66
  800,000.00 -   849,999.99            2       1,613,163.10       0.42       8.569       645        806,581.55     49.36
  850,000.00 -   899,999.99            2       1,768,978.85       0.46       7.817       721        884,489.43     77.31
  900,000.00 -   949,999.99            1         919,948.55       0.24      10.500       620        919,948.55     55.75
  950,000.00 -   999,999.99            5       4,948,394.24       1.29      10.387       687        989,678.85     63.08
1,000,000.00 - 1,049,999.99            2       2,030,000.00       0.53       6.441       698      1,015,000.00     53.50
1,050,000.00 - 1,099,999.99            1       1,052,297.04       0.28       6.875       738      1,052,297.04     69.46
1,100,000.00 - 1,149,999.99            1       1,110,332.06       0.29       7.375       691      1,110,332.06     69.40
1,250,000.00 - 1,299,999.99            1       1,275,000.00       0.33       8.000       621      1,275,000.00     75.00
1,400,000.00 - 1,449,999.99            1       1,447,879.03       0.38       9.375       NA       1,447,879.03     48.26
1,450,000.00 - 1,499,999.99            1       1,495,118.58       0.39       9.125       698      1,495,118.58     47.62
1,600,000.00 - 1,649,999.99            1       1,618,936.51       0.42      11.400       661      1,618,936.51     99.93
1,650,000.00 - 1,699,999.99            1       1,688,880.00       0.44      10.990       737      1,688,880.00     54.48
2,000,000.00 - 3,850,000.00            3       8,497,500.00       2.22       8.632       725      2,832,500.00     56.28
                                   -----    ---------------     ------      ------       ---     -------------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $  126,619.48     69.05%
                                   =====    ===============     ======      ======       ===     =============     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $126,619.


                                     S-C-3

    MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
          MORTGAGE               MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          RATES (%)               LOANS         BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 2.000 -  2.999                        2    $    206,929.34       0.05%      2.799%      624     $103,464.67    48.47%
 3.000 -  3.999                       20       1,040,196.56       0.27       3.341       689       52,009.83    73.38
 4.000 -  4.999                       39       3,856,712.41       1.01       4.475       706       98,890.06    69.13
 5.000 -  5.999                      366      42,908,539.52      11.23       5.544       725      117,236.45    56.88
 6.000 -  6.999                      497      77,747,682.17      20.35       6.428       696      156,433.97    70.13
 7.000 -  7.999                      549      83,245,595.81      21.78       7.448       682      151,631.32    71.54
 8.000 -  8.999                      490      58,730,826.69      15.37       8.360       669      119,858.83    73.28
 9.000 -  9.999                      398      36,098,691.03       9.45       9.307       634       90,700.23    71.89
10.000 - 10.999                      344      33,996,119.54       8.90      10.523       635       98,825.93    72.17
11.000 - 11.999                      200      28,731,743.23       7.52      11.463       610      143,658.72    65.93
12.000 - 12.999                       78      10,636,626.83       2.78      12.597       623      136,367.01    62.49
13.000 - 13.999                       16       3,212,353.94       0.84      13.537       627      200,772.12    53.11
14.000 - 14.999                        8       1,592,797.11       0.42      14.540       567      199,099.64    59.13
15.000 - 15.999                       10         124,705.19       0.03      15.561       611       12,470.52    65.07
16.000 - 16.500                        1           8,057.95       0.00      16.500       552        8,057.95    17.52
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48    69.05%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* Reflects, generally, current Mortgage Rates for the Mortgage Loans. In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note. The Mortgage Rates shown for approximately 114 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,081,307 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans, as reduced by Retained Interest, as applicable, is approximately 8.101%.


                                      S-C-4

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
       ORIGINAL LOAN-            MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     TO-VALUE RATIOS (%)          LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  3.50 -  10.00                       12    $    274,002.56       0.07%     6.606%       731     $ 22,833.55      4.32%
 10.01 -  20.00                       91       4,421,726.02       1.16      6.693        746       48,590.40      9.98
 20.01 -  30.00                      160      12,361,321.38       3.23      6.622        746       77,258.26     16.37
 30.01 -  40.00                      140      13,016,292.78       3.41      7.901        705       92,973.52     27.23
 40.01 -  50.00                      157      26,279,690.43       6.88      8.419        689      167,386.56     44.05
 50.01 -  60.00                      206      35,982,881.88       9.42      9.246        660      174,674.18     53.14
 60.01 -  70.00                      355      62,956,349.39      16.47      9.142        657      177,341.83     64.16
 70.01 -  80.00                      779     122,942,154.98      32.17      7.447        685      157,820.48     76.47
 80.01 -  90.00                      402      42,031,583.39      11.00      7.882        657      104,556.18     84.08
 90.01 -  95.00                      388      34,988,178.48       9.16      8.442        635       90,175.72     92.13
 95.01 - 100.00                      262      22,852,092.61       5.98      7.801        648       87,221.73     94.00
100.01 - 105.00                       24       1,892,439.88       0.50      7.210        661       78,851.66     88.57
105.01 - 110.00                        9         539,362.81       0.14      8.336        692       59,929.20     97.15
110.01 - 115.00                       12         639,313.82       0.17      7.810        690       53,276.15     96.76
115.01 - 120.00                        5         209,667.25       0.05      7.663        711       41,933.45     79.14
120.01 - 125.00                        3         207,544.19       0.05      8.565        711       69,181.40    118.11
125.01 - 130.00                        1         105,244.58       0.03      5.625        807      105,244.58     71.59
130.01 - 135.00                        3          81,230.55       0.02      6.758        709       27,076.85     93.81
135.01 - 140.00                        2         120,328.07       0.03      6.212        646       60,164.04     76.79
140.01 - 339.55                        7         236,172.27       0.06      6.014        712       33,738.90     83.99
                                   -----    ---------------     ------      -----        ---     -----------    ------
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48     69.05%
                                   =====    ===============     ======      =====        ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 3.50% and 339.55%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 71.90%.


                                      S-C-5

            CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS AS OF
                          THE CUT-OFF DATE (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
         CURRENT LOAN-           MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      TO-VALUE RATIOS (%)          LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  0.06 -  10.00                     142     $  4,175,868.06       1.09%     6.692%       762     $ 29,407.52      6.67%
 10.01 -  20.00                     256       16,160,606.17       4.23      6.414        751       63,127.37     15.46
 20.01 -  30.00                     132        8,351,185.37       2.19      7.066        734       63,266.56     24.80
 30.01 -  40.00                     123       10,895,860.13       2.85      8.416        676       88,584.23     35.21
 40.01 -  50.00                     155       26,975,844.23       7.06      8.719        680      174,037.70     46.79
 50.01 -  60.00                     222       35,775,639.92       9.36      9.110        658      161,151.53     55.56
 60.01 -  70.00                     402       65,856,223.60      17.23      9.100        658      163,821.45     65.45
 70.01 -  80.00                     653      110,465,786.62      28.91      7.449        684      169,166.60     77.14
 80.01 -  90.00                     388       46,949,872.98      12.29      7.816        657      121,004.83     85.90
 90.01 -  95.00                     369       35,575,842.34       9.31      8.403        638       96,411.50     93.52
 95.01 - 100.00                     143       18,086,732.40       4.73      7.802        653      126,480.65     98.01
100.01 - 105.00                      14        1,722,967.06       0.45      7.770        612      123,069.08    101.06
105.01 - 110.00                       8          502,987.47       0.13      8.861        622       62,873.43    108.18
110.01 - 115.00                       6          342,674.83       0.09      8.232        657       57,112.47    112.99
115.01 - 120.00                       2          107,934.28       0.03      9.290        721       53,967.14    118.62
120.01 - 123.92                       3          191,551.86       0.05      7.838        602       63,850.62    122.88
                                  -----     ---------------     ------      -----        ---     -----------    ------
   TOTAL                          3,018     $382,137,577.32     100.00%     8.101%       672     $126,619.48     69.05%
                                  =====     ===============     ======      =====        ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans is approximately 69.05%.

              DELINQUENCY STATUS OF THE MORTGAGE LOANS (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
      DELINQUENCY STATUS         MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           (IN DAYS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 0 - 29                           2,846     $349,632,968.36      91.49%     8.080%       673     $122,850.66    68.66%
30 - 59                             172       32,504,608.96       8.51      8.336        653      188,980.28    73.24
                                  -----     ---------------     ------      -----        ---     -----------    -----
   TOTAL                          3,018     $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                  =====     ===============     ======      =====        ===     ===========    =====

----------
* The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Cut-off Date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                      S-C-6

             30-DAY DELINQUENCIES OF THE MORTGAGE LOANS (ALL LOANS)

       NUMBER OF 30-DAY
     DELINQUENCIES IN THE
           12 MONTHS              NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
         PRECEDING THE              OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
          DELINQUENCY            MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 0                                 2,236    $274,742,456.11      71.90%     8.145%       679     $122,872.30     67.89%
 1                                   401      57,606,697.10      15.07      7.894        664      143,657.60     71.29
 2                                   102      13,077,574.46       3.42      8.120        660      128,211.51     69.72
 3                                    84      14,823,855.74       3.88      8.323        652      176,474.47     72.01
 4                                    53       6,281,757.14       1.64      8.125        643      118,523.72     72.13
 5                                    43       4,506,133.17       1.18      7.972        635      104,793.79     77.68
 6                                    23       2,363,751.69       0.62      8.351        611      102,771.81     79.79
 7                                    33       3,763,012.19       0.98      7.589        583      114,030.67     73.10
 8                                    17       2,135,208.26       0.56      8.014        620      125,600.49     72.85
 9                                     9       1,182,744.05       0.31      7.454        545      131,416.01     84.01
10                                    15       1,451,567.83       0.38      7.498        601       96,771.19     77.38
11                                     1          80,341.71       0.02      6.625        782       80,341.71     19.60
12                                     1         122,477.87       0.03      9.500        642      122,477.87     90.72
                                   -----    ---------------     ------      -----        ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48     69.05%
                                   =====    ===============     ======      =====        ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

             60-DAY DELINQUENCIES OF THE MORTGAGE LOANS (ALL LOANS)*

       NUMBER OF 60-DAY
     DELINQUENCIES IN THE         NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
          12 MONTHS                 OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
  PRECEDING THE DELINQUENCY      MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  2,859    $362,865,568.42      94.96%     8.122%       675     $126,920.45    68.61%
1                                     52       6,697,518.92       1.75      7.341        655      128,798.44    75.76
2                                     23       2,583,361.35       0.68      7.744        641      112,320.06    76.30
3                                     30       2,582,648.36       0.68      8.149        608       86,088.28    79.75
4                                     18       1,906,730.53       0.50      8.487        600      105,929.47    71.90
5                                     13       2,324,146.85       0.61      7.563        587      178,780.53    72.97
6                                      7         682,406.64       0.18      8.068        526       97,486.66    89.37
7                                      7       1,713,255.86       0.45      7.559        562      244,750.84    91.42
8                                      1          68,147.88       0.02      8.625        570       68,147.88    82.60
9                                      8         713,792.51       0.19      7.953        583       89,224.06    71.55
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* Includes those Mortgage Loans described in the table above entitled "30-Day Delinquencies of the Mortgage Loans " that were 30 days delinquent for at least two consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                      S-C-7

             90-DAY DELINQUENCIES OF THE MORTGAGE LOANS (ALL LOANS)*

       NUMBER OF 90-DAY
     DELINQUENCIES IN THE         NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
          12 MONTHS                 OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE      AVERAGE     AVERAGE
  PRECEDING THE DELINQUENCY      MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL    CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**      BALANCE      LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  2,937    $372,339,901.41      97.44%      8.106%      674     $126,775.59    68.71%
1                                     34       3,910,488.15       1.02       7.669       593      115,014.36    77.25
2                                      9         760,338.45       0.20       8.573       575       84,482.05    77.13
3                                     15       2,583,699.56       0.68       7.798       591      172,246.64    86.19
4                                      8         538,828.66       0.14       8.813       581       67,353.58    81.93
5                                      4         561,713.74       0.15       7.973       516      140,428.44    92.95
6                                      3         728,814.84       0.19       8.376       615      242,938.28    96.00
7                                      1          29,795.01       0.01      10.450       531       29,795.01    35.05
8                                      7         683,997.50       0.18       7.844       585       97,713.93    73.14
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48    69.05%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans" and "60-Day Delinquencies of the Mortgage Loans" that were 30 days delinquent for at least three consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

            120-DAY DELINQUENCIES OF THE MORTGAGE LOANS (ALL LOANS)*

       NUMBER OF 120-DAY
     DELINQUENCIES IN THE         NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
          12 MONTHS                 OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
   PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  2,976    $376,717,045.72      98.58%     8.101%       673     $126,585.03    68.82%
1                                     13       1,991,117.28       0.52      7.366        585      153,162.87    85.43
2                                      7         954,412.45       0.25      9.229        609      136,344.64    81.77
3                                      7         470,680.78       0.12      8.840        582       67,240.11    81.84
4                                      4         561,713.74       0.15      7.973        516      140,428.44    92.95
5                                      4         758,609.85       0.20      8.457        612      189,652.46    93.61
7                                      7         683,997.50       0.18      7.844        585       97,713.93    73.14
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans," "60-Day Delinquencies of the Mortgage Loans" and "90-Day Delinquencies of the Mortgage Loans" that were 30 days delinquent for at least four consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                      S-C-8

            150-DAY DELINQUENCIES OF THE MORTGAGE LOANS (ALL LOANS)*

       NUMBER OF 150-DAY          NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
   PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  2,989    $378,708,163.00      99.10%      8.098%      673     $126,700.62    68.91%
1                                      8         989,274.65       0.26       9.270       607      123,659.33    80.86
2                                      6         435,818.58       0.11       8.717       583       72,636.43    83.92
3                                      5         591,508.75       0.15       8.098       517      118,301.75    90.04
4                                      4         851,185.45       0.22       8.257       599      212,796.36    93.55
5                                      1          31,323.31       0.01      12.000       551       31,323.31    67.36
6                                      5         530,303.58       0.14       7.667       606      106,060.72    72.14
                                   -----    ---------------     ------       -----       ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48    69.05%
                                   =====    ===============     ======       =====       ===     ===========    =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans," "60-Day Delinquencies of the Mortgage Loans," "90-Day Delinquencies of the Mortgage Loans" and "120-Day Delinquencies of the Mortgage Loans" that were 30 days delinquent for at least five consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

            180-DAY DELINQUENCIES OF THE MORTGAGE LOANS (ALL LOANS)*

       NUMBER OF 180-DAY          NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
   PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  2,998    $379,727,232.66      99.37%     8.101%       672     $126,660.18    68.94%
1                                      7         558,189.19       0.15      8.461        566       79,741.31    82.83
2                                      5         593,037.05       0.16      8.186        518      118,607.41    91.60
3                                      3         728,814.84       0.19      8.376        615      242,938.28    96.00
5                                      5         530,303.58       0.14      7.667        606      106,060.72    72.14
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans," "60-Day Delinquencies of the Mortgage Loans," "90-Day Delinquencies of the Mortgage Loans," "120-Day Delinquencies of the Mortgage Loans" and "150-Day Delinquencies of the Mortgage Loans" that were 30 days delinquent for at least six consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-9

          ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
         ORIGINAL TERM              OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
          TO MATURITY            MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          (IN MONTHS)              LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 23 -  59                             44    $  7,617,849.08       1.99%     7.161%       689     $173,132.93    70.56%
 60 - 119                             85      11,040,616.10       2.89      7.264        667      129,889.60    72.68
120 - 179                            107       5,549,623.53       1.45      8.023        679       51,865.64    61.47
180 - 239                            302      19,393,347.31       5.07      8.236        679       64,216.38    62.04
240 - 299                            170      14,029,522.57       3.67      9.574        676       82,526.60    69.15
300 - 359                            146      17,049,328.28       4.46      9.640        663      116,776.22    69.25
360 - 419                          2,129     297,368,459.89      77.82      8.048        669      139,675.18    69.40
420 - 481                             35      10,088,830.56       2.64      6.435        731      288,252.30    70.62
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately 330 months.

  REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (ALL
                                    LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
           REMAINING                OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
       TERM TO MATURITY          MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          (IN MONTHS)              LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  2 -  60                            239    $ 20,006,370.46       5.24%     7.227%       688     $ 83,708.66    63.13%
 61 - 120                            432      20,183,574.98       5.28      7.121        718       46,721.24    39.14
121 - 180                            395      30,428,147.12       7.96      7.612        702       77,033.28    47.74
181 - 240                            213      20,476,306.45       5.36      9.204        672       96,132.89    63.59
241 - 300                            169      18,964,404.35       4.96      9.616        659      112,215.41    65.28
301 - 360                          1,543     263,036,424.98      68.83      8.160        663      170,470.79    74.70
361 - 473                             27       9,042,348.98       2.37      6.497        726      334,901.81    76.55
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 296 months.


                                     S-C-10

            STATED REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS
                      AS OF THE CUT-OFF DATE (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
     STATED REMAINING TERM          OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
          TO MATURITY            MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          (IN MONTHS)              LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  3 -  60                            238    $ 19,997,014.35       5.23%     7.226%       688     $ 84,021.07    63.14%
 61 - 120                            353      15,539,976.43       4.07      7.497        709       44,022.60    44.45
121 - 180                            472      34,721,201.52       9.09      7.377        708       73,561.87    44.47
181 - 240                            216      20,836,206.71       5.45      9.178        673       96,463.92    62.89
241 - 300                            164      18,366,849.51       4.81      9.675        658      111,992.98    64.97
301 - 360                          1,548     263,633,979.82      68.99      8.159        663      170,306.19    74.70
361 - 475                             27       9,042,348.98       2.37      6.497        726      334,901.81    76.55
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the date of the last Monthly Payment made by the related borrower.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 297 months.

      SEASONING OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
           SEASONING             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          (IN MONTHS)             LOANS         BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  0 -  60                          2,103    $333,263,196.47      87.21%     8.217%       666     $158,470.37    73.69%
 61 - 120                            231      11,914,667.39       3.12      8.192        670       51,578.65    68.46
121 - 180                            197      10,129,161.82       2.65      8.296        687       51,417.07    39.54
181 - 240                            330      21,529,362.68       5.63      6.373        748       65,240.49    22.69
241 - 300                            141       5,091,727.05       1.33      7.262        744       36,111.54    22.78
301 - 351                             16         209,461.91       0.05      7.421        727       13,091.37    35.00
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           3,018    $382,137,577.32     100.00%     8.101%       672     $126,619.48    69.05%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately 32 months.


                                     S-C-11

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES--MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         JURISDICTION              LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Alabama                              32     $  2,216,206.12       0.58%      8.058%      661     $ 69,256.44     73.53%
Alaska                                3          243,246.71       0.06       7.754       655       81,082.24     79.33
Arizona                             120       15,278,853.91       4.00       7.697       690      127,323.78     74.68
Arkansas                             19        1,256,181.16       0.33       6.984       672       66,114.80     80.82
California                          310       84,316,963.51      22.06       7.795       685      271,990.20     65.48
Colorado                             17        3,235,441.90       0.85       6.718       686      190,320.11     69.70
Connecticut                          29        5,537,240.74       1.45       8.419       645      190,939.34     66.33
District Of Columbia                  7          462,767.23       0.12       6.019       659       66,109.60     62.52
Florida                             358       53,777,535.78      14.07       8.508       653      150,216.58     69.44
Georgia                              66        8,843,792.47       2.31       8.310       659      133,996.86     77.79
Hawaii                                6        1,395,420.69       0.37       8.085       665      232,570.12     75.34
Idaho                                 4        1,235,332.67       0.32       7.589       712      308,833.17     78.23
Illinois                             45       11,380,550.23       2.98       8.076       678      252,901.12     76.08
Indiana                              86        6,840,966.83       1.79       7.953       676       79,546.13     70.90
Iowa                                  5          358,520.59       0.09       7.158       641       71,704.12     71.61
Kansas                                8          510,480.10       0.13       7.041       676       63,810.01     79.79
Kentucky                             17        1,253,537.51       0.33       8.112       688       73,737.50     61.77
Louisiana                            23        2,434,908.07       0.64       9.785       617      105,865.57     69.25
Maine                                 5          685,216.67       0.18       7.906       629      137,043.33     57.05
Maryland                             36        8,757,360.92       2.29       8.902       654      243,260.03     74.20
Massachusetts                        41        5,781,788.06       1.51       8.267       666      141,019.22     65.81
Michigan                             46        6,429,417.48       1.68       7.851       677      139,769.95     79.43
Minnesota                            14        2,606,741.51       0.68       8.648       628      186,195.82     64.20
Mississippi                          13          738,406.20       0.19       8.699       646       56,800.48     81.17
Missouri                             35        2,569,514.47       0.67       8.079       661       73,414.70     71.15
Montana                               1          224,377.61       0.06       6.875       761      224,377.61     93.49
Nebraska                              3           96,073.24       0.03       8.232       615       32,024.41     74.74
Nevada                               40        7,223,294.27       1.89       7.183       695      180,582.36     77.62
New Hampshire                         9        1,574,773.89       0.41       8.354       686      174,974.88     58.34
New Jersey                           72       13,387,501.22       3.50       8.591       653      185,937.52     65.10
New Mexico                            2           79,710.65       0.02       5.555       626       39,855.33     86.10
New York                            440       37,592,299.20       9.84       7.369       701       85,437.04     50.68
North Carolina                       48        5,260,089.56       1.38       7.252       644      109,585.20     78.60
North Dakota                          1          109,289.12       0.03      12.625       545      109,289.12    109.40
Ohio                                273       17,982,078.71       4.71       7.678       724       65,868.42     70.37
Oklahoma                             16          939,929.42       0.25       7.316       662       58,745.59     78.72
Oregon                               16        2,292,632.47       0.60       7.745       715      143,289.53     58.38
Pennsylvania                         40        3,993,021.53       1.04       8.636       632       99,825.54     73.41
Puerto Rico                           1           82,174.49       0.02       8.500       615       82,174.49     86.50
Rhode Island                          9        2,320,859.46       0.61       7.695       630      257,873.27     67.44
South Carolina                       30        3,042,599.63       0.80       8.880       615      101,419.99     65.37
South Dakota                          2          111,604.19       0.03       7.536       664       55,802.10     77.29
Tennessee                            29        2,233,750.92       0.58       8.429       630       77,025.89     81.10
Texas                               557       38,120,270.92       9.98       9.407       620       68,438.55     83.93
Utah                                 13        5,216,953.69       1.37       7.749       742      401,304.13     52.60
Virginia                             27        6,222,605.66       1.63       7.591       702      230,466.88     65.37
Washington                           28        4,568,073.68       1.20       7.324       672      163,145.49     75.55
West Virginia                         4          143,230.52       0.04       5.958       599       35,807.63     72.23
Wisconsin                            11        1,035,483.21       0.27       8.038       664       94,134.84     80.75
Wyoming                               1          138,508.53       0.04       7.950        NA      138,508.53     88.79
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     No more than approximately 1.01% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.


                                     S-C-12

                 LOAN PURPOSE OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         LOAN PURPOSE              LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Purchase                           1,854    $196,559,348.25      51.44%      7.747%      675     $106,019.07     75.55%
Cashout Refinance                    836     146,150,703.64      38.25       8.767       664      174,821.42     61.82
Rate/Term Refinance                  328      39,427,525.43      10.32       7.404       685      120,205.87     63.45
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

              AMORTIZATION TYPES OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       AMORTIZATION TYPE           LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Fully Amortizing                   2,873    $358,667,293.48      93.86%      8.135%      672     $124,840.69     68.79%
Balloon                              145      23,470,283.84       6.14       7.580       668      161,864.03     73.00
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                ADJUSTMENT TYPE OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        ADJUSTMENT TYPE            LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Adjustable Rate                    1,405    $222,576,833.18      58.25%      8.318%      673     $158,417.67     63.78%
Fixed Rate                         1,613     159,560,744.14      41.75       7.799       670       98,921.73     76.40
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-13

                   LOAN TYPE OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           LOAN TYPE               LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Conventional Uninsured             2,926    $367,943,368.48      96.29%      8.139%      671     $125,749.61     68.32%
Conventional Insured                  81      13,255,709.02       3.47       7.170       681      163,650.73     88.44
Uninsured FHA                          9         835,446.15       0.22       6.388       705       92,827.35     82.42
Uninsured VA                           2         103,053.67       0.03       6.261       607       51,526.84     71.37
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======       =====       ===     ===========     =====

* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                CREDIT SCORES OF THE MORTGAGE LOANS (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          CREDIT SCORE            LOANS         BALANCE        BALANCE       RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
   N/A                               163    $ 15,482,652.65       4.05%      8.610%       NA     $ 94,985.60     61.33%
500 - 520                             79       6,847,983.77       1.79       8.983       511       86,683.34     77.89
521 - 540                            105      12,915,260.66       3.38       9.219       530      123,002.48     75.99
541 - 560                            115      11,856,333.38       3.10       9.358       550      103,098.55     74.83
561 - 580                            156      17,539,024.03       4.59       9.540       571      112,429.64     70.71
581 - 600                            194      22,380,591.80       5.86       9.777       591      115,363.88     70.08
601 - 620                            217      27,069,533.82       7.08       9.117       610      124,744.40     73.74
621 - 640                            187      28,890,126.88       7.56       8.739       630      154,492.66     75.41
641 - 660                            219      33,865,475.58       8.86       8.251       651      154,636.87     72.11
661 - 680                            197      32,948,843.42       8.62       7.970       670      167,253.01     73.71
681 - 700                            225      33,268,501.78       8.71       7.461       690      147,860.01     70.76
701 - 720                            239      32,298,681.47       8.45       7.311       711      135,140.93     70.52
721 - 740                            200      29,257,222.47       7.66       7.484       731      146,286.11     68.02
741 - 760                            183      23,379,712.87       6.12       7.348       751      127,757.99     62.97
761 - 780                            190      25,233,504.98       6.60       7.078       770      132,807.92     64.97
781 - 800                            191      17,408,515.33       4.56       6.585       790       91,144.06     59.43
801 - 820                            144      10,579,304.86       2.77       6.548       809       73,467.39     36.30
821 - 832                             14         916,307.57       0.24       6.467       825       65,450.54     30.43
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* Credit score information was generally obtained by the Sponsor from one of the several credit reporting bureaus.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average credit score of the Mortgage Loans with credit scores is approximately 672.


                                     S-C-14

           MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         PROPERTY TYPE            LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Single Family                      2,084    $245,599,590.88      64.27%      8.034%      669     $117,850.09     68.86%
Planned Unit Development             134      32,664,634.47       8.55       7.412       672      243,765.93     75.15
2 to 4 Family                        211      31,753,457.47       8.31       7.479       683      150,490.32     68.98
Condominium                          286      28,480,992.03       7.45       7.616       695       99,583.89     69.20
Single Family (Other)(1)             238      24,712,904.66       6.47       9.148       691      103,835.73     68.20
Commercial (Other)(2)                 65      18,925,997.81       4.95      10.567       629      291,169.20     61.98
                                   -----    ---------------     ------      ------       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off-Date.

(1) Single Family (Other) includes: cooperatives, duplexes, improved and unimproved land and townhouses/row houses.

(2) Commercial (Other) includes: auto repair, auto sales, industrial, mixed-use, mobile home park, motel, multifamily, office, restaurant, retail, RV park, truck terminal, warehouse and various other commercial properties.

                OCCUPANCY TYPES OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF            TOTAL        OF TOTAL     AVERAGE   AVERAGE      AVERAGE     AVERAGE
                                 MORTGAGE       PRINCIPAL     PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL    CURRENT
       OCCUPANCY TYPE             LOANS          BALANCE       BALANCE       RATE      SCORE*      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Owner Occupied                     2,057    $274,172,229.62      71.75%      8.037%      666     $133,287.42     68.70%
Investment**                         897      94,887,114.39      24.83       8.429       687      105,782.74     70.40
Second Home                           64      13,078,233.31       3.42       7.065       697      204,347.40     66.64
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

**   Includes all Commercial Loans.

             DOCUMENTATION LEVELS OF THE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     DOCUMENTATION LEVELS         LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Stated Documentation               1,033    $174,326,408.74      45.62%      8.643%      666     $168,757.41     70.65%
Limited Documentation                819      91,069,382.49      23.83       7.912       662      111,195.83     73.56
Full Documentation                   818      67,326,363.46      17.62       7.167       700       82,306.07     55.16
Alternative Documentation            273      36,157,526.61       9.46       7.512       675      132,445.15     76.72
No Income Verified                    65      12,732,729.12       3.33       8.605       667      195,888.14     66.16
No Assets Verified                    10         525,166.90       0.14       9.166       625       52,516.69     76.27
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           3,018    $382,137,577.32     100.00%      8.101%      672     $126,619.48     69.05%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-15

     Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Adjustable Rate Mortgage Loans are approximate percentages by total Principal Balance of the applicable Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Adjustable Rate Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

            INDICES OF THE ADJUSTABLE RATE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE       AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT       PRINCIPAL     CURRENT
             INDEX                 LOANS        BALANCE         BALANCE      RATE      SCORE*        BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -------------   --------
6 Month LIBOR                        414    $103,505,114.74      46.50%      8.501%      649     $  250,012.35     70.58%
1 Year CMT                           334      30,442,199.32      13.68       7.272       712         91,144.31     59.65
3 Year CMT                           274      14,093,526.67       6.33       6.105       757         51,436.23     18.67
Prime Rate                           229      40,964,516.70      18.40      10.396       644        178,884.35     62.56
COFI                                  47       4,966,891.05       2.23       6.042       748        105,678.53     23.22
MTA                                   38      14,503,351.44       6.52       7.638       710        381,667.14     80.90
1 Year LIBOR                          32       9,329,889.16       4.19       6.522       712        291,559.04     72.35
5 Year CMT                             8         513,005.39       0.23       6.534       729         64,125.67     66.52
Other                                  8         545,687.98       0.25       7.192       604         68,211.00     70.02
1 Month LIBOR                          6       1,585,042.90       0.71       7.099       715        264,173.82     70.97
3 Month CMT                            4         231,800.41       0.10       6.157       781         57,950.10     25.05
6 Month CMT                            4         131,213.77       0.06       8.548       592         32,803.44     46.89
Monthly Average FHFB                   4         190,274.37       0.09       6.446       662         47,568.59     68.45
2 Year CMT                             1          50,853.03       0.02       9.750       661         50,853.03     74.78
3 Month FNMA                           1       1,495,118.58       0.67       9.125       698      1,495,118.58     47.62
30 Year CMT                            1          28,347.67       0.01       9.500       693         28,347.67     35.97
                                   -----    ---------------     ------       -----       ---     -------------     -----
   TOTAL                           1,405    $222,576,833.18     100.00%      8.318%      673     $  158,417.67     63.78%
                                   =====    ===============     ======       =====       ===     =============     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                  FREQUENCY OF MORTGAGE RATE ADJUSTMENT OF THE
        ADJUSTABLE RATE MORTGAGE LOANS AS OF THE CUT-OFF DATE (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
        RATE ADJUSTMENT             OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
           FREQUENCY             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          (IN MONTHS)              LOANS        BALANCE         BALANCE      RATE       SCORE*     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 1                                    49    $ 18,030,554.68       8.10%     7.614%       705     $367,970.50    79.47%
 6                                   485     123,147,238.67      55.33      8.764        653      253,911.83    67.47
12                                   542      64,773,588.30      29.10      8.215        684      119,508.47     62.52
24                                     2          69,631.95       0.03      8.182        695       34,815.98    60.72
36                                   316      15,571,681.88       7.00      6.161        755       49,277.47    21.48
60                                    11         984,137.70       0.44      6.395        733       89,467.06    67.78
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,405    $222,576,833.18     100.00%     8.318%       673     $158,417.67    63.78%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-16

        GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
             GROSS               MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          MARGINS (%)              LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
(0.750) - (0.001)                      1    $    176,413.85       0.08%     6.000%       694     $176,413.85     64.15%
No Margin                             48       1,859,525.01       0.84      6.962        701       38,740.10     57.38
0.250 -  0.999                         3         151,898.77       0.07      7.946        655       50,632.92     55.06
1.000 -  2.999                       697      80,289,739.35      36.07      7.124        708      115,193.31     56.51
3.000 -  5.999                       381      78,647,078.73      35.33      8.308        680      206,422.78     67.50
6.000 - 12.000                       275      61,452,177.47      27.61      9.941        622      223,462.46     68.73
                                   -----    ---------------     ------      -----        ---     -----------     -----
   TOTAL                           1,405    $222,576,833.18     100.00%     8.318%       673     $158,417.67     63.78%
                                   =====    ===============     ======      =====        ===     ===========     =====

----------
* The Mortgage Rates shown for approximately 114 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,081,307 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 4.233% per annum.

    MAXIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
            MAXIMUM                 OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
           MORTGAGE              MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           RATES (%)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Maximum Rate                      166    $ 18,500,969.44       8.31%      9.001%      643     $111,451.62     63.54%
 3.163 -  4.999                        2         899,541.79       0.40       3.818       725      449,770.90     80.68
 6.000 -  6.999                        1         286,563.95       0.13       6.663       671      286,563.95     81.88
 8.000 -  8.999                        4         305,787.16       0.14       5.284       746       76,446.79     67.20
 9.000 -  9.999                       44      14,636,187.37       6.58       7.664       705      332,640.62     78.97
10.000 - 10.999                       35       7,052,424.26       3.17       6.112       722      201,497.84     73.33
11.000 - 11.999                       53      11,396,827.02       5.12       6.362       705      215,034.47     75.93
12.000 - 12.999                      353      43,893,751.50      19.72       6.554       709      124,344.91     58.84
13.000 - 13.999                      279      42,774,393.28      19.22       7.395       683      153,313.24     62.17
14.000 - 14.999                      159      22,660,297.95      10.18       8.176       665      142,517.60     66.92
15.000 - 15.999                       93      13,828,060.87       6.21       9.254       646      148,688.83     57.86
16.000 - 16.999                       68      13,678,889.62       6.15      10.376       662      201,160.14     65.07
17.000 - 17.999                       49       9,404,020.74       4.23      11.217       618      191,918.79     59.76
18.000 - 18.999                       70      15,950,089.28       7.17      11.939       614      227,858.42     58.63
19.000 - 19.999                       17       4,955,634.76       2.23      12.800       627      291,507.93     58.78
20.000 - 23.135                       12       2,353,394.19       1.06      13.445       578      196,116.18     54.65
                                   -----    ---------------     ------      ------       ---     -----------     -----
   TOTAL                           1,405    $222,576,833.18     100.00%      8.318%      673     $158,417.67     63.78%
                                   =====    ===============     ======      ======       ===     ===========     =====

----------
* The Mortgage Rates shown for approximately 114 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,081,307 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately 14.024% per annum.


                                     S-C-17

    MINIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS (ALL LOANS)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
            MINIMUM                 OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
           MORTGAGE              MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           RATES (%)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Minimum Rate                       13    $    697,138.74       0.31%      6.918%      647     $ 53,626.06    63.53%
 0.500 -  0.999                        1          43,250.14       0.02       5.250       558       43,250.14    74.70
 1.000 -  1.999                       32       3,080,541.51       1.38       7.316       743       96,266.92    74.50
 2.000 -  2.999                      233      43,053,780.92      19.34       6.783       714      184,780.18    63.03
 3.000 -  3.999                      307      35,074,098.75      15.76       7.045       711      114,247.88    56.31
 4.000 -  4.999                       68       6,913,065.74       3.11       7.009       702      101,662.73    51.99
 5.000 -  5.999                       88      19,344,361.67       8.69       8.384       707      219,822.29    61.46
 6.000 -  6.999                      144      25,609,169.96      11.51       8.327       649      177,841.46    70.03
 7.000 -  7.999                      154      26,040,470.81      11.70       8.501       631      169,093.97    73.70
 8.000 -  8.999                      128      18,742,160.89       8.42       8.855       636      146,423.13    67.19
 9.000 -  9.999                      107      14,412,674.55       6.48       9.373       641      134,697.89    60.42
10.000 - 14.990                      130      29,566,119.50      13.28      11.447       634      227,431.69    62.21
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,405    $222,576,833.18     100.00%      8.318%      673     $158,417.67    63.78%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The Mortgage Rates shown for approximately 114 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,081,307 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 6.125% per annum.

      MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS
                       AS OF THE CUT-OFF DATE (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
           MONTHS TO                OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
           NEXT RATE             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          ADJUSTMENT               LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 1 -   6                             430    $ 54,011,512.47      24.27%      8.048%      684     $125,608.17    62.17%
 7 -  12                             281      39,205,323.10      17.61       8.328       673      139,520.72    65.03
13 -  18                             376      55,678,436.71      25.02       8.259       658      148,080.95    60.05
19 -  24                              99      21,923,949.84       9.85      10.286       648      221,454.04    64.54
25 -  30                              72      10,578,846.63       4.75       7.365       695      146,928.43    63.92
31 -  36                              29       9,593,808.17       4.31       8.152       723      330,820.97    59.78
37 -  42                               3         507,743.07       0.23       6.370       711      169,247.69    73.65
43 -  48                              28       5,329,572.80       2.39       6.853       684      190,341.89    81.97
49 -  54                              51      12,385,161.85       5.56       7.514       684      242,846.31    72.11
55 -  60                              16       5,429,007.77       2.44      10.358       635      339,312.99    61.14
61 -  66                               4       1,485,600.00       0.67       7.190       714      371,400.00    71.11
67 -  72                               2       1,145,294.68       0.51       5.938       724      572,647.34    57.29
73 -  78                               5       1,918,121.81       0.86       8.945       669      383,624.36    73.21
79 -  84                               2         460,286.81       0.21      12.522       659      230,143.41    70.27
85 - 113                               7       2,924,167.47       1.31       6.614       708      417,738.21    81.13
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,405    $222,576,833.18     100.00%      8.318%      673     $158,417.67    63.78%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     The weighted average remaining months to next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately 20 months.


                                     S-C-18

         PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       PERIODIC CAP (%)           LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Periodic Cap                      237    $ 39,671,159.57      17.82%      8.328%      671     $167,388.86    70.93%
0.750 - 0.999                          1          42,644.18       0.02       8.000       NA        42,644.18     5.69
1.000 - 1.249                        408      75,381,263.37      33.87       8.482       653      184,758.00    68.31
1.500 - 1.999                        260      24,581,927.28      11.04       7.628       679       94,545.87    47.42
2.000 - 2.499                        484      80,347,217.65      36.10       8.288       693      166,006.65    61.15
2.500 - 2.999                          1          31,920.07       0.01       7.875       697       31,920.07    49.11
3.000 - 3.499                          9       1,627,934.67       0.73      11.053       650      180,881.63    61.33
5.000 - 6.000                          5         892,766.39       0.40      10.889       647      178,553.28    58.17
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,405    $222,576,833.18     100.00%      8.318%      673     $158,417.67    63.78%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Periodic Cap of the Adjustable Rate Mortgage Loans with a Periodic Cap is approximately 1.548%.

     INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (ALL LOANS)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE   AVERAGE      AVERAGE     AVERAGE
           INITIAL               MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL    CURRENT
       PERIODIC CAP (%)            LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Initial Periodic Cap                4    $  1,110,093.62       0.50%      6.794%      722     $277,523.41     74.55%
0.750 -  0.999                         1          42,644.18       0.02       8.000        NA       42,644.18      5.69
1.000 -  1.249                       470      67,828,417.83      30.47       8.185       671      144,315.78     66.93
1.500 -  1.749                       230      17,483,704.65       7.86       6.954       711       76,016.11     37.82
2.000 -  2.249                       456      72,396,387.80      32.53       9.079       684      158,764.01     59.08
2.500 -  2.749                         1          31,920.07       0.01       7.875       697       31,920.07     49.11
3.000 -  3.249                       166      40,920,488.40      18.38       8.304       633      246,508.97     74.44
4.000 -  4.249                         2         446,243.99       0.20       7.681       654      223,122.00     92.85
4.250 -  4.499                         1          55,000.00       0.02      10.990       649       55,000.00    100.00
5.000 - 10.750                        74      22,261,932.64      10.00       7.434       691      300,836.93     69.20
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           1,405    $222,576,833.18     100.00%      8.318%      673     $158,417.67     63.78%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Initial Periodic Cap of the Adjustable Rate Mortgage Loans with an Initial Periodic Cap is approximately 2.218%.


                                     S-C-19

 ORIGINAL INTEREST-ONLY PERIODS OF THE INTEREST-ONLY MORTGAGE LOANS (ALL LOANS)

                                                             PERCENTAGE
                                  NUMBER                         OF       WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      INTEREST ONLY TERM           LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
 1 - 19                              12     $ 1,647,420.63       1.78%      8.329%      711     $137,285.05    66.10%
20 - 25                              74      18,742,690.20      20.29       9.579       639      253,279.60    64.61
32 - 37                              23       3,592,921.17       3.89       7.283       680      156,213.96    60.09
44 - 49                               1         157,000.00       0.17       8.000       674      157,000.00    74.76
56 - 61                             104      37,058,683.63      40.11       7.962       665      356,333.50    71.57
80 - 85                               5       2,205,771.03       2.39       6.330       735      441,154.21    63.97
116 - 121                           102      28,811,706.30      31.18       6.892       699      282,467.71    76.52
182 - 360                             2         174,988.01       0.19      10.699       689       87,494.01    66.83
                                    ---     --------------     ------      ------       ---     -----------    -----
   TOTAL                            323     $92,391,180.97     100.00%      7.903%      673     $286,040.81    70.97%
                                    ===     ==============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Original Term of the Interest-Only Mortgage Loans is approximately 71 months.

  REMAINING INTEREST-ONLY TERMS OF THE INTEREST-ONLY MORTGAGE LOANS (ALL LOANS)

                                                             PERCENTAGE
                                  NUMBER                         OF       WEIGHTED   WEIGHTED                   WEIGHTED
           REMAINING                OF           TOTAL          TOTAL      AVERAGE    AVERAGE      AVERAGE       AVERAGE
         INTEREST ONLY           MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
              TERM                 LOANS        BALANCE        BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   --------------   ----------   --------   --------   -------------   --------
Expired IO Period                    21     $ 1,440,968.10       1.56%      8.131%      735     $   68,617.53     65.75%
 2 -  6                               4         803,452.97       0.87       9.285       589        200,863.24     68.13
 7 - 12                               9       2,344,679.82       2.54       8.129       669        260,519.98     63.12
13 - 18                              53      12,835,683.55      13.89       9.410       625        242,182.71     67.39
19 - 24                              17       4,827,661.58       5.23       9.816       694        283,980.09     56.58
25 - 30                               8       1,951,304.89       2.11       7.632       655        243,913.11     56.30
31 - 36                               1         156,000.00       0.17       5.000       735        156,000.00     80.00
37 - 42                              11       2,065,351.83       2.24       6.877       684        187,759.26     82.57
43 - 48                              23       6,475,566.52       7.01       6.954       648        281,546.37     79.68
49 - 54                              52      17,705,015.06      19.16       8.123       648        340,481.06     75.12
55 - 60                              17      11,105,130.59      12.02       8.502       698        653,242.98     59.89
67 - 72                               1       1,000,000.00       1.08       5.875       727      1,000,000.00     55.56
73 - 78                               4       1,205,771.03       1.31       6.707       742        301,442.76     70.94
79 - 84                               1         127,486.41       0.14       8.000       638        127,486.41     95.85
85 - 90                               1          62,838.05       0.07       8.500       611         62,838.05     68.68
91 - 96                               1         512,352.25       0.55       6.875       627        512,352.25     94.88
97 - 102                              3       1,130,551.83       1.22       5.326       708        376,850.61     88.28
103 - 108                            31       8,768,455.71       9.49       6.355       723        282,853.41     75.64
109 - 114                            56      15,870,829.93      17.18       7.143       691        283,407.68     75.43
115 - 120                             8       1,878,584.89       2.03       8.030       672        234,823.11     75.91
121 - 348                             1         123,495.96       0.13      10.990       638        123,495.96     67.85
                                    ---     --------------     ------      ------       ---     -------------     -----
   TOTAL                            323     $92,391,180.97     100.00%      7.903%      673     $  286,040.81     70.97%
                                    ===     ==============     ======      ======       ===     =============     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Remaining Term of the Interest-Only Mortgage Loans with a Remaining Term is approximately 61 months.


                                     S-C-20

     Set forth below is a description of certain additional characteristics of the Mortgage Loans that are Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Commercial, Multifamily and Mixed Use Loans are approximate percentages by total Principal Balance of the Mortgage Loans that are Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Commercial, Multifamily and Mixed Use Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

      PRINCIPAL BALANCES OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS
                       AS OF THE CUT-OFF DATE (ALL LOANS)

                                                             PERCENTAGE
                                  NUMBER                         OF       WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL          TOTAL      AVERAGE    AVERAGE      AVERAGE       AVERAGE
      PRINCIPAL BALANCES         MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
  AS OF THE CUT-OFF DATE ($)       LOANS        BALANCE        BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   --------------   ----------   --------   --------   -------------   -------
46,726.11 - 49,999.99                2      $    95,488.84        0.50%      9.862%     563     $   47,744.42     60.16%
50,000.00 - 99,999.99               10          797,065.68        4.21       9.816      648         79,706.57     62.39
100,000.00 - 149,999.99              8          972,600.66        5.14      10.869      623        121,575.08     61.97
150,000.00 - 199,999.99              8        1,361,699.91        7.19       9.238      624        170,212.49     69.02
200,000.00 - 249,999.99             10        2,252,161.58       11.90      10.457      630        225,216.16     63.52
250,000.00 - 299,999.99              6        1,661,488.40        8.78      10.526      605        276,914.73     69.78
300,000.00 - 349,999.99              5        1,630,766.24        8.62      10.420      606        326,153.25     71.60
350,000.00 - 399,999.99              3        1,163,493.23        6.15      12.324      635        387,831.08     55.83
400,000.00 - 449,999.99              2          828,960.60        4.38      12.395      618        414,480.30     61.58
450,000.00 - 499,999.99              1          467,693.62        2.47      13.375      605        467,693.62     49.23
500,000.00 - 549,999.99              1          530,838.71        2.80       8.500      750        530,838.71     47.19
550,000.00 - 599,999.99              1          592,150.19        3.13      11.990      730        592,150.19     69.66
600,000.00 - 649,999.99              2        1,262,210.47        6.67      10.003      548        631,105.24     66.64
650,000.00 - 699,999.99              1          698,803.00        3.69      13.500      579        698,803.00     36.40
700,000.00 - 749,999.99              2        1,468,999.18        7.76       8.989      648        734,499.59     64.70
750,000.00 - 799,999.99              1          757,480.07        4.00      14.500      526        757,480.07     52.97
850,000.00 - 899,999.99              1          888,978.85        4.70       8.625      692        888,978.85     74.64
1,450,000.00 - 1,495,118.58          1        1,495,118.58        7.90       9.125      698      1,495,118.58     47.62
                                   ---      --------------      ------      ------      ---     -------------     -----
   TOTAL                            65      $18,925,997.81      100.00%     10.567%     629     $  291,169.20     61.98%
                                   ===      ==============      ======      ======      ===     =============     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Principal Balance of the Commercial, Multifamily and Mixed Use Loans is approximately $291,169.


                                     S-C-21

         CURRENT LOAN-TO-VALUE RATIOS OF THE COMMERCIAL, MULTIFAMILY AND
                           MIXED USE LOANS (ALL LOANS)

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
        CURRENT LOAN-TO          MORTGAGE     PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        VALUE RATIOS (%)           LOANS       BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
22.42 - 30.00                         1     $   244,399.71       1.29%     11.500%      647     $244,399.71     22.42%
30.01 - 40.00                         1         698,803.00       3.69      13.500       579      698,803.00     36.40
40.01 - 50.00                         8       3,015,442.08      15.93      10.189       678      376,930.26     47.94
50.01 - 60.00                        12       3,890,043.00      20.55      11.841       616      324,170.25     55.38
60.01 - 70.00                        24       5,590,519.60      29.54      11.189       623      232,938.32     66.39
70.01 - 79.72                        19       5,486,790.42      28.99       8.822       623      288,778.44     74.91
                                    ---     --------------     ------      ------       ---     -----------     -----
   TOTAL                             65     $18,925,997.81     100.00%     10.567%      629     $291,169.20     61.98%
                                    ===     ==============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Commercial, Multifamily and Mixed Use Loans is approximately 61.98%.

   GEOGRAPHIC DISTRIBUTION OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS
                       AS OF THE CUT-OFF DATE (ALL LOANS)

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE     PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        JURISDICTION               LOANS       BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
Alabama                              1      $   106,548.54       0.56%     11.750%      616     $106,548.54     47.35%
California                           6        2,409,953.00      12.73      10.321       700      401,658.83     60.87
Connecticut                          5        1,543,199.77       8.15       8.295       594      308,639.95     73.23
Florida                              3          405,811.62       2.14       9.146       698      135,270.54     67.34
Georgia                              6        1,038,591.77       5.49      12.688       621      173,098.63     62.31
Idaho                                1          390,583.08       2.06      10.500       714      390,583.08     52.78
Illinois                             3          827,077.80       4.37      12.690       605      275,692.60     58.22
Indiana                              3          861,216.22       4.55      11.981       598      287,072.07     60.67
Louisiana                            1          757,480.07       4.00      14.500       526      757,480.07     52.97
Maryland                             1          264,388.18       1.40      11.990       594      264,388.18     64.48
Michigan                             3          523,442.72       2.77      10.898       642      174,480.91     65.91
Missouri                             1           83,823.90       0.44      12.125       604       83,823.90     49.31
New Hampshire                        1          244,399.71       1.29      11.500       647      244,399.71     22.42
New Jersey                           3        1,486,837.88       7.86      10.176       605      495,612.63     67.66
New York                             4        2,539,305.73      13.42       9.763       686      634,826.43     56.88
North Carolina                       1           46,726.11       0.25      10.500       553       46,726.11     50.24
Ohio                                 6        1,031,687.48       5.45      10.063       561      171,947.91     72.39
Pennsylvania                         6          799,770.40       4.23       8.454       640      133,295.07     69.38
Rhode Island                         2          415,805.39       2.20       9.187       538      207,902.70     65.38
South Carolina                       1          383,590.95       2.03      13.750       592      383,590.95     54.80
Tennessee                            1          176,413.85       0.93       6.000       694      176,413.85     64.15
Texas                                6        2,589,343.64      13.68      10.761       611      431,557.27     60.61
                                   ---      --------------     ------      ------       ---     -----------     -----
   TOTAL                            65      $18,925,997.81     100.00%     10.567%      629     $291,169.20     61.98%
                                   ===      ==============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     No more than approximately 7.90% of the Commercial, Multifamily and Mixed Use Loans are secured by Mortgaged Properties located in any one zip code area.

     For information regarding types of properties securing the Commercial Loans, see the table entitled "Mortgaged Property Types of the Mortgage Loans" above.


                                     S-C-22

                                     POOL 1

           ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS (POOL 1)*

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF          TOTAL         OF TOTAL     AVERAGE    AVERAGE      AVERAGE       AVERAGE
         ORIGINAL                MORTGAGE     PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
  PRINCIPAL BALANCES ($)           LOANS       BALANCE         BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   --------------   ----------   --------   --------   -------------   --------
    6,995.00 -    49,999.99          413   $ 11,831,005.32       7.93%      9.316%      640     $   28,646.50    78.05%
   50,000.00 -    99,999.99          610     39,837,075.18      26.70       8.931       646         65,306.68    83.52
  100,000.00 -   149,999.99          187     20,826,013.58      13.96       8.123       655        111,369.06    76.84
  150,000.00 -   199,999.99           87     13,675,634.19       9.16       8.007       660        157,191.20    74.90
  200,000.00 -   249,999.99           55      9,882,626.03       6.62       7.274       679        179,684.11    74.50
  250,000.00 -   299,999.99           46     10,039,798.70       6.73       7.341       690        218,256.49    68.63
  300,000.00 -   349,999.99           30      8,173,043.79       5.48       7.299       673        272,434.79    74.20
  350,000.00 -   399,999.99           23      8,054,375.17       5.40       7.764       678        350,190.22    70.79
  400,000.00 -   449,999.99           10      3,707,931.36       2.48       6.782       681        370,793.14    75.07
  450,000.00 -   499,999.99           12      4,852,173.75       3.25       6.710       704        404,347.81    76.31
  500,000.00 -   549,999.99           10      5,273,596.30       3.53       7.534       735        527,359.63    75.63
  550,000.00 -   599,999.99            2      1,170,155.47       0.78       6.126       699        585,077.74    72.53
  600,000.00 -   649,999.99            3      1,831,728.51       1.23       8.005       720        610,576.17    67.60
  650,000.00 -   699,999.99            4      2,592,340.16       1.74       6.445       698        648,085.04    79.51
  700,000.00 -   749,999.99            1        673,733.79       0.45       8.500        NA        673,733.79    49.00
  750,000.00 -   799,999.99            1        744,132.42       0.50       7.875       620        744,132.42    85.04
1,000,000.00 - 1,049,999.99            1      1,000,000.00       0.67       5.875       727      1,000,000.00    55.56
1,050,000.00 - 1,099,999.99            1      1,052,297.04       0.71       6.875       738      1,052,297.04    69.46
1,100,000.00 - 1,149,999.99            1      1,110,332.06       0.74       7.375       691      1,110,332.06    69.40
1,250,000.00 - 1,299,999.99            1      1,275,000.00       0.85       8.000       621      1,275,000.00    75.00
1,600,000.00 - 1,620,000.00            1      1,618,936.51       1.08      11.400       661      1,618,936.51    99.93
                                   -----   ---------------     ------      ------       ---     -------------    -----
   TOTAL                           1,499   $149,221,929.33     100.00%      8.109%      666     $   99,547.65    77.06%
                                   =====   ===============     ======      ======       ===     =============    =====

----------
* This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance of Pool 1.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Original Balance of the Pool 1 Mortgage Loans is approximately $109,958.


                                     S-C-23

    PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 1)

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL           TOTAL      AVERAGE    AVERAGE      AVERAGE       AVERAGE
     PRINCIPAL BALANCE           MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
   AS OF CUT-OFF DATE ($)          LOANS        BALANCE         BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   ---------------   ----------   --------   --------   -------------   --------
      299.54 -    49,999.99          519    $ 15,483,506.55      10.38%      9.074%      646     $   29,833.35     72.07%
   50,000.00 -    99,999.99          576      40,660,768.44      27.25       8.824       652         70,591.61     81.78
  100,000.00 -   149,999.99          158      19,016,374.26      12.74       8.099       653        120,356.80     78.06
  150,000.00 -   199,999.99           77      13,008,102.69       8.72       8.005       661        168,936.40     75.45
  200,000.00 -   249,999.99           46      10,078,053.50       6.75       7.519       673        219,088.12     76.82
  250,000.00 -   299,999.99           36       9,829,422.56       6.59       7.333       675        273,039.52     72.35
  300,000.00 -   349,999.99           23       7,427,962.18       4.98       7.113       674        322,954.88     77.54
  350,000.00 -   399,999.99           21       7,800,632.14       5.23       7.820       678        371,458.67     71.96
  400,000.00 -   449,999.99            8       3,361,117.54       2.25       6.718       690        420,139.69     79.63
  450,000.00 -   499,999.99           12       5,687,780.68       3.81       6.951       711        473,981.72     75.89
  500,000.00 -   549,999.99            6       3,109,960.44       2.08       7.603       720        518,326.74     74.25
  550,000.00 -   599,999.99            4       2,363,072.59       1.58       7.583       684        590,768.15     69.75
  600,000.00 -   649,999.99            4       2,571,151.55       1.72       6.095       726        642,787.89     81.83
  650,000.00 -   699,999.99            3       2,023,326.18       1.36       7.748       731        674,442.06     68.08
  700,000.00 -   749,999.99            1         744,132.42       0.50       7.875       620        744,132.42     85.04
1,000,000.00 - 1,049,999.99            1       1,000,000.00       0.67       5.875       727      1,000,000.00     55.56
1,050,000.00 - 1,099,999.99            1       1,052,297.04       0.71       6.875       738      1,052,297.04     69.46
1,100,000.00 - 1,149,999.99            1       1,110,332.06       0.74       7.375       691      1,110,332.06     69.40
1,250,000.00 - 1,299,999.99            1       1,275,000.00       0.85       8.000       621      1,275,000.00     75.00
1,600,000.00 - 1,618,936.51            1       1,618,936.51       1.08      11.400       661      1,618,936.51     99.93
                                   -----    ---------------     ------      ------       ---     -------------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $   99,547.65     77.06%
                                   =====    ===============     ======      ======       ===     =============     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Principal Balance of the Pool 1 Mortgage Loans is approximately $99,548.


                                     S-C-24

      MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 1)*

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                  WEIGHTED
                                    OF           TOTAL           TOTAL     AVERAGE     AVERAGE      AVERAGE      AVERAGE
          MORTGAGE               MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL     CURRENT
         RATES (%)                LOANS         BALANCE         BALANCE      RATE      SCORE**      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   ------------   --------
  5.375 - 5.999                       31    $  7,710,299.18       5.17%      5.833%      730     $ 248,719.33    67.56%
  6.000 - 6.999                      274      44,236,829.08      29.64       6.370       700       161,448.28    73.33
  7.000 - 7.999                      250      27,619,956.30      18.51       7.345       677       110,479.83    75.93
  8.000 - 8.999                      258      22,613,990.62      15.15       8.312       660        87,651.13    79.48
  9.000 - 9.999                      237      14,442,851.48       9.68       9.262       630        60,940.30    88.29
10.000 - 10.999                      266      17,078,827.37      11.45      10.412       617        64,206.12    82.45
11.000 - 11.999                      130      13,241,523.19       8.87      11.435       605       101,857.87    74.78
12.000 - 12.999                       33       1,424,511.10       0.95      12.261       581        43,167.00    82.13
13.000 - 13.999                        8         732,111.23       0.49      13.729       670        91,513.90    56.08
14.000 - 14.999                        2          28,833.83       0.02      14.122       539        14,416.92    64.17
15.000 - 15.999                        9          84,138.00       0.06      15.591       618         9,348.67    70.71
16.000 - 16.500                        1           8,057.95       0.01      16.500       552         8,057.95    17.52
                                   -----    ---------------     ------      ------       ---     ------------    -----
    TOTAL                          1,499    $149,221,929.33     100.00%      8.109%      666     $  99,547.65    77.06%
                                   =====    ===============     ======      ======       ===     ============    =====

----------
* Reflects, generally, current Mortgage Rates for the Mortgage Loans. In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note. The Mortgage Rate shown for approximately 1 Mortgage Loan having a Principal Balance as of the Cut-off Date of approximately $70,419 is subject to Retained Interest at a Retained Interest Rate of 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date

     As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 1 Mortgage Loans, as reduced by Retained Interest, as applicable, is approximately 8.109%.


                                     S-C-25

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL          OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
       ORIGINAL LOAN-            MORTGAGE     PRINCIPAL        PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     TO-VALUE RATIOS (%)          LOANS        BALANCE         BALANCE       RATE      SCORE*      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
   4.91 - 10.00                        2    $     21,427.08       0.01%     10.880%      760     $ 10,713.54      1.57%
  10.01 - 20.00                       19         611,700.13       0.41       7.385       728       32,194.74      9.94
  20.01 - 30.00                       26       2,028,832.70       1.36       7.881       723       78,032.03     19.69
  30.01 - 40.00                       25       1,598,189.76       1.07       7.779       691       63,927.59     31.89
  40.01 - 50.00                       45       4,789,736.35       3.21       7.292       691      106,438.59     43.31
  50.01 - 60.00                       59       9,083,227.54       6.09       8.092       692      153,953.01     53.47
  60.01 - 70.00                      125      19,250,791.39      12.90       8.121       683      154,006.33     64.23
  70.01 - 80.00                      336      42,920,529.74      28.76       7.582       685      127,739.67     75.90
  80.01 - 90.00                      277      24,076,747.15      16.13       8.269       650       86,919.66     84.56
  90.01 - 95.00                      342      26,001,875.92      17.42       8.840       628       76,028.88     92.05
 95.01 - 100.00                      210      16,931,759.19      11.35       8.382       646       80,627.42     94.86
100.01 - 105.00                       13       1,013,627.07       0.68       7.882       608       77,971.31     92.37
105.01 - 110.00                        5         233,838.78       0.16       8.664       729       46,767.76     84.68
110.01 - 115.00                        6         250,961.08       0.17       9.075       675       41,826.85     99.76
115.01 - 120.00                        4         172,703.67       0.12       8.126       714       43,175.92     81.95
120.01 - 125.00                        3         207,544.19       0.14       8.565       711       69,181.40    118.11
130.01 - 135.00                        1          13,787.83       0.01      10.350       788       13,787.83    102.13
140.01 - 339.55                        1          14,649.76       0.01       9.250       707       14,649.76     66.59
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     The minimum and maximum Original Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 4.91% and 339.55%, respectively, and the weighted average Original Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 79.67%.


                                     S-C-26

    CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                    (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
         CURRENT LOAN-           MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      TO-VALUE RATIOS (%)         LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
   0.06 - 10.00                       51    $  1,166,840.97       0.78%     7.141%       773     $ 22,879.23      5.16%
  10.01 - 20.00                       50       1,495,014.78       1.00      7.443        740       29,900.30     14.67
  20.01 - 30.00                       32       1,881,271.76       1.26      8.180        696       58,789.74     26.37
  30.01 - 40.00                       37       2,340,873.88       1.57      7.614        679       63,266.86     36.47
  40.01 - 50.00                       53       5,768,808.73       3.87      7.675        686      108,845.45     46.58
  50.01 - 60.00                       82       9,843,068.54       6.60      8.060        685      120,037.42     56.06
  60.01 - 70.00                      156      20,368,875.42      13.65      8.188        679      130,569.71     66.45
  70.01 - 80.00                      299      41,068,079.29      27.52      7.577        684      137,351.44     76.79
  80.01 - 90.00                      293      25,727,456.92      17.24      8.274        647       87,807.02     86.90
  90.01 - 95.00                      322      26,511,040.41      17.77      8.770        631       82,332.42     93.52
 95.01 - 100.00                      106      11,960,759.98       8.02      8.363        649      112,837.36     98.15
100.01 - 105.00                        8         506,360.49       0.34     10.693        616       63,295.06    101.61
105.01 - 110.00                        1          36,500.69       0.02      8.900        625       36,500.69    105.35
110.01 - 115.00                        4         247,491.33       0.17      8.475        694       61,872.83    112.85
115.01 - 120.00                        2         107,934.28       0.07      9.290        721       53,967.14    118.62
120.01 - 123.92                        3         191,551.86       0.13      7.838        602       63,850.62    122.88
                                   -----    ---------------     ------     ------        ---     -----------    ------
   TOTAL                           1,499    $149,221,929.33     100.00%     8.109%       666     $ 99,547.65     77.06%
                                   =====    ===============     ======     ======        ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 77.06%.

               DELINQUENCY STATUS OF THE MORTGAGE LOANS (POOL 1)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE     AVERAGE
       DELINQUENCY STATUS        MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL    CURRENT
           (IN DAYS)               LOANS         BALANCE        BALANCE       RATE     SCORE**      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  0- 29                            1,423    $138,966,549.25      93.13%     8.115%       666     $ 97,657.45     77.08%
30 - 59                               76      10,255,380.08       6.87      8.022        671      134,939.21     76.78
                                   -----    ---------------     ------      -----        ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%     8.109%       666     $ 99,547.65     77.06%
                                   =====    ===============     ======      =====        ===     ===========     =====

----------
* The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Cut-off Date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-27

               30-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 1)

NUMBER OF 30-DAY DELINQUENCIES    NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
  IN THE 12 MONTHS PRECEDING        OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
THE DELINQUENCY DETERMINATION    MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
             DATE                  LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 0                                 1,104    $109,236,792.15      73.20%      8.100%      674     $ 98,946.37    76.77%
 1                                   197      21,496,056.75      14.41       8.002       654      109,117.04    78.35
 2                                    52       4,310,017.14       2.89       8.494       642       82,884.95    81.34
 3                                    46       5,248,179.52       3.52       7.904       656      114,090.86    74.71
 4                                    29       3,113,096.86       2.09       8.584       643      107,348.17    74.29
 5                                    24       2,177,769.45       1.46       8.184       621       90,740.39    80.86
 6                                    14       1,042,296.55       0.70       8.718       613       74,449.75    80.55
 7                                    18       1,109,523.97       0.74       8.251       601       61,640.22    67.80
 8                                     6         315,438.21       0.21      10.752       624       52,573.04    71.75
 9                                     3         521,482.87       0.35       7.238       525      173,827.62    96.02
10                                     5         528,797.99       0.35       7.510       602      105,759.60    68.07
12                                     1         122,477.87       0.08       9.500       642      122,477.87    90.72
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65    77.06%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

              60-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 1)*

NUMBER OF 60-DAY DELINQUENCIES    NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
  IN THE 12 MONTHS PRECEDING        OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
THE DELINQUENCY DETERMINATION    MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
             DATE                  LOANS        BALANCE         BALANCE       RATE     SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,418    $141,589,373.32      94.89%      8.105%      669     $ 99,851.46    77.09%
1                                     28       3,186,183.45       2.14       7.737       647      113,792.27    72.65
2                                     17       1,208,506.23       0.81       8.638       624       71,088.60    73.81
3                                     16       1,050,334.57       0.70       9.222       602       65,645.91    83.37
4                                      6         464,277.37       0.31       7.381       668       77,379.56    44.49
5                                      6         581,135.75       0.39       8.747       564       96,855.96    92.68
6                                      3          93,423.65       0.06       9.561       551       31,141.22    91.07
7                                      2         580,635.21       0.39       8.170       531      290,317.61    99.82
9                                      3         468,059.78       0.31       7.409       591      156,019.93    73.42
                                   -----    ---------------     ------       -----       ---     -----------    -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65    77.06%
                                   =====    ===============     ======       =====       ===     ===========    =====

----------
* Includes those Mortgage Loans described in the table above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 1)" that were 30 days delinquent for at least two consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-28

              90-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 1)*

NUMBER OF 90-DAY DELINQUENCIES    NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
  IN THE 12 MONTHS PRECEDING        OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
THE DELINQUENCY DETERMINATION    MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
             DATE                  LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,460    $145,710,428.80      97.65%      8.097%      668     $ 99,801.66     76.94%
1                                     22       1,516,168.10       1.02       8.815       605       68,916.73     75.14
2                                      3         301,146.00       0.20       9.735       627      100,382.00     82.44
3                                      5         708,452.36       0.47       7.679       553      141,690.47     91.52
4                                      3         326,198.57       0.22       8.206       539      108,732.86     93.03
5                                      2          54,065.96       0.04       9.242       560       27,032.98     93.55
6                                      1         137,409.76       0.09      12.750       553      137,409.76    102.54
7                                      1          29,795.01       0.02      10.450       531       29,795.01     35.05
8                                      2         438,264.77       0.29       7.202       596      219,132.39     76.03
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 1)" and "60-Day Delinquencies of the Mortgage Loans (Pool 1)" that were 30 days delinquent for at least three consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

              120-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 1)*

       NUMBER OF 120-DAY          NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
   PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,483    $147,267,306.98      98.69%      8.105%      668     $ 99,303.65    76.92%
1                                      5         836,120.68       0.56       8.056       559      167,224.14    94.35
2                                      2         132,767.60       0.09       9.078       650       66,383.80    64.50
3                                      3         326,198.57       0.22       8.206       539      108,732.86    93.03
4                                      2          54,065.96       0.04       9.242       560       27,032.98    93.55
5                                      2         167,204.77       0.11      12.340       549       83,602.39    90.51
7                                      2         438,264.77       0.29       7.202       596      219,132.39    76.03
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65    77.06%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 1)," "60-Day Delinquencies of the Mortgage Loans (Pool 1)" and "90-Day Delinquencies of the Mortgage Loans (Pool 1)" that were 30 days delinquent for at least four consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-29

              150-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 1)*

       NUMBER OF 150-DAY          NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
   PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,488    $148,103,427.66      99.25%      8.105%      667     $ 99,531.87     77.02%
1                                      2         132,767.60       0.09       9.078       650       66,383.80     64.50
2                                      3         326,198.57       0.22       8.206       539      108,732.86     93.03
3                                      3          83,860.97       0.06       9.671       550       27,953.66     72.77
4                                      1         137,409.76       0.09      12.750       553      137,409.76    102.54
6                                      2         438,264.77       0.29       7.202       596      219,132.39     76.03
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 1)," "60-Day Delinquencies of the Mortgage Loans (Pool 1)," "90-Day Delinquencies of the Mortgage Loans (Pool 1)" and "120-Day Delinquencies of the Mortgage Loans (Pool 1)" that were 30 days delinquent for at least five consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

              180-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 1)*

       NUMBER OF 180-DAY          NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
   PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,491    $148,265,990.27      99.36%      8.106%      667     $ 99,440.64     77.00%
1                                      3         326,198.57       0.22       8.206       539      108,732.86     93.03
2                                      2          54,065.96       0.04       9.242       560       27,032.98     93.55
3                                      1         137,409.76       0.09      12.750       553      137,409.76    102.54
5                                      2         438,264.77       0.29       7.202       596      219,132.39     76.03
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 1)," "60-Day Delinquencies of the Mortgage Loans (Pool 1)," "90-Day Delinquencies of the Mortgage Loans (Pool 1)," "120-Day Delinquencies of the Mortgage Loans (Pool 1)" and "150-Day Delinquencies of the Mortgage Loans (Pool 1)" that were 30 days delinquent for at least six consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-30

           ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS (POOL 1)*

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                 WEIGHTED
       ORIGINAL TERM                OF           TOTAL           TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
        TO MATURITY              MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        (IN MONTHS)                LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 23 - 59                              38    $  6,166,523.24       4.13%     7.343%       696     $162,276.93    72.34%
 60 - 119                             72       9,423,128.50       6.31      7.659        660      130,876.78    72.89
120 - 179                             90       4,395,092.31       2.95      8.817        664       48,834.36    61.73
180 - 239                            238      12,010,123.46       8.05      8.050        674       50,462.70    61.88
240 - 299                            109       6,243,007.22       4.18      8.800        653       57,275.30    77.96
300 - 359                             72       5,534,267.17       3.71      8.124        689       76,864.82    83.04
360 - 419                            861      99,462,000.17      66.65      8.227        660      115,519.16    80.05
420 - 481                             19       5,987,787.26       4.01      6.505        721      315,146.70    73.98
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           1,499    $149,221,929.33     100.00%     8.109%       666     $ 99,547.65    77.06%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average original term to maturity of the Pool 1 Mortgage Loans is approximately 306 months.

    REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                    (POOL 1)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
          REMAINING                 OF           TOTAL          OF TOTAL    AVERAGE    AVERAGE     AVERAGE      AVERAGE
       TERM TO MATURITY          MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         (IN MONTHS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  2 - 60                            192     $ 16,739,221.84      11.22%     7.503%       688     $ 87,183.45    63.73%
 61 - 120                           144        7,095,347.72       4.75      8.790        661       49,273.25    64.91
121 - 180                           173        9,560,279.35       6.41      8.436        653       55,261.73    71.39
181 - 240                           107        7,174,679.36       4.81      8.617        658       67,053.08    76.46
241 - 300                            83        4,801,993.94       3.22      8.818        629       57,855.35    83.11
301 - 360                           782       97,876,646.68      65.59      8.156        663      125,161.95    80.70
361 - 473                            18        5,973,760.44       4.00      6.516        722      331,875.58    74.13
                                  -----     ---------------     ------      -----        ---     -----------    -----
  TOTAL                           1,499     $149,221,929.33     100.00%     8.109%       666     $ 99,547.65    77.06%
                                  =====     ===============     ======      =====        ===     ===========    =====

----------
* The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Pool 1 Mortgage Loans is approximately 285 months.


                                     S-C-31

            STATED REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS
                        AS OF THE CUT-OFF DATE (POOL 1)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
    STATED REMAINING TERM           OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
         TO MATURITY             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         (IN MONTHS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  3 -  60                            191    $ 16,729,865.73      11.21%      7.502%      688     $ 87,590.92     63.73%
 61 - 120                            139       6,599,109.70       4.42       8.811       663       47,475.61     65.52
121 - 180                            178      10,025,028.71       6.72       8.438       652       56,320.39     70.64
181 - 240                            108       7,215,524.13       4.84       8.619       658       66,810.41     76.44
241 - 300                             80       4,634,851.74       3.11       8.835       628       57,935.65     83.08
301 - 360                            785      98,043,788.88      65.70       8.156       663      124,896.55     80.71
361 - 475                             18       5,973,760.44       4.00       6.516       722      331,875.58     74.13
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the date of the last Monthly Payment made by the related borrower.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Pool 1 Mortgage Loans is approximately 286 months.

        SEASONING OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 1)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
          SEASONING              MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         (IN MONTHS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  0 -  60                          1,209    $138,606,330.87      92.89%      8.048%      666     $114,645.43    78.64%
 61 - 120                            138       5,634,368.45       3.78       9.251       640       40,828.76    71.18
121 - 180                            102       3,823,528.13       2.56       7.976       710       37,485.57    35.88
181 - 240                             25         783,880.64       0.53      10.297       630       31,355.23    58.34
241 - 300                             13         262,172.11       0.18      10.340       712       20,167.09    47.02
301 - 351                             12         111,649.13       0.07       9.870       682        9,304.09    20.38
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65    77.06%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average seasoning of the Pool 1 Mortgage Loans is approximately 20 months.


                                     S-C-32

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES--MORTGAGE LOANS (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         JURISDICTION              LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Alabama                               23    $  1,340,116.75       0.90%      9.078%      650     $ 58,265.95    80.16%
Alaska                                 3         243,246.71       0.16       7.754       655       81,082.24    79.33
Arizona                               87       8,307,160.04       5.57       7.852       710       95,484.60    73.64
Arkansas                              14         843,085.96       0.56       7.516       621       60,220.43    78.34
California                            82      18,172,003.30      12.18       6.873       706      221,609.80    66.19
Colorado                               6         887,303.99       0.59       6.988       721      147,884.00    88.85
Connecticut                            6       1,130,191.62       0.76       7.446       643      188,365.27    82.74
District of Columbia                   6         335,683.63       0.22       6.500       647       55,947.27    62.25
Florida                              155      20,672,864.32      13.85       8.336       666      133,373.32    74.53
Georgia                               26       2,640,089.11       1.77       8.536       648      101,541.89    84.74
Hawaii                                 4         934,804.60       0.63       6.992       650      233,701.15    71.76
Idaho                                  1         449,218.65       0.30       6.200       717      449,218.65    89.84
Illinois                              16       3,784,166.13       2.54       7.874       659      236,510.38    81.79
Indiana                               33       2,582,613.62       1.73       7.823       668       78,261.02    68.78
Iowa                                   3         344,758.85       0.23       7.224       640      114,919.62    73.89
Kansas                                 7         479,494.01       0.32       7.011       674       68,499.14    81.78
Kentucky                              10         529,607.78       0.35       8.264       675       52,960.78    48.83
Louisiana                             15       1,331,497.35       0.89       7.665       666       88,766.49    77.44
Maine                                  2         129,185.37       0.09       7.076       702       64,592.69    63.80
Maryland                              18       4,742,547.76       3.18       8.923       672      263,474.88    78.01
Massachusetts                         12       2,579,252.12       1.73       8.220       683      214,937.68    72.60
Michigan                              24       2,976,365.56       1.99       7.769       668      124,015.23    77.63
Minnesota                              6       1,477,213.61       0.99       9.514       621      246,202.27    71.38
Mississippi                            8         428,545.36       0.29       7.983       657       53,568.17    83.26
Missouri                              13       1,233,108.17       0.83       8.558       666       94,854.47    80.35
Nebraska                               2          56,540.24       0.04       9.603       651       28,270.12    80.92
Nevada                                21       2,959,084.75       1.98       7.117       715      140,908.80    78.66
New Hampshire                          4         608,909.10       0.41       8.883       695      152,227.28    62.54
New Jersey                            24       4,142,501.58       2.78       7.607       674      172,604.23    72.73
New York                             113      11,206,597.93       7.51       7.434       663       99,173.43    81.39
North Carolina                        31       3,293,530.30       2.21       7.267       659      106,242.91    76.38
Ohio                                  93       5,269,388.15       3.53       8.087       693       56,660.09    66.77
Oklahoma                              11         779,696.68       0.52       6.951       670       70,881.52    81.80
Oregon                                10       1,146,108.68       0.77       6.905       767      114,610.87    56.45
Pennsylvania                          19       1,476,557.65       0.99       7.733       651       77,713.56    73.59
Puerto Rico                            1          82,174.49       0.06       8.500       615       82,174.49    86.50
Rhode Island                           2         456,940.22       0.31       5.928       696      228,470.11    85.40
South Carolina                        12       1,013,660.87       0.68       9.609       570       84,471.74    70.12
South Dakota                           1          31,728.20       0.02       7.625       801       31,728.20    35.29
Tennessee                             14         962,995.65       0.65       9.468       629       68,785.40    92.44
Texas                                514      31,413,731.27      21.05       9.381       620       61,116.21    87.91
Utah                                   8         724,376.51       0.49       6.901       705       90,547.06    59.80
Virginia                              12       1,526,471.29       1.02       7.569       681      127,205.94    65.25
Washington                            18       2,578,235.93       1.73       6.982       700      143,235.33    74.15
West Virginia                          1          43,287.80       0.03      10.875       538       43,287.80    77.30
Wisconsin                              7         736,779.14       0.49       8.137       679      105,254.16    82.73
Wyoming                                1         138,508.53       0.09       7.950        NA      138,508.53    88.79
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65    77.06%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     No more than approximately 2.52% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.


                                     S-C-33

                   LOAN PURPOSE OF THE MORTGAGE LOANS (POOL 1)

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL           TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         LOAN PURPOSE              LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Purchase                           1,146    $100,786,896.93      67.54%      8.208%      661     $ 87,946.68     82.14%
Cashout Refinance                    227      35,895,446.40      24.06       8.072       674      158,129.72     66.06
Rate/Term Refinance                  126      12,539,586.00       8.40       7.413       681       99,520.52     67.70
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                AMORTIZATION TYPES OF THE MORTGAGE LOANS (POOL 1)

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL           TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       AMORTIZATION TYPE           LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Fully Amortizing                   1,380    $131,484,374.30      88.11%      8.146%      666     $ 95,278.53     77.62%
Balloon                              119      17,737,555.03      11.89       7.832       669      149,055.08     72.90
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                 ADJUSTMENT TYPE OF THE MORTGAGE LOANS (POOL 1)

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL           TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        ADJUSTMENT TYPE            LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Fixed Rate                         1,479    $141,288,458.56      94.68%      8.141%      664     $ 95,529.72     77.27%
Adjustable Rate                       20       7,933,470.77       5.32       7.530       699      396,673.54     73.27
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-34

                    LOAN TYPE OF THE MORTGAGE LOANS (POOL 1)

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL           TOTAL     AVERAGE    AVERAGE      AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           LOAN TYPE               LOANS        BALANCE         BALANCE      RATE      SCORE*     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Conventional Uninsured             1,445    $141,430,130.22      94.78%      8.167%      665     $ 97,875.52     76.49%
Conventional Insured                  47       7,128,936.96       4.78       7.125       681      151,679.51     87.22
Uninsured FHA                          6         584,473.97       0.39       6.302       717       97,412.33     90.93
Uninsured VA                           1          78,388.18       0.05       6.500       544       78,388.18     85.20
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%      666     $ 99,547.65     77.06%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                  CREDIT SCORES OF THE MORTGAGE LOANS (POOL 1)*

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL           TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           CREDIT SCORE            LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
    NA                               107     $ 8,198,943.78       5.49%      9.104%      NA      $ 76,625.64     78.73%
500 - 520                             56       3,839,976.89       2.57       9.439       511       68,571.02     83.06
521 - 540                             58       4,658,215.77       3.12       8.811       532       80,314.07     85.37
541 - 560                             80       7,646,134.90       5.12       9.116       551       95,576.69     78.91
561 - 580                             94       7,037,640.14       4.72       9.671       571       74,868.51     76.90
581 - 600                            110       8,625,265.48       5.78       9.654       591       78,411.50     79.68
601 - 620                            119      10,222,198.22       6.85       8.508       611       85,900.83     83.61
621 - 640                            107      10,025,412.37       6.72       8.549       629       93,695.44     81.15
641 - 660                            103      11,003,357.47       7.37       8.087       651      106,828.71     80.11
661 - 680                             95      14,172,948.16       9.50       8.257       670      149,188.93     81.49
681 - 700                            111      12,767,576.99       8.56       7.548       690      115,023.22     77.95
701 - 720                            117      12,522,589.36       8.39       7.436       711      107,030.68     75.41
721 - 740                             93      13,055,130.93       8.75       6.904       731      140,377.75     71.32
741 - 760                             80       7,708,806.96       5.17       7.369       751       96,360.09     73.67
761 - 780                             59       7,170,319.51       4.81       6.850       769      121,530.84     73.40
781 - 800                             58       6,369,649.43       4.27       6.899       790      109,821.54     64.68
801 - 820                             50       4,070,908.75       2.73       6.814       809       81,418.18     52.25
821 - 828                              2         126,854.22       0.09       8.794       826       63,427.11     84.87
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%     8.109%       666     $ 99,547.65     77.06%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* Credit score information was generally obtained by the Sponsor from one of the several credit reporting bureaus.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average credit score of the Pool 1 Mortgage Loans with credit scores is approximately 666.


                                     S-C-35

             MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         PROPERTY TYPE            LOANS         BALANCE        BALANCE       RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Single Family                      1,028    $ 97,954,676.07      65.64%     8.255%       654     $ 95,286.65    78.64%
Planned Unit Development              58      13,156,282.53       8.82      7.415        694      226,832.46    73.44
Single Family (Other) (1)            171      12,992,843.57       8.71      8.197        684       75,981.54    73.95
2-4 Family                            86      12,118,416.22       8.12      7.357        687      140,911.82    73.54
Condominium                          142      11,112,379.37       7.45      8.050        701       78,256.19    77.56
Commercial (Other) (2)                14       1,887,331.57       1.26      9.882        615      134,809.40    61.25
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,499    $149,221,929.33     100.00%     8.109%       666     $ 99,547.65    77.06%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit scored includes only credit scores for which information is available as of the Cut-off-Date.

(1) Single Family (Other) includes: cooperatives, duplexes, improved and unimproved land and townhouses/row houses.

(2) Commercial (Other) includes: auto repair, mixed-use, mobile home park, motel, multifamily, office, retail, RV park and warehouse properties.

                 OCCUPANCY TYPES OF THE MORTGAGE LOANS (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE    AVERAGE       AVERAGE
                                 MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL      CURRENT
        OCCUPANCY TYPE            LOANS         BALANCE        BALANCE       RATE      SCORE*     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Owner Occupied                       987    $103,882,433.97      69.62%      8.205%     653      $105,250.69     77.70%
Investment**                         488      39,955,467.71      26.78       8.056      692        81,875.96     75.67
Second Home                           24       5,384,027.65       3.61       6.640      715       224,334.49     75.06
                                   -----    ---------------     ------       -----      ---      -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%      8.109%     666      $ 99,547.65     77.06%
                                   =====    ===============     ======       =====      ===      ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

**   Includes all Commercial Loans.

               DOCUMENTATION LEVELS OF THE MORTGAGE LOANS (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     DOCUMENTATION LEVELS         LOANS         BALANCE        BALANCE       RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Stated Documentation                 492    $ 55,071,078.88      36.91%       8.179%     668     $111,933.09     77.64%
Limited Documentation                566      54,069,899.37      36.23        8.186      657       95,529.86     77.37
Full Documentation                   237      18,436,123.26      12.35        7.872      669       77,789.55     71.55
Alternative Documentation            164      16,537,667.57      11.08        7.766      678      100,839.44     81.40
No Income Verified                    34       4,823,475.00       3.23        8.356      700      141,866.91     72.73
No Assets Verified                     6         283,685.25       0.19       10.808      559       47,280.88     84.25
                                   -----    ---------------     ------       ------      ---     -----------     -----
   TOTAL                           1,499    $149,221,929.33     100.00%       8.109%     666     $ 99,547.65     77.06%
                                   =====    ===============     ======       ======      ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-36

     Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Adjustable Rate Mortgage Loans are approximate percentages by total Principal Balance of the applicable Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Adjustable Rate Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

             INDICES OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
             INDEX                LOANS         BALANCE        BALANCE       RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
1 Year LIBOR                         7      $3,324,610.34        41.91%       6.173%     731     $474,944.33     71.15%
6 Month LIBOR                        5       2,454,581.71        30.94        7.803      712      490,916.34     73.11
Prime                                4       1,030,037.60        12.98       11.886      595      257,509.40     70.07
1 Year CMT                           3         825,600.00        10.41        6.942      723      275,200.00     80.00
Other                                1         298,641.12         3.76        7.000      533      298,641.12     90.50
                                   ---      -------------       ------       ------      ---     -----------     -----
   TOTAL                            20      $7,933,470.77       100.00%       7.530%     699     $396,673.54     73.27%
                                   ===      =============       ======       ======      ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                  FREQUENCY OF MORTGAGE RATE ADJUSTMENT OF THE
         ADJUSTABLE RATE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 1)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
        RATE ADJUSTMENT             OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
           FREQUENCY             MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          (IN MONTHS)             LOANS         BALANCE        BALANCE       RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 6                                   9       $3,484,619.31       43.92%     9.010%       678     $387,179.92    72.21%
12                                  11        4,448,851.46       56.08      6.371        716      404,441.04    74.09
                                   ---       -------------      ------      -----        ---     -----------    -----
TOTAL                               20       $7,933,470.77      100.00%     7.530%       699     $396,673.54    73.27%
                                   ===       =============      ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-37

          GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)*

                                                            PERCENTAGE
                                  NUMBER                         OF      WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
             GROSS               MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          MARGINS (%)             LOANS        BALANCE        BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
No Margin                             1     $  298,641.12       3.76%      7.000%      533     $298,641.12    90.50%
1.875 - 2.999                        12      5,279,923.12      66.55       6.882       724      439,993.59    73.42
3.000 - 5.999                         6      2,055,350.79      25.91       8.350       667      342,558.47    70.78
6.000 - 6.250                         1        299,555.74       3.78      13.875       649      299,555.74    70.48
                                    ---     -------------     ------      ------       ---     -----------    -----
   TOTAL                             20     $7,933,470.77     100.00%      7.530%      699     $396,673.54    73.27%
                                    ===     =============     ======      ======       ===     ===========    =====

----------
* The Mortgage Rate shown for approximately 1 Mortgage Loan having a Principal Balance as of the Cut-off Date of approximately $70,419 is subject to Retained Interest at a Retained Interest Rate of 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Gross Margin of the Pool 1 Adjustable Rate Mortgage Loans is approximately 2.838% per annum.

     MAXIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)*

                                                            PERCENTAGE
                                  NUMBER                         OF      WEIGHTED   WEIGHTED                 WEIGHTED
            MAXIMUM                 OF          TOTAL          TOTAL     AVERAGE     AVERAGE     AVERAGE      AVERAGE
            MORTGAGE             MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           RATES (%)              LOANS        BALANCE        BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
No Maximum Rate                       1     $  298,641.12       3.76%      7.000%      533     $298,641.12    90.50%
10.375 - 10.999                       4      2,026,989.31      25.55       5.717       734      506,747.33    69.45
11.000 - 11.999                       3      1,126,871.03      14.20       6.392       735      375,623.68    69.99
12.000 - 12.999                       5      2,243,831.72      28.28       7.114       728      448,766.34    77.14
13.000 - 13.999                       2        809,600.00      10.20       7.639       694      404,800.00    63.70
16.000 - 16.999                       2        558,231.06       7.04      10.890       669      279,115.53    87.76
17.000 - 17.999                       2        569,750.79       7.18      11.373       543      284,875.40    69.91
19.000 - 19.875                       1        299,555.74       3.78      13.875       649      299,555.74    70.48
                                    ---     -------------     ------      ------       ---     -----------    -----
   TOTAL                             20     $7,933,470.77     100.00%      7.530%      699     $396,673.54    73.27%
                                    ===     =============     ======      ======       ===     ===========    =====

----------
* The Mortgage Rate shown for approximately 1 Mortgage Loan having a Principal Balance as of the Cut-off Date of approximately $70,419 is subject to Retained Interest at a Retained Interest Rate of 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool 1 Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately 12.920% per annum.


                                     S-C-38

     MINIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)*

                                                            PERCENTAGE
                                  NUMBER                         OF      WEIGHTED   WEIGHTED                 WEIGHTED
            MINIMUM                 OF          TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
            MORTGAGE             MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           RATES (%)              LOANS        BALANCE        BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
No Minimum Rate                       1     $  298,641.12       3.76%      7.000%      533     $298,641.12    90.50%
 1.875 -  1.999                       1        269,803.12       3.40       5.875       780      269,803.12    77.09
 2.000 -  2.999                      10      4,849,388.93      61.13       6.834       723      484,938.89    73.33
 3.000 -  3.999                       3        825,600.00      10.41       6.942       723      275,200.00    80.00
 5.000 -  5.999                       1        660,000.00       8.32       7.500       703      660,000.00    60.00
10.000 - 13.875                       4      1,030,037.60      12.98      11.886       595      257,509.40    70.07
                                    ---     -------------     ------      ------       ---     -----------    -----
   TOTAL                             20     $7,933,470.77     100.00%      7.530%      699     $396,673.54    73.27%
                                    ===     =============     ======      ======       ===     ===========    =====

----------
* The Mortgage Rate shown for approximately 1 Mortgage Loan having a Principal Balance as of the Cut-off Date of approximately $70,419 is subject to Retained Interest at a Retained Interest Rate of 5.365%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Pool 1 Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 3.978% per annum.

      MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS
                         AS OF THE CUT-OFF DATE (POOL 1)

                                                            PERCENTAGE
                                  NUMBER                         OF      WEIGHTED   WEIGHTED                 WEIGHTED
           MONTHS TO                OF          TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
           NEXT RATE             MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          ADJUSTMENT              LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
61 -  66                              4     $1,485,600.00      18.73%      7.190%      714     $371,400.00    71.11%
67 -  72                              2      1,145,294.68      14.44       5.938       724      572,647.34    57.29
73 -  78                              5      1,918,121.81      24.18       8.945       669      383,624.36    73.21
79 -  84                              2        460,286.81       5.80      12.522       659      230,143.41    70.27
85 - 113                              7      2,924,167.47      36.86       6.614       708      417,738.21    81.13
                                    ---     -------------     ------      ------       ---     -----------    -----
   TOTAL                             20     $7,933,470.77     100.00%      7.530%      699     $396,673.54    73.27%
                                    ===     =============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     The weighted average remaining months to next Adjustment Date for the Pool 1 Adjustable Rate Mortgage Loans is approximately 84 months.


                                     S-C-39

          PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                  NUMBER                    PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL        OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       PERIODIC CAP (%)            LOANS        BALANCE       BALANCE      RATE      SCORE*      BALANCE       LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
No Periodic Cap                      1      $  298,641.12       3.76%      7.000%      533     $298,641.12    90.50%
1.000 - 1.249                        2         596,989.99       7.52      10.122       680      298,495.00    94.99
1.500 - 2.000                       17       7,037,839.66      88.71       7.333       708      413,990.57    70.69
                                   ---      -------------     ------      ------       ---     -----------    -----
   TOTAL                            20      $7,933,470.77     100.00%      7.530%      699     $396,673.54    73.27%
                                   ===      =============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Periodic Cap of the Pool 1 Adjustable Rate Mortgage Loans with a Periodic Cap is approximately 1.854%.

      INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                  NUMBER                    PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL        OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
            INITIAL              MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        PERIODIC CAP (%)           LOANS       BALANCE        BALANCE      RATE      SCORE*      BALANCE       LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
1.000 - 1.249                        4      $1,040,925.79      13.12%      8.703%      641     $260,231.45    90.10%
1.500 - 1.749                        1         299,555.74       3.78      13.875       649      299,555.74    70.48
2.000 - 2.249                        7       2,438,539.08      30.74       7.554       688      348,362.73    73.12
5.000 - 6.000                        8       4,154,450.16      52.37       6.766       724      519,306.27    69.33
                                   ---      -------------     ------      ------       ---     -----------    -----
   TOTAL                            20      $7,933,470.77     100.00%      7.530%      699     $396,673.54    73.27%
                                   ===      =============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Initial Periodic Cap of the Pool 1 Adjustable Rate Mortgage Loans with an Initial Periodic Cap is approximately 3.637%.


                                     S-C-40

   ORIGINAL INTEREST-ONLY PERIODS OF THE INTEREST-ONLY MORTGAGE LOANS (POOL 1)

                                                             PERCENTAGE
                                  NUMBER                         OF       WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
         INTEREST ONLY           MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
              TERM                 LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
   5 - 19                             7     $   574,260.48       2.60%      8.529%      731     $ 82,037.21    80.59%
  20 - 25                            10       1,805,352.01       8.19       8.058       696      180,535.20    76.85
  32 - 37                            12       1,576,179.43       7.15       7.058       713      131,348.29    67.25
  44 - 49                             1         157,000.00       0.71       8.000       674      157,000.00    74.76
  56 - 61                            25       6,798,953.21      30.84       7.578       650      271,958.13    72.80
  80 - 85                             5       2,205,771.03      10.00       6.330       735      441,154.21    63.97
116 - 121                            43       8,879,196.63      40.27       7.429       703      206,492.94    77.45
182 - 264                             1          51,492.05       0.23      10.000       812       51,492.05    64.37
                                    ---     --------------     ------      ------       ---     -----------    -----
   TOTAL                            104     $22,048,204.84     100.00%      7.429%      692     $212,001.97    73.92%
                                    ===     ==============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Original Term of the Pool 1 Interest-Only Mortgage Loans is approximately 81 months.

   REMAINING INTEREST-ONLY TERMS OF THE INTEREST-ONLY MORTGAGE LOANS (POOL 1)

                                                             PERCENTAGE
                                  NUMBER                         OF       WEIGHTED   WEIGHTED                   WEIGHTED
           REMAINING                OF           TOTAL          TOTAL      AVERAGE    AVERAGE      AVERAGE       AVERAGE
         INTEREST ONLY           MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
              TERM                 LOANS        BALANCE        BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   --------------   ----------   --------   --------   -------------   --------
No Remaining IO Term                 10     $   609,038.23       2.76%      8.899%      709     $   60,903.82     80.17%
    2 - 6                             2         312,952.97       1.42       6.648       697        156,476.49     73.56
   7 - 12                             3         787,180.32       3.57       8.955       710        262,393.44     67.96
  13 - 18                             4         790,025.98       3.58       7.710       691        197,506.50     87.08
  19 - 24                             7       1,142,781.58       5.18       6.964       736        163,254.51     64.87
  25 - 30                             5         515,304.89       2.34       7.154       677        103,060.98     63.06
  37 - 42                             6         838,144.60       3.80       7.256       634        139,690.77     82.97
  43 - 48                             6       1,273,152.37       5.77       7.019       687        212,192.06     77.40
  49 - 54                             9       2,177,430.64       9.88       7.611       639        241,936.74     70.23
  55 - 60                             4       2,517,225.60      11.42       7.939       643        629,306.40     71.21
  67 - 72                             1       1,000,000.00       4.54       5.875       727      1,000,000.00     55.56
  73 - 78                             4       1,205,771.03       5.47       6.707       742        301,442.76     70.94
  79 - 84                             1         127,486.41       0.58       8.000       638        127,486.41     95.85
  85 - 90                             1          62,838.05       0.29       8.500       611         62,838.05     68.68
 97 - 102                             1         642,198.21       2.91       5.375       723        642,198.21     90.45
103 - 108                            12       2,725,607.38      12.36       6.332       729        227,133.95     70.28
109 - 114                            24       4,845,611.58      21.98       8.008       697        201,900.48     81.51
115 - 117                             4         475,455.00       2.16      10.299       596        118,863.75     55.91
                                    ---     --------------     ------      ------       ---     -------------     -----
   TOTAL                            104     $22,048,204.84     100.00%      7.429%      692     $  212,001.97     73.92%
                                    ===     ==============     ======      ======       ===     =============     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Remaining Term of the Pool 1 Interest-Only Mortgage Loans with a Remaining Term is approximately 69 months.


                                     S-C-41

     Set forth below is a description of certain additional characteristics of the Pool 1 Mortgage Loans that are Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Commercial, Multifamily and Mixed Use Loans are approximate percentages by total Principal Balance of the Pool 1 Mortgage Loans that are Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Commercial, Multifamily and Mixed Use Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

      PRINCIPAL BALANCES OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS
                         AS OF THE CUT-OFF DATE (POOL 1)

                                                            PERCENTAGE
                                  NUMBER                        OF       WEIGHTED   WEIGHTED                 WEIGHTED
   PRINCIPAL BALANCES               OF          TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
 AS OF THE CUT-OFF DATE          MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          ($)                     LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
 46,726.11 -  49,999.99              2      $   95,488.84       5.06%      9.862%      563     $ 47,744.42    60.16%
 50,000.00 -  99,999.99              5         369,124.79      19.56       8.632       691       73,824.96    62.55
100,000.00 - 149,999.99              2         238,550.13      12.64       8.180       670      119,275.07    65.48
150,000.00 - 199,999.99              1         160,731.07       8.52      10.000       678      160,731.07    69.88
200,000.00 - 249,999.99              2         453,685.95      24.04       9.885       605      226,842.98    44.26
250,000.00 - 289,900.47              2         569,750.79      30.19      11.373       543      284,875.40    69.91
                                   ---      -------------     ------      ------       ---     -----------    -----
          TOTAL                     14      $1,887,331.57     100.00%      9.882%      615     $134,809.40    61.25%
                                   ===      =============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Principal Balance of the Pool 1 Commercial, Multifamily and Mixed Use Loans is approximately $134,809.

         CURRENT LOAN-TO-VALUE RATIOS OF THE COMMERCIAL, MULTIFAMILY AND
                            MIXED USE LOANS (POOL 1)

                                  NUMBER                    PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL        OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
        CURRENT LOAN-TO          MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       VALUE RATIOS (%)           LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
22.42 - 30.00                        1      $  244,399.71      12.95%     11.500%      647     $244,399.71     22.42%
40.01 - 50.00                        1          83,587.71       4.43      11.490       670       83,587.71     45.93
50.01 - 60.00                        3         213,683.83      11.32       9.607       557       71,227.94     51.79
60.01 - 70.00                        7       1,116,876.22      59.18      10.007       588      159,553.75     69.36
70.01 - 77.95                        2         228,784.10      12.12       7.213       750      114,392.05     77.55
                                   ---      -------------     ------      ------       ---     -----------     -----
   TOTAL                            14      $1,887,331.57     100.00%      9.882%      615     $134,809.40     61.25%
                                   ===      =============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Pool 1 Commercial, Multifamily and Mixed Use Loans is approximately 61.25%.


                                     S-C-42

   GEOGRAPHIC DISTRIBUTION OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS
                         AS OF THE CUT-OFF DATE (POOL 1)

                                                            PERCENTAGE
                                  NUMBER                         OF      WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF          TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE     PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         JURISDICTION             LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   -------------   ----------   --------   --------   -----------   --------
Florida                              2      $  222,841.62      11.81%      9.164%      704     $111,420.81    69.38%
Georgia                              1          83,587.71       4.43      11.490       670       83,587.71    45.93
Michigan                             1          66,234.84       3.51       8.000       698       66,234.84    63.08
New Hampshire                        1         244,399.71      12.95      11.500       647      244,399.71    22.42
North Carolina                       1          46,726.11       2.48      10.500       553       46,726.11    50.24
Ohio                                 3         629,502.79      33.35      11.136       548      209,834.26    68.43
Pennsylvania                         3         287,312.86      15.22       8.361       653       95,770.95    66.19
Texas                                2         306,725.93      16.25       7.841       605      153,362.97    72.36
                                   ---      -------------     ------      ------       ---     -----------    -----
   TOTAL                            14      $1,887,331.57     100.00%      9.882%      615     $134,809.40    61.25%
                                   ===      =============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     No more than approximately 15.36% of the Pool 1 Commercial, Multifamily and Mixed Use Loans are secured by Mortgaged Properties located in any one zip code area.

     For information regarding types of properties securing the Pool 1 Commercial Loans, see the table entitled "Mortgaged Property Types of the Mortgage Loans (Pool 1)" above.


                                     S-C-43

                                     POOL 2

           ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE      AVERAGE       AVERAGE
            ORIGINAL             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
     PRINCIPAL BALANCES ($)        LOANS        BALANCE         BALANCE      RATE      SCORE**      BALANCE         LTV
------------------------------   --------   ---------------   ----------   --------   --------   -------------   --------
   16,000.00 -    49,999.99          199    $  4,925,672.03       2.11%      7.677%      690     $   24,752.12    49.89%
   50,000.00 -    99,999.99          463      25,545,721.77      10.97       7.687       693         55,174.35    59.00
  100,000.00 -   149,999.99          259      25,299,105.18      10.86       7.794       677         97,679.94    59.00
  150,000.00 -   199,999.99          170      25,891,847.51      11.12       8.135       653        152,304.99    62.60
  200,000.00 -   249,999.99          130      24,439,894.37      10.49       7.714       680        187,999.19    61.73
  250,000.00 -   299,999.99           77      19,050,666.09       8.18       8.088       657        247,411.25    69.44
  300,000.00 -   349,999.99           69      20,830,597.13       8.94       8.514       661        301,892.71    65.20
  350,000.00 -   399,999.99           38      13,725,593.78       5.89       8.025       665        361,199.84    72.22
  400,000.00 -   449,999.99           30      12,202,275.31       5.24       8.383       687        406,742.51    71.80
  450,000.00 -   499,999.99           18       8,473,729.09       3.64       7.586       661        470,762.73    74.66
  500,000.00 -   549,999.99           12       6,087,551.07       2.61       7.327       671        507,295.92    71.21
  550,000.00 -   599,999.99           11       6,268,788.13       2.69       8.494       681        569,889.83    71.61
  600,000.00 -   649,999.99            5       3,150,433.20       1.35       7.801       638        630,086.64    74.25
  650,000.00 -   699,999.99            8       5,313,331.00       2.28       6.831       708        664,166.38    77.29
  700,000.00 -   749,999.99            5       3,632,670.80       1.56       9.258       667        726,534.16    65.22
  750,000.00 -   799,999.99            6       3,794,494.69       1.63       8.786       685        632,415.78    52.15
  800,000.00 -   849,999.99            2       1,613,163.10       0.69       8.569       645        806,581.55    49.36
  850,000.00 -   899,999.99            2       1,768,978.85       0.76       7.817       721        884,489.43    77.31
  900,000.00 -   949,999.99            1         919,948.55       0.39      10.500       620        919,948.55    55.75
  950,000.00 -   999,999.99            2       1,954,569.63       0.84      11.431       678        977,284.82    64.61
1,000,000.00 - 1,049,999.99            4       4,023,824.61       1.73       9.011       687      1,005,956.15    59.37
1,250,000.00 - 1,299,999.99            1         774,667.97       0.33       7.125       NA         774,667.97    30.99
1,450,000.00 - 1,499,999.99            1       1,447,879.03       0.62       9.375       NA       1,447,879.03    48.26
1,500,000.00 - 1,549,999.99            1       1,495,118.58       0.64       9.125       698      1,495,118.58    47.62
1,600,000.00 - 1,649,999.99            1          98,746.52       0.04       9.250       767         98,746.52     6.12
1,650,000.00 - 1,699,999.99            1       1,688,880.00       0.73      10.990       737      1,688,880.00    54.48
2,000,000.00 - 3,850,000.00            3       8,497,500.00       3.65       8.632       725      2,832,500.00    56.28
                                   -----    ---------------     ------      ------       ---     -------------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $  153,334.86    63.92%
                                   =====    ===============     ======      ======       ===     =============    =====

----------
* This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance of Pool 2.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Original Balance of the Pool 2 Mortgage Loans is approximately $172,956.


                                     S-C-44

    PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE      AVERAGE       AVERAGE
      PRINCIPAL BALANCE          MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
    AS OF CUT-OFF DATE ($)         LOANS        BALANCE         BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   ---------------   ----------   --------   --------   -------------   --------
    1,078.87 -    49,999.99          420    $ 12,576,493.19       5.40%      7.024%      718     $   29,944.03    38.66%
   50,000.00 -    99,999.99          396      28,687,175.16      12.32       7.553       698         72,442.36    54.47
  100,000.00 -   149,999.99          202      25,255,594.58      10.84       7.809       675        125,027.70    59.24
  150,000.00 -   199,999.99          145      25,186,191.23      10.81       8.057       657        173,697.87    63.69
  200,000.00 -   249,999.99           88      19,469,724.14       8.36       8.172       658        221,246.87    71.71
  250,000.00 -   299,999.99           70      19,140,212.56       8.22       8.399       653        273,431.61    69.51
  300,000.00 -   349,999.99           57      18,489,913.88       7.94       8.416       657        324,384.45    70.37
  350,000.00 -   399,999.99           34      12,525,989.80       5.38       8.229       669        368,411.46    72.47
  400,000.00 -   449,999.99           27      11,476,214.54       4.93       8.539       674        425,044.98    74.98
  450,000.00 -   499,999.99           18       8,557,940.33       3.67       7.529       657        475,441.13    76.22
  500,000.00 -   549,999.99           12       6,324,104.50       2.72       7.426       672        527,008.71    70.12
  550,000.00 -   599,999.99            8       4,611,790.91       1.98       8.735       688        576,473.86    75.88
  600,000.00 -   649,999.99            7       4,389,123.55       1.88       7.660       652        627,017.65    74.71
  650,000.00 -   699,999.99            9       6,072,477.53       2.61       8.133       685        674,719.73    69.98
  700,000.00 -   749,999.99            5       3,679,897.71       1.58       8.096       688        735,979.54    64.68
  750,000.00 -   799,999.99            4       3,062,942.03       1.32       8.041       694        765,735.51    52.66
  800,000.00 -   849,999.99            2       1,613,163.10       0.69       8.569       645        806,581.55    49.36
  850,000.00 -   899,999.99            2       1,768,978.85       0.76       7.817       721        884,489.43    77.31
  900,000.00 -   949,999.99            1         919,948.55       0.39      10.500       620        919,948.55    55.75
  950,000.00 -   999,999.99            5       4,948,394.24       2.12      10.387       687        989,678.85    63.08
1,000,000.00 - 1,049,999.99            1       1,030,000.00       0.44       6.990       670      1,030,000.00    51.50
1,400,000.00 - 1,449,999.99            1       1,447,879.03       0.62       9.375       NA       1,447,879.03    48.26
1,450,000.00 - 1,499,999.99            1       1,495,118.58       0.64       9.125       698      1,495,118.58    47.62
1,650,000.00 - 1,699,999.99            1       1,688,880.00       0.73      10.990       737      1,688,880.00    54.48
2,000,000.00 - 3,850,000.00            3       8,497,500.00       3.65       8.632       725      2,832,500.00    56.28
                                   -----    ---------------     ------      ------       ---     -------------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $  153,334.86    63.92%
                                   =====    ===============     ======      ======       ===     =============    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Principal Balance of the Pool 2 Mortgage Loans is approximately $153,335.


                                     S-C-45

      MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
             MORTGAGE            MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
             RATES (%)             LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 2.000 -  2.999                        2    $    206,929.34       0.09%      2.799%      624     $103,464.67    48.47%
 3.000 -  3.999                       20       1,040,196.56       0.45       3.341       689       52,009.83    73.38
 4.000 -  4.999                       39       3,856,712.41       1.66       4.475       706       98,890.06    69.13
 5.000 -  5.999                      335      35,198,240.34      15.11       5.481       724      105,069.37    54.55
 6.000 -  6.999                      223      33,510,853.09      14.39       6.506       692      150,272.88    65.91
 7.000 -  7.999                      299      55,625,639.51      23.88       7.500       685      186,038.93    69.35
 8.000 -  8.999                      232      36,116,836.07      15.51       8.389       675      155,676.02    69.40
 9.000 -  9.999                      161      21,655,839.55       9.30       9.338       637      134,508.32    60.95
10.000 - 10.999                       78      16,917,292.17       7.26      10.636       651      216,888.36    61.79
11.000 - 11.999                       70      15,490,220.04       6.65      11.487       614      221,288.86    58.36
12.000 - 12.999                       45       9,212,115.73       3.96      12.649       629      204,713.68    59.45
13.000 - 13.999                        8       2,480,242.71       1.06      13.481       614      310,030.34    52.23
14.000 - 14.999                        6       1,563,963.28       0.67      14.548       568      260,660.55    59.04
15.000 - 15.500                        1          40,567.19       0.02      15.500       597       40,567.19    53.38
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86    63.92%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* Reflects, generally, current Mortgage Rates for the Mortgage Loans. In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note. The Mortgage Rates shown for approximately 113 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,010,888 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 4.615%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 2 Mortgage Loans, as reduced by Retained Interest, as applicable, is approximately 8.097%.


                                     S-C-46

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
    ORIGINAL LOAN-TO-VALUE       MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          RATIOS (%)               LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  3.50 -  10.00                       10    $    252,575.48       0.11%     6.244%       728     $ 25,257.55      4.55%
 10.01 -  20.00                       72       3,810,025.89       1.64      6.582        749       52,917.03      9.98
 20.01 -  30.00                      134      10,332,488.68       4.44      6.374        750       77,108.12     15.71
 30.01 -  40.00                      115      11,418,103.02       4.90      7.918        707       99,287.85     26.58
 40.01 -  50.00                      112      21,489,954.08       9.23      8.670        688      191,874.59     44.21
 50.01 -  60.00                      147      26,899,654.34      11.55      9.636        649      182,990.85     53.03
 60.01 -  70.00                      230      43,705,558.00      18.76      9.591        646      190,024.17     64.13
 70.01 -  80.00                      443      80,021,625.24      34.36      7.374        685      180,635.72     76.78
 80.01 -  90.00                      125      17,954,836.24       7.71      7.362        667      143,638.69     83.45
 90.01 -  95.00                       46       8,986,302.56       3.86      7.290        653      195,354.40     92.37
 95.01 - 100.00                       52       5,920,333.42       2.54      6.138        652      113,852.57     91.56
100.01 - 105.00                       11         878,812.81       0.38      6.435        721       79,892.07     84.20
105.01 - 110.00                        4         305,524.03       0.13      8.085        664       76,381.01    106.70
110.01 - 115.00                        6         388,352.74       0.17      6.993        699       64,725.46     94.81
115.01 - 120.00                        1          36,963.58       0.02      5.500        696       36,963.58     66.01
125.01 - 130.00                        1         105,244.58       0.05      5.625        807      105,244.58     71.59
130.01 - 135.00                        2          67,442.72       0.03      6.024        693       33,721.36     92.11
135.01 - 140.00                        2         120,328.07       0.05      6.212        646       60,164.04     76.79
140.01 - 249.73                        6         221,522.51       0.10      5.800        713       36,920.42     85.14
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86     63.92%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     The minimum and maximum Original Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 3.50% and 249.73%, respectively, and the weighted average Original Loan-to-Value Ratio of the Pool 2 Mortgage Loans is approximately 66.92%.


                                     S-C-47

    CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                    (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
         CURRENT LOAN-           MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      TO-VALUE RATIOS (%)          LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  0.15 -  10.00                       91    $  3,009,027.09       1.29%      6.518%      758     $ 33,066.23      7.25%
 10.01 -  20.00                      206      14,665,591.39       6.30       6.309       752       71,192.19     15.54
 20.01 -  30.00                      100       6,469,913.61       2.78       6.742       746       64,699.14     24.34
 30.01 -  40.00                       86       8,554,986.25       3.67       8.635       675       99,476.58     34.87
 40.01 -  50.00                      102      21,207,035.50       9.11       9.004       679      207,912.11     46.85
 50.01 -  60.00                      140      25,932,571.38      11.13       9.509       649      185,232.65     55.37
 60.01 -  70.00                      246      45,487,348.18      19.53       9.508       648      184,907.92     65.01
 70.01 -  80.00                      354      69,397,707.33      29.80       7.374       684      196,038.72     77.34
 80.01 -  90.00                       95      21,222,416.06       9.11       7.261       668      223,393.85     84.68
 90.01 -  95.00                       47       9,064,801.93       3.89       7.329       659      192,868.13     93.52
 95.01 - 100.00                       37       6,125,972.42       2.63       6.705       660      165,566.82     97.74
100.01 - 105.00                        6       1,216,606.57       0.52       6.553       610      202,767.76    100.83
105.01 - 110.00                        7         466,486.78       0.20       8.858       622       66,640.97    108.40
110.01 - 114.42                        2          95,183.50       0.04       7.599       561       47,591.75    113.34
                                   -----    ---------------     ------       -----       ---     -----------    ------
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86     63.92%
                                   =====    ===============     ======       =====       ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Pool 2 Mortgage Loans is approximately 63.92%.

               DELINQUENCY STATUS OF THE MORTGAGE LOANS (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
      DELINQUENCY STATUS         MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           (IN DAYS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 0 - 29                            1,423    $210,666,419.11      90.45%      8.056%      678     $148,043.86     63.10%
30 - 59                               96      22,249,228.88       9.55       8.481       645      231,762.80     71.61
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86     63.92%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Cut-off Date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-48

               30-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 2)

       NUMBER OF 30-DAY
     DELINQUENCIES IN THE
           12 MONTHS              NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
         PRECEDING THE              OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
          DELINQUENCY            MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE           LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
               0                  1,132     $165,505,663.96      71.06%      8.175%      683     $146,206.42    62.04%
               1                    204       36,110,640.35      15.50       7.829       670      177,012.94    67.08
               2                     50        8,767,557.32       3.76       7.936       669      175,351.15    64.00
               3                     38        9,575,676.22       4.11       8.552       650      251,991.48    70.53
               4                     24        3,168,660.28       1.36       7.675       644      132,027.51    70.00
               5                     19        2,328,363.72       1.00       7.773       647      122,545.46    74.71
               6                      9        1,321,455.14       0.57       8.061       609      146,828.35    79.19
               7                     15        2,653,488.22       1.14       7.313       574      176,899.21    75.31
               8                     11        1,819,770.05       0.78       7.539       619      165,433.64    73.04
               9                      6          661,261.18       0.28       7.624       560      110,210.20    74.55
              10                     10          922,769.84       0.40       7.491       600       92,276.98    82.71
              11                      1           80,341.71       0.03       6.625       782       80,341.71    19.60
                                  -----     ---------------     ------       -----       ---     -----------    -----
   TOTAL                          1,519     $232,915,647.99     100.00%      8.097%      675     $153,334.86    63.92%
                                  =====     ===============     ======       =====       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

              60-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 2)*

        NUMBER OF 60-DAY
      DELINQUENCIES IN THE        NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
           12 MONTHS                OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
   PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       DETERMINATION DATE          LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
               0                   1,441    $221,276,195.10      95.00%      8.133%      678     $153,557.39     63.18%
               1                      24       3,511,335.47       1.51       6.981       661      146,305.64     78.58
               2                       6       1,374,855.12       0.59       6.958       657      229,142.52     78.50
               3                      14       1,532,313.79       0.66       7.414       612      109,450.99     77.26
               4                      12       1,442,453.16       0.62       8.843       578      120,204.43     80.72
               5                       7       1,743,011.10       0.75       7.168       597      249,001.59     66.40
               6                       4         588,982.99       0.25       7.831       522      147,245.75     89.10
               7                       5       1,132,620.65       0.49       7.246       577      226,524.13     87.11
               8                       1          68,147.88       0.03       8.625       570       68,147.88     82.60
               9                       5         245,732.73       0.11       8.989       566       49,146.55     67.99
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86     63.92%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* Includes those Mortgage Loans described in the table above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 2)" that were 30 days delinquent for at least two consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-49

              90-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 2)*

       NUMBER OF 90-DAY           NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
  PRECEDING THE DELINQUENCY      MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      DETERMINATION DATE          LOANS         BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,477    $226,629,472.61      97.30%     8.112%      678      $153,439.05     63.42%
1                                     12       2,394,320.05       1.03      6.944       586       199,526.67     78.58
2                                      6         459,192.45       0.20      7.811       539        76,532.08     73.65
3                                     10       1,875,247.20       0.81      7.844       606       187,524.72     84.18
4                                      5         212,630.09       0.09      9.744       644        42,526.02     64.92
5                                      2         507,647.78       0.22      7.838       511       253,823.89     92.89
6                                      2         591,405.08       0.25      7.360       630       295,702.54     94.48
8                                      5         245,732.73       0.11      8.989       566        49,146.55     67.99
                                   -----    ---------------     ------      -----       ---      -----------     -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%      675      $153,334.86     63.92%
                                   =====    ===============     ======      =====       ===      ===========     =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 2)" and "60-Day Delinquencies of the Mortgage Loans (Pool 2)" that were 30 days delinquent for at least three consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

              120-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 2)*

      NUMBER OF 120-DAY           NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE     AVERAGE
  PRECEDING THE DELINQUENCY      MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL    CURRENT
     DETERMINATION DATE           LOANS         BALANCE        BALANCE       RATE      SCORE**     BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,493    $229,449,738.74      98.51%      8.099%     677      $153,683.68     63.62%
1                                      8       1,154,996.60       0.50       6.867      604       144,374.58     78.96
2                                      5         821,644.85       0.35       9.254      602       164,328.97     84.56
3                                      4         144,482.21       0.06      10.271      679        36,120.55     56.58
4                                      2         507,647.78       0.22       7.838      511       253,823.89     92.89
5                                      2         591,405.08       0.25       7.360      630       295,702.54     94.48
7                                      5         245,732.73       0.11       8.989      566        49,146.55     67.99
                                   -----    ---------------     ------      ------      ---     ------------     -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%     675      $153,334.86     63.92%
                                   =====    ===============     ======      ======      ===     ============     =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 2)," "60-Day Delinquencies of the Mortgage Loans (Pool 2)" and "90-Day Delinquencies of the Mortgage Loans (Pool 2)" that were 30 days delinquent for at least four consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-50

              150-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 2)*

      NUMBER OF 150-DAY           NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS      OF           TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
  PRECEDING THE DELINQUENCY      MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     DETERMINATION DATE           LOANS         BALANCE        BALANCE       RATE      SCORE**     BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,501    $230,604,735.34      99.01%      8.093%     676      $153,634.07     63.70%
1                                      6         856,507.05       0.37       9.299      601       142,751.18     83.39
2                                      3         109,620.01       0.05      10.238      714        36,540.00     56.83
3                                      2         507,647.78       0.22       7.838      511       253,823.89     92.89
4                                      3         713,775.69       0.31       7.392      608       237,925.23     91.82
5                                      1          31,323.31       0.01      12.000      551        31,323.31     67.36
6                                      3          92,038.81       0.04       9.878      654        30,679.60     53.64
                                   -----    ---------------     ------      ------      ---      -----------     -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%     675      $153,334.86     63.92%
                                   =====    ===============     ======      ======      ===      ===========     =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 2)," "60-Day Delinquencies of the Mortgage Loans (Pool 2)," "90-Day Delinquencies of the Mortgage Loans (Pool 2)" and "120-Day Delinquencies of the Mortgage Loans (Pool 2)" that were 30 days delinquent for at least five consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

              180-DAY DELINQUENCIES OF THE MORTGAGE LOANS (POOL 2)*

     NUMBER OF 180-DAY            NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
DELINQUENCIES IN THE 12 MONTHS     OF            TOTAL         OF TOTAL    AVERAGE     AVERAGE     AVERAGE      AVERAGE
 PRECEDING THE DELINQUENCY       MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     DETERMINATION DATE           LOANS         BALANCE         BALANCE      RATE     SCORE**      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
0                                  1,507    $231,461,242.39      99.38%     8.097%      676      $153,590.74     63.77%
1                                      4         231,990.62       0.10      8.820       603        57,997.66     68.50
2                                      3         538,971.09       0.23      8.080       514       179,657.03     91.41
3                                      2         591,405.08       0.25      7.360       630       295,702.54     94.48
5                                      3          92,038.81       0.04      9.878       654        30,679.60     53.64
                                   -----    ---------------     ------      -----       ---      -----------     -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%      675      $153,334.86     63.92%
                                   =====    ===============     ======      =====       ===      ===========     =====

----------
* Includes those Mortgage Loans described in the tables above entitled "30-Day Delinquencies of the Mortgage Loans (Pool 2)," "60-Day Delinquencies of the Mortgage Loans (Pool 2)," "90-Day Delinquencies of the Mortgage Loans (Pool 2)," "120-Day Delinquencies of the Mortgage Loans (Pool 2)" and "150-Day Delinquencies of the Mortgage Loans (Pool 2)" that were 30 days delinquent for at least six consecutive months preceding the applicable delinquency determination date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-51

           ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
        ORIGINAL TERM               OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
         TO MATURITY             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         (IN MONTHS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 24 -  59                              6    $  1,451,325.84       0.62%      6.391%      659     $241,887.64    62.96%
 60 - 119                             13       1,617,487.60       0.69       4.964       697      124,422.12    71.45
120 - 179                             17       1,154,531.22       0.50       4.999       737       67,913.60    60.51
180 - 239                             64       7,383,223.85       3.17       8.538       685      115,362.87    62.29
240 - 299                             61       7,786,515.35       3.34      10.194       693      127,647.79    62.09
300 - 359                             74      11,515,061.11       4.94      10.368       650      155,608.93    62.62
360 - 419                          1,268     197,906,459.72      84.97       7.958       674      156,077.65    64.05
420 - 480                             16       4,101,043.30       1.76       6.333       746      256,315.21    65.71
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86    63.92%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average original term to maturity of the Pool 2 Mortgage Loans is approximately 345 months.

 REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL
                                       2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
           REMAINING                OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
       TERM TO MATURITY          MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         (IN MONTHS)               LOANS        BALANCE        BALANCE       RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  9 -  60                             47    $  3,267,148.62       1.40%     5.809%       688     $ 69,513.80    60.08%
 61 - 120                            288      13,088,227.26       5.62      6.216        747       45,445.23    25.17
121 - 180                            222      20,867,867.77       8.96      7.235        724       93,999.40    36.90
181 - 240                            106      13,301,627.09       5.71      9.521        680      125,487.05    56.65
241 - 300                             86      14,162,410.41       6.08      9.886        668      164,679.19    59.24
301 - 360                            761     165,159,778.30      70.91      8.162        663      217,029.93    71.14
361 - 472                              9       3,068,588.54       1.32      6.460        736      340,954.28    81.27
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Pool 2 Mortgage Loans is approximately 303 months.


                                     S-C-52

            STATED REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS
                        AS OF THE CUT-OFF DATE (POOL 2)*

       STATED REMAINING           NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
             TERM                   OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE     AVERAGE
         TO MATURITY             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL    CURRENT
         (IN MONTHS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 10 -  60                             47    $  3,267,148.62       1.40%      5.809%      688     $ 69,513.80    60.08%
 61 - 120                            214       8,940,866.73       3.84       6.528       742       41,779.75    28.90
121 - 180                            294      24,696,172.81      10.60       6.947       730       84,000.59    33.85
181 - 240                            108      13,620,682.58       5.85       9.474       681      126,117.43    55.71
241 - 300                             84      13,731,997.77       5.90       9.959       668      163,476.16    58.86
301 - 360                            763     165,590,190.94      71.09       8.161       663      217,025.15    71.14
361 - 473                              9       3,068,588.54       1.32       6.460       736      340,954.28    81.27
                                   -----    ---------------     ------       -----       ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86    63.92%
                                   =====    ===============     ======       =====       ===     ===========    =====

----------
* The remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the date of the last Monthly Payment made by the related borrower.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Pool 2 Mortgage Loans is approximately 305 months.

        SEASONING OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
          SEASONING              MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         (IN MONTHS)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
  0 -  60                           894     $194,656,865.60      83.57%     8.338%       665     $217,736.99    70.16%
 61 - 120                            93        6,280,298.94       2.70      7.241        698       67,530.10    66.01
121 - 180                            95        6,305,633.69       2.71      8.490        673       66,375.09    41.76
181 - 240                           305       20,745,482.04       8.91      6.225        752       68,017.97    21.34
241 - 300                           128        4,829,554.94       2.07      7.095        745       37,730.90    21.46
301 - 339                             4           97,812.78       0.04      4.626        766       24,453.20    51.69
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average seasoning of the Pool 2 Mortgage Loans is approximately 40 months.


                                     S-C-53

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES--MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        JURISDICTION               LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Alabama                                9    $    876,089.37       0.38%      6.496%      676     $ 97,343.26     63.39%
Arizona                               33       6,971,693.87       2.99       7.513       667      211,263.45     75.92
Arkansas                               5         413,095.20       0.18       5.899       772       82,619.04     85.87
California                           228      66,144,960.21      28.40       8.048       680      290,109.47     65.29
Colorado                              11       2,348,137.91       1.01       6.616       672      213,467.08     62.47
Connecticut                           23       4,407,049.12       1.89       8.669       645      191,610.83     62.13
District Of Columbia                   1         127,083.60       0.05       4.750       690      127,083.60     63.23
Florida                              203      33,104,671.46      14.21       8.615       644      163,077.20     66.27
Georgia                               40       6,203,703.36       2.66       8.214       664      155,092.58     74.83
Hawaii                                 2         460,616.09       0.20      10.303       695      230,308.05     82.61
Idaho                                  3         786,114.02       0.34       8.383       710      262,038.01     71.59
Illinois                              29       7,596,384.10       3.26       8.176       687      261,944.28     73.24
Indiana                               53       4,258,353.21       1.83       8.032       681       80,346.29     72.19
Iowa                                   2          13,761.74       0.01       5.506       670        6,880.87     14.42
Kansas                                 1          30,986.09       0.01       7.500       718       30,986.09     48.99
Kentucky                               7         723,929.73       0.31       8.001       697      103,418.53     71.24
Louisiana                              8       1,103,410.72       0.47      12.344       560      137,926.34     59.36
Maine                                  3         556,031.30       0.24       8.099       612      185,343.77     55.48
Maryland                              18       4,014,813.16       1.72       8.876       633      223,045.18     69.71
Massachusetts                         29       3,202,535.94       1.37       8.305       653      110,432.27     60.35
Michigan                              22       3,453,051.92       1.48       7.922       686      156,956.91     80.97
Minnesota                              8       1,129,527.90       0.48       7.516       644      141,190.99     54.82
Mississippi                            5         309,860.84       0.13       9.689       633       61,972.17     78.27
Missouri                              22       1,336,406.30       0.57       7.638       657       60,745.74     62.67
Montana                                1         224,377.61       0.10       6.875       761      224,377.61     93.49
Nebraska                               1          39,533.00       0.02       6.270       563       39,533.00     65.89
Nevada                                19       4,264,209.52       1.83       7.229       682      224,432.08     76.90
New Hampshire                          5         965,864.79       0.41       8.020       673      193,172.96     55.69
New Jersey                            48       9,244,999.64       3.97       9.032       644      192,604.16     61.68
New Mexico                             2          79,710.65       0.03       5.555       626       39,855.33     86.10
New York                             327      26,385,701.27      11.33       7.341       717       80,690.22     37.63
North Carolina                        17       1,966,559.26       0.84       7.225       622      115,679.96     82.31
North Dakota                           1         109,289.12       0.05      12.625       545      109,289.12    109.40
Ohio                                 180      12,712,690.56       5.46       7.509       736       70,626.06     71.86
Oklahoma                               5         160,232.74       0.07       9.091       627       32,046.55     63.74
Oregon                                 6       1,146,523.79       0.49       8.586       675      191,087.30     60.31
Pennsylvania                          21       2,516,463.88       1.08       9.166       621      119,831.61     73.30
Rhode Island                           7       1,863,919.24       0.80       8.128       614      266,274.18     63.03
South Carolina                        18       2,028,938.76       0.87       8.516       636      112,718.82     63.00
South Dakota                           1          79,875.99       0.03       7.500       610       79,875.99     93.97
Tennessee                             15       1,270,755.27       0.55       7.642       630       84,717.02     72.51
Texas                                 43       6,706,539.65       2.88       9.525       622      155,966.04     65.30
Utah                                   5       4,492,577.18       1.93       7.886       748      898,515.44     51.44
Virginia                              15       4,696,134.37       2.02       7.598       710      313,075.62     65.42
Washington                            10       1,989,837.75       0.85       7.769       640      198,983.78     77.36
West Virginia                          3          99,942.72       0.04       3.828       630       33,314.24     70.03
Wisconsin                              4         298,704.07       0.13       7.795       626       74,676.02     75.84
                                   -----    ---------------     ------      ------       ---     -----------    ------
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86     63.92%
                                   =====    ===============     ======      ======       ===     ===========    ======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     No more than approximately 1.65% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.


                                     S-C-54

                   LOAN PURPOSE OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE   AVERAGE      AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        LOAN PURPOSE              LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Cashout Refinance                    609    $110,255,257.24      47.34%     8.993%       660     $181,043.12    60.44%
Purchase                             708      95,772,451.32      41.12      7.261        689      135,271.82    68.61
Rate/Term Refinance                  202      26,887,939.43      11.54      7.400        687      133,108.61    61.47
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                AMORTIZATION TYPES OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE   AVERAGE      AVERAGE     AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL    CURRENT
      AMORTIZATION TYPE            LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Fully Amortizing                   1,493    $227,182,919.18      97.54%     8.129%       676     $152,165.38    63.68%
Balloon                               26       5,732,728.81       2.46      6.800        665      220,489.57    73.29
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                 ADJUSTMENT TYPE OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE   AVERAGE      AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
        ADJUSTMENT TYPE            LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Adjustable Rate                    1,385    $214,643,362.41      92.15%     8.347%       672     $154,977.16    63.43%
Fixed Rate                           134      18,272,285.58       7.85      5.151        708      136,360.34    69.61
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-55

                    LOAN TYPE OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL    CURRENT
           LOAN TYPE               LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Conventional Uninsured             1,481    $226,513,238.26      97.25%     8.122%       675     $152,946.14    63.22%
Conventional Insured                  34       6,126,772.06       2.63      7.222        682      180,199.18    89.87
Uninsured FHA                          3         250,972.18       0.11      6.586        678       83,657.39    62.60
Uninsured VA                           1          24,665.49       0.01      5.500        807       24,665.49    27.41
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                  CREDIT SCORES OF THE MORTGAGE LOANS (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          CREDIT SCORE             LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
   N/A                               56     $  7,283,708.87       3.13%      8.054%       NA     $130,066.23     41.74%
502 - 520                            23        3,008,006.88       1.29       8.400       511      130,782.91     71.28
521 - 540                            47        8,257,044.89       3.55       9.449       529      175,681.81     70.70
541 - 560                            35        4,210,198.48       1.81       9.796       549      120,291.39     67.43
561 - 580                            62       10,501,383.89       4.51       9.452       571      169,377.16     66.57
581 - 600                            84       13,755,326.32       5.91       9.855       591      163,753.88     64.07
601 - 620                            98       16,847,335.60       7.23       9.487       610      171,911.59     67.76
621 - 640                            80       18,864,714.51       8.10       8.841       630      235,808.93     72.36
641 - 660                           116       22,862,118.11       9.82       8.330       652      197,087.23     68.26
661 - 680                           102       18,775,895.26       8.06       7.753       670      184,077.40     67.84
681 - 700                           114       20,500,924.79       8.80       7.407       690      179,832.67     66.27
701 - 720                           122       19,776,092.11       8.49       7.231       712      162,099.12     67.43
721 - 740                           107       16,202,091.54       6.96       7.952       731      151,421.42     65.36
741 - 760                           103       15,670,905.91       6.73       7.338       751      152,144.72     57.70
761 - 780                           131       18,063,185.47       7.76       7.169       770      137,886.91     61.62
781 - 800                           133       11,038,865.90       4.74       6.405       790       82,998.99     56.41
801 - 820                            94        6,508,396.11       2.79       6.382       810       69,238.26     26.32
821 - 832                            12          789,453.35       0.34       6.094       824       65,787.78     21.68
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86     63.92%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* Credit score information was generally obtained by the Sponsor from one of the several credit reporting bureaus.

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average credit score of the Pool 2 Mortgage Loans with credit scores is approximately 675.


                                     S-C-56

             MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         PROPERTY TYPE            LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Single Family                      1,056    $147,644,914.81      63.39%      7.888%      679     $139,815.26    62.37%
2-4 Family                           125      19,635,041.25       8.43       7.554       680      157,080.33    66.16
Planned Unit Development              76      19,508,351.94       8.38       7.410       657      256,688.84    76.29
Condominium                          144      17,368,612.66       7.46       7.337       691      120,615.37    63.86
Commercial (Other) (1)                51      17,038,666.24       7.32      10.643       631      334,091.49    62.06
Single Family (Other) (2)             67      11,720,061.09       5.03      10.202       698      174,926.28    61.82
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%      8.097%      675     $153,334.86    63.92%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The weighted average credit scored includes only credit scores for which information is available as of the Cut-off-Date.

(1) Commercial (Other) includes: auto repair, auto sales, industrial, mixed-use, multifamily, office, restaurant, retail, truck terminal, warehouse and various other commercial properties.

(2) Single Family (Other) includes: cooperatives, improved and unimproved land and townhouses/row houses.

                 OCCUPANCY TYPES OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         OCCUPANCY TYPE            LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Owner Occupied                     1,070    $170,289,795.65      73.11%     7.935%       673     $159,149.34    63.21%
Investment**                         409      54,931,646.68      23.58      8.701        683      134,307.20    66.56
Second Home                           40       7,694,205.66       3.30      7.363        681      192,355.14    60.74
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

**   Includes all Commercial Loans.

               DOCUMENTATION LEVELS OF THE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     DOCUMENTATION LEVELS          LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
Stated Documentation                 541    $119,255,329.86      51.20%     8.858%       665     $220,434.99    67.43%
Full Documentation                   581      48,890,240.20      20.99      6.901        711       84,148.43    48.97
Limited Documentation                253      36,999,483.12      15.89      7.511        670      146,243.02    68.00
Alternative Documentation            109      19,619,859.04       8.42      7.298        673      179,998.71    72.78
No Income Verified                    31       7,909,254.12       3.40      8.757        647      255,137.23    62.14
No Asset Verified                      4         241,481.65       0.10      7.238        679       60,370.41    66.90
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,519    $232,915,647.99     100.00%     8.097%       675     $153,334.86    63.92%
                                   =====    ===============     ======      =====        ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-57

     Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Adjustable Rate Mortgage Loans are approximate percentages by total Principal Balance of the applicable Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Adjustable Rate Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

             INDICES OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE      AVERAGE       AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
             INDEX                 LOANS        BALANCE         BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   ---------------   ----------   --------   --------   -------------   --------
6 Month LIBOR                        409    $101,050,533.03      47.08%      8.518%      648     $  247,067.32    70.51%
1 Year CMT                           331      29,616,599.32      13.80       7.281       712         89,476.13    59.08
3 Year CMT                           274      14,093,526.67       6.57       6.105       757         51,436.23    18.67
Prime Rate                           225      39,934,479.10      18.61      10.357       646        177,486.57    62.37
COFI                                  47       4,966,891.05       2.31       6.042       748        105,678.53    23.22
MTA                                   38      14,503,351.44       6.76       7.638       710        381,667.14    80.90
1 Year LIBOR                          25       6,005,278.82       2.80       6.715       702        240,211.15    73.01
5 Year CMT                             8         513,005.39       0.24       6.534       729         64,125.67    66.52
Other                                  7         247,046.86       0.12       7.425       723         35,292.41    45.26
1 Month LIBOR                          6       1,585,042.90       0.74       7.099       715        264,173.82    70.97
3 Month CMT                            4         231,800.41       0.11       6.157       781         57,950.10    25.05
6 Month CMT                            4         131,213.77       0.06       8.548       592         32,803.44    46.89
Monthly Average - FHFB                 4         190,274.37       0.09       6.446       662         47,568.59    68.45
2 Year CMT                             1          50,853.03       0.02       9.750       661         50,853.03    74.78
3 Month FNMA                           1       1,495,118.58       0.70       9.125       698      1,495,118.58    47.62
30 Year CMT                            1          28,347.67       0.01       9.500       693         28,347.67    35.97
                                   -----    ---------------     ------       -----       ---     -------------    -----
   TOTAL                           1,385    $214,643,362.41     100.00%      8.347%      672     $  154,977.16    63.43%
                                   =====    ===============     ======       =====       ===     =============    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

                  FREQUENCY OF MORTGAGE RATE ADJUSTMENT OF THE
         ADJUSTABLE RATE MORTGAGE LOANS AS OF THE CUT-OFF DATE (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
        RATE ADJUSTMENT             OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
           FREQUENCY             MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          (IN MONTHS)              LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 1                                    49    $ 18,030,554.68       8.40%      7.614%      705     $367,970.50     79.47%
 6                                   476     119,662,619.36      55.75       8.757       652      251,392.06     67.33
12                                   531      60,324,736.84      28.10       8.351       681      113,605.91     61.67
24                                     2          69,631.95       0.03       8.182       695       34,815.98     60.72
36                                   316      15,571,681.88       7.25       6.161       755       49,277.47     21.48
60                                    11         984,137.70       0.46       6.395       733       89,467.06     67.78
                                   -----    ---------------     ------       -----       ---     -----------     -----
   TOTAL                           1,385    $214,643,362.41     100.00%      8.347%      672     $154,977.16     63.43%
                                   =====    ===============     ======       =====       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.


                                     S-C-58

          GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
            GROSS                MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
         MARGINS (%)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
(0.750)-(0.001)                        1    $    176,413.85       0.08%     6.000%       694     $176,413.85    64.15%
   No Margin                          47       1,560,883.89       0.73      6.955        735       33,210.30    51.04
0.250 -  0.999                         3         151,898.77       0.07      7.946        655       50,632.92    55.06
1.000 -  2.999                       685      75,009,816.23      34.95      7.141        707      109,503.38    55.32
3.000 -  5.999                       375      76,591,727.94      35.68      8.307        681      204,244.61    67.42
6.000 - 12.000                       274      61,152,621.73      28.49      9.922        622      223,184.75    68.72
                                   -----    ---------------     ------      -----        ---     -----------    -----
   TOTAL                           1,385    $214,643,362.41     100.00%     8.347%       672     $154,977.16    63.43%
                                   =====    ===============     ======      =====        ===     ===========    =====

---------
* The Mortgage Rates shown for approximately 113 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,010,888 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 4.615%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Gross Margin of the Pool 2 Adjustable Rate Mortgage Loans is approximately 4.284% per annum.

     MAXIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
            MAXIMUM                 OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
           MORTGAGE              MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
           RATES (%)               LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Maximum Rate                      165    $ 18,202,328.32       8.48%      9.034%      645     $110,317.14    63.09%
  3.163-  4.999                        2         899,541.79       0.42       3.818       725      449,770.90    80.68
  6.000-  6.999                        1         286,563.95       0.13       6.663       671      286,563.95    81.88
  8.000-  8.999                        4         305,787.16       0.14       5.284       746       76,446.79    67.20
  9.000-  9.999                       44      14,636,187.37       6.82       7.664       705      332,640.62    78.97
10.000 - 10.999                       31       5,025,434.95       2.34       6.272       716      162,110.80    74.89
11.000 - 11.999                       50      10,269,955.99       4.78       6.358       701      205,399.12    76.58
12.000 - 12.999                      348      41,649,919.78      19.40       6.524       708      119,683.68    57.86
13.000 - 13.999                      277      41,964,793.28      19.55       7.391       683      151,497.45    62.14
14.000 - 14.999                      159      22,660,297.95      10.56       8.176       665      142,517.60    66.92
15.000 - 15.999                       93      13,828,060.87       6.44       9.254       646      148,688.83    57.86
16.000 - 16.999                       66      13,120,658.56       6.11      10.355       661      198,797.86    64.11
17.000 - 17.999                       47       8,834,269.95       4.12      11.207       623      187,963.19    59.11
18.000 - 18.999                       70      15,950,089.28       7.43      11.939       614      227,858.42    58.63
19.000 - 19.999                       16       4,656,079.02       2.17      12.731       626      291,004.94    58.02
20.000 - 23.135                       12       2,353,394.19       1.10      13.445       578      196,116.18    54.65
                                   -----    ---------------     ------       -----       ---     -----------    -----
   TOTAL                           1,385    $214,643,362.41     100.00%      8.347%      672     $154,977.16    63.43%
                                   =====    ===============     ======       =====       ===     ===========    =====

----------
* The Mortgage Rates shown for approximately 113 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,010,888 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 4.615%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool 2 Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately 14.067% per annum.


                                     S-C-59

     MINIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)*

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
        MINIMUM                     OF           TOTAL          OF TOTAL    AVERAGE    AVERAGE     AVERAGE      AVERAGE
       MORTGAGE                  MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       RATES (%)                   LOANS        BALANCE         BALANCE      RATE      SCORE**     BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Minimum Rate                       12    $    398,497.62       0.19%      6.857%      758    $  33,208.14    43.32%
 0.500 -  0.999                        1          43,250.14       0.02       5.250       558       43,250.14    74.70
 1.000 -  1.999                       31       2,810,738.39       1.31       7.454       740       90,668.98    74.26
 2.000 -  2.999                      223      38,204,391.99      17.80       6.777       713      171,320.14    61.73
 3.000 -  3.999                      304      34,248,498.75      15.96       7.047       711      112,659.54    55.74
 4.000 -  4.999                       68       6,913,065.74       3.22       7.009       702      101,662.73    51.99
 5.000 -  5.999                       87      18,684,361.67       8.70       8.415       707      214,762.78    61.51
 6.000 -  6.999                      144      25,609,169.96      11.93       8.327       649      177,841.46    70.03
 7.000 -  7.999                      154      26,040,470.81      12.13       8.501       631      169,093.97    73.70
 8.000 -  8.999                      128      18,742,160.89       8.73       8.855       636      146,423.13    67.19
 9.000 -  9.999                      107      14,412,674.55       6.71       9.373       641      134,697.89    60.42
10.000 - 14.990                      126      28,536,081.90      13.29      11.431       635      226,476.84    61.93
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,385    $214,643,362.41     100.00%      8.347%      672     $154,977.16    63.43%
                                   =====    ===============     ======      ======       ===     ===========    =====

--------------
* The Mortgage Rates shown for approximately 113 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $14,010,888 are subject to Retained Interest at a Retained Interest Rate ranging from 0.215% to 4.615%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

** The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Pool 2 Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 6.202% per annum.

      MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS
                         AS OF THE CUT-OFF DATE (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
       MONTHS TO                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
       NEXT RATE                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
       ADJUSTMENT                  LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
 1 -  6                              430    $ 54,011,512.47      25.16%      8.048%      684     $125,608.17    62.17%
 7 - 12                              281      39,205,323.10      18.27       8.328       673      139,520.72    65.03
13 - 18                              376      55,678,436.71      25.94       8.259       658      148,080.95    60.05
19 - 24                               99      21,923,949.84      10.21      10.286       648      221,454.04    64.54
25 - 30                               72      10,578,846.63       4.93       7.365       695      146,928.43    63.92
31 - 36                               29       9,593,808.17       4.47       8.152       723      330,820.97    59.78
37 - 42                                3         507,743.07       0.24       6.370       711      169,247.69    73.65
43 - 48                               28       5,329,572.80       2.48       6.853       684      190,341.89    81.97
49 - 54                               51      12,385,161.85       5.77       7.514       684      242,846.31    72.11
55 - 60                               16       5,429,007.77       2.53      10.358       635      339,312.99    61.14
                                   -----    ---------------     ------      ------       ---     -----------    -----
   TOTAL                           1,385    $214,643,362.41     100.00%      8.347%      672     $154,977.16    63.43%
                                   =====    ===============     ======      ======       ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     The weighted average remaining months to next Adjustment Date for the Pool 2 Adjustable Rate Mortgage Loans is approximately 17 months.


                                     S-C-60

          PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL         OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
      PERIODIC CAP (%)             LOANS        BALANCE         BALANCE      RATE      SCORE*      BALANCE       LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Periodic Cap                      236    $ 39,372,518.45      18.34%    8.338%        673     $166,832.71    70.78%
0.750 - 0.999                          1          42,644.18       0.02     8.000         NA        42,644.18     5.69
1.000 - 1.249                        406      74,784,273.38      34.84     8.469         653      184,197.72    68.10
1.500 - 1.999                        256      23,551,889.68      10.97     7.442         682       91,999.57    46.43
2.000 - 2.499                        471      74,339,415.59      34.63     8.428         690      157,833.15    60.37
2.500 - 2.999                          1          31,920.07       0.01     7.875         697       31,920.07    49.11
3.000 - 3.499                          9       1,627,934.67       0.76    11.053         650      180,881.63    61.33
5.000 - 6.000                          5         892,766.39       0.42    10.889         647      178,553.28    58.17
                                   -----    ---------------     ------    ------         ---     -----------    -----
   TOTAL                           1,385    $214,643,362.41     100.00%    8.347%        672     $154,977.16    63.43%
                                   =====    ===============     ======     =====         ===     ===========    =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Periodic Cap of the Pool 2 Adjustable Rate Mortgage Loans with a Periodic Cap is approximately 1.535%.

      INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                  NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL          OF TOTAL    AVERAGE    AVERAGE     AVERAGE      AVERAGE
          INITIAL                MORTGAGE      PRINCIPAL       PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     PERIODIC CAP (%)             LOANS         BALANCE         BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   ---------------   ----------   --------   --------   -----------   --------
No Initial Periodic Cap                4    $  1,110,093.62       0.52%    6.794%        722     $277,523.41    74.55%
0.750 -  0.999                         1          42,644.18       0.02     8.000          NA       42,644.18     5.69
1.000 -  1.249                       466      66,787,492.04      31.12     8.177         672      143,320.80    66.57
1.500 -  1.749                       229      17,184,148.91       8.01     6.833         712       75,039.95    37.26
2.000 -  2.249                       449      69,957,848.72      32.59     9.132         683      155,808.13    58.59
2.500 -  2.749                         1          31,920.07       0.01     7.875         697       31,920.07    49.11
3.000 -  3.249                       166      40,920,488.40      19.06     8.304         633      246,508.97    74.44
4.000 -  4.249                         2         446,243.99       0.21     7.681         654      223,122.00    92.85
4.250 -  4.499                         1          55,000.00       0.03    10.990         649       55,000.00   100.00
5.000 - 10.750                        66      18,107,482.48       8.44     7.588         684      274,355.80    69.17
                                   -----    ---------------     ------    ------         ---     -----------   ------
   TOTAL                           1,385    $214,643,362.41     100.00%    8.347%        672     $154,977.16    63.43%
                                   =====    ===============     ======    ======         ===     ===========   =======

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Initial Periodic Cap of the Pool 2 Adjustable Rate Mortgage Loans with an Initial Periodic Cap is approximately 2.165%.


                                     S-C-61

   ORIGINAL INTEREST-ONLY PERIODS OF THE INTEREST-ONLY MORTGAGE LOANS (POOL 2)

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL        OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
        INTEREST ONLY            MORTGAGE      PRINCIPAL     PRINCIPAL    MORTGAGE    CREDIT     PRINCIPAL     CURRENT
             TERM                  LOANS        BALANCE       BALANCE       RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
  1 -  19                             5     $ 1,073,160.15       1.53%      8.222%      700     $214,632.03     58.34%
 20 -  25                            64      16,937,338.19      24.08       9.742       633      264,645.91     63.30
 32 -  37                            11       2,016,741.74       2.87       7.458       655      183,340.16     54.49
 56 -  61                            79      30,259,730.42      43.02       8.048       668      383,034.56     71.29
116 - 121                            59      19,932,509.67      28.34       6.652       697      337,839.15     76.10
182 - 360                             1         123,495.96       0.18      10.990       638      123,495.96     67.85
                                    ---     --------------     ------      ------       ---     -----------     -----
   TOTAL                            219     $70,342,976.13     100.00%      8.051%      668     $321,200.80     70.05%
                                    ===     ==============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Original Term of the Pool 2 Interest-Only Mortgage Loans is approximately 67 months.

   REMAINING INTEREST-ONLY TERMS OF THE INTEREST-ONLY MORTGAGE LOANS (POOL 2)

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
          REMAINING                 OF           TOTAL        OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
        INTEREST ONLY            MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
             TERM                  LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
Expired IO Period                    11     $   831,929.87       1.18%      7.570%      754     $ 75,629.99     55.20%
  4 -   6                             2         490,500.00       0.70      10.967       520      245,250.00     64.67
  7 -  12                             6       1,557,499.50       2.21       7.711       648      259,583.25     60.67
 13 -  18                            49      12,045,657.57      17.12       9.521       621      245,829.75     66.10
 19 -  24                            10       3,684,880.00       5.24      10.701       681      368,488.00     54.01
 25 -  30                             3       1,436,000.00       2.04       7.803       647      478,666.67     53.88
 31 -  36                             1         156,000.00       0.22       5.000       735      156,000.00     80.00
 37 -  42                             5       1,227,207.23       1.74       6.619       712      245,441.45     82.30
 43 -  48                            17       5,202,414.15       7.40       6.938       639      306,024.36     80.24
 49 -  54                            43      15,527,584.42      22.07       8.194       649      361,106.61     75.80
 55 -  60                            13       8,587,904.99      12.21       8.666       714      660,608.08     56.58
 91 -  96                             1         512,352.25       0.73       6.875       627      512,352.25     94.88
 97 - 102                             2         488,353.62       0.69       5.262       689      244,176.81     85.42
103 - 108                            19       6,042,848.33       8.59       6.366       720      318,044.65     78.06
109 - 114                            32      11,025,218.35      15.67       6.763       688      344,538.07     72.76
115 - 120                             4       1,403,129.89       1.99       7.261       692      350,782.47     82.69
121 - 348                             1         123,495.96       0.18      10.990       638      123,495.96     67.85
                                    ---     --------------     ------      ------       ---     -----------     -----
   TOTAL                            219     $70,342,976.13     100.00%      8.051%      668     $321,200.80     70.05%
                                    ===     ==============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Remaining Term of the Pool 2 Interest-Only Mortgage Loans with a Remaining Term is approximately 58 months.


                                     S-C-62

     Set forth below is a description of certain additional characteristics of the Pool 2 Mortgage Loans that are Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Commercial, Multifamily and Mixed Use Loans are approximate percentages by total Principal Balance of the Pool 2 Mortgage Loans that are Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Commercial, Multifamily and Mixed Use Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

      PRINCIPAL BALANCES OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS
                         AS OF THE CUT-OFF DATE (POOL 2)

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                   WEIGHTED
                                    OF           TOTAL        OF TOTAL     AVERAGE    AVERAGE      AVERAGE       AVERAGE
      PRINCIPAL BALANCES         MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT      PRINCIPAL      CURRENT
  AS OF THE CUT-OFF DATE ($)      LOANS         BALANCE        BALANCE      RATE      SCORE*       BALANCE         LTV
------------------------------   --------   --------------   ----------   --------   --------   -------------   --------
   66,718.09 -    99,999.99          5      $   427,940.89       2.51%     10.838%      611     $   85,588.18     62.24%
  100,000.00 -   149,999.99          6          734,050.53       4.31      11.743       608        122,341.76     60.83
  150,000.00 -   199,999.99          7        1,200,968.84       7.05       9.136       616        171,566.98     68.91
  200,000.00 -   249,999.99          8        1,798,475.63      10.56      10.601       636        224,809.45     68.38
  250,000.00 -   299,999.99          4        1,091,737.61       6.41      10.084       637        272,934.40     69.72
  300,000.00 -   349,999.99          5        1,630,766.24       9.57      10.420       606        326,153.25     71.60
  350,000.00 -   399,999.99          3        1,163,493.23       6.83      12.324       635        387,831.08     55.83
  400,000.00 -   449,999.99          2          828,960.60       4.87      12.395       618        414,480.30     61.58
  450,000.00 -   499,999.99          1          467,693.62       2.74      13.375       605        467,693.62     49.23
  500,000.00 -   549,999.99          1          530,838.71       3.12       8.500       750        530,838.71     47.19
  550,000.00 -   599,999.99          1          592,150.19       3.48      11.990       730        592,150.19     69.66
  600,000.00 -   649,999.99          2        1,262,210.47       7.41      10.003       548        631,105.24     66.64
  650,000.00 -   699,999.99          1          698,803.00       4.10      13.500       579        698,803.00     36.40
  700,000.00 -   749,999.99          2        1,468,999.18       8.62       8.989       648        734,499.59     64.70
  750,000.00 -   799,999.99          1          757,480.07       4.45      14.500       526        757,480.07     52.97
  850,000.00 -   899,999.99          1          888,978.85       5.22       8.625       692        888,978.85     74.64
1,450,000.00 - 1,495,118.58          1        1,495,118.58       8.77       9.125       698      1,495,118.58     47.62
                                   ---      --------------     ------      ------       ---     -------------     -----
    TOTAL                           51      $17,038,666.24     100.00%     10.643%      631     $  334,091.49     62.06%
                                   ===      ==============     ======      ======       ===     =============     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the average Principal Balance of the Pool 2 Commercial, Multifamily and Mixed Use Loans is approximately $334,091.


                                     S-C-63

         CURRENT LOAN-TO-VALUE RATIOS OF THE COMMERCIAL, MULTIFAMILY AND
                            MIXED USE LOANS (POOL 2)

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL        OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
     CURRENT LOAN-TO             MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
     VALUE RATIOS (%)              LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
36.40 - 40.00                        1      $   698,803.00       4.10%     13.500%      579     $698,803.00     36.40%
40.01 - 50.00                        7        2,931,854.37      17.21      10.152       679      418,836.34     48.00
50.01 - 60.00                        9        3,676,359.17      21.58      11.971       619      408,484.35     55.58
60.01 - 70.00                       17        4,473,643.38      26.26      11.484       631      263,155.49     65.65
70.01 - 79.72                       17        5,258,006.32      30.86       8.892       618      309,294.49     74.80
                                   ---      --------------     ------      ------       ---     -----------     -----
   TOTAL                            51      $17,038,666.24     100.00%     10.643%      631     $334,091.49     62.06%
                                   ===      ==============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Pool 2 Commercial, Multifamily and Mixed Use Loans is approximately 62.06%.

   GEOGRAPHIC DISTRIBUTION OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS
                        AS OF THE CUT-OFF DATE (POOL 2)

                                  NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED                 WEIGHTED
                                    OF           TOTAL        OF TOTAL     AVERAGE    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL      PRINCIPAL   MORTGAGE    CREDIT     PRINCIPAL     CURRENT
          JURISDICTION             LOANS        BALANCE        BALANCE      RATE      SCORE*      BALANCE        LTV
------------------------------   --------   --------------   ----------   --------   --------   -----------   --------
Alabama                               1     $   106,548.54       0.63%     11.750%      616     $106,548.54     47.35%
California                            6       2,409,953.00      14.14      10.321       700      401,658.83     60.87
Connecticut                           5       1,543,199.77       9.06       8.295       594      308,639.95     73.23
Florida                               1         182,970.00       1.07       9.125       692      182,970.00     64.86
Georgia                               5         955,004.06       5.60      12.793       616      191,000.81     63.74
Idaho                                 1         390,583.08       2.29      10.500       714      390,583.08     52.78
Illinois                              3         827,077.80       4.85      12.690       605      275,692.60     58.22
Indiana                               3         861,216.22       5.05      11.981       598      287,072.07     60.67
Louisiana                             1         757,480.07       4.45      14.500       526      757,480.07     52.97
Maryland                              1         264,388.18       1.55      11.990       594      264,388.18     64.48
Michigan                              2         457,207.88       2.68      11.318       633      228,603.94     66.31
Missouri                              1          83,823.90       0.49      12.125       604       83,823.90     49.31
New Jersey                            3       1,486,837.88       8.73      10.176       605      495,612.63     67.66
New York                              4       2,539,305.73      14.90       9.763       686      634,826.43     56.88
Ohio                                  3         402,184.69       2.36       8.383       582      134,061.56     78.60
Pennsylvania                          3         512,457.54       3.01       8.506       633      170,819.18     71.16
Rhode Island                          2         415,805.39       2.44       9.187       538      207,902.70     65.38
South Carolina                        1         383,590.95       2.25      13.750       592      383,590.95     54.80
Tennessee                             1         176,413.85       1.04       6.000       694      176,413.85     64.15
Texas                                 4       2,282,617.71      13.40      11.154       612      570,654.43     59.03
                                    ---     --------------     ------      ------       ---     -----------     -----
   TOTAL                             51     $17,038,666.24     100.00%     10.643%      631     $334,091.49     62.06%
                                    ===     ==============     ======      ======       ===     ===========     =====

----------
* The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

     No more than approximately 8.77% of the Pool 2 Commercial, Multifamily and Mixed Use Loans are secured by Mortgaged Properties located in any one zip code area.

     For information regarding types of properties securing the Pool 2 Commercial Loans, see the table entitled "Mortgaged Property Types of the Mortgage Loans (Pool 2)" above.


                                     S-C-64

PROSPECTUS

                  ASSET-BACKED NOTES/ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

                    BAYVIEW FINANCIAL SECURITIES COMPANY, LLC
                                    DEPOSITOR

THE TRUSTS:

o may periodically issue asset-backed notes or asset-backed pass-through securities, in each case in one or more series with one or more classes; and

o will be established from time to time as separate trusts to hold assets transferred to a trust by Bayview Financial Securities Company, LLC in connection with each series of securities. These assets may include:

     o mortgage loans, including loans secured by one-to four-family residential properties, manufactured housing, shares in a cooperative corporation, multifamily properties, commercial properties, mixed use residential and commercial properties or unimproved land;

     o mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

     o asset-backed securities backed by assets of the types described in this prospectus; and

     o various forms of credit enhancement of the types described in this prospectus.

     The assets in your trust will be specified in the prospectus supplement for your securities. The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

THE SECURITIES:

o will be offered for sale pursuant to this prospectus and the related prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement;

o    will have the benefit of one or more forms of credit enhancement; and

o will represent obligations of the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any other entity.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS AND UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 10, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Risk Factors.............................................................      1
The Trusts and the Trust Assets..........................................     41
   General...............................................................     41
   Mortgage Loans........................................................     44
   Manufactured Housing Contracts........................................     59
   Agency Securities.....................................................     60
   Non-Agency Securities.................................................     66
   Pre-Funding...........................................................     69
   Revolving Account.....................................................     70
   Assignment of Primary Assets..........................................     70
Bayview Financial, L.P. - The Sponsor....................................     75
   General...............................................................     75
   Securitization Program................................................     75
The Depositor............................................................     76
The Issuing Entity.......................................................     77
Affiliations and Certain Relationships and Related Transactions..........     77
Use of Proceeds..........................................................     78
Origination, Acquisition and Servicing of Loans..........................     78
   Origination and Acquisition of Loans..................................     78
   Servicing.............................................................     79
The Securities...........................................................     81
   General...............................................................     81
   Payments on the Securities............................................     82
   Optional Termination..................................................     85
   Optional Purchase of Securities.......................................     85
   Other Purchases or Redemption.........................................     86
   Book-Entry Registration...............................................     86
Credit Enhancement.......................................................     92
   Financial Guaranty Insurance Policies; Surety Bonds...................     92
   Letters of Credit.....................................................     92
   Subordinate Securities................................................     94
   Shifting Interest.....................................................     94
   Overcollateralization.................................................     95
   Derivative Instruments................................................     95
   Loan Purchase Obligations.............................................     95
   Reserve Funds.........................................................     96
   Performance Bond......................................................     98
Derivatives..............................................................     99
Insurance................................................................    101
   Primary Mortgage Insurance Policies...................................    101
   FHA Insurance and VA Guarantees.......................................    104
   Standard Hazard Insurance Policies on Mortgage Loans..................    104
   Standard Hazard Insurance Policies on Manufactured Homes..............    105
   Environmental Insurance...............................................    106

   Pool Insurance Policies...............................................    106
   Special Hazard Insurance Policies.....................................    109
   Mortgagor Bankruptcy Bond.............................................    110
Certain Yield and Prepayment Considerations..............................    111
   Yield.................................................................    111
   Maturity and Prepayment...............................................    115
The Agreements...........................................................    118
   General...............................................................    118
   Assignment of Primary Assets..........................................    119
   The Pooling and Servicing Agreement and the Servicing Agreements......    127
   The Trustee...........................................................    140
   The Indenture.........................................................    142
   The Indenture Trustee.................................................    146
   The Trust Agreement...................................................    148
   Reports to Securityholders............................................    150
   The Trustees; Agents..................................................    153
   Loss Mitigation Advisor; Investment Manager; Other Parties............    153
Certain Legal Aspects of Loans and Contracts.............................    154
   Mortgage Loans........................................................    154
   Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries........    155
   Cooperatives..........................................................    156
   Manufactured Housing Contracts........................................    158
   Foreclosure...........................................................    160
   Realizing Upon Cooperative Security...................................    162
   Rights of Redemption..................................................    163
   Anti-Deficiency Legislation and Other Limitations on Lenders..........    164
   Foreclosure on Mortgaged Properties Located in the Commonwealth of
      Puerto Rico........................................................    167
   Bankruptcy Laws.......................................................    168
   Due-on-Sale Clauses...................................................    171
   Enforceability of Certain Provisions..................................    171
   Environmental Considerations..........................................    172
   Servicemembers Civil Relief Act.......................................    174
   Alternative Mortgage Instruments......................................    175
   Consumer Protection Laws..............................................    176
   Applicability of Usury Laws...........................................    176
   Commercial, Multifamily and Mixed Use Loans...........................    177
   Leases and Rents......................................................    178
   Default Interest and Limitations on Prepayment........................    179
   Secondary Financing; Due-on-Encumbrance Provisions....................    179
   Certain Laws and Regulations..........................................    180
   Type of Mortgaged Property............................................    180
   Americans with Disabilities Act.......................................    180
   Personal Property.....................................................    181
   FHA Insurance and VA Guaranty.........................................    181
Material Federal Income Tax Considerations...............................    184
   Types of Securities...................................................    185

   Taxation of Securities Treated as Debt Instruments....................    188
   REMIC Residual Certificates...........................................    196
   Grantor Trust Certificates............................................    204
   Partner Certificates..................................................    207
   Special Tax Attributes................................................    210
   Backup Withholding....................................................    213
   Reportable Transactions...............................................    213
State and Local Tax Considerations.......................................    213
ERISA Considerations.....................................................    214
   General...............................................................    214
   Debt Securities.......................................................    215
   Underwriters' Exemptions Applicable to Purchase of Certificates and
      Debt Securities....................................................    216
   Other Considerations..................................................    223
Legal Investment Considerations..........................................    223
Accounting Considerations................................................    226
Method of Distribution...................................................    226
Legal Matters............................................................    227
Financial Information....................................................    227
Static Pool Information..................................................    227
Additional Information...................................................    228
Incorporation of Certain Information by Reference........................    229
Reports to Securityholders and to the SEC................................    229
Ratings..................................................................    229
Index of Defined Terms...................................................    231
Annex I Global Clearance, Settlement and Tax Documentation Procedures....    I-1

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED SECURITIES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

MORTGAGE LOANS ORIGINATED
   ACCORDING TO NON-AGENCY
   UNDERWRITING GUIDELINES MAY
   HAVE HIGHER EXPECTED
   DELINQUENCIES..............   Unless otherwise provided in the related
                                 prospectus supplement, a substantial majority of the mortgage loans to be included in the trust will have been acquired by the sponsor from various unaffiliated savings institutions, finance companies and other sellers. Although neither the sponsor nor the depositor will have, in many cases, information available to it as to the underwriting standards that were applied in originating these mortgage loans, it is likely that these mortgage loans will have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as "subprime," "non-prime" or "non-conforming" mortgage loans. Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

                                 Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

                                 Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans that provide for negative amortization.

                                 See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

                                 Consequently, mortgage loans originated
                                 according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                 See the related prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

INFORMATION REGARDING
   HISTORICAL PERFORMANCE OF
   OTHER MORTGAGE LOANS MAY
   NOT BE INDICATIVE OF THE
   PERFORMANCE OF THE LOANS
   IN THE TRUST...............   A variety of factors may affect the performance
                                 of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

                                      o    differences in loan type;

                                      o    the relative seasoning of the pools;

                                      o    differences in interest rates, credit
                                           quality and any of various other
                                           material pool characteristics, both
                                           at formation of a pool and over time;

                                      o    the extent to which the loans in a
                                           pool have prepayment penalties;

                                      o    whether the loans were originated by
                                           different lenders, and the extent to
                                           which the underwriting guidelines
                                           differed; and

                                      o    whether the loans were serviced by
                                           different servicers.

                                 In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

ASPECTS OF THE MORTGAGE LOAN
   ORIGINATION PROCESS MAY
   RESULT IN HIGHER EXPECTED
   DELINQUENCIES..............   Various factors in the process of originating
                                 the mortgage loans in the trust may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

                                 APPRAISAL QUALITY: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

                                 STATED INCOME UNDERWRITING GUIDELINES: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under "stated income" programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust.

                                 UNDERWRITING GUIDELINE EXCEPTIONS: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

                                 NON-OWNER OCCUPIED PROPERTIES: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not occupy the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

                                 BROKER AND CORRESPONDENT ORIGINATION VERSUS
                                 RETAIL ORIGINATION: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

                                 FRAUD: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

                                 SELF-EMPLOYED BORROWERS: Self-employed
                                 borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust.

                                 FIRST TIME BORROWERS: First time buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

                                 Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust, unless specified in the prospectus supplement.

                                 See the related prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

CHANGES IN U.S. ECONOMIC
   CONDITIONS MAY ADVERSELY
   AFFECT THE PERFORMANCE OF
   THE MORTGAGE LOANS,
   PARTICULARLY ADJUSTABLE
   PAYMENT LOANS OF VARIOUS
   TYPES......................   Recently, an increasingly large proportion of
                                 mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

                                      o    mortgage loans whose interest rate
                                           adjusts on the basis of a variable
                                           index plus a margin, with the initial
                                           adjustment typically occurring six
                                           months after origination of the
                                           related mortgage loan and adjustments
                                           occurring every six months
                                           thereafter; these loans may or may
                                           not have a low introductory interest
                                           rate;

                                      o    "hybrid" mortgage loans, whose
                                           interest rate is fixed for the
                                           initial period specified in the
                                           related mortgage note, and thereafter
                                           adjusts periodically based on the
                                           related index;

                                      o    "interest-only" mortgage loans, which
                                           provide for payment of interest at
                                           the related mortgage interest rate,
                                           but no payment of principal, for the
                                           period specified in the related
                                           mortgage note; thereafter, the
                                           monthly payment is increased to an
                                           amount sufficient to amortize the
                                           principal balance of the mortgage
                                           loan over the remaining term and to
                                           pay interest at the applicable
                                           mortgage interest rate;

                                      o    "negative amortization" mortgage
                                           loans, which may have a low
                                           introductory interest rate, and
                                           thereafter have a mortgage interest
                                           rate which adjusts periodically based
                                           on the related index; however, the
                                           borrower is only required to make a
                                           minimum monthly payment which may not
                                           be sufficient to pay the monthly
                                           interest accrued, resulting in an
                                           increase to the principal balance of
                                           the mortgage loan by the amount of
                                           unpaid interest; and

                                      o    "option ARMs," which combine several
                                           of the features described above and
                                           permit the borrower to elect whether
                                           to make a monthly payment sufficient
                                           to pay accrued interest and amortize
                                           the principal balance, make an
                                           interest-only payment or make a
                                           minimum payment that may be
                                           insufficient to pay accrued interest
                                           (with the unpaid interest added to
                                           the principal balance of the loan).

                                 If specified in the related prospectus
                                 supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

                                 The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

                                 In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or
                                 (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

                                 Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

                                 When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower's initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the "cut-off date," and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

                                 In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

                                 In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

                                 Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

                                 Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance. In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

                                 Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

                                 It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

                                 Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

                                 These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

                                 See "--Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies" for a discussion of risks related to mortgage loans that are sometimes referred to as "subprime" or "non-conforming" or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

                                 Several types of adjustable payment mortgage loans discussed above, in particular "option ARMs" and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

                                 See "--Risks Associated with Loans Providing for Interest-Only Payments" and "--Risks Related to of Mortgage Loans that Provide for Negative Amortization" for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

RISKS ASSOCIATED WITH LOANS
   PROVIDING FOR INTEREST-ONLY
   PAYMENTS...................   If specified in the related prospectus
                                 supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

                                 If applicable, the presence of these mortgage loans in the trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment.

                                 Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

                                 After a borrower's monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

                                 See also "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" for a discussion of risks related to interest-only mortgage loans and economic conditions.

RISKS RELATED TO MORTGAGE
   LOANS THAT PROVIDE FOR
   NEGATIVE AMORTIZATION......   If specified in the related prospectus
                                 supplement, the trust may include mortgage loans that provide for so-called "negative amortization." Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

                                 At the end of this initial period, and
                                 periodically thereafter, the borrower's minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower's monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.

                                 Nevertheless, although each year's recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

                                 During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

                                 In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

                                 Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be "recast" without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

                                 In summary, then, as interest rates increase
                                 (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

                                 See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" above.

                                 In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

EARLY OR MULTIPLE PAYMENT
   DEFAULTS MAY BE INDICATIVE
   OF HIGHER RATES OF
   DELINQUENCIES AND LOSSES IN
   THE FUTURE.................   As specified in the related prospectus
                                 supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

                                 Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

MORTGAGE LOANS WITH HIGH
   ORIGINAL LOAN-TO-VALUE
   RATIOS MAY PRESENT A
   GREATER RISK OF LOSS.......   As specified in the related prospectus
                                 supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

                                 Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

SPECIAL DEFAULT RISK OF JUNIOR
   LIEN MORTGAGE LOANS........   If the related prospectus supplement specifies
                                 that the trust includes mortgage loans that are secured by junior liens on the related mortgaged properties, these junior lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.
                                 Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

RISKS RELATED TO SIMULTANEOUS
   SECOND LIENS AND OTHER
   BORROWER DEBT..............   At the time of origination of any first lien
                                 mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

                                 In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

CREDIT SCORING MODELS MAY NOT
   PROVIDE AN ACCURATE RISK
   ASSESSMENT OF BORROWERS....   Credit scoring models are intended to provide a
                                 means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.
                                 Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

                                 In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower's credit score would not be lower if obtained as of the date of the related prospectus supplement.

GEOGRAPHIC CONCENTRATION OF
   MORTGAGE LOANS.............   The mortgage loans to be included in the trust
                                 may be concentrated in one or more states, as specified in the related prospectus supplement.
                                 The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                 o Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                 o    Declines in the real estate market in
                                      those states may reduce the values of
                                      similar properties located in those
                                      states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

                                 o Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

                                 o Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower's refinancing options and increase the chances of default and foreclosure.

                                 Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

                                 For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

RISKS RELATED TO CERTAIN
   FEATURES OF BALLOON
   LOANS......................   If specified in the related prospectus
                                 supplement, the mortgage loans to be included in the trust may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the applicable forms of credit enhancement are insufficient or unavailable to cover the loss.

DEFAULT RISK ON HIGH BALANCE
   MORTGAGE LOANS.............   If specified in the related prospectus
                                 supplement, a certain percentage of the
                                 mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

SPECIAL RISKS ASSOCIATED WITH
   MULTIFAMILY, MIXED USE AND
   COMMERCIAL MORTGAGE
   LOANS......................   If specified in the related prospectus
                                 supplement, mortgage loans in the trust may be secured by liens on multifamily properties, mixed residential/commercial properties and fee simple and/or leasehold interests in various types of commercial property. Commercial loans, mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower's household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower's income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced
                                 (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

                                 There are various risks associated with
                                 multifamily, commercial and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

                                 MULTIFAMILY LOANS. The performance of a
                                 multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

                                 COMMERCIAL LOANS SECURED BY RETAIL PROPERTIES. The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by factors such as the quality and success of a retail property's tenants, the closing of a major store in the shopping center where the related property is located, changes in consumer preferences, declines in consumer spending, competition from local merchants and from catalog and internet retailers and product obsolescence.

                                 COMMERCIAL LOANS SECURED BY OFFICE PROPERTIES. The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by factors such as the quality and nature of tenants, tenant concentration (for example, predominantly high tech firms, law firms, government agencies, etc.), the physical condition of the property, the types of services and amenities provided, changes in the surrounding neighborhood, management, and the availability of alternative office space.

                                 COMMERCIAL LOANS SECURED BY INDUSTRIAL
                                 PROPERTIES. The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by factors such as the design and adaptability of the building, success or failure of the business of the tenant, which is frequently the sole tenant of the property, the availability of alternative space, and the quality of the local and regional transportation system.

                                 The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans.

                                 See "--Environmental Risks" below.

ENVIRONMENTAL RISKS...........   Real property pledged as security for a
                                 mortgage loan may be subject to certain
                                 environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                 Response, Compensation and Liability Act of
                                 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.

                                 See "Certain Legal Aspects of Loans and
                                 Contracts--Environmental Considerations" in this prospectus.

                                 A lender also risks such liability on
                                 foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos or other hazardous substances into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have recently been subject to liability claims associated with mold.

                                 If provided in the related prospectus
                                 supplement, certain of the commercial,
                                 multifamily and mixed-use loans will be covered by a limited environmental insurance policy.

                                 See "Insurance--Environmental Insurance' in this prospectus.

MORTGAGE LOAN INTEREST RATES
   MAY LIMIT INTEREST RATES ON
   THE VARIABLE RATE
   SECURITIES.................   The securities generally will have either fixed
                                 or variable interest rates. However, as
                                 specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

                                 Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

                                 A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

                                 o The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

                                 o    The interest rates on adjustable rate
                                      mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

                                 o    To the extent that fixed rate or
                                      adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

                                 See "Certain Yield and Prepayment
                                 Considerations" in this prospectus and the related prospectus supplement and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

POTENTIAL INADEQUACY OF CREDIT
   ENHANCEMENT................   If specified in the related prospectus
                                 supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

                                 SUBORDINATION AND ALLOCATION OF LOSSES. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

                                 o    if you buy a subordinate security and
                                      losses on the related mortgage loans
                                      exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

                                 o    if specified in the related prospectus
                                      supplement, after the total principal
                                      amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

                                 Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

                                 If the securities have the benefit of
                                 overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

                                 See "Credit Enhancement" in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

                                 EXCESS INTEREST AND OVERCOLLATERALIZATION. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as
                                 "overcollateralization" and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

                                 o Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                 o Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

                                 See "Credit Enhancement" in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

                                 LIMITED CROSS-COLLATERALIZATION. The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

                                 INTEREST RATE DERIVATIVE AGREEMENTS. If
                                 specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

                                 See "Credit Enhancement" in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

                                 PRIMARY MORTGAGE INSURANCE. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

                                 In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

                                 These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%.

                                 However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

                                 See "Insurance--Primary Mortgage Insurance
                                 Policies" in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
   PRIMARY MORTGAGE INSURERS
   ON RATINGS OF SECURITIES...   If the related prospectus supplement specifies
                                 that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

                                 Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

                                 See "Insurance--Primary Mortgage Insurance
                                 Policies" in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

RISKS RELATED TO ANY INTEREST
   RATE SWAP AGREEMENT........   If the related prospectus supplement specifies
                                 that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

EFFECT OF CREDITWORTHINESS OF
   SWAP COUNTERPARTY ON
   RATINGS OF SECURITIES......   If the related prospectus supplement specifies
                                 that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

                                 If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

                                 See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

SPECIAL RISKS FOR CERTAIN
   CLASSES OF SECURITIES......   The related prospectus supplement may specify
                                 that certain classes of securities are
                                 interest-only or principal-only securities.
                                 These securities will have yields to maturity
                                 (or early termination)--the yield you will receive if you hold a security until it has been paid in full--that are highly sensitive to prepayments on the related mortgage loans.

                                 If you purchase any of these classes of
                                 securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

                                 o    in the case of any interest-only
                                      securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

                                 o    in the case of any principal-only
                                      securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

                                 Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the sponsor and its affiliates and any master servicer or servicer.

                                 Exercise by a party that has a right to
                                 purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

SPECIAL RISKS ASSOCIATED WITH
   UNDERLYING SECURITIES......   If specified in the related prospectus
                                 supplement, the trust may include other
                                 publicly- or privately-offered securities, representing beneficial ownership interests in separate trusts. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

                                 Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trusts represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trusts represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

                                 Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trusts once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trusts that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust.

MILITARY ACTION AND TERRORIST
   ATTACKS....................   The effects that military action by U.S. forces
                                 in Iraq, Afghanistan or other regions,
                                 terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.
                                 In addition, the activation of additional U.S.
                                 military reservists or members of the National

                                 Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

UNPREDICTABILITY AND EFFECT OF
   PREPAYMENTS................   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if prevailing interest rates
                                 decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                 Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                 Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the sponsor and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as "option ARMs," may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

                                 The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the sponsor may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

                                 A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

                                 o If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

                                 o If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

                                 The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and junior lien residential or commercial mortgage loans.

                                 See "Certain Yield and Prepayment
                                 Considerations" in this prospectus and in the related prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

RISKS RELATED TO DELAY IN
   RECEIPT OF LIQUIDATION
   PROCEEDS; LIQUIDATION
   PROCEEDS MAY BE LESS THAN
   MORTGAGE BALANCE...........   Substantial delays could be encountered in
                                 connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

THE SERVICERS' COLLECTIONS
   PROCEDURES MAY AFFECT THE
   TIMING OF COLLECTIONS ON
   THE MORTGAGE LOANS.........   In order to reduce borrower defaults, the
                                 servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust's receipt of interest or principal payments.

                                 See the related prospectus supplement for a description of the collection procedures applicable to each servicer.

RISKS RELATING TO DEFAULTS OR
   RESIGNATION OF THE MASTER
   SERVICER OR A SERVICER.....   If the master servicer or a servicer were to
                                 default in their obligations under the related master servicing or servicing agreement, the trustee or the sponsor may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are "accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee and the sponsor, on the one hand, and the master servicer or the applicable servicer, as applicable, on the other. As a consequence, if the trustee or the sponsor attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

                                 If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

                                 If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

DELINQUENCIES MAY BE HIGHER
   DUE TO SERVICING
   TRANSFERS..................   Servicing of mortgage loans may be transferred
                                 in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the sponsor of its right to terminate a servicer without cause.

                                 All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

                                 See the related prospectus supplement for a description of any servicing transfers.

VIOLATION OF VARIOUS FEDERAL,
   STATE AND LOCAL LAWS MAY
   RESULT IN LOSSES ON THE
   MORTGAGE LOANS.............   Applicable state laws generally regulate
                                 interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

                                 Mortgage loans are also subject to various federal laws, including:

                                 o    the federal Truth-in-Lending Act and
                                      Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the borrower's
                                      credit experience.

                                 Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

                                 The sponsor will represent in the mortgage loan purchase agreement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under "The
                                 Agreements--Repurchase and Substitution of
                                 Non-Conforming Loans" in this prospectus.

RISKS RELATED TO PREDATORY
   LENDING LAWS/HIGH COST
   LOANS......................   Various federal, state and local laws have been
                                 enacted that are designed to discourage
                                 predatory lending practices. The federal Home
                                 Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

                                 In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as "high cost" loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

                                 Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

                                 The sponsor will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as "high cost" loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the sponsor will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the sponsor will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the sponsor does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

BANKRUPTCY OR INSOLVENCY
   PROCEEDINGS COULD DELAY OR
   REDUCE PAYMENTS ON THE
   SECURITIES.................   Each transfer of a mortgage loan to the
                                 sponsor, from the sponsor or another seller to the depositor and, in turn, to the related trust, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable transferor, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

LIMITED ABILITY TO RESELL
   SECURITIES.................   The underwriter will not be required to assist
                                 in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

LIMITED OBLIGATIONS...........   The assets of the trust are the sole source of
                                 payments on the related securities. The
                                 securities are not the obligations of any other entity. None of the sponsor, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

RATINGS ON THE SECURITIES ARE
   DEPENDENT ON ASSESSMENTS BY
   THE RATING AGENCIES........
                                 The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

                                 o only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

                                 o do not take into consideration any of the tax aspects associated with the securities;

                                 o do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

                                 o    do not address the payment of any basis
                                      risk shortfalls with respect to the
                                      securities; and

                                 o do not comment as to the market price or suitability of the securities for a particular investor.

                                 Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

THE SECURITIES MAY NOT BE
   SUITABLE INVESTMENTS.......   The securities may not be a suitable investment
                                 if you require a regular or predictable
                                 schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.
                                 An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

                         THE TRUSTS AND THE TRUST ASSETS

GENERAL

     Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an "Asset Group"), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement. The securities of a series will be non-recourse obligations of the trust. Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

     Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee. In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee, and any co-indenture trustee. References in this prospectus to "trustee" are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee, indenture trustee or co-indenture trustee, as applicable, unless the context requires otherwise.

     If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

     The property or the trust for each series of securities will generally consist of (including any combination of):

     o mortgage loans or manufactured housing contracts secured by properties of the types described in this prospectus;

     o asset-backed or mortgage-backed securities, all of which are sometimes referred to in this prospectus as asset-backed securities, of the types described in this prospectus;

     o amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

     o amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

     o mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

     o any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

     o any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, market value swap agreement, currency swap or currency option agreement, including instruments to convert Canadian dollars to U.S. dollars or otherwise to provide a source of funds to compensate in part for any shortfall in payments received on Canadian mortgage loans as a result of a decline in the value of the Canadian dollar with respect to the U.S. dollar, or other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement;

     o any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

     o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

     o any environmental insurance policy relating to commercial, multifamily or mixed use properties;

     o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

     o any other asset, instrument or agreement relating to the trust, described in this prospectus and specified in the prospectus supplement.

     For convenience of reference, we sometimes refer in this prospectus to mortgage loans and manufactured housing contracts collectively as "Loans."

     The prospectus supplement may specify that a certain amount or percentage of a Primary Asset (for example, a portion of the interest otherwise payable on each Primary Asset) will not be sold by the sponsor to the depositor, or by the depositor to the trust, because the seller of that Primary Asset retained ownership of such right (the "retained interest"). Therefore, amounts received with respect to retained interest in a Loan, an Agency Security or a Non-Agency Security (each as defined herein) included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, free and clear of the interest of the securityholders under the agreements. The holder of the retained interest and the servicing rights owner with respect to the Primary Assets may be the same party.

     The "Primary Assets" in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

     o    mortgage loans;

     o    manufactured housing contracts;

     o Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates, all of which are referred to in this prospectus as "Agency Securities"; and

     o securities representing a fractional, undivided interest in or secured by Primary Assets ("Non-Agency Securities").

     For convenience of reference, Agency Securities and Non-Agency Securities are sometimes referred to in this prospectus collectively as "Underlying Securities."

     If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement. If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, a servicer or the master servicer will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

     Generally, unless otherwise specified in the related prospectus supplement, Primary Assets are selected for inclusion in the trust for a series of securities based on certain factors, which may include from time to time:

     o    the type of property related to the loan;

     o    the outstanding principal balance of the loan;

     o    the related loan-to-value ratio;

     o the related property's geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the sponsor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

     o    the related borrower's credit score;

     o    the related borrower's debt-to-income ratio;

     o whether it is discovered that there are any material documentation defects related to the loan;

     o    the identity of the related servicer;

     o    whether the loan is secured by a senior or a junior lien;

     o whether, and if so how long, the related borrower has been delinquent in meeting scheduled payments of principal and interest, as applicable; and

     o in the case of a commercial loan, the applicable debt service coverage ratio, which generally is the ratio of one year's net operating income (actual or stabilized) of the mortgaged property to one year's principal and interest loan obligations.

MORTGAGE LOANS

General

     If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

     o conventional one- to four-family residential, fixed and/or adjustable rate, first and/or junior lien mortgage loans;

     o cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

     o    mortgage loans secured by multifamily property;

     o mortgage loans secured by commercial property, including agricultural land;

     o    mortgage loans secured by mixed use property;

     o    mortgage loans secured by unimproved land;

     o mortgage loans secured by properties located in Canada or outside the territorial United States;

     o    mortgage loans insured by the FHA or partially guaranteed by the VA;

     o manufactured housing conditional sales contracts and installment loan agreements;

     o "balloon" mortgage loans, which provide for (1) equal monthly scheduled payments of principal and interest that will not reduce the scheduled principal balance of the mortgage loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that mortgage loan; or

     o    any combination of the foregoing.

     The mortgage loans and contracts will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor. Mortgage loans and contracts may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

     The mortgage loans will be evidenced by notes ("mortgage notes"). Generally, the mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on mortgaged property owned in fee simple by the borrower. In some cases, mortgage loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the improvement or improvements located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan.

     Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums and cooperative dwellings. Multi-family property may include multifamily residential rental properties, condominium projects and apartment buildings owned by cooperative housing corporations. Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and mixed use property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate, unimproved land or other property types described in the applicable prospectus supplement. If specified in the applicable prospectus supplement, borrowers may not be United States residents and mortgaged properties may be located in any state or territory of the United States or outside of the United States. Mortgage loans secured by commercial property, multifamily property or mixed use property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties, or by personal guarantees of the borrowers or principals of the borrowers, to the extent specified in the applicable prospectus supplement. Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

     If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield and Prepayment Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement. Types of adjustable rate mortgage loans that may be included in a trust include the following:

     o mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

     o "hybrid" mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

     o "interest-only" mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

     o "negative amortization" mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

     o "option ARMs," which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

     If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable rate mortgage loans will be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate, in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances. If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller or other party to repurchase converted adjustable rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

     An adjustable rate mortgage loan may adjust in accordance with one or more of the following indices as specified in the applicable prospectus supplement:

     o U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

     o EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

     o GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

     o London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

     o SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

     o Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

     o Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

     o Federal Funds Rate ("Fed Funds Rate"), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

     o Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

     o Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

     o Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

     o National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

     o Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

     o Consumer Price Index ("CPI"), which is an inflationary indicator published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a fixed basket of products and services, including housing, electricity, food and transportation.

     o Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

     o National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and are reported monthly by the Federal Housing Finance Board.

     o Federal Home Loan Bank Index ("FHLB Index"), which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

     o A rate or index chosen by the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which rate or index is generally based upon certain medians and averages of other indices.

     If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

     If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property ("partially disbursed loans"), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed ("holdback loans") or mortgage loans that otherwise provide for future advances to the borrowers. Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

     A trust may include VA loans or FHA loans. VA loans will be partially guaranteed by the United States Department of Veteran's Affairs (the "VA"), under the Servicemen's Readjustment Act of 1944, as amended. FHA loans will be insured by the Federal Housing Administration (the "FHA"), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties.

     With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information, to the extent material to investors, as to:

     o    the original principal balance of the Loans;

     o the total principal balance of the Loans as of the applicable cut-off date;

     o    the types and percentages of mortgaged properties securing the Loans;

     o    the range of original terms to maturity of the Loans;

     o the range of principal balances and average principal balance of the Loans;

     o    the earliest origination date and latest maturity date of the Loans;

     o    Loans having loan-to-value ratios at origination exceeding 80%;

     o    the interest rate or range of interest rates borne by the Loans;

     o    the geographical distribution of the Loans;

     o the total principal balance of buydown loans or GPM loans, if applicable;

     o    the delinquency status of the Loans as of the cut-off date;

     o with respect to adjustable rate Loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

     o whether the Loan provides for an interest only period and whether the principal balance of that Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the Loan.

     o if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Loans;

     o the range of ages or seasoning of the Loans, including the weighted average thereof;

     o the weighted average term-to-stated maturity of the Loans and the range of remaining terms-to-stated maturity;

     o the servicer distribution, if different servicers are servicing the Loans;

     o    the amortization period;

     o    the purpose of the Loans (e.g. whether a purchase or refinance);

     o the range of loan-to-value ratios for the Loans and if applicable, combined loan-to-value ratios;

     o    the intended use of the Loan;

     o the percentage of Loans (by outstanding principal balance as of the cut-off date) that are not covered by primary mortgage insurance policies;

     o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Loans;

     o the number and range of any prepayment premiums or any other similar fees;

     o the originator distribution, if more than one originator originated the Loans in the trust;

     o the level and type of origination documentation provided for the Loans; and

     o the range of credit scores applicable to the borrowers of the related Loans.

     The total principal balance of the mortgage loans or contracts in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

     No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of Loans and Contracts--Cooperatives" in this prospectus. To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in this prospectus and specified in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

     The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series. The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services. With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans. Bayview Financial, L.P. ("BFLP") or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust. The servicing of the mortgage loans is generally described under "Origination, Acquisition and Servicing of Loans" and "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements" in this prospectus.

     If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. As described in this prospectus, the sponsor will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the sponsor will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to the securityholders or the trustee for a breach of representation and warranty by the sponsor.

Single Family Mortgage Loans

     The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in this prospectus under "The Trusts and the Trust Assets--Mortgage Loans" and identified in the related prospectus supplement, subject to any applicable restrictions on those adjustments. In addition, if stated in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for an initial interest-only period prior to the amortization of principal.

     If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan ("buydown loans"). The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund. Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

     If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable ("GPM loans"). GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a "GPM fund"). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

     If specified in the related prospectus supplement, a trust may contain "re-performing loans," which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

     If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

     If specified in the applicable prospectus supplement, a trust may include "reverse mortgage loans" that do not provide for monthly payments of principal and interest by the borrower. Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events. Maturity events will generally include:

     o    the death of the borrower, or the last living of two co-borrowers;

     o the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

     o    the sale of the related Mortgaged Property.

     The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

Commercial, Multifamily and Mixed Use Mortgage Loans

     The commercial mortgage loans, multifamily mortgage loans and mixed use mortgage loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property, including agricultural property and partially improved or unimproved land; multifamily residential property; cooperatively owned multifamily properties and/or mixed residential and commercial property; and related property and interests.

     Certain of the commercial, multifamily and mixed use mortgage loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Commercial, multifamily and mixed use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of Loans and Contracts--Leases and Rents" in this prospectus.

     Certain of the commercial, multifamily and mixed use mortgage loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the mortgaged property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.


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

     Commercial, multifamily and mixed use mortgage loans may be originated by an affiliate of the depositor. Other originators of commercial, multifamily and mixed use mortgage loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

     Commercial, multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed use real estate lending.

     A borrower (or the borrowers) under a commercial, multifamily or mixed use loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis--in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

     There are various risks associated with different types of commercial, multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

     o    local and regional economic conditions;

     o    the physical condition of the property;

     o    the types of services and amenities provided;

     o the tenant population--i.e., predominantly students or elderly persons, or workers in a particular industry;

     o    availability of alternative rental properties;

     o    changes in the surrounding neighborhood;

     o    management;


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

     o    the level of mortgage interest rates;

     o    dependence upon government rent subsidies;

     o    any applicable rent control laws; and

     o    state and local regulations.

     The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

     o    the quality and success of a retail property's tenants;

     o closing of a major store in the shopping center where the related property is located;

     o    changes in consumer preferences;

     o    declines in consumer spending;

     o competition from local merchants and from catalog and Internet retailers; and

     o    product obsolescence.

     The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

     o    quality and nature of tenants;

     o tenant concentration--i.e., predominantly high tech firms, law firms, government agencies, etc.;

     o    the physical condition of the property;

     o    the types of services and amenities provided;

     o    changes in the surrounding neighborhood;

     o    management; and

     o    availability of alternative office space.

     The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

     o    the design and adaptability of the building;

     o success or failure of the business of the tenant, which is frequently the sole tenant of the property;


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

     o    availability of alternative space; and

     o    quality of the local and regional transportation system.

     The value of a commercial, multifamily or mixed use property may also be affected by a variety of other factors. In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

     Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. With respect to commercial, multifamily and mixed use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

     Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

     Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

     The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Certain Legal Aspects of Loans and Contracts--Environmental Considerations" in this prospectus. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.


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

     No single commercial, multifamily or mixed use loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the loans in the trust.

Balloon Loans

     A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

     If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.


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

     Monthly payments on most mortgage loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Canadian Mortgage Loans

     The mortgage loans in a trust may also include loans made by BFLP or a direct or indirect subsidiary of BFLP to Canadian borrowers, secured by mortgaged properties located in Canada ("Canadian mortgage loans"). Such Canadian mortgage loans may include the various types of loans (other than cooperative loans), and may be secured by the various types of properties, described herein. Many of such Canadian mortgage loans may be balloon mortgage loans. In many cases, Canadian loans originated by BFLP or its subsidiary are structured with payment terms that do not require the related borrower, except on default, to pay more than 25% of the principal balance of the loan within the first five years after origination.

     It is intended that any Canadian mortgage loan included in a trust be structured to qualify for an exemption from Canadian withholding tax on interest payments. BFLP will obtain advice from its Canadian counsel regarding the requirements that must be met under current Canadian tax law and administrative practice in order for Canadian mortgage loans to qualify for the exemption, including the form of documentation to be used for Canadian mortgage loans. The requirements to qualify for a Canadian withholding tax exemption must be satisfied on an initial and ongoing basis, and in some circumstances modifications to the terms of Canadian mortgage loans and assumptions or transfers of Canadian mortgage loans may result in loss of withholding tax exempt status.

     There is a risk that by virtue of a change in Canadian federal or provincial law or administrative practice of a Canadian tax authority, or by virtue of a failure of a particular Canadian mortgage loan to satisfy on an initial and continuing basis all of the requirements for the exemption, one or more Canadian mortgage loans included in a trust may not qualify for an exemption from Canadian withholding tax. In that event, the borrower will likely be required under the terms of the Canadian mortgage loan to gross up its payments to compensate for withholding tax. Also, if there were a breach of any representation or warranty given by the sponsor related to matters relevant to qualification for a Canadian withholding tax exemption, the sponsor would be obligated to repurchase the related mortgage loan.

     Prior to the transfer to a trust of Canadian mortgage loans, an opinion of counsel will have been obtained to the effect that (subject to certain limitations) such mortgage loans meet the requirements for exemption from Canadian withholding tax on interest payments.

     In addition, it is expected that the issuing trust will be formed and will conduct its affairs so that it will not become subject to tax in Canada. If, for example, the trust were found to be carrying on business in Canada, it could be subject to substantial income taxes in Canada, the imposition of which could materially impair its ability to make payments on the securities issued by it. Prior to the transfer to a trust of Canadian mortgage loans, an opinion of counsel will have been obtained to the effect that (subject to certain limitations), provided that the issuing entity


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

conducts its affairs in a prescribed manner, the issuing entity will not be subject to income taxes in Canada.

MANUFACTURED HOUSING CONTRACTS

     If stated in the prospectus supplement with respect to a series, the trust for that series may include manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

     The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The depositor will cause the contracts to be assigned to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The servicer specified in the related prospectus supplement will service the contracts, either directly or through subservicers. BFLP or its affiliates, or third parties from which contracts were acquired, may retain ownership of the servicing rights related to contracts included in a trust. See "Origination, Acquisition and Servicing of Loans" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to the pooling and servicing agreement, transfer and servicing agreement or a custodial agreement.

     The related prospectus supplement will specify for the contracts contained in the related contract pool, among other things:

     o    the range of dates of origination of the contracts;

     o    the weighted average annual percentage rate on the contracts;

     o    the range of outstanding principal balances as of the cut-off date;


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

     o the average outstanding principal balance of the contracts as of the cut-off date;

     o    the weighted average term to maturity as of the cut-off date; and

     o    the range of original maturities of the contracts.

     As described in this prospectus, each seller of the contracts will make certain representations and warranties with respect to the contracts, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the sponsor will generally be obligated either to cure the breach in all material respects or to purchase the affected contract or, if stated in the related prospectus supplement, to substitute another contract. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to the securityholders or the trustee for a breach of representation and warranty by the sponsor.

AGENCY SECURITIES

Government National Mortgage Association

     Ginnie Mae is a wholly owned corporate instrumentality of the United States, which operates under the supervision of the United States Department of Housing and Urban Development. Section 306(g) of Title 11 of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the total amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae


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

certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee, by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates. guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards that require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.


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

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificate may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal balance of any foreclosed or other finally liquidated mortgage loan, whether or not the principal balance is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to 52.25 billion outstanding at anytime, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.


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

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities

     Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities

     If specified in the related prospectus supplement, a trust may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust.

NON-AGENCY SECURITIES

     Non-Agency Securities may consist of pass-through certificates or notes representing an ownership interest in, or secured by, pools of mortgage loans and manufactured housing contracts. Non-Agency Securities will have been issued pursuant to a pooling and servicing agreement, trust agreement, indenture or similar agreement.

     If so specified in the related prospectus supplement, the sponsor or issuer of Non-Agency Securities may be an affiliate of the depositor. The obligations of the sponsor of Non-Agency


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

Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The sponsor of Non-Agency Securities will not have guaranteed any of the assets conveyed to the related trust or any of the Non-Agency Securities issued under the agreements. Additionally, although the mortgage loans underlying the Non-Agency Securities may be guaranteed by an agency or instrumentality the United States, the Non-Agency Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Non-Agency Securities on the dates specified in the related prospectus supplement. The Non-Agency Securities may he entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will he made on the Non-Agency Securities by the private trustee or the private servicer. The sponsor of Non-Agency Securities may have the right to repurchase assets underlying the Non-Agency Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Non-Agency Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property, by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative, by manufactured housing or by commercial property.

     The prospectus supplement for a series for which the trust includes Non-Agency Securities will specify, to the extent material to investors:

     o the total approximate principal amount and type of the Non-Agency Securities to be included in the trust;

     o certain characteristics of the loans that comprise the underlying assets for the Non-Agency Securities, including:

     o    the payment features of the underlying loans,

     o the approximate total principal balance, known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the loans, and

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o    maximum original term-to-stated maturity of the Non-Agency Securities;

     o    the weighted average term-to stated maturity of the Non-Agency
          Securities;

     o    the interest rates of the Non-Agency Securities;


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

     o    the weighted interest rate of the Non-Agency Securities;

     o    the issuer of Non-Agency Securities;

     o certain characteristics of credit enhancement, if any, applicable to the Non-Agency Securities; and

     o the terms on which the underlying loans for the Non-Agency Securities may, or are required to be purchased (or substituted for) before the stated maturity of the Non-Agency Securities.

     The depositor will register the offering of the relevant Non-Agency Securities as a primary offering of such securities, unless the offering of the Non-Agency Securities is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The offering of Non-Agency Securities included in a trust fund will not be separately registered if all of the following are true:

          (1) neither the issuer of the Non-Agency Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Non-Agency Securities and the related trust fund;

          (2) neither the issuer of the Non-Agency Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

          (3) the depositor would be free to publicly resell the Non-Agency Securities without registration under the Securities Act.

     If not all the conditions for the Non-Agency Securities described above are met, the offering of the relevant Non-Agency Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

     o the prospectus supplement for the offering of the related series of securities will describe the plan of distribution for both the Non-Agency Securities and the securities related to that trust fund;

     o the prospectus relating to the offering of the Non-Agency Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of securities, and the prospectus supplement for the related series of securities will include disclosure that the prospectus for the offering of the Non-Agency Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of securities;

     o the prospectus supplement for the offering of the related series of securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of securities as an underwriter for the offering of the Non-Agency Securities;


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

     o neither the prospectus relating to the offering of the Non-Agency Securities nor the prospectus supplement for the offering of the related series of securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Non-Agency Securities; and

     o if the offering of the securities and the Non-Agency Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the securities will distribute a preliminary prospectus for both the offering of the Non-Agency Securities and the offering of the related series of securities, that identifies the issuer of the Non-Agency Securities and the expected amount of the issuer's Non-Agency Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related securities at least 48 hours prior to sending such confirmation.

PRE-FUNDING

     If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement (such additional Primary Assets, "Subsequent Loans"). Prior to the application of amounts on deposit in the related pre-funding account to purchase Subsequent Loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Investment of Funds" for a description of the types of eligible investments that may be permitted under the applicable agreements.

     Subsequent Loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for Subsequent Loans will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

     Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

     o the period during which Subsequent Loans may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

     o the Subsequent Loans to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.


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

In no event will the period during which Subsequent Loans may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

REVOLVING ACCOUNT

     If so provided in the related prospectus supplement, the trustee may establish and maintain an account (the "Revolving Account"), in the name of the related trustee on behalf of the related securityholders, into which the trustee will deposit certain amounts in respect of principal and/or excess interest (the "Revolving Deposits") on each distribution date during the Revolving Period. On each Distribution Date the trustee will withdraw cash from the Revolving Account in an amount necessary to acquire additional Primary Assets (the "Revolving Amount"). Funds in the Revolving Account will be applied by the trustee during the period from the closing date to a date not more than three years after the closing date (the "Revolving Period") to pay the purchase price for loans purchased during the Revolving Period (the "Revolving Loans"). Funds on deposit in the Revolving Account will not be available to cover losses on or in respect of the related Loans. Funds on deposit in the Revolving Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Agreement. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Investment of Funds" for a description of the types of investments that may constitute "Eligible Investments." Earnings on investment of funds in the Revolving Account will be added to amounts on deposit in the Revolving Account for the purchase of Revolving Loans or, upon termination of the Revolving Period, will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement. Any amounts remaining in the Revolving Account at the end of the Revolving Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement.

     Prior to or concurrently with each distribution on a distribution date during the Revolving Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amount of the Revolving Deposits and the amount of the Revolving Amount deployed by the trustee to purchase Revolving Loans during the preceding collection period. See "The Agreements--Reports to Securityholders." The underwriting standards for the Revolving Loans will not differ materially from the underwriting standards for the mortgage loans initially included in the trust.

ASSIGNMENT OF PRIMARY ASSETS

General

     In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust. The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.


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

     For more information, see "The Agreements--Assignment of Primary Assets" in this prospectus.

Representations and Warranties

     Unless otherwise specified in the applicable prospectus supplement, the sponsor will make certain representations and warranties as to each Loan, including representations and warranties to the effect that, among other things:

     o the seller has good title to and is the sole owner and holder of the Loan;

     o immediately prior to the transfer and assignment to the purchaser, the mortgage note and the mortgage were not subject to an assignment or pledge, other than with respect to which a release has been obtained in connection with such transfer, and the seller has full right and authority to sell and assign the Loan;

     o the seller is transferring the Loan to the purchaser free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loan;

     o the information set forth on the closing schedule is true and correct in all material respects as of the related cut-off date or such other date as may be indicated in such schedule;

     o the Loan complies in all material respects with all applicable federal, state and local laws, including, but not limited to, all applicable predatory and abusive lending laws, and has been acquired, serviced, collected and otherwise dealt with in compliance with all applicable federal, state and local laws and regulations, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and the terms of the related mortgage note and mortgage;

     o none of the Loans is a "high-cost" or "covered" loan as defined under any applicable federal, state or local predatory and abusive lending laws. No Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary) and no Loan originated on or after October 1, 2002, and prior to March 7, 2003, is governed by the Georgia Fair Lending Act. With respect to Loans subject to the laws of the State of New Jersey, no Loan is a High-Cost Home Loan, as defined in the New Jersey predatory and abusive lending law (NJ High-Cost Home Loans). With respect to Loans subject to the laws of the State of Massachusetts, no Loan is a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act of 2004. No Loan is subject to the Kentucky House Bill 287, the New Mexico Home Loan Protection Act or New York Banking Law Section 6-1, as amended. No Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act (Ind. Code Ann. Section 24-9-1 et seq.);

     o the related mortgage note and mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms


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

          except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     o if applicable, the related mortgage is a valid and enforceable first lien on the related mortgaged property, which mortgaged property is free and clear of all encumbrances and liens (including mechanics liens) having priority over such lien except for: (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender's title insurance policy delivered to the originator of the Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

     o any security agreement, pledge agreement, chattel mortgage or equivalent document related to such Loan establishes and creates a valid and enforceable lien on the property described therein, including any additional collateral;

     o no payment due on any Loan was more than 59 days past due as of the applicable date set forth on the loan schedule;

     o the seller has not impaired, waived, altered or modified the related mortgage or mortgage note in any material respect, or satisfied, canceled, rescinded or subordinated such mortgage or mortgage note in whole or in part or released all or any material portion of the mortgaged property from the lien of the mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the mortgage note or mortgage, in each case other than pursuant to a written agreement or instrument contained in the mortgage file;

     o the mortgage has not been satisfied, canceled or subordinated, in whole, or rescinded, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part (except for a release that does not materially impair the security of the Loan or a release the effect of which is reflected in the loan-to-value ratio for the Loan as set forth in the closing schedule);

     o no condition exists with respect to a Loan which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted;

     o there is no proceeding pending for the total or partial condemnation of any mortgaged property and there are no eminent domain proceedings pending affecting any mortgaged property;


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

     o each Loan other than a cooperative loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the mortgaged property is located or (ii) if generally acceptable in the jurisdiction where the mortgaged property is located, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located. All of the seller's rights under such policies, opinions or other instruments shall be transferred and assigned to the purchaser upon sale and assignment of the Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, insuring the original lender, its successor and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the Loan, subject to the exceptions contained in such policy. The seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated. The seller has not made, and the seller has no knowledge of, any claims under such mortgagee title insurance policy. The seller is not aware of any action by a prior holder and the seller has not done, by act or omission, anything that could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title;

     o other than delinquency in payment, there is no material default, breach, violation or event of acceleration existing under the related mortgage or the related mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration. The seller has not waived any material default, breach, violation or event of acceleration;

     o with respect to any Loan that provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related mortgage note, subsequent modifications, if any, and all applicable law;

     o there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related mortgaged property;

     o the Loan obligates the mortgagor thereunder to maintain a hazard insurance policy in an amount at least equal to the maximum insurable value of any improvements made to the related mortgaged property, and, if it was in place at origination of the Loan, flood insurance, at the mortgagor's cost and expense. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency (FEMA) as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The mortgage obligates the mortgagor to maintain the hazard insurance and, if applicable, flood insurance policy at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the mortgage to obtain and maintain such insurance at the mortgagor's cost and expense, and to seek reimbursement therefor from the mortgagor. The mortgaged property is covered by hazard insurance (unless such mortgaged property is unimproved land);

     o except as set forth in the appraisal or other written valuation which forms part of the related mortgage file or servicing file, the mortgaged property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the mortgaged property as security for the Loan or the use for which the premises were intended; and

     o as of the closing date, either (i) no mortgaged property securing a Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (ii) a secured lender's environmental insurance policy is in effect with respect to each mortgaged property.

     The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be
(1) to the extent provided in the applicable agreements, the obligation of the sponsor to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan, and (2) if and to the extent provided in the applicable agreements, recovery under any applicable indemnity by the sponsor for losses due to breaches of representations and warranties.

     In general, a seller of Agency or Non-Agency Securities will make only very limited representations and warranties, including:

     o    the seller has good title to the Underlying Securities; and

     o the seller is transferring the Underlying Securities free of any liens.

     The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be
(1) to the extent provided in the applicable agreements, the obligation of the sponsor to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective Loan or Underlying Security, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the sponsor for losses due to breaches of representations and warranties.

Status of the Loans and Related Assets in the Event of Insolvency of the Seller

     Each transfer of a Loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such Loan. However, in the event of bankruptcy or insolvency of a prior owner of a Loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Loan by such insolvent party as a borrowing secured by a pledge of the Loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected Loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

     In addition, the bankruptcy or insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

                      BAYVIEW FINANCIAL, L.P. - THE SPONSOR

     BFLP is a Delaware limited partnership and, unless otherwise indicated in the related prospectus supplement, will act as sponsor.

GENERAL

     BFLP is a finance company specializing in the mortgage banking industry. BFLP began business in 1978 under the name Reserve Financial providing valuation, servicing brokerage and merger and acquisition advisory services to the mortgage banking industry. In 1994, BFLP began purchasing and selling mortgage loans as principal. As of December 31, 2005, BFLP had acquired approximately $11.38 billion in principal balance of mortgage loans since 1995.

SECURITIZATION PROGRAM

     BFLP has been engaged in the securitization of financial assets since 1998. In connection with these activities, BFLP uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgage loans.

     During fiscal years 2005, 2004 and 2003, BFLP and its affiliates securitized approximately $0.954 billion, $1.428 billion and $2.412 billion, respectively, in offerings of residential and commercial mortgage loans, including $0.884 billion, $1.243 billion and $1.924 billion of residential mortgage loans and $0.110 billion, $0.185 billion and $0.488 billion of commercial mortgage loans, respectively. In addition, BFLP and its affiliates also securitized during the same timeframes approximately $1.835 billion, $1.328 billion and $0.483 billion, respectively, in offerings of commercial mortgage loans.

     BFLP and its affiliates also originate, acquire and service commercial, multifamily, mixed use and residential mortgage loans as an extension of BFLP's securitization activities.


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

See "--Origination, Acquisition and Servicing of Loans" below. In this regard, BFLP and its affiliates originated or acquired approximately $1.312 billion, $1.020 billion and $0.643 billion of commercial mortgage loans, approximately $0.583 billion, $0.402 billion and $0.205 billion of multifamily mortgage loans, approximately $0.391 billion, $0.276 billion and $0.151 billion of mixed use mortgage loans and approximately $1.714 billion, $1.438 billion and $1.600 billion of residential mortgage loans in 2005, 2004 and 2003, respectively. If specified in the prospectus supplement, the trust may include Loans serviced by an affiliate of BFLP.

     Employees of BFLP or its affiliates structure securitization transactions in which Primary Assets originated or acquired by BFLP are sold to the depositor. The depositor causes the issuance of the securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement and as described under "--Assignment of Primary Assets--Representations and Warranties" above, BFLP will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined that the Primary Assets fail to conform to the specified representations and warranties, BFLP may be obligated to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, BFLP will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets. See "The Trusts and the Trust Assets--Assignment of Primary Assets--Representations and Warranties" above.

                                  THE DEPOSITOR

     Bayview Financial Securities Company, LLC, a Delaware limited liability company, was organized on March 21, 2003 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities. Neither the depositor nor any of the depositor's affiliates will insure or guarantee payments on any securities.

     The depositor is a wholly owned subsidiary of Bayview Financial, L.P. (the depositor's equity member) and is managed by Bayview Financial Securities Management Company, a Delaware corporation (the depositor's non-equity member). There are no other members of the depositor. The principal executive offices of the depositor are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146. Its telephone number is (305) 341-5632.

     After the issuance of a series of securities, the depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

     o upon the discovery of the breach of any representation or warranty made by the sponsor in respect of a Loan that materially and adversely affects the value of that Loan, to enforce the sponsor's representation and warranty to repurchase Loan from the trustee or deliver a qualified substitute mortgage loan as described above under "The Trusts and the Trust Assets--Assignment of Primary Assets--Representations and Warranties";


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

     o to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee's security interest in or lien on the Loans and any such related assets;

     o if applicable, to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

     o to appoint a successor trustee or master servicer, as applicable, in the event either the trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

     o to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

     o to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

     o to provide the trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the agreements.

Generally, however, it is expected that the actions listed above will be provided by the depositor's agents, or one or more of the applicable trustee, master servicer or administrator in accordance with the related agreements.

                               THE ISSUING ENTITY

     As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the related pooling and servicing agreement and formed under the laws of the State of New York (or other specified state) or as a statutory trust created under the related trust agreement and formed under the laws of the State of Delaware (or other specified state) (in each case, the "Issuing Entity"). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor and the servicer, and any of an administrator, master servicer, subservicer and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As more fully described under "Bayview Financial, L.P. - The Sponsor" and "The Depositor" above, the depositor is a wholly owned subsidiary of BFLP which, unless otherwise specified in the related prospectus supplement, will act as sponsor. As more fully described under "Origination, Acquisition and Servicing of Loans - Servicing - Bayview Loan Servicing"


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

below, it is expected that Bayview Loan Servicing, LLC ("BLS"), an affiliate of BFLP, will act as a servicer or subservicer of certain of the Loans to be included in a trust. If so provided in the related prospectus supplement, one or more affiliates of BFLP may also be originators. Any such affiliations, and any affiliations, material relationships and related transactions, if any, among the sponsor, the depositor, an issuing entity, any servicer or any other entity involved in the servicing function (including a master servicer), a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, or an affiliate of any of the sponsor, the depositor, an issuing entity, any servicer or any other entity involved in the servicing function (including a master servicer), a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, will be described, to the extent applicable, in the related prospectus supplement.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

                 ORIGINATION, ACQUISITION AND SERVICING OF LOANS

ORIGINATION AND ACQUISITION OF LOANS

     BFLP and other affiliates of the depositor acquire pools of loans from a wide variety of sources, including, for example, banks, savings institutions, finance companies, leasing companies, mortgage companies, mortgage brokers, insurance companies and governmental agencies. BFLP and its affiliates generally obtain information on available pools of loans from several sources, including referrals from sellers with whom BFLP has transacted business in the past. Pools of loans generally are acquired in negotiated transactions or through competitive bids.

     Prior to making an offer to purchase a pool of loans, BFLP (or an affiliate) generally conducts an evaluation of the individual loans comprising the pool of mortgage loans and/or the separate parcels of real estate or other collateral in the pool. If this evaluation proves satisfactory, BFLP (or an affiliate) will make an offer to purchase the pool of loans, which offer is subject to further diligence with respect to the mortgage pool. If the offer is accepted, diligence typically consists of an analysis of the information provided by the seller of the loans (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral. The purchaser either performs its own diligence or engages third party to perform the reunderwriting of the credit files and review of collateral documentation. BFLP (or affiliated purchaser) obtains broker price value opinions from third parties if it determines that they are necessary, and, in some cases, conducts site inspections. The purchaser may also review information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located. The credit score is reviewed if available. In connection with its review of a pool of loans being considered for acquisition, BFLP (or its affiliate) generally


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

reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property. In some cases, however, review of loans purchased by BFLP and its affiliates will be more limited than described above.

     Upon completion of the diligence process and confirmation to the purchaser's satisfaction that the information supplied by the seller of the loans is accurate, the seller of the loans and BFLP (or an affiliate) will generally enter into a loan purchase agreement containing representations and warranties by the seller of the loans concerning the loans being sold (which representations and warranties will generally not be assigned to the trustee). In some cases BFLP and its affiliates will purchase loans on an "as is" basis, receiving only very limited (or no) representations and warranties from the seller.

     BFLP and its affiliates, including Interbay Funding, LLC ("Interbay"), Silver Hill Financial, LLC ("Silver Hill"), Bayview Financial Small Business Funding, LLC and other lending affiliates (such affiliates, the "Lending Affiliates") also originate commercial, multifamily, mixed use and residential mortgage loans. If loans originated by BFLP or the Lending Affiliates constitute a substantial portion of the Loans included in a trust, the applicable prospectus supplement will include a summary description of the underwriting process.

     Loans originated by BFLP or the Lending Affiliates will generally be serviced initially by such affiliates, or an affiliated servicer, although the related servicing rights may subsequently be sold, or the servicing may be transferred, to a third party. Loans acquired by BFLP and its affiliates may be purchased on a servicing-released basis, meaning that the purchaser acquires the servicing rights, or on a servicing-retained basis, meaning that the seller retains the servicing rights. In either case the seller or a third party may service the loans, or they may be serviced by the Lending Affiliates. BFLP or an affiliate may retain ownership of servicing rights with respect to Loans included in a trust.

SERVICING

     The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers. The master servicer's obligations with respect to the servicing of Canadian mortgage loans will generally be limited, as described in the applicable prospectus supplement, to the receipt and review of remittances and reports, enforcement of the servicer's obligations under the related servicing agreement after notice or actual knowledge of defaults, and making advances after termination of the servicer. References in this prospectus to "master servicer" under an agreement are intended to refer as to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise. Similarly, references to obligations of the "servicer" for a series may apply to the master servicer.

     Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers, under the supervision of the master


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servicer, to the extent provided in the pooling and servicing agreement or transfer and servicing agreement and consistent with the applicable servicing agreements. The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Advances" in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property. However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements. Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances. If specified in the applicable prospectus supplement, with respect to the Canadian mortgage loans, the co-trustee may act as back-up servicer until an approved servicer can be appointed.

     BFLP or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to Loans included in a trust. These parties, referred to as "servicing rights owners," will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related Loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

     Bayview Loan Servicing. It is anticipated that BLS will be a servicer or a subservicer of certain of the Loans to be included in the related trust. BLS is a wholly owned subsidiary of BFLP. Its principal offices are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146. BLS is approved to service single-family mortgage loans for Fannie Mae and Freddie Mac. BLS has been servicing mortgage loans since June 2004, and as of November 1, 2006, services or subservices mortgage loans for 31 securitization trusts of BFLP's.

     As of November 1, 2006, BLS was the servicer of a portfolio of approximately 27,763 mortgage loans totaling approximately $4.41 billion (excluding loans for which BLS is the contractual servicer but which are subserviced by third parties). As of November 1, 2006, BLS serviced approximately 18,482 residential mortgage loans totaling approximately $1.65 billion, an increase of approximately 27.26 percent over 2005, and approximately 9,281 commercial mortgage loans totaling approximately $2.76 billion, an increase of approximately 13.18 percent over 2005.

     If specified in the related prospectus supplement, M&T Mortgage Corporation may be a servicer or subservicer of certain of the Loans. BLS acts as subservicer for M&T Mortgage Corporation, a New York corporation, with respect to mortgage loans that are 90 or more days delinquent in payment, in the case of residential loans, or 60 days or more delinquent, in the case of commercial loans, or that have such features as relatively low credit quality or complex payment characteristics.

     As of November 1, 2006, BLS had approximately 201 employees located in two offices in Florida and Texas and its managers had an average of approximately
18.7 years of mortgage


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industry experience, as well as access to proprietary systems designed to facilitate collection, loss mitigation, foreclosure, bankruptcy and REO activities.

     BLS may from time to time utilize subservicers with respect to any of the mortgage loans for which it is the contractual servicer, and employs various service providers to perform such functions as monitoring maintenance of hazard insurance and flood insurance by borrowers. In circumstances in which a borrower fails to maintain required insurance coverage, BLS will force-place the required insurance. Multiple attempts are made to contact the borrower and obtain proof of insurance coverage before action is taken to obtain alternative coverage. Custodial responsibilities for documents related to mortgage loans serviced by BLS are generally performed by an independent custodian.

                                 THE SECURITIES

GENERAL

     The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements. A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the "securities") that will represent indebtedness of the related trust and will be issued pursuant to an indenture. See "The Agreements" in this prospectus.

     Each series of securities will consist of one or more classes of securities, one or more of which may:

     o    accrue interest based on a variable or adjustable rate;

     o provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

     o be entitled to payments of principal but not to any payments of interest;

     o be entitled to payments of interest but not to any payments of principal;

     o be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

     o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the securities are entitled;

     o not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all


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

          securities of the series having an earlier final scheduled distribution date have been paid in full;

     o    be entitled to payments of principal in accordance with a schedule;

     o    be entitled to payments of interest for a specified period of time;

     o be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust; and/or

     o be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement.

     If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

     Each class of securities offered by this prospectus and the prospectus supplement (the "offered securities") will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge. The classes of securities of a series may be issued in fully registered, certificated form ("definitive securities") or issued in book-entry form only ("book-entry securities") in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "--Book-Entry Registration" below.

PAYMENTS ON THE SECURITIES

General

     Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement. Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a security will be provided to the securityholders.

     As described in the prospectus supplement for a series, payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified therein or determined in accordance with an index described under "The Trusts and the Trust Assets--Mortgage Loans--General" in this prospectus. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or


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other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as "basis risk shortfalls" or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

     The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date. In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

     For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements--Reports to Securityholders" in this prospectus.

Single Class Securities Generally

     With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement. See "--Subordinate Securities" below.

     If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the "interest rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.


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

Multi-Class Series

     A series of securities may include fixed and floating rate securities, accrual securities, accretion directed securities, component certificates, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a "multi-class series"). For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each security (or component thereof) of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero). Interest distributions on a multi-class series will be made on each security (or component thereof) entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of subordinate securities to receive current distributions. See "--Subordinate Securities" below and "Credit Enhancement--Subordinate Securities" in this prospectus.

     Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement. On each distribution date on or before the accretion termination date, interest otherwise payable on the accrual securities is instead paid in respect of principal on one or more classes of accretion directed securities, and the amount of interest accrued on the accrual securities is added to the principal balance of such accrual security. On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement, and the accretion directed securities will no longer receive payments in respect of principal from the amount of interest payable on the accrual securities.

     A multi-class series may include one or more classes of floating rate securities. The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement. For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

     A multi-class series may also include one or more classes consisting of "components." The components of a class of component securities may have different principal and/or interest payment characteristics, but together the related components constitute a single class. Each component of a class of component securities may have fixed or floating rate, accrual, accretion directed, interest-only, principal-only or planned amortization payment characteristics. The component securities may be subordinate or senior securities.


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Subordinate Securities

     A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the "subordinate securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "senior securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "rating agency"), subordinate securities will not be offered by this prospectus or the prospectus supplement. See "Credit Enhancement--Subordinate Securities" in this prospectus.

OPTIONAL TERMINATION

     If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust. This bid process may be subject to a minimum bid price.

     The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Master Servicer Default" and "--Optional Purchase or Substitution of Assets; Termination" in this prospectus.

OPTIONAL PURCHASE OF SECURITIES

     The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.


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OTHER PURCHASES OR REDEMPTION

     If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption or subject to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

     The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

     o    call protection for any class of securities of a series;

     o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

     o    certain other guarantees described in the prospectus supplement.

     The related prospectus supplement will identify as "callable" any class of securities with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the Primary Assets is still outstanding.

BOOK-ENTRY REGISTRATION

General

     If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as "Clearstream") or the Euroclear System ("Euroclear"). Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstream and Euroclear. Investors' interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

     No person acquiring an interest in a book-entry security (each, a "Beneficial Owner") will be entitled to receive a definitive security, except as set forth below under "--Definitive Securities." Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all


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references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

     Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to


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others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in United States dollars or in certain foreign currencies. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank, National Association (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "cooperative corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation. The cooperative corporation establishes policy for Euroclear on behalf of its participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").


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Beneficial Ownership of Book-Entry Securities

     Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security. Unless and until definitive securities are issued, it is anticipated that the only "securityholder" of the offered securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders," "Noteholders" or "Securityholders" as those terms are used in the related agreements. Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

     The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants. While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities. Participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below. Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These


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credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Material Federal Income Tax Considerations" in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

     Transfers between participants of DTC will occur in accordance with DTC Rules. Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures. Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of


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book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

     Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners. Upon surrender by DTC of the security or securities


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representing the book-entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

                               CREDIT ENHANCEMENT

     Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds, letters of credit, the issuance of subordinated classes or subclasses of securities, utilization of shifting interest credit enhancement or overcollateralization, derivative instruments, arrangements for loan purchase obligations, the establishment of a reserve fund, performance bonds or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under "Insurance." The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

     Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sponsor or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

     The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth


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in the prospectus supplement relating to that series of securities. The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related pool or the repurchase of all mortgage loans or contracts in the pool, or on another date specified in the related prospectus supplement.

     If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment.

     On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of (unless otherwise specified):

     o    the remaining amount available under the letter of credit; and

     o the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

     The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

     If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan. Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

     To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

     Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of


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its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

SUBORDINATE SECURITIES

     To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans or contracts in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions. In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under "--Reserve Funds." If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

     If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority. If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the Loans, the amount of such reduction will be referred to as an "applied loss amount" or other term specified in the applicable prospectus supplement.

SHIFTING INTEREST

     If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans or contracts in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

     The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or contracts, or on the loans underlying the related Non-Agency Securities. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in


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the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans or contracts or loans underlying the related Non-Agency Securities will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool. Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

OVERCOLLATERALIZATION

     If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans or contracts, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement. If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans or contracts (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

DERIVATIVE INSTRUMENTS

     If specified in the related prospectus supplement, the trust may include one or more derivative instruments that are intended to provide credit support. Derivative instruments included in any trust for that purpose will be used only in a manner that reduces or alters risk resulting from the loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of mortgage loans or other assets in the pool. Derivative instruments included to provide credit support may include
(1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps.

     For a further description of these derivative instruments, see "Derivatives" below.

LOAN PURCHASE OBLIGATIONS

     Some of the mortgage loans or contracts and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation. Such an obligation may be included with respect to a particular series, for example, if the characteristics of the pool assets, by their terms, change materially at or about a particular date following issuance of the securities, such as would be the case with hybrid adjustable rate mortgage loans ("hybrid ARMs"). An issuance of securities backed by a pool of hybrid ARMs that convert from fixed rate to adjustable rate at approximately the same time could include an obligation by a third party to purchase, for example, the senior securities, which would remain outstanding.

     The terms and conditions of any such purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related


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mortgage loans or contracts or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

RESERVE FUNDS

     If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series. The reserve fund for a series may or may not be included in the trust for that series. The reserve fund for each series will be created by the depositor and will be funded by:

     o the retention by the servicer of certain payments on the mortgage loans or contracts;

     o the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or contracts or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

     o    an initial deposit;

     o    any combination of the foregoing; or

     o    some other manner as specified in the related prospectus supplement.

     Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund. After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount. The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class. The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time. The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise. A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.


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     Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below. If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

     o the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount, or

     o the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

     In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the required amount. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

     If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

     (1) to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

     (2) to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled


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          payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

     (3) to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

     If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

     Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

     Funds in the reserve fund for a series may generally be invested in the eligible investments described under "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Investment of Funds." The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party. Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement. Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Investment of Funds."

     The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

     If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the master


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servicer or servicer of a representation or warranty contained in the related agreements. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                                   DERIVATIVES

     If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section. Derivate instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities, as described below.

     An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

     The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

     A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee, which will be independent of the depositor, the underwriters or any of their affiliates, and will then transfer the securities to other


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investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

     If a trust includes Canadian mortgage loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the Canadian dollar with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the Canadian dollar with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by securityholders.

     Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the securities.

     If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange Canadian dollars for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related Canadian mortgage loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related securities will bear currency risk.

     The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

     In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

     Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc. ("ISDA"). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a


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single document and the standard ISDA master agreement will be incorporated therein by reference.

     There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

     If a trust includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivative counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

                                    INSURANCE

     To the extent described in the applicable prospectus supplement, the real property or manufactured home that secures a mortgage loan or contract will be covered by a standard hazard insurance policy and other insurance policies. Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement. In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement. The most common forms of insurance are described below. The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans. A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee. Any primary credit insurance policies relating to the contracts underlying a series of securities will be generally described in the related prospectus supplement.


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     Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

     o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

     o    amounts expended but not approved by the primary mortgage insurer;

     o    claim payments previously made by the primary mortgage insurer; and

     o    unpaid premiums.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

     (1)  advance or discharge:

          (A)  all hazard insurance premiums; and

          (B) as necessary and approved in advance by the primary mortgage insurer:

               o    real estate property taxes;

               o all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

               o    property sales expenses;

               o any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

               o foreclosure costs, including court costs and reasonable attorneys' fees;

     (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at


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          the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

     (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

     Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

     (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

     (2) written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

     (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

     (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

     (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

     (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are


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          not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

     Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA INSURANCE AND VA GUARANTEES

     Any FHA insurance or VA guarantees relating to contracts underlying a series of securities will be described in the related prospectus supplement, to the extent not described in this prospectus. Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under "Certain Legal Aspects of Loans and Contracts--FHA Insurance and VA Guaranty" in this prospectus.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

     The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

     Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (unless otherwise specified):


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     o    the actual cash value, the replacement cost less physical
          depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

     o the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

     The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit. Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's cooperative dwelling or that cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

     Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

     With respect to mortgage loans secured by commercial property, mixed use property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, mixed use property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON MANUFACTURED HOMES

     The agreements for a series will generally require that the servicer cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy will be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be


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maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy will contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the borrower's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

     The master servicer or applicable servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the borrower to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy will be substantially in the form and in the amount carried by the servicer as of the date of the applicable agreements. The master servicer or applicable servicer will pay the premium for the policy on the basis described in that policy and will pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder ceases to be acceptable to the master servicer or servicer, the master servicer or servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

ENVIRONMENTAL INSURANCE

     If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain commercial, multifamily and mixed use loans. An Environmental Policy will generally cover most commercial loans originated by affiliates of the depositor if so specified in the applicable prospectus supplement; however, the depositor expects that loans acquired from other sources will not be covered by environmental insurance. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a mortgaged property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

POOL INSURANCE POLICIES

     If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool, or a specified portion of a pool, underlying securities of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below and in the applicable prospectus supplement, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA


                                       106
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guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the mortgage loans or contracts will be described in the related prospectus supplement.

     A pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required:

     (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

     (2)  to advance, as necessary and approved in advance by the pool insurer,

          o    real estate property taxes;

          o all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

          o    property sales expenses;

          o    any outstanding liens on the mortgaged property; and

          o foreclosure costs including court costs and reasonable attorneys' fees; and

     (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

     Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined, unless otherwise specified, as follows:


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     (1)  the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

     (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

     (3)  advances as described above, less:

          o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

          o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

          o any claims payments previously made by the pool insurer on the related mortgage loan;

          o due and unpaid premiums payable with respect to the pool insurance policy; and

          o all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

     The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

     o that the restoration will increase the proceeds to the securityholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the master servicer; and

     o that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, liquidation proceeds, insurance proceeds, amounts in the reserve fund, if any, or payments under any other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement, if any, with respect to that series.

     No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:


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     (1)  fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

     (2) the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

     Depending upon the nature of the event, a breach of representation made by the depositor or the sponsor may also have occurred. Such a breach, if it materially and adversely affects the interests of the securityholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or sponsor as more fully described under "The Agreements--Assignment of Primary Assets."

     The original amount of coverage under the pool insurance policy will be reduced over the life of the securities of the related series by the total dollar amount of claims paid less the total of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

     The amount of claims paid will include certain expenses incurred by the master servicer or the servicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if total net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the securities of that series. In addition, unless the servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, the servicer would not be obligated to make an advance respecting any delinquency, since the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Advances" in this prospectus.

     Any pool insurance policy for a contract pool underlying a series of securities will be described in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If stated in the related prospectus supplement, the trustee or servicer obtain a special hazard insurance policy for the mortgage pool underlying a series of securities. A special hazard insurance policy for a mortgage pool underlying the securities of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.


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

     Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of:

     o    the cost of repair or replacement of the mortgaged property; or

     o upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

     No claim may be validly presented under a special hazard insurance policy unless:

     o hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

     o the related insured has acquired title to the mortgaged property as a result of default by the borrower.

     If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

     The terms of the related agreements will require the master servicer to maintain the special hazard insurance policy in full force and effect throughout the term of the agreements. If a pool insurance policy is required to be maintained pursuant to the related agreements, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related agreements will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

     Any special hazard insurance policies for a contract pool underlying a series of securities will be described in the related prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

     In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds


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the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

YIELD

     The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

     In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of Loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

     A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the


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

accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index described in this prospectus under "The Trusts and the Trust Assets--Mortgage Loans--General" and identified in the related prospectus supplement, or otherwise.

     The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable rate mortgage loans, by changes in the net loan rates on the adjustable rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of Loans in the event of breaches of representations made for the loans by the sponsor and others, or conversions of adjustable rate mortgage loans to a fixed interest rate.

     In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

     The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

     The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under "The Agreements--The Pooling and Servicing Agreement," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

     In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating


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economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     For some loans, including adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

     For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

     The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.


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

None of the depositor, the sponsor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

     The loans rates on adjustable rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

     If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal balance outstanding under the related contract.

     If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

     No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Generally, when a full prepayment is made on a mortgage loan or contract, the borrower under the mortgage loan or the borrower under a contract, is charged interest for the number of


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days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See "--Maturity and Prepayment" below.

MATURITY AND PREPAYMENT

     The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of some of the factors that may affect prepayment experience:

     o    homeowner mobility;

     o    economic conditions;

     o    changes in borrowers' housing needs;

     o    job transfers;

     o    unemployment;

     o    borrowers' equity in the properties securing the mortgages;


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     o    servicing decisions;

     o    enforceability of due-on-sale clauses;

     o    mortgage market interest rates;

     o    mortgage recording taxes;

     o    solicitations and the availability of mortgage funds; and

     o    the obtaining of secondary financing by the borrower.

     All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

     The Depositor is not aware of any information regarding, and makes no representations with respect to, the extent to which the prepayment experience of Canadian mortgage loans is comparable to that of mortgage loans in the United States. Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans or contracts. The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

     The inclusion in a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower's monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

     The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.


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

     Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA loans and VA loans are not permitted to contain "due on sale" clauses, and are freely assumable.

     An adjustable rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable rate mortgage loan would not be impaired by the assumption. The extent to which adjustable rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Due on Sale Clauses; Assumptions," and "Certain Legal Aspects of Loans and Contracts--Enforceability of Certain Provisions" in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

     The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "The Agreements--The Pooling and Servicing Agreement and the Servicing Agreements--Due on Sale Clauses; Assumptions" and "Certain Legal Aspects of Loans and Contracts" in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

     At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and the related servicer will be required to repurchase the affected mortgage loan. A borrower may be legally entitled to require the servicer to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

     For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans,


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which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

     Mortgage loans made with respect to commercial properties, multifamily properties and mixed use properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of these mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and mixed use property.

     If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust as a REMIC, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein)so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust. The sponsor will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying the Underlying Securities may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying the Underlying Securities will have the same effect as prepayments in full.

                                 THE AGREEMENTS

     The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

GENERAL

     Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the sponsor or applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the "sale agreement"). Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement. A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement. In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.


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     The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement, servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the "agreements" for that series. In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the "pooling and servicing agreement" for the applicable series. In the case of a series of notes, the trust will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements. In some cases, provisions regarding the servicing of Loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

ASSIGNMENT OF PRIMARY ASSETS

General

     The sponsor or applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement. Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee. The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

     The depositor will cause the Loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the Loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement. The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

     In some cases, in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System. For trust assets registered through the MERS System, MERS will serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets. Canadian mortgage loans are not expected to be registered through the MERS system.


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

     In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed (or in the case of Canadian mortgage loans, assigned) to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and mixed-use mortgage loans, unless otherwise specified in the applicable prospectus supplement the depositor will deliver or cause to be delivered to the trustee or its custodian, if applicable, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

     It is expected that Canadian mortgage loans will be registered in the name of BFLP or one of its affiliates, as assignee from the originator thereof. No further recording or registration of transfers of Canadian mortgage loans, whether to the depositor, the trust, the trustee or otherwise, is anticipated. Under applicable law in Canada, the failure to register the transfer of a mortgage to a transferee thereof (such as the depositor or the trustee) exposes that transferee to the risk that the registered holder of the mortgage may, either through fraud or negligence, transfer the mortgage to another transferee. If that occurs and the other transferee registers its transfer prior to any other registration of a transfer of such mortgage, such other transferee's rights to the transferred mortgage may be prior to the rights of the original transferee.

     Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee's security interest in each cooperative loan.

     The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents. If the sponsor or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the sponsor or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related


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mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan. This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

     If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the sponsor will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. See "The Trusts and the Trust Assets--Assignment of Primary Assets" in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the sponsor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the sponsor that materially and adversely affects the interest of securityholders, the depositor or the sponsor, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the sponsor may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the sponsor.

     Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the sponsor or applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

     If stated in related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the sponsor, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

     If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial


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agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

     Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Contracts

     The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together (generally) with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee will, concurrently with the assignment of contracts, deliver the securities to the depositor or its designee in exchange for the contracts. Each contract will be identified in a schedule appearing as an exhibit to a related agreement. That contract schedule will specify, with respect to each contract, among other things:

     o the original principal balance and the adjusted principal balance as of the close of business on the cut-off date;

     o    the annual percentage rate;

     o    the current scheduled monthly level payment of principal and interest;
          and

     o    the maturity of the contract.

     In addition, unless otherwise specified in the applicable prospectus supplement the depositor, as to each contract, will deliver or cause to be delivered to the trustee or its custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the securityholders in the contracts could be defeated. See "Certain Legal Aspects of Loans and Contracts--Manufactured Housing Contracts" in this prospectus.


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

     The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt. If any contract document is found to be defective in any material respect as provided in the related agreements, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will be required to repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal (unless otherwise specified) to:

     o    the remaining unpaid principal balance of the defective contract; or

     o in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

     o in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation and any related indemnity constitutes the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

     If stated in the applicable prospectus supplement, with respect to the contracts in a pool, the depositor or the sponsor will make representations and warranties as to certain matters regarding the related contracts and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each contract. See "The Trusts and the Trust Assets--Assignment of Primary Assets" in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the sponsor will represent and warrant that, as of the cut-off date for the related series of securities, no contract is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the sponsor that materially and adversely affects the interest of securityholders, the depositor or the sponsor, as applicable, will be obligated as provided in the related documents either to cure the breach in all material respects or to purchase the contract at the purchase price set forth in the previous paragraph. In some cases, the depositor or the sponsor may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the sponsor.

     If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

     If stated in related prospectus supplement, contracts may be transferred to the trust with documentation of defects or omissions, such as missing documents. If stated in the related prospectus supplement, none of the sponsor, the depositor or any other person will be required to cure those defects or repurchase those contracts if the defect or omission is not cured.


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     If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the contracts as the agent of the trustee.

     Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the contracts assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreement with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Agency and Non-Agency Securities

     Pursuant to the applicable agreements for a series of securities as to which Agency or Non-Agency Securities are included in the related trust, the depositor will cause the Underlying Securities to be transferred to the trustee together with all principal and interest payable thereon after the date specified in the applicable prospectus supplement. Each Underlying Security included in a trust will be identified in a schedule appearing as an exhibit to the applicable agreement. The schedule will include information as to the principal balance of each Underlying Security as of the date of issuance of the securities and its interest rate. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Underlying Security that is included in a trust and to provide for all distributions on each Underlying Security to be made directly to the trustee.

     In connection with the assignment of Underlying Securities to the trustee, the depositor or sponsor will make certain limited representations and warranties in the related agreements as to, among other things, its ownership of the Underlying Securities. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of securityholders in the Underlying Securities, the depositor or sponsor will be required to repurchase the affected Underlying Securities at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for the Underlying Securities. The Underlying Securities with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Underlying Securities will be distributed to securityholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

     The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Underlying Securities.

     If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of securities, the depositor or sponsor may, in lieu of the repurchase obligation described above, and in certain other circumstances, deliver to the trustee new Underlying Securities in substitution for any one or more of the Underlying Securities initially included in the trust. The required characteristics or any such substitute Underlying Securities


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and any additional restrictions relating to the substitution of Underlying
Securities will be set forth in the related prospectus supplement.

Conveyance of Subsequent Loans

     With respect to a series of securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust after the issuance of the related securities, the related agreement will require the sponsor and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

     o each Subsequent Loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the sponsor and the trustee and in the related agreement;

     o the sponsor will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

     o as of the related cut-off date, all of the Loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

     o the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

     o before the purchase of each Subsequent Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Loan.

     The Subsequent Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of Loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the sponsor's accountants.

     Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code. See "The Trusts and the Trust Assets--Pre-Funding" above.

Acquisition by Trust of Revolving Loans

     With respect to a series of securities for which a Revolving Period arrangement is provided, in connection with any acquisition of Revolving Loans by the trust after the issuance of the related securities, the related agreement will require the sponsor and the depositor to


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satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

     o each Revolving Loan acquired by the trust after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the sponsor and the trustee and in the related agreement;

     o neither the sponsor nor the trustee will select the Revolving Loans in a manner that it believes is adverse to the interests of the securityholders;

     o as of the related cut-off date, all of the loans in the loan pool at that time, including the Revolving Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

     o the Revolving Loans will have been approved by any third party provider of credit enhancement, if applicable; and

     o before the purchase of each Revolving Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Revolving Loan.

     The Revolving Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Revolving Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the sponsor's accountants.

     Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a Revolving Loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code. See "The Trusts and the Trust Assets--Revolving Account" above.

Assignment of Depositor's Rights with Respect to Representations and Warranties

     At the time of issuance of the securities of a series, the depositor will assign to the Trustee all the depositor's right, title and interest with respect to the representations and warranties made by the sponsor in respect of the Loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see "The Trusts and the Trust Assets--Assignment of Primary Assets--Representations and Warranties" above.


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

THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

     The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

     If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement. If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

     The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

     Each servicer will be required to service the Loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under "--Advances" below. In addition, unless otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise ("REO property"). If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

     A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

     A servicer may have the discretion to waive prepayment premiums (if any) as provided in the related servicing agreement.


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     The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

     Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

     Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis. See "--Full Recourse Servicing of Certain FHA and VA Mortgage Loans" below.

     A servicer will, to the extent permitted by law and if provided in the applicable servicing agreement and the related loan documents, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items and will, if provided in the applicable servicing agreement, make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien. This obligation may, but is not required to, be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

     Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the "collection account") on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer. The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

     o    to withdraw amounts deposited in error;


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     o    to make distributions of retained interest to any retained interest holder;

     o if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

     o    to reimburse itself or a servicer for outstanding Advances;

     o to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

     o    to pay itself the master servicing fee;

     o    to reimburse itself and other parties for expenses;

     o to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

     o to make such other payments as are provided for in the pooling and servicing agreement;

     o    to remit amounts to the trustee; and

     o to clear and terminate the collection account upon termination of the trust.

     The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

     The trustee will establish and maintain a segregated account (the "distribution account") on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made. If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Investment of Funds

     Funds on deposit in the collection account, distribution account and any other accounts for a series that may be invested by or on behalf of the trustee or the master servicer (or by the servicer, if any), may be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

     o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

     o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above that meet certain ratings criteria;


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     o    federal funds, certificates of deposit, time deposits and bankers'
          acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof that meet certain ratings criteria;

     o commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof that meet certain ratings criteria;

     o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that meet certain ratings criteria;

     o securities of money market funds or mutual funds that meet certain ratings criteria; and

     o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund may be invested as described above under "Credit Enhancement--Reserve Funds."

     Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related trust account for the related series are required to be remitted to the trustee, the master servicer, a securities administrator or another trust account, as applicable, or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

     If so provided in the prospectus supplement, the reinvestment income from such trust accounts may be property of the trustee, the master servicer, a securities administrator, a servicer or another party and not available for distributions to securityholders. See "Origination, Acquisition and Servicing of Loans."

Standard Hazard Insurance

     Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will generally require each servicer to cause to be maintained for each mortgage loan that it services (consistent with the terms of such mortgage loan) a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less. Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired. Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related


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servicing account and remitted to the master servicer for deposit in the collection account. Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit. This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement. Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance. Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

     Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan. See "Insurance--Standard Hazard Insurance Policies on Mortgage Loans" in this prospectus.

     Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in FEMA designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

     In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan. This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property. With respect to the mixed use loans and the multifamily loans, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.

     See "Insurance--Standard Hazard Insurance Policies on Mortgage Loans" and "Insurance--Standard Hazard Insurance Policies on Manufactured Homes" in this prospectus.


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Primary Mortgage Insurance

     To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies. See "Insurance--Primary Mortgage Insurance Policies" in this prospectus.

     If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of Loans.

Other Insurance

     Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the Loans.

Due on Sale Clauses; Assumptions

     Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized, subject to certain conditions in the case of Canadian mortgage loans, to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Except with respect to Canadian mortgage loans, each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See "Certain Legal Aspects of Loans and Contracts--Due-on-Sale Clauses."


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Prepayment Interest Shortfalls

     When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month's interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer's servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

     The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

     Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a "delinquency advance"); provided, however, that with respect to delinquent balloon payments a servicer's obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan. References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

     Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act.

     The servicers generally will also be obligated to make servicing advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees (collectively, "servicing advances"). Property protection expenses are


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certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

     We refer to delinquency advances and servicing advances collectively as "Advances." If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer's determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

     To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments. We refer to these FHA and VA mortgage loans as "full recourse mortgage loans."

     In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date. The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below. In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

     When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.


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     As described under "--Servicing" above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement. If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above. Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis.

Foreclosure and Other Disposition

     Under the servicing agreements, except with respect to Canadian mortgage loans, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise. However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related Loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

     As an alternative to foreclosure, a servicer may sell a defaulted Loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

     REO properties may be purchased by an affiliate of the depositor, provided that sale of each such REO property maximizes proceeds to the related trust. In order to ensure that any such sale is a bona fide arm's length transaction, (1) the price paid by the affiliated purchaser must be not less than the higher of two broker price opinions obtained from parties satisfactory to the applicable servicer and (2) the servicer (or subservicer) must solicit bids in a commercially reasonable manner for the purchase of each such REO property, and the price paid by such affiliated purchaser must be higher than any other bid received.

Evidence as to Compliance

     The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Primary Assets or any pool of Primary Assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the applicable agreement will require each of the


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master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the applicable agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage

     The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

     The master servicer will be paid the compensation specified in the applicable prospectus supplement. This may be a monthly fee calculated as a fixed percentage on the principal balance of the Loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the "servicing fee") calculated as a fixed percentage on the principal balance of the Loans serviced by it. A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement. If an affiliate of the depositor owns the servicing rights relating to particular Loans, the servicing fee may be paid to the sponsor, and the sponsor will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

     Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a "servicing account") pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

     The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

     A "master servicer event of default" under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its


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covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a certification or report expressly required by the pooling and servicing agreement, including those required by Regulation AB under the Securities Act, and the continuation of such failure for a period of three business days (or such other period of time as is specified in the prospectus supplement) after the date upon which written notice of such failure has been given to the master servicer by the sponsor, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

     So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

     During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the trustee by taking such action. Also, the trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed conflicts with any rule of law or with the pooling and servicing agreement.


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     No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 51% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

     In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error,
(iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

     The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the Loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required


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to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

     To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the Loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

     To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain Loans or a specified proportion of Loans, or to substitute new loans for certain Loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

     Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

     Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.


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Certain Risks

     If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the United States Bankruptcy Code (the "Bankruptcy Code") or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor servicer.

     If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

THE TRUSTEE

     In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee

     The trustee will serve as paying agent and certificate registrar. The trustee will make payments to Certificateholders based solely on the payment date statements prepared by or on behalf of the master servicer. The trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

     The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described above under "The Pooling and Servicing Agreement and the Servicing Agreements--Rights Upon Master Servicer Event of Default." Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the master servicer or any other party.

     The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good


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faith in accordance with the direction of the securityholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. See "The Pooling and Servicing Agreement and the Servicing Agreements--Master Servicer Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

     The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Loan under the pooling and servicing agreement. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master servicer, the depositor or any other party.

     The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the securities, (b) the payment of any insurance related to the securities or the Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the securities or the validity, priority, perfection or sufficiency of the security for the securities.

Expenses and Indemnities of the Trustee.

     The trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the sale agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

     The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to securityholders, provided that unless specified otherwise in the related prospectus supplement, such reimbursable amounts will not exceed $100,000 in the aggregate per year from the


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applicable closing date to the first anniversary of the closing date and for each subsequent anniversary year thereafter, but the trustee may seek reimbursement for any unreimbursed amounts in subsequent anniversary years or as provided in the applicable agreement.

Resignation of Trustee.

     The trustee may, upon written notice to the depositor and the master servicer, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee's notice of resignation, the resigning trustee, the depositor or securityholders evidencing not less than 51% of the voting rights may petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may be removed at any time by the depositor if the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement or becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all securityholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

THE INDENTURE

Modification of Indenture

     If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

     Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). However, without the consent of each noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:


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     o    change the amount of, or delay the timing of, payments on any note;

     o alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

     o reduce the proportion of notes required to consent to a supplemental indenture; or

     o permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

     In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

     Events of default under an indenture (each, an "indenture default") will generally consist, unless otherwise specified, of:

     o a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the "highest priority class");

     o a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

     o a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuing Entity as provided in the indenture;

     o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuing Entity as provided in the indenture; or

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

     If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes. The "highest priority class notes" is the class of notes then outstanding that has the highest priority of payment of interest.

     If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral


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pledged to secure the notes, exercise remedies as a secured party, sell the
Loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the Loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the Loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

     If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

     If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

     Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

     o such holder previously has given to the indenture trustee written notice of a continuing indenture default;

     o the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

     o such holder or holders have offered the indenture trustee reasonable indemnity;

     o the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and


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     o    no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

     Each indenture will provide generally that the related trust will not, among other things:

     o so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

     o except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

     o claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series(other than amounts withheld under the Code) or assert any claim against any present or former securityholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

     o permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

     o permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

     o take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

     In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

     Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.


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Indenture Trustee's Annual Report

     To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

Redemption.

     The notes are subject to redemption under the circumstances described in the related prospectus supplement.

     The indenture will be discharged upon the delivery to the note registrar for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes. Upon the payment in full of all outstanding notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the securityholders pursuant to the transfer and servicing agreement.

Issuance of Future Classes of Notes.

     The indenture will provide that another class of notes subordinate to the notes offered by the related prospectus supplement may be issued in the future. Any class of notes issued in the future would be owned entirely by the holder of the ownership certificate issued pursuant to the trust agreement unless an opinion of counsel is delivered to the indenture trustee concluding that such class of notes will be treated as debt for federal income tax purposes.

THE INDENTURE TRUSTEE

     In the case of notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.


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Duties of the Indenture Trustee

     If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the transfer and servicing agreement. As described under "--The Trustees; Agents" below, a securities administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the transfer and servicing agreement.

     Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuing entity, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

     The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. See "--The Indenture--Events of Default under the Indenture" above. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.

     The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the transfer and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the transfer and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys' fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the transfer and servicing agreement or any other document or agreement to which the indenture trustee is a party.

     The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders.


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Resignation or Removal of Indenture Trustee.

     The indenture trustee may, upon 90 days' advance written notice to the master servicer, the depositor, the issuing entity, each securityholder and each rating agency, resign at any time, in which event the issuing entity will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuing entity if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the holders of more than 50% of the aggregate class principal amount of the outstanding notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

     Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all securityholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

     Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

THE TRUST AGREEMENT

General.

     Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

     o issuing notes pursuant to an indenture and to conducting an offering of the notes;

     o issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

     o acquiring Loans and other property from the depositor and, pursuant to an indenture, pledging the Loans to the indenture trustee as security for the trust's obligations under the notes;

     o entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;


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     o    entering into any applicable interest rate cap or swap agreements;

     o such other purposes as are described in the applicable prospectus supplement;

     o engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     o engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

     Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

Duties of the Owner Trustee.

     The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuing entity or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. If provided in the related prospectus supplement, a securities or trust administrator, the indenture trustee and the depositor may perform on behalf of the owner trustee and the trust certain administrative functions required under the trust agreement, the indenture and the transfer and servicing agreement.

     The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate. The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee's duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, or in the exercise of any of the owner trustee's rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

     The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders. The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee's own willful


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misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the transfer and servicing agreement.

Resignation or Removal of Owner Trustee.

     The owner trustee may, upon 30 days' advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if
(a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

     Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the indenture trustee will provide notice (or cause notice to be provided) of such resignation and appointment to the holder of the ownership certificate, the securityholders and the rating agencies.

     Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

     The pooling and servicing agreement or transfer and servicing agreement will provide that on each distribution date, the trustee will make available (or cause to be made available) to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

     o any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

     o the amount of cashflows received and the sources thereof for distributions, fees and expenses;

     o the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;


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     o    the amount of the distribution with respect to each class of securities;

     o the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

     o    the amount of such distributions allocable to interest;

     o the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

     o the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

     o if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

     o if applicable, the level of LIBOR and the interest rates applicable to any LIBOR securities;

     o the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

     o the purchase price deposited into the collection account with respect to any mortgage loan;

     o the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

     o the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

     o with respect to any Subsequent Loan or Revolving Loan, if applicable, the number and aggregate scheduled principal balance of any such mortgage loan included in the trust on such distribution date and the amounts of any funds on deposit in the Pre-Funding Account and the Revolving Account;

     o    the pool balance as of such distribution;


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     o    any applied loss amount for any class of securities;

     o the amount of any basis risk shortfall with respect to any class of securities;

     o the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

     o    the overcollateralization amount for such distribution date;

     o the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

     o any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

     o delinquency and loss information for the distribution period with respect to the Primary Assets in the pool;

     o the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

     o the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

     o any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

     o information with respect to material breaches of pool asset representations or warranties or transaction covenants;

     o information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

     o information regarding any changes to the Primary Assets in the pool, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

     o    the amounts on deposit in any Pre-Funding Account or Revolving
          Account;

     o information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional Primary Assets acquired during a pre-funding or revolving period or in connection with a substitution; and


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     o    such other information as is required under the pooling and servicing agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

     The trustee or such other party specified in the related prospectus supplement will make available each month, to any interested party, the monthly statements to securityholders via the trustee's (or such other party's) Internet website. Securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

THE TRUSTEES; AGENTS

     The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to "trustee" are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

     Each trustee's liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

     To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

LOSS MITIGATION ADVISOR; INVESTMENT MANAGER; OTHER PARTIES

     The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of Loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other


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parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement.

                  CERTAIN LEGAL ASPECTS OF LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed by applicable state law and the laws of Canadian provinces (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or province, nor to encompass the laws of all states or provinces in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In addition, the summaries do not purport to provide a complete discussion of applicable Canadian law, but to reflect some ways in which Canadian laws differ from those of the United States.

MORTGAGE LOANS

     The mortgage loans are secured by first or junior mortgages and deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers or, with respect to Canadian mortgage loans, certain other liens imposed by statute and certain encumbrances excepted from the applicable title insurance policy or legal title opinion. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender. In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.


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     Canadian mortgage loans generally are not evidenced by promissory notes.
The term "mortgage note," when used in this prospectus, will refer to the related mortgage and loan agreement in connection with a Canadian mortgage loan.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless, with respect to U.S. mortgage loans, the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee in the United States, although such notice is generally required by statute in Canadian provinces.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness may either be paid to the borrower or applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be


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intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens (or in some Canadian provinces, where the intervening junior mortgage, deed of trust or other lien is registered on title), the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVES

     Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will


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depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for


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judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing Upon Cooperative Security."

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS

General

A manufactured housing contract evidences both:

     o the obligation of the borrower to repay the loan evidenced by the contract; and

     o the grant of a security interest in the manufactured home to secure repayment of the loan.

     Certain aspects of both features of manufactured housing contracts are described below.

Security Interests in Manufactured Homes

     The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the Uniform Commercial Code in the applicable jurisdiction (the "UCC") is required. The lender or the servicer may effect the notation or


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delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the sponsor's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the sponsor and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related securityholders would be against the sponsor under its repurchase obligation for breach of representations or warranties.

     The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the securityholders. See "The Agreements--Assignment of Primary Assets" in this prospectus. If stated in the applicable prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity that may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its


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security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a borrower under a manufactured housing contract sells a manufactured home, the trustee or the servicer on behalf of the trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreements.

     To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreements, the sponsor or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian, unless otherwise specified in the applicable prospectus supplement. In addition, the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust and securityholders. If successful, losses to the related trust and securityholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--Mortgage Loans" above.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in


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the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining commercial and mixed use property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise,


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knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. Frequently, the lender employs a third-party management company to manage and operate the property. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

     In addition to applicable state law, a mortgagee's ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

     In some Canadian provinces, a mortgage lender's remedies include the ability to sell the mortgaged property (either in a private sale pursuant to a power of sale contained in the mortgage or pursuant to judicial proceedings). In other Canadian provinces, a private power of sale may not be enforceable. In certain Canadian provinces, a borrower can request the court to convert the foreclosure proceedings into a court-supervised sale. If the lender proceeds by way of private or judicial power of sale, rather than by way of foreclosure, the proceeds of sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the mortgage. If there are proceeds remaining, the lender must account to the borrower for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the mortgagee will, subject to certain limitations, generally be entitled to require the borrower to pay the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders."

REALIZING UPON COOPERATIVE SECURITY

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.


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     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the


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property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some Canadian provinces, the borrower's and junior lienor's right of redemption arises when the lender initiates foreclosure or power of sale proceedings and extends until expiration of the redemption period (and potentially thereafter if the lender becomes the owner of the property) and the sale of the property.

     Borrowers under installment contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for installment contracts, the redemption period is usually far shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some Canadian provinces, where the lender has decided not to attempt to become the owner of the mortgaged property through foreclosure, it is common for the lender to commence legal proceedings claiming payment of the amount owing under the mortgage and possession of the mortgaged property, and at the same time pursue any private power of sale contained in the mortgage.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In some Canadian provinces, as indicated above, a lender that has exercised its power of foreclosure, and thereby become the owner of the mortgaged property, will not be entitled to pursue the borrower for amounts payable by it under the mortgage.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.


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     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have construed the provisions of the UCC regarding a secured party's right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and frequently, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay the senior lender from taking action to foreclose. In certain circumstances, subject to the court's approval, a debtor in a case under the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. The insolvency laws applicable to Canadian mortgages are substantially similar in effect to these provisions of the Bankruptcy Code. Canadian insolvency law includes two primary federal statutes which provide a procedural framework for insolvency proceedings: the Companies' Creditors Arrangement Act (the "CCAA") which is utilized in the reorganization of larger corporate mortgagors and the Bankruptcy and Insolvency Act (the "BIA") which applies to the liquidation of bankrupt mortgagors and is utilized in the reorganization of smaller corporate mortgagors. In reorganizations under the CCAA, the mortgagor must apply for stay protection to the court. Under both the CCAA and the BIA, the initial stay can be no longer than 30 days and the mortgagor may apply for extension.

     In addition, under the Bankruptcy Code, if a court determines that the value of the mortgaged property is less than the principal balance of the loan, the amount of the secured indebtedness will be reduced to the value of the mortgaged property as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and, except in the case of a mortgage loan secured by an individual debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. There are no corresponding provisions in the CCAA or the BIA.

     The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the


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origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     The mortgage securing each mortgage loan relating to commercial, multifamily property or mixed use property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the applicable lender, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the trustee (as the assignee of such assignment) is entitled to collect the rents. The trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily
Property

     Section 365(a) of the Bankruptcy Code generally provides that a bankruptcy trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-


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possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a borrower under a lease in the event of commencement of a case under the Bankruptcy Code with respect to the lessee or a borrower, as applicable.

     The CCAA does not contain any express provisions permitting the rejection or assumption of leases or other executory contracts. However, Canadian courts commonly permit debtors to repudiate executory contracts, including leases. In the event of such repudiation, the other party is entitled to prove a claim for its damages in the debtor's restructuring proceeding. Under the BIA, a debtor that is a commercial tenant may disclaim the lease under Section 65.2. The disclaimer has the effect of limiting the landlord's claim in the proceeding arising from the disclaimer to the lesser of (a) the rent for the next year of the lease plus 15% of the rent for the balance of the term and (b) three years rent.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Canadian courts may grant vesting orders in insolvency proceedings which have the same effect.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in- possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.


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     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

     Under Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of liquidation proceeds available to satisfy a defaulted mortgage loan, and may increase the amount of any realized loss on such a loan.

BANKRUPTCY LAWS

     Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. The CCAA and the BIA are substantially similar in effect to these provisions of the Bankruptcy Code. In reorganizations under the CCAA, the mortgagor must apply for stay protection to the court. Under both the CCAA and BIA, the initial stay can be no longer than 30 days and the mortgagor may apply for extension. Certain of the mortgaged properties may have a junior "wraparound" mortgage or deed of trust encumbering such mortgaged property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the


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alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In Canadian insolvency proceedings, such amendments may only occur as a result of a plan that is approved by all classes of creditors, including the class of which the affected mortgagee is a member. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     A "deficient valuation" with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "outstanding balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, "deficient valuation" means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan's revised amortization schedule). A "debt service reduction" with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents. Canadian insolvency proceedings under the CCAA and the BIA have a similar effect.


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     To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Canadian insolvency proceedings under the CCAA and the BIA have a similar effect.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. Canadian insolvency proceedings under the CCAA and the BIA have a similar effect. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. The BIA contains similar provisions relating to preferential payments.

     Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor's mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is "adequate protection" of the existing mortgagee's interest. Canadian courts also exercise their discretion in CCAA and BIA proceedings to permit the debtor to borrow funds on the security of mortgaged property in priority to existing liens. However, such priority is given without "adequate protection," but rather on a "balance of prejudice" test which takes into account the prejudice to the mortgagee balanced against the


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restructuring purposes of the CCAA and the BIA and the harm to other stakeholders if the restructuring were to fail for lack of necessary funding. To the extent that a mortgage loan is secured only by a mortgage on the debtor's principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such "superpriority" status pursuant to a reorganization plan under Chapter 11 or Chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

DUE-ON-SALE CLAUSES

     The enforceability of "due-on-sale" clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The Garn-St. Germain Act does not apply in Canada, and the enforceability of a "due-on-sale" clause in a Canadian mortgage will therefore be subject to any limitations that may be imposed by applicable legislation or case law.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.


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     Some of the commercial loans, multifamily loans and mixed use loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.


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     Under the laws of certain states where the mortgaged properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and Canadian provinces and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator," provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.

     The following two paragraphs do not relate to Canadian mortgaged property. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

     It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

     Unless otherwise stated in the applicable prospectus supplement, the sponsor will represent, as of the applicable date described in this prospectus, that either (1) to the best of its


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knowledge no mortgaged property securing a commercial loan, a multifamily loan or a mixed use loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an environmental insurance policy is in effect with respect to each affected mortgaged property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the mortgaged property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected mortgaged property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may (in the United States and in most Canadian provinces) bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation and Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended (together with any similar state or local law or regulation, the "Relief Act"), a borrower who enters military service


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after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act ("Relief Act shortfalls"), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. In addition, the Garn-St. Germain Act does not apply in Canada.


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CONSUMER PROTECTION LAWS

     The Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. The legislation referred to in this paragraph does not apply in Canada.

     Mortgage loans are also subject to various other federal laws, including
(1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers' credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

     State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

     In Canada, "privacy" legislation, where applicable, may in certain circumstances regulate the collection, use and disclosure of personal information regarding individuals. Violation of certain provisions of these laws may subject the trust to penalties and/or damages.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31,


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1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential mortgage loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential mortgage loans, any such limitation under the state's usury law would not apply to the residential mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of the state action will be eligible as Trust Assets if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980, will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V does not apply in Canada. In Canada, it is an offense to either enter into an agreement or arrangement to receive interest, or to actually receive a payment or partial payment of interest, in either case, at an effective annual rate of interest calculated in accordance with generally accepted actuarial practices and principles that exceeds 60% on the credit advanced under the agreement or arrangement. For this purpose, interest is defined very broadly and includes a broad range of financing and other charges, expenses and amounts.

COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

     The market value of any commercial, multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, or such other factors as are considered by the originator. Because a default on a commercial loan, multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement described in this prospectus and specified in the applicable prospectus supplement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal balance of the mortgage loan


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at maturity may depend on its ability to refinance the mortgage loan. The depositor, the sponsor and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

     Some of the commercial, multifamily and mixed use loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In Canada, the lender may be deemed to have taken possession if it collects the rent.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC or comparable Canadian legislation. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC or comparable filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.


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     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection. In Canadian insolvency proceedings, the debtor is entitled to use cash collateral on the basis that the lender's lien automatically applies to room rates earned after the commencement of such proceedings.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" above.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans secured by commercial property, mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some of the mortgage loans secured by commercial property, mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.


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     Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

     Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question. Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium. A "condominium form" of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In


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addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject. In Canada, human rights or other legislation may, in certain circumstances, require owners of public accommodations to make alterations thereto in order to make them accessible to and useable by disabled individuals.

PERSONAL PROPERTY

     The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

     Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

FHA INSURANCE AND VA GUARANTY

     The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement described in this prospectus supplement and specified in the applicable prospectus supplement will be borne by securityholders.

     Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment. Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

     FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended. FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage. These programs generally limit the principal balance of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum


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down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

     The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings. Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower. Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date. In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

     HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements. In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

     To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee. The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions. Implementing regulations which restate the statute were issued by HUD on April 26, 2005, and became effective on May 26, 2005.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.


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     The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

     Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan. Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

     VA mortgage loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

     With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

     In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the


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mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

     When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "buydown"). In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

     In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as "capital assets" within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.


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     In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

     o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     o    "Code," we mean the Internal Revenue Code of 1986, as amended;

     o    "IRS," we mean the Internal Revenue Service;

     o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     o    "Foreign Person," we mean any person other than a U.S. Person; and

     o    "U.S. Person," we mean (1) a citizen or resident of the United States;
          (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

     o    REMIC securities,

     o notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") has been made; and


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     o    trust securities issued by trusts for which a REMIC election is not made.

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "--Special Tax Attributes," "--Backup Withholding" and "--Reportable Transactions" below address all types of securities.

REMIC Securities Generally

     With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in
Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a "REMIC regular security." REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     We refer to a REMIC security representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual securities is discussed under "--REMIC Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer securities will engage in any such transactions or receive any such income.


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     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under "--Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally

     For each issuance of notes by a trust that does not make a REMIC election, McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.


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Classification of Trust Securities Generally

     With respect to each series of trust securities for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the securities issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "--Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(1) REMIC regular securities and (2) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

     Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt


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Securities would appear to equal the product of (1) 0.25 percent, (2) the stated
redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal balance (a "super premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.


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     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included


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in income as each payment of stated principal is made, based on the product of
(i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

     Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

     If a Security Owner purchases a Debt Security for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

     If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1)
0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.


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     Unless the beneficial owner of a market discount bond elects under Section
1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

     A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.


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In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

     A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

     The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

     Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes


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Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

     If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

Foreign Persons

     Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the


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Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuing entity of the Debt Securities or a controlled foreign corporation with respect to which the issuing entity of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We encourage Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

     Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "--Market Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.


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REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

     Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "--Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

     A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "--Grantor Trust Certificates--Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.


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Excess Inclusions

     Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

     In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the


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prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

Basis Rules and Distributions

     A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "--Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.


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     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Residual Certificates" below.

Sales of REMIC Residual Certificates

     If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

     The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

     If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" above for a discussion of the prepayment assumption),


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and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

     A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a


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discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" above for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002. The safe harbor rules


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contain additional detail regarding their application. If you are a Residual
Owner, we encourage you to consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

     Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "--Taxation of Securities Treated as Debt Instruments--Foreign Persons" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163(f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when


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the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "--Restrictions on Transfers of Residual Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

     The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under


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proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "--Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "--Special Tax Attributes--REMIC Securities" below.

Mark-to-Market Rule

     Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUST CERTIFICATES

     For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

     There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates. Second, if the sponsor, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

     Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax


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consequences of holding a debt instrument are discussed generally under
"--Taxation of Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments--Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We encourage a prospective investor in Stripped Certificates to consult his or her own tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "--Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--Trust Expenses" below, subject to the limitation described therein.


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Purchase of More Than One Class of Stripped Certificates

     When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

     For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "--Taxation of Securities Treated as Debt Instruments--Treatment of Losses" above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

     Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for


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purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

     If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition" above. Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

     Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

     The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments--Foreign Persons" above.

PARTNER CERTIFICATES

     If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.


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Security Owner's Distributive Share

     The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "--Grantor Trust Certificates--Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

     A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

     If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.


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Section 708 Terminations

     Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book entry certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

     If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

     Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.


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Information Reporting

     Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

     Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

     REMIC securities held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section


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7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

     In addition, REMIC securities held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular securities also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be "real


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estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities--REMIC Securities Generally" above.

     Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

     Debt Securities that are not REMIC regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

Grantor Trust Certificates

     Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

     For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of


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each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTIONS

     Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

     o a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

     o a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

     o    any other characteristic described by the IRS.

     A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.


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     For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage prospective investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called "Keogh" plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a "Benefit Plan"). ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be fiduciary of the Benefit Plan.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under
Section 503 of the Code. Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code ("Similar Law").

     In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of "prohibited transactions" involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are "parties in interest" as described in Section 3(14) of ERISA or "disqualified persons" as described in Section 4975 of the Code (collectively, "parties in interest") with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

     In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "DOL") (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired


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an "equity interest" in the trust and none of the exceptions contained in the
Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A certificate will normally be treated as an equity interest for these purposes.

DEBT SECURITIES

     Although there is little guidance on how the definition of "equity interest" described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. However, a number of prohibited transaction class exemptions (or "PTCEs") issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan: PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

     To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such note in violation of the foregoing.

     Notes of a series should also not be purchased with the assets of a Benefit Plan if BFLP, the sponsor, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or


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gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

UNDERWRITERS' EXEMPTIONS APPLICABLE TO PURCHASE OF CERTIFICATES AND DEBT SECURITIES

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions" or the collectively the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met. Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

     Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

     (1) at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the three (or in the case of "designated transactions" described below, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. (each a "rating agency," as defined herein);

     (2) the trustee is not an affiliate of any member of the "Restricted Group" other than the underwriter. The "Restricted Group" includes BFLP, the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of Loans, the obligor under any other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement or the counterparty under any interest rate swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

     (3) the applicable series of securities evidences ownership in assets of a particular trust that may include Loans, certain asset-backed securities, Agency Securities or Non-Agency Securities, certain contracts (including manufactured housing contracts) or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

     (4) the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless


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          none of the Loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%, (i.e., "fully secured");

     (5) the Loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in "designated transactions" described below);

     (6) the Benefit Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act;

     (7) the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

     (8) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

     (9) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

     (10) the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses; and

     (11) assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the three (or in the case of a designated transaction, four) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan's acquisition of securities in reliance upon the Exemption.

Designated Transactions

     In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, manufactured housing, multifamily, mixed use, cooperative or commercial loans which are described and defined in the Exemption as "designated transactions," the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will be considered "designated transactions" for purposes of the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:


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     (1)  not subordinated to the rights and interests evidenced by securities of the same trust;

     (2) such securities acquired by the Benefit Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     (3) any Loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

     In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Benefit Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it:

     (1)  is an "eligible Swap";

     (2)  is with an "eligible counterparty";

     (3)  is purchased by a "qualified plan investor";

     (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap"; and

     (5) permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An "eligible Swap" is one which:

     (1)  is denominated in U.S. dollars;

     (2) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap


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

          relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

     (3) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

     (4) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

     (5) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid; and

     (6) does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "qualified plan investor" is a Benefit Plan or Benefit Plans where the decision to buy such class of securities is made on behalf of the Benefit Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

     (1)  a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

     (2)  an "in-house asset manager" under PTCE 96-23; or

     (3) has total assets (both Benefit Plan and non-Benefit Plan) under management of at least $100 million at the time the certificates are acquired by the Benefit Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:


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

     (1) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     (2) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Benefit Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Benefit Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     (1) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     (2) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     (3)  terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Benefit Plans if it meets the following conditions:

     (1)  it is denominated in U.S. dollars;

     (2)  it pays an Allowable Interest Rate;

     (3)  it is not Leveraged;


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

     (4) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     (5)  it is entered into between the trust and an eligible counterparty; and

     (6)  it has an Allowable Notional Amount.

Pre-Funding Accounts

     The Exemption permits transactions using pre-funding accounts ("Pre-Funding Account") whereby a portion of the Loans are transferred to the trust within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met.

     (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Loans transferred after the closing date (referred to here as "additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the trust, which terms and conditions have been approved by the rating agency.

     (3) The transfer of such additional Loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust on the closing date.

     (5) Either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement ("Offering Documents") and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date.


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

     (6) The DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement.

     (7) Amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans ("Capitalized Interest Account") used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency.

     (8)  Certain disclosure requirements must be met.

Limitations on Scope of Relief

     The Underwriter Exemption will not apply to a Benefit Plan's investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

     (1) in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) the Benefit Plan's investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

     (3) immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

     (4)  the Benefit Plan is not sponsored by any member of the Restricted
          Group.

     Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities. Any Benefit Plan investor that proposes to use assets of a


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

Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

OTHER CONSIDERATIONS

     Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan. In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available. Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

     Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

     All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

                         LEGAL INVESTMENT CONSIDERATIONS

     The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, statutory trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia


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

and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

     The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled "Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives; and

     o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be


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

limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.


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

     Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                            ACCOUNTING CONSIDERATIONS

     Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Securities.

                             METHOD OF DISTRIBUTION

     Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

     Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

     If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

     The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

     The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

     If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

     One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of the depositor.

     A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

                             STATIC POOL INFORMATION

     Static pool information with respect to the sponsor's prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust will include information, to the extent material, relating to:

     o    payment delinquencies of the mortgage loans;

     o    cumulative losses with respect to the mortgage loans; and

     o    prepayments of the mortgage loans;

in each case presented in periodic increments.

     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

     Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

     Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and Exchange Commission (the "SEC") (Registration No. 333-131460). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically


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

through the SEC's Electronic Data Gathering, Analysis and Retrieval System at the SEC's website (http://www.sec.gov).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c) or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. These documents include each current report on Form 8-K with respect to a trust, and any amendments to such reports.

     The submission of the documents and reports identified above will be accomplished by the depositor or, if applicable, the party specified in the applicable agreement, as described in the related prospectus supplement.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Legal Department, Bayview Financial Securities Company, LLC.

                    REPORTS TO SECURITYHOLDERS AND TO THE SEC

     Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading "Additional Information." For a description of these reports, see "The Agreements--Reports to Securityholders."

     Additionally, periodic and annual reports will be filed with the SEC required under the Exchange Act and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC's website, in each case as described above under "Additional Information." In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading "Additional Information."

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.


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

     Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets. These ratings address such factors as:

     o    structural and legal aspects associated with the securities;

     o the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

     o    the credit quality of the credit enhancer or guarantor, if any.

     Ratings on the securities do not, however, constitute a statement regarding:

     o    the likelihood of principal prepayments by borrowers;

     o the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

     o whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

     As a result, investors in securities of any series might suffer a lower than anticipated yield.

     A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.


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

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
1986 Act.................................................................    188
accrual class............................................................    189
acquisition premium......................................................    191
ADA......................................................................    180
additional Loans.........................................................    221
Advances.................................................................    134
AFR......................................................................    185
Agency Securities........................................................     42
agreements...............................................................    119
Allowable Interest Rate..................................................    219
Allowable Notional Amount................................................    219
applied loss amount......................................................     94
Asset Conservation Act...................................................    173
Asset Group..............................................................     41
average interest rate....................................................    221
Bankruptcy Code..........................................................    140
basis risk shortfalls....................................................     83
Beneficial Owner.........................................................     86
Benefit Plan.............................................................    214
BFLP.....................................................................     51
BIA......................................................................    165
BLS......................................................................     78
book-entry securities....................................................     82
buydown..................................................................    184
buydown loans............................................................     52
Canadian mortgage loans..................................................     58
Capitalized Interest Account.............................................    222
CCAA.....................................................................    165
CERCLA...................................................................     56
clearing agency..........................................................     87
clearing corporation.....................................................     87
Clearstream..............................................................     86
CMT......................................................................     47
Code.....................................................................    185
CODI.....................................................................     48
COFI.....................................................................     47
coinsurance..............................................................    104
collection account.......................................................    128
condominium form.........................................................    180
constant yield election..................................................    193
cooperative corporation..................................................     88
COSI.....................................................................     48
CPI......................................................................     48
credit limit.............................................................    156
Debt Securities..........................................................    188
debt service reduction...................................................    169
debt-acceleration........................................................    172
deficient valuation......................................................    169
definitive securities....................................................     82
delinquency advance......................................................    133
distribution account.....................................................    129
DOL......................................................................    214
DOL Pre-Funding Period...................................................    221
DTC......................................................................     86
due-on-sale..............................................................    109
electing large partnership...............................................    200
eligible counterparty....................................................    218
Eligible Investments.....................................................    129
eligible Swap............................................................    218
eligible yield supplement agreement......................................    220
Environmental Policies...................................................    106
ERISA....................................................................    214
EURIBOR..................................................................     47
Euroclear................................................................     86
Euroclear Operator.......................................................     88
European Depositaries....................................................     88
excess inclusion.........................................................    202
Exchange Act.............................................................     87
Exemption................................................................    216
EYS Agreement............................................................    220
Fannie Mae...............................................................     48
Fed Funds Rate...........................................................     47
FHA......................................................................     49
FHA/VA Claim Proceeds....................................................    181
FHLB Index...............................................................     48
Foreign Person...........................................................    185
Freddie Mac..............................................................     48
full recourse mortgage loans.............................................    134
future advance...........................................................    155
Garn-St. Germain Act.....................................................    160


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

GBP LIBOR................................................................     47
GPM fund.................................................................     52
GPM loans................................................................     52
Grantor Trust............................................................    188
Grantor Trust Certificates...............................................    188
hazardous substances.....................................................    173
highest priority class...................................................    143
highest priority class notes.............................................    143
holdback loans...........................................................     48
hybrid ARMs..............................................................     95
indenture default........................................................    143
indirect participants....................................................     87
inducement fees..........................................................    199
in-house asset manager...................................................    219
Interbay.................................................................     79
interest rate............................................................     83
IRS......................................................................    185
ISDA.....................................................................    100
Issuing Entity...........................................................     77
lease....................................................................    178
Lending Affiliates.......................................................     79
lessee...................................................................    178
Leveraged................................................................    219
LIBOR....................................................................     47
LIBORSWAP................................................................     47
Loans....................................................................     42
market discount bond.....................................................    191
master servicer..........................................................     79
master servicer event of default.........................................    136
mortgage notes...........................................................     44
MTA......................................................................     47
multi-class series.......................................................     84
National Average Contract Mortgage Rate..................................     48
National Housing Act.....................................................    181
National Monthly Median COFI.............................................     47
NCUA.....................................................................    175
No-Bid...................................................................    184
Non-Agency Securities....................................................     43
noneconomic..............................................................    200
non-pro rata security....................................................    193
non-ratings dependent Swap...............................................    218
notional.................................................................     99
obligatory...............................................................    155
offered securities.......................................................     82
Offering Documents.......................................................    221
OID......................................................................    188
OID Regulations..........................................................    188
optional.................................................................    155
outside reserve fund.....................................................    187
outstanding balance......................................................    169
PAC Method...............................................................    190
partially disbursed loans................................................     48
participants.............................................................     87
parties in interest......................................................    214
Partner Certificates.....................................................    188
pass through entity......................................................    200
Plan Assets Regulation...................................................    214
pooling and servicing agreement..........................................    119
Pre-Funding Account......................................................    221
Pre-Funding Limit........................................................    221
Primary Assets...........................................................     42
Prime Rate...............................................................     47
prohibited transaction...................................................    186
PTCEs....................................................................    215
QPAM.....................................................................    219
qualified mortgages......................................................    211
qualified plan investor..................................................    218
Qualified Stated Interest................................................    189
qualifying liquidation...................................................    118
rating agency............................................................     85
ratings dependent Swap...................................................    218
RCRA.....................................................................    173
real estate assets.......................................................    211
regular interests........................................................    186
Reigle Act...............................................................    176
REIT.....................................................................    185
Relevant Depositary......................................................     88
Relief Act...............................................................    174
Relief Act shortfalls....................................................    175
REMIC regular security...................................................    186
REMIC residual certificate...............................................    186
REO property.............................................................    127
residual interests.......................................................    186
Residual Owner...........................................................    186
Restricted Group.........................................................    216
retained interest........................................................     42
Revolving Account........................................................     70
Revolving Amount.........................................................     70
Revolving Deposits.......................................................     70
Revolving Loans..........................................................     70
Revolving Period.........................................................     70
Rules....................................................................     89


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sale agreement...........................................................    118
SBJPA of 1996............................................................    211
SEC......................................................................    228
securities...............................................................     81
Securities Act...........................................................     68
Security Owner...........................................................    185
securityholder...........................................................     89
senior securities........................................................     85
servicer.................................................................     79
servicing account........................................................    136
servicing advances.......................................................    133
servicing fee............................................................    136
servicing rights owners..................................................     80
SIBOR....................................................................     47
Silver Hill..............................................................     79
Similar Law..............................................................    214
SMMEA....................................................................    223
Standard Certificates....................................................    204
Stripped Bond Rules......................................................    204
stripped bonds...........................................................    204
Stripped Certificates....................................................    204
stripped coupons.........................................................    204
subordinate securities...................................................     85
Subsequent Loans.........................................................     69
super premium class......................................................    189
Swap.....................................................................    218
Swap Agreement...........................................................    218
tax matters person.......................................................    203
T-Bill...................................................................     47
Terms and Conditions.....................................................     88
Tiered REMICs............................................................    211
TILA.....................................................................    176
Title V..................................................................    176
Title VIII...............................................................    175
Trust Indenture Act......................................................    142
trustee..................................................................     41
U.S. Person..............................................................    185
UCC......................................................................    158
Underlying Securities....................................................     43
Underwriter Exemptions...................................................    216
VA.......................................................................     49
withholding agent........................................................    195
wraparound...............................................................    168


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

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered mortgage loan asset backed securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed securities issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

1.   INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed securities issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global

Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

2.   SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry security through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. Withholding Agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the trustee or the U.S. Withholding Agent receives a statement--

          (a) from the holder on IRS Form W-8BEN (or any successor form) that--

               (i) is signed by the securityholder under penalties of perjury,

               (ii) certifies that such owner is not a United States person, and

               (iii) provides the name and address of the securityholder, or

          (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

               (i) is signed under penalties of perjury by an authorized representative of the financial institution,

               (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the securityholder or that another financial institution acting on behalf of the securityholder has received such IRS Form W-8BEN (or any successor form),

               (iii) provides the name and address of the securityholder, and

               (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the securityholder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. Withholding Agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. Withholding Agent; or

     IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. Withholding Agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; such holders are encouraged to consult with their tax advisors when purchasing the Global Securities.

     A holder holding book-entry securities through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (a "TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry securities through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

     The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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================================================================================

                                  $380,623,000
                                  (APPROXIMATE)

              BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2006-C
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C

      BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2006-C, ISSUING ENTITY
                        BAYVIEW FINANCIAL, L.P., SPONSOR
              BAYVIEW FINANCIAL SECURITIES COMPANY, LLC, DEPOSITOR
                     WELLS FARGO BANK, N.A., MASTER SERVICER

                                   ----------

                              PROSPECTUS SUPPLEMENT
                                NOVEMBER __, 2006

                                   ----------

                                    CITIGROUP
                                    JPMORGAN
                               MERRILL LYNCH & CO.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE TO OTHER PUBLIC FILINGS MADE BY THE DEPOSITOR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

     WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. WE DO NOT REPRESENT THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

     DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.

================================================================================